As filed with the Securities and Exchange Commission on June 19, 2020
Registration No. 333-238830

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
AMENDMENT NO. 1 TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________

Titan Medical Inc.
(Exact Name of Registrant as Specified in Its Charter)

__________________________
Not Applicable
(Translation of Registrant’s name into English)
Ontario, Canada	3841	98-0663504
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Titan Medical Inc. 155 University Avenue, Suite 750 Toronto, Ontario M5H 3B7 Canada Tel: (416) 548-7522
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

C T Corporation System 1015 15th Street N.W., Suite 1000 Washington, DC 20005 (202) 572-3100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

__________________________
Copy to:
Dorsey & Whitney LLP
James Guttman
Richard Raymer
TD Canada Trust Tower
Brookfield Place
161 Bay Street
Suite 4310
Toronto, Ontario, Canada
M5J 2S1
(416) 367-7376
i

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment fled pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same of offering. ☐
If this Form is a post-effective amendment fi led pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐ __________

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common shares (“Common Shares”), issuable on exercise of Warrants	2,757,252	$0.3002	$827,727.05	$107.44

Common Shares issuable on exercise of Placement Agent Warrants	386,015	$0.45335	$174,999.90	$22.71

Common shares issuable on exercise of Warrants	8,455,882	$3.95	$33,400,733.90	$4,335.42

Common shares issuable on exercise of Warrants	6,661,068	$2.92	$19,450,318.56	$2,524.65

Total	18,260,217	-	$53,853,779.41	$6,990.22	(3)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional common shares that may become issuable to prevent dilution from stock splits, stock dividends and similar transactions.

(2)	Pursuant to Rule 457(g) under the Securities Act of 1933, calculated on the basis of the exercise price of the warrants.
(3)	Previously paid.

__________________________
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the United States Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE
This Registration Statement contains two prospectuses, as set forth below.

●	Resale Prospectus. A prospectus to be used for the resale by selling securityholders of up to 3,143,267 Common Shares of the Registrant issuable upon exercise of outstanding Common Share purchase warrants held by the selling securityholders (the “Resale Prospectus”).

●	Primary Offering Prospectus. A prospectus to be used for the offering by the Registrant of up to 15,116,950 Common Shares of the Registrant issuable upon the exercise of outstanding Common Share purchase warrants (the “Primary Offering Prospectus”).

The Primary Offering Prospectus is substantively identical to the Resale Prospectus, except for the following principal points:
●	they contain different outside and inside front covers;
●	they contain different Offering sections in the Prospectus Summary section beginning on page 15;
●	a Selling Securityholders section is included in the Resale Prospectus beginning on page 78;
●	they contain different Use of Proceeds sections on page 77;
●	they contain different Plan of Distribution sections on page 80;
●	they contain different Description of the Securities sections on page 82;
●	they contain different Dilution sections on page 83; and
●	the references to “Common Shares” in the Certain Canadian Federal Income Tax Considerations section of the Primary Offering Prospectus includes the Warrant Shares.

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Primary Offering Prospectus.

The information in this prospectus is not complete and may be changed.  The Selling Securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities, and the selling shareholder is not soliciting offers to buy these securities, in any jurisdiction where the offer or sale of these securities is not permitted.
SUBJECT TO COMPLETION, DATED JUNE 19, 2020
Titan Medical Inc.

3,143,267 Common Shares
This prospectus relates to the proposed resale or other disposition from time to time of up to 3,143,267 common shares (the “Warrant Shares”) of Titan Medical Inc. (the “Company,”  “Titan,” “we,” “us” or “our”) by the Selling Securityholders identified in this prospectus. The Warrant Shares are common shares of the Company (the “Common Shares” or “Shares”) that are issuable upon exercise of warrants held by the Selling Securityholders. We are not selling any Common Shares under this prospectus and will not receive any proceeds from the sale of the Warrant Shares.
The Selling Securityholders may sell or otherwise dispose of the Warrant Shares described in this prospectus at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Securityholders may sell the Warrant Shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The Selling Securityholders will bear all commissions and discounts, if any, attributable to the sales of the Warrant Shares. We will bear all other costs, expenses and fees in connection with the registration of the Warrant Shares. Please read “Plan of Distribution.”
The Common Shares are listed on the Toronto Stock Exchange (“TSX”) under the symbol “TMD” and the NASDAQ Capital Market (“Nasdaq”) under the symbol “TMDI.”  On June 18, 2020, the last reported sale price per share of our Common Shares was CDN$1.49 per share on the TSX and $1.11 per share on the Nasdaq.
You should read this prospectus and any prospectus supplement, together with additional information described under the heading “Additional Information,” carefully before you invest in any of our securities.
We are an “emerging growth company” as defined under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an “Emerging Growth Company” and a Foreign Private Issuer.”
Investing in the Common Shares involves a high degree of risk. See “Risk Factors” beginning on page 17.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June  , 2020
v

ABOUT THIS PROSPECTUS
All references in this prospectus to “the Company”, “Titan”, “we”, “us”, or “our” refer to Titan Medical Inc., unless otherwise indicated.
We have not authorized anyone to provide information different from that contained in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by us or on our behalf. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information other than the information in this prospectus, any amendment or supplement to this prospectus, and any free writing prospectus prepared by us or on our behalf. Neither the delivery of this prospectus nor the sale of our securities means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which such offer or solicitation is unlawful.
For investors outside the United States, we have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.
This prospectus includes statistical data, market data and other industry data and forecasts, which we obtained from market research, publicly available information and independent industry publications and reports that we believe to be reliable sources.
In this prospectus, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in United States dollars. All references to “dollar”, “$” or “US$” are to United States dollars. All references to “CDN$” are to Canadian dollars. Potential purchasers should be aware that foreign exchange fluctuations are likely to occur from time to time and that we do not make any representation with respect to currency values from time to time. Investors should consult their own advisors with respect to the potential risk of currency fluctuations.
Our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, or IFRS, which differs in certain material respects from U.S. generally accepted accounting principles.
This prospectus contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the exhibits attached hereto contain “forward looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward looking information” within the meaning of applicable Canadian securities legislation (collectively, “Forward Looking Statements”). All statements, other than statements of historical fact, that address activities, events or developments that we believe, expect or anticipate will, may, could or might occur in the future are Forward Looking Statements. The words “expect”, “anticipate”, “estimate”, “may”, “could”, “might”, “will”, “would”, “should”, “intend”, “believe”, “target”, “budget”, “plan”, “strategy”, “goals”, “objectives”, “projection” or the negative of any of these words and similar expressions are intended to identify Forward Looking Statements, although these words may not be present in all Forward Looking Statements. Forward Looking Statements included in this prospectus and the exhibits attached hereto include, without limitation, statements concerning;

●	our commitment to developing the robotic surgical system with the objective of substantially improving upon minimally invasive surgery (“MIS”);

●	our intent to initially pursue gynecologic surgical indications for use of the single-port robotic surgical system;

●	the development of the single-port robotic surgical system patient cart to deliver multi-articulating instruments and 3D high definition vision system into the patient’s abdominal body cavity through a single access port;

●	our technology and research and development objectives, including achieving development milestones, and any estimated costs, schedules for completion and probability of success;

●	our intention with respect to updating any forward-looking statement after the date on which such statement is made or to reflect the occurrence of unanticipated events;

●	our expectation that the U.S. Food and Drug Administration (“FDA”) will grant Investigational Device Exemption (“IDE”) approval and that we will then proceed to collect suitable confirmatory human data to support our 510(k) application to the FDA, and Technical File for the CE mark;

●	our expectation that we can in a timely manner produce the appropriate preclinical and clinical data required for our 510(k) application to the FDA, and Technical File for the CE mark;

●	our expectation with respect to launching a commercially viable product in certain jurisdictions;

●	our intentions to develop a robust training curriculum and post-training assessment tools for surgeons and surgical teams;

●	our plans to develop and commercialize our single-port robotic surgical system and the estimated incremental costs (including the status, cost and timing of achieving the development milestones disclosed herein);

●	our plans to design, create and refine software for production system functionality of our single-port robotic surgical system and the estimated incremental costs (including the status, cost and timing of achieving the development milestones disclosed herein);

●	our intentions with respect to initiating marketing activities following receipt of the applicable regulatory approvals;

●	our expectations for the anticipated benefits of, our single-port robotic surgical system;

●	our intention to continue to assess specialized skill and knowledge requirements and the recruitment of qualified personnel and partners;

●	our belief that the specialized components, parts and know-how necessary for the manufacture of our single-port robotic surgical system, suitable for clinical use, will be available in the marketplace;

●	our belief that existing and planned systems will be suitable to support activities related to filing applications for regulatory clearance;

●	our continuing efforts to secure our intellectual property and expand our patent portfolio by filing patent applications as we progress in the development of our robotic surgical technologies and potentially by licensing suitable technologies;

●	our intent of seeking licensing opportunities to expand our intellectual property portfolio;

●	our intended use of proceeds of any offering of our securities;

●	our intention with respect to not paying any cash dividends on Shares in the foreseeable future;

●	our intention to retain future earnings, if any, to finance expansion and growth;

●	projected competitive conditions with respect to our products;

●	our plan to focus on the development of our single-port robotic surgical system at estimated incremental costs and according to our projected timeline;

●	the potential market for the securities issuable under the offering;

●	subject to securing sufficient funding, our plan to pay our Primary Supplier (as defined herein) in full satisfaction of the outstanding payables by the end of the current calendar year; and

●	our intended use of the proceeds from the Note (as defined herein).

Such forward-looking statements reflect our current beliefs and views with respect to future events and are subject to certain known and unknown risks, uncertainties and assumptions.  Many factors could cause actual results, performance, or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others:

●	risks related to our ability to carry on our business as it is now conducted and as we propose to conduct it with the financial resources currently available to us;

●	risks relating to our ability to obtain additional financing;

●	risks relating to our history of losses;

●	risks and uncertainties relating to the generating of sustainable earnings from our contemplated products;

●	risks related to loss of key members of management and/or ability to attract and retain qualified employees;

●	risks related to dependence on third party contract development and manufacturing service providers;

●	risks related to dependence on third parties retained to conduct preclinical studies;

●	risks related to increased competition in the robotic surgical market;

●	risks related to licensing and/or infringement of intellectual property rights of third parties;

●	risks related to the price and volume volatility of the Shares;

●	risks related to governmental regulations and approval processes of FDA, including possible changes thereto;

●	risks related to acceptance of our technology;

●	risks related to the ability to maintain the listing of the Shares on the TSX and Nasdaq;

●	risks related to unforeseen global instability from an outbreak or pandemic of contagious disease, such as the novel coronavirus (the “coronavirus” or “COVID-19”);

●	risks related to our working capital deficiency and liquidity and financial condition;

●	risks related to a senior secured loan from a global medical technology company; and

●	risks related to the Medtronic Agreements.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein.  This list is not exhaustive of the factors that may affect any of our forward-looking statements.  Forward-looking statements are statements about the future and are inherently uncertain, and our actual achievements or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including without limitation, those referred to in this document under the heading “Risk Factors” and in our Annual Report on Form 20-F for the fiscal year ended December 31, 2019 filed with the SEC on April 2, 2020, and elsewhere.  The forward-looking statements in this prospectus are based on the reasonable beliefs, expectations and opinions of management on the date the forward-looking statements are made, and, except as required by law, we do not assume any obligation to update forward-looking statements if circumstances or our management’s beliefs, expectations or opinions should change.

For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements.

Additional risks and uncertainties relating to us and our business can be found in the “Risk Factors” section of this prospectus.

SUMMARY

This summary highlights certain information about us, this offering and selected information contained in the prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the Common Shares. For a more complete understanding of our company and this offering, we encourage you to read and consider the more detailed information in the prospectus, including “Risk Factors” and the financial statements and related notes.
Overview
Our business plan consists of the development of computer-assisted robotic surgical technologies for application in MIS comprising our single-port robotic surgical system. The system under development includes a surgeon-controlled patient cart that includes a 3D high definition vision system and multi-articulating instruments for performing MIS procedures, and a surgeon workstation that provides the surgeon with an advanced ergonomic interface to the patient cart and a 3D endoscopic view inside the patient’s body during MIS procedures. We intend to initially pursue gynecologic surgical indications for use of our single-port robotic surgical system.

We have continuously evaluated our technologies under development for intellectual property protection through a combination of trade secrets and patent application filings and we have continued the filing and prosecution of patents. Our patent portfolio has increased from 12 issued patents at December 31, 2016 to 46 issued patents as of December 31, 2019. As of June 19, 2020, we have 52 patents and 85 patent applications.

As part of our development efforts, we have established certain milestones related to technology and design advancements as well as preclinical and clinical studies and completion of regulatory submissions. To assess progress, we regularly test and evaluate our technology. If such evaluations indicate technical defects or failure to meet cost or performance goals, our development schedule could be further delayed. See “Risk Factors”.

Risk Factors

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the section of this prospectus entitled “Risk Factors.” These risks include, but are not limited to, the following:

●	We currently have a working capital deficiency.
●	We expect to incur future losses and we may never become profitable.
●	We currently have no product revenue and will not be able to resume and maintain our operations and research and development without additional funding.
●	We will require additional capital to finance our operations, which may not be available to us on acceptable terms, or at all.
●	As a result, we may not complete the development and commercialization of our single-port robotic surgical system.
●	We rely on third parties for a number of important aspects of our business and there are a range of issues that are outside of our direct control.

Recent Developments
On November 27, 2019, we received notifications by Nasdaq that we were not in compliance with Nasdaq Listing Rule 5550(a)(2) since the closing bid price for our Common Shares listed on Nasdaq was below $1.00 for 30 consecutive business days (the “Minimum Bid Price”), and Nasdaq Rule 5550(b)(2) since the Market Value of Listed Securities for our Common Shares listed on Nasdaq was below $35 million for 30 consecutive business days (the “Minimum MVLS”). On May 26, 2020, we received a Staff Delisting Determination letter (the “Determination”) from Nasdaq setting forth a determination to delist our Common Shares from Nasdaq as a result of our failure to comply with the Minimum MVLS (the “Deficiency”). We appealed the Determination, which stayed the delisting of our Common Shares.  On June 18, 2020, we received notifications by Nasdaq setting forth determinations that we had regained compliance with both the Minimum Bid Price and Minimum MVLS.  With the Deficiency cured, Nasdaq withdrew its Determination and our Common Shares will continue to be listed on Nasdaq.

On June 4, 2020, we entered into a development and license agreement with an affiliate of Medtronic plc (“Medtronic”) to further the development of robotic assisted surgical technologies, as well as a separate license agreement with Medtronic in respect of certain intellectual property of Titan. Titan will receive a series of payments totaling up to $31 million for Medtronic’s license to such technologies, as technology milestones are completed and verified under the development and license agreement. To support development, Titan has received a senior secured loan of $1.5 million from Medtronic, secured by way of a security agreement entered into by Titan in favor of Medtronic in all of Titan’s present and future property. Under the terms of the separate license agreement, Medtronic has licensed certain robotic assisted surgical technologies from Titan for an upfront payment of $10 million.

On June 8, 2020, we entered into a settlement agreement with Naglreiter Consulting, LLC (“Naglreiter”) to settle claims in a lawsuit pending in the United States District Court for the Southern District of Florida.  Under the terms of the settlement agreement, we paid Naglreiter a sum of $1,050,000, Naglreiter returned to us certain of our personal property and related electronic data in its possession, and the pending litigation was dismissed.

Please see “Recent Developments” detailed section on page 41 of this document for more information including information regarding recent offerings.
Implications of Being an Emerging Growth Company

We are an “emerging growth company” under the U.S. Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and will continue to qualify as an “emerging growth company” until the earliest to occur of:

●
the last day of the fiscal year during which we have total annual gross revenues of US$1,070,000,000 (as such amount is indexed for inflation every five years by the United States Securities and Exchange Commission, or SEC) or more;

●
the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common shares pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended, or the Securities Act;

●	the date on which we have, during the previous three-year period, issued more than US$1,000,000,000 in non-convertible debt; or
●
the date on which we are deemed to be a “large accelerated filer”, as defined in Rule 12b–2 of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our common shares that are held by non-affiliates exceeds US$700,000,000 as of the last day of our most recently-completed second fiscal quarter.

An emerging growth company may take advantage of specified exemptions from various requirements that are otherwise applicable to public companies in the United States. Generally, a company that registers any class of its securities under Section 12 of the Exchange Act, as we will do in connection with this offering, is required to include in the second and all subsequent annual reports filed by it under the Exchange Act, a management report on internal control over financial reporting and, subject to an exemption available to companies that meet the definition of a “smaller reporting company” in Rule 12b-2 under the Exchange Act, an auditor attestation report on management’s assessment of the company’s internal control over financial reporting. However, for so long as we continue to qualify as an emerging growth company, we will be exempt from the requirement to include an auditor attestation report in our annual reports filed under the Exchange Act, even if we do not qualify as a “smaller reporting company”. In addition, Section 103(a)(3) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, has been amended by the JOBS Act to provide that, among other things, auditors of an emerging growth company are exempt from any rules of the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the company.

Pursuant to Section 107(b) of the JOBS Act, an emerging growth company may elect to utilize an extended transition period for complying with new or revised accounting standards for public companies until such standards apply to private companies. We have elected not to utilize this extended transition period. This election is revocable.

Implications of Being a Foreign Private Issuer
We are also considered a “foreign private issuer” pursuant to Rule 405 promulgated under the Securities Act. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our common shares. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer if at the end of our second fiscal quarter as more than 50% of our outstanding voting securities are held by United States residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are United States citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.

We have taken advantage of certain reduced reporting and other requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.
Corporate Structure and History
We are the successor corporation formed pursuant to two separate amalgamations under the Business Corporations Act (Ontario) on July 28, 2008. We have one subsidiary, Titan Medical USA Inc., which was incorporated in Delaware on May 29, 2020.

The address of our corporate office and our principal place of business is 155 University Avenue, Suite 750, Toronto, Ontario M5H 3B7. Our main telephone number is (416) 548-7522.
On June 19, 2018, we consolidated our issued and outstanding Common Shares on the basis of one post-consolidation Common Share for 30 pre-consolidation Common Shares (the “Share Consolidation”). The Share Consolidation was undertaken in connection with our application for a supplemental listing of our securities on the Nasdaq.
The Common Shares are listed for trading in Canada on the TSX under the symbol “TMD”. The Common Shares are also traded on the Nasdaq in the United States under the symbol “TMDI”.
We also maintain a website at www.titanmedical.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

THE OFFERING
This summary highlights information presented in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all the information you should consider before investing in our common shares. You should carefully read this entire prospectus before investing in our common shares including the section entitled “Risk Factors,” our consolidated financial statements and the Exhibits filed with or incorporated herein.

Common Shares offered by the Selling Securityholders:	Up to 3,143,267 Common Shares.

Common Shares outstanding:	73,831,381 (as of June 17, 2020)
Use of proceeds:
The Selling Securityholders will receive all of the proceeds from the sale of the Shares offered for sale by them under this prospectus.  We will not receive proceeds from the sale of the Shares by the Selling Securityholders.

TSX symbol:	TMD
Nasdaq symbol:	TMDI

Dividend policy
We have not declared any dividends since our inception and do not anticipate that we will do so in the foreseeable future. We currently intend to retain future earnings, if any, to finance the development of our business. Any future payment of dividends or distributions will be determined by our Board of Directors on the basis of our earnings, financial requirements and other relevant factors.

On May 3, 2020, we entered into a securities purchase agreement (the “Purchase Agreement”) with two institutional investors, pursuant to which, among other things, we agreed to issue and sell, in a private placement (the “Private Placement”), warrants (the “Private Placement Warrants”) exercisable for up to 2,757,252 Common Shares, with an exercise price of $0.3002 per Share (the “Private Placement Warrant Shares”), and warrants to the placement agent (the “Placement Agent Warrants”, and together with the Private Placement Warrant, the “Warrants”) exercisable for an aggregate of up to 386,015 Common Shares (the “Placement Agent Warrant Shares”, and together with the Placement Agent Warrant Shares, the “Warrant Shares”), with an exercise price of $0.45335 per Placement Agent Warrant Share, in each case subject to customary adjustment as set forth in the Warrants. The Warrants were exercisable immediately following the date of issuance.  The Private Placement Warrants will expire five and one-half years following the date of issuance and the Placement Agent Warrants will expire five years following the date of issuance.

In connection with the Purchase Agreement, we have agreed to file this registration statement covering the resale of the Warrant Shares issued and issuable upon exercise of the Warrants within 30 calendar days of the date of the Purchase Agreement. We also agreed to use commercially reasonable efforts to cause such registration to become effective within 90 days of the Purchase Agreement, and to keep such registration statement effective at all times until no purchaser owns any Warrants or Warrant Shares issuable upon exercise thereof.

The foregoing description of the Purchase Agreement and the Warrants are not complete and are qualified in their entirety by references to the full text of the Form of Securities Purchase Agreement, the Form of Warrant and the Form of Placement Agent Warrant, which are included herein as Exhibit 4.1, Exhibit 4.2 and Exhibit 10.2 hereto. Registration of the Warrant Shares covered by this prospectus does not necessarily mean that the Selling Securityholders will exercise the Warrants, or that all or any portion of such Warrant Shares will be offered for sale by the Selling Securityholders.

Summary Consolidated Financial Information
The following tables summarize financial data as at and for the fiscal years ended December 31, 2019, 2018, 2017 and 2016, in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. The financial information in the tables below as at and for the fiscal year ended December 31, 2019, 2018 and 2017 has been derived from our audited financial statements and related notes included in this prospectus. The financial information in the tables below as at and for the fiscal year ended December 31, 2016 has been derived from our audited financial statements for the year then ended.
The selected financial data below should be read in conjunction with the financial statements included in this prospectus beginning on page F-1 of this prospectus and with the information appearing in the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Our historical results do not necessarily indicate results expected for any future period.

Consolidated statement of	Year ended December 31,
loss and comprehensive loss data	2019	2018	2017	2016
Net sales	$-	$-	$-	$-
Net and comprehensive loss for the year	41,907,079	22,639,272	33,586,984	23,323,496
Basic and diluted loss per common share	1.37	1.36	4.25	4.80

Consolidated statement of
financial position data	2019	2018	2017	2016
Total assets	$3,381,581	$21,915,164	$29,674,610	$7,192,496
Net assets	(11,681,831)	4,217,109	9,606,798	594,604
Capital stock – common	194,859,415	170,502,394	154,016,519	112,742,810
Number of common shares issued	39,907,681	21,675,849	12,686,723	5,550,382
Notes:
(1)	After giving effect to a 30:1 share consolidation that took effect June 10, 2018 in connection with listing the Common Shares on the Nasdaq.

RISK FACTORS
An investment in the Common Shares involves a high degree of risk and should be considered speculative. An investment in the Common Shares should only be undertaken by those persons who can afford the total loss of their investment. You should carefully consider the risks and uncertainties described below, as well as other information contained in this prospectus. The risks and uncertainties below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we believe to be immaterial may also adversely affect our business. If any of the following risks occur, our business, financial condition and results of operations could be seriously harmed and you could lose all or part of your investment. Further, if we fail to meet the expectations of the public market in any given period, the market price of the Common Shares could decline. We operate in a highly competitive environment that involves significant risks and uncertainties, some of which are outside of our control.
Risks Related to our Business
We will require additional financing which may not be available to us on acceptable terms, or at all.
We will require additional financing in order to continue our research and development program through to completion and take advantage of future opportunities. Our ability to arrange such financing in the future will depend in part upon prevailing capital market conditions, as well as upon our business success. There can be no assurance that we will be successful in our efforts to arrange additional financing on terms satisfactory to us. If additional financing is raised by the issuance of shares or convertible securities from treasury, our control may change and shareholders may suffer additional dilution. If additional funds are raised through strategic partnerships, we may be required to relinquish rights to our products, or to grant licenses on terms that are not favorable to us. If adequate funds are not available, or are not available on acceptable terms, we may not be able to take advantage of opportunities, or otherwise respond to competitive pressures, which may delay or reduce our operations and ability to remain in business and continue as a going concern.
We have a history of losses and there is no guarantee that we will be able to achieve profitability.
We have a history of losses, and there is no assurance that any of our contemplated products will generate sustainable revenues or earnings, be profitable or provide a return on investment in the future. We have not paid dividends in the past. Our directors will determine our future dividend policy if we generate earnings in the future, based on operational and financial circumstances at that time.
We had negative cash flow from operating activities for our fiscal year ended December 31, 2019 and this negative cash flow is expected to continue. We will continue to incur research and development and general and administrative expenses related to our operations. We expect to incur sales and marketing expenses in anticipation of the commercialization of the single-port robotic surgical system if and when FDA clearance and CE marking provides authorization for commercial activities in the corresponding jurisdictions. If the single-port robotic surgical system fails in development or does not gain regulatory clearance or approval, or if it does not achieve market acceptance, we may never generate revenue or free cash flow or become profitable. Even if we generate revenue or free cash flow or achieve profitability in the future, we may not be able to sustain revenues, free cash flow or profitability in subsequent periods.
The medical device industry requires significant financial resources, and there is no assurance that future revenues will be sufficient to generate the funds required to continue our business development and marketing activities. If we do not have sufficient capital to fund our operations, we may be required to reduce our research and development efforts or in the future reduce our marketing efforts or forego certain business opportunities.

The Note may limit or preclude us from arranging further debt financing.  Under the terms of the Note and related Security Agreement (as defined herein), the Corporate Lender (as defined herein) has certain rights and powers that, if exercised, would have a material adverse effect on our business.

Due to the senior ranking of the Corporate Lender’s security interest in all of our assets under the Security Agreement, we may be limited in, or entirely precluded from, granting a security interest in our assets in support of any further debt financing we may seek from any other lender.  In the event that we seek further debt financing and it is not available due to our assets being pledged under the Security Agreement to the Corporate Lender, we will need to seek financing by way of equity financing and there is no assurance that any further equity financing will be available or available on terms acceptable to us.

If certain events of default as defined in the Note issued by us to the Corporate Lender were to occur, the Corporate Lender has the power to demand payment in full of the principal, interest and any other amounts owing under the Note and under the Security Agreement to take certain actions such as taking control of our assets including our intellectual property and if this were to happen, this may result in a disruption of our business and operations and we may lose our rights to our intellectual property and other assets.  If we were to lose our intellectual property rights, we would effectively be forced to cease our current business operations.

There is no assurance that we will receive certain payments from Medtronic pursuant to our Development and License Agreement with Medtronic.  Our Development and License Agreement with Medtronic provides Medtronic with certain rights to technology to be developed thereunder, while our separate License Agreement with Medtronic provides Medtronic with certain rights to our existing intellectual property.

On June 11, 2020, we received an upfront royalty payment of $10 million pursuant to our Development and Licensing Agreement. Our entitlement to receive up to $31 million pursuant to our Development and Licensing Agreement with Medtronic is conditional upon the completion of certain technology development milestones set forth in the agreement.  The technology development described in each of three technology milestones involves complex electromechanical design and development and there is no assurance that the milestones will be satisfied on a timely basis or at all.  The technology design and development requires a combination of personnel with experience and expertise in robotic assisted surgical technology and financial resources.  The Company will also need to re-engage its existing contractors and suppliers and certain additional contractors and suppliers and there is no assurance that those parties will all be agreeable to re-engage on terms satisfactory to the Company or at all. The Company may require additional financing beyond the proceeds of the Offering in order to carry out work in order to satisfy the technology development milestones and there is no assurance that additional financing will be available on terms satisfactory to the Company or at all.

Pursuant to the Development and License Agreement, Medtronic holds certain intellectual property rights to technology to be developed under the agreement.  Under the terms of the separate License Agreement, we have granted Medtronic an exclusive license with regard to certain previously developed robotic assisted surgical technologies while we have retained certain rights to the licensed technologies to continue to develop and commercialize those technologies for our own business in single-port robotic assisted surgery.

As one of the world’s leading medical device companies, Medtronic has substantially greater human and financial resources than we do and it may be in a position to develop and commercialize its robotic assisted surgical technologies earlier and superior to our assisted surgical technologies under development.  This may pose a competitive threat to our business and if successful, Medtronic’s introduction of its robotic assisted surgical technologies in the market may result in a material adverse effect on our business and prospects.

We have a working capital deficiency of approximately $22.9 million as at June 9, 2020 (excluding warrant liability) and we do not have revenue, other than as described above from our agreement with Medtronic, as such we will need to raise funds to pay our liabilities and additional funds to carry on our business through to commercialization.

We may seek to raise additional funds through further equity offerings and if that were to happen, it may result in further dilution to existing stockholders. There is no assurance that any further financing will be available on terms acceptable to us or at all.  If further financing is not available to us on terms acceptable to us or at all, our existing creditors may take a number of actions against us including commencing proceedings to recover the amounts we owe them and failing our ability to pay our creditors, they may takes steps to enforce their security which may include placing the Company into receivership or bankruptcy and in such event, there is no assurance that our stockholders would receive any amounts in respect of their securities.  Furthermore, there is no assurance that we will accept any financing offered to us if we deem the terms of the financing (including the sufficiency and timing of the financing) to be such that the financing would not be in our best interests.
We rely on strategic alliances and there can be no assurance that these alliances will achieve their goals.
We rely upon, and expect to rely upon, strategic alliances with original equipment manufacturers (if and when our technology is commercialized) and medical technology development firms for development contracts, assistance in product design and development, volume purchase orders and manufacturing and marketing expertise. There can be no assurance that the strategic alliances will achieve their goals.
We depend on key personnel and the loss of the service of such personnel could have a negative impact on our business.
Our future success and performance depend in part upon the experience of key members of management. If, for any reason, any one or more of such key personnel do not continue to be active in our management, our operations and business prospects could be adversely affected. In particular, the losses of the services of any of our senior management or other key employees integral to the development of our technology and the generation of a functional, commercially viable product, or the inability to attract and retain necessary technical personnel in the future, could have a material adverse effect upon our business, financial condition, prospects, operating results and cash flows. We do not currently maintain “key man” insurance for any senior management or other key personnel.
We expect to increase the size of our management team in the future and our failure to attract and retain new members of our management team could adversely affect our business.
We expect that our potential expansion into areas and activities requiring additional expertise, such as manufacturing, sales, marketing and distribution will place additional requirements on our management, operational and financial resources. We expect these demands will require an increase in management and engineering, medical sales, marketing, and technical personnel and the development of additional expertise by existing management personnel. There is currently aggressive competition for employees who have experience in technology engineering, and in particular, surgical robotics. The failure to attract and retain such personnel or to develop such expertise could materially adversely affect our business, financial condition and results of operations.

Our trade secrets or other confidential information may be compromised.
We rely on trade secrets and confidential information, which we seek to protect, in part, through confidentiality and non-disclosure agreements with our employees, collaborators, suppliers, and other parties. There can be no assurance that these agreements will not be breached, that we would have adequate remedies for any such breach or that our trade secrets and confidential information will not otherwise become known to or independently developed by competitors. We might be involved from time to time in litigation to determine the enforceability, scope and validity of our proprietary rights. Any such litigation could result in substantial cost and divert management’s attention from operations.
We rely on third parties for a number of important aspects of our business and there are a range of issues that are outside of our direct control.
We are and will continue to be dependent on third parties to conduct our preclinical and clinical studies and to provide services for certain important aspects of our business. If these third parties do not perform as contractually required or expected, we may not be able to obtain regulatory clearance for our products, or we may be delayed in doing so.
We rely on third parties, such as technology design and development firms, contract research organizations, medical institutions, academic institutions, independent clinical investigators and contract laboratories, to conduct technology development, preclinical testing and feasibility studies, and clinical studies, and we expect to continue to do so in the future. We rely heavily on these parties, but do not control many aspects of their activities. As a result, many important aspects of product development are outside our direct control. If the third parties conducting preclinical or clinical studies do not perform their contractual duties or obligations, do not meet expected patient recruitment or other deadlines, fail to comply with good laboratory practice regulations, do not adhere to protocols or otherwise fail to generate reliable data, development, approval and commercialization of our products may be extended, delayed or terminated or may need to be repeated, and we may not be able to obtain regulatory clearance.
Our industry is highly competitive and a number of our competitors have significantly greater financial and human resources than we do.
The robotic surgical market is highly competitive with respect to, among other factors: pricing, product and service quality, and the time required to introduce new products and services. Our market is dominated by larger and better capitalized companies with substantially greater resources than we have. New products may be slow to be accepted into the market or may not be accepted at all. We are constantly exposed to the risk that our competitors may implement new technology before we do, or may offer lower prices, additional products or services or other incentives that we cannot and will not offer. We can give no assurances that we will be able to compete successfully against existing or future competitors. Competition in our target market is intense, and we expect competition to increase. The market for robotic surgery technologies is susceptible to price reductions among competitors seeking relationships with the same hospitals and outpatient surgery centers to which we hope to sell our products.
Our ability to compete successfully depends on a number of factors, including:

●	the successful development of our first-generation product in a form that is competitive in features, performance and price;
●	the successful identification and development of new products for our core market;
●	our ability to anticipate customer and market requirements and changes in technology and industry standards in a timely manner;
●	our ability to gain access to and use technologies in a cost-effective manner;
●	our ability to introduce cost-effective new products in a timely manner;
●	our ability to differentiate our products from our competitors’ offerings;
●	our ability to gain customer acceptance of our products;
●	the performance of our products relative to our competitors’ products;
●	our ability to market and sell our products through effective sales channels;
●	our ability to establish and maintain effective internal financial and accounting controls and procedures;
●	our ability to obtain required regulatory clearances and approvals in a timely manner;
●	the protection of our intellectual property, including our processes, trade secrets and know-how; and
●	our ability to attract and retain qualified technical, executive and sales personnel.

Our commercial success depends significantly on our ability to operate without infringing the patents and other proprietary rights of third parties.
Our commercial success depends, in part, upon not infringing intellectual property rights of others. A number of medical device and robotic surgery companies and other third parties have been issued patents and other proprietary rights, may have filed applications for patents and other proprietary rights, and may obtain additional patents and other proprietary rights, for technologies similar or identical to those being developed or utilized by us. Accordingly, there may currently exist third party patents, patent applications or other proprietary rights that may require us to alter our technology or proposed products, obtain licenses, or cease certain activities. We may become subject to claims by third parties that our technology or products infringe the third parties’ intellectual property rights for any reason, including due to the growth of products in target markets, the overlap in functionality of those products and the prevalence of products. We may become subject to these claims either directly by the third parties, or through indemnities against these claims that we may provide to end users, manufacturer’s representatives, distributors, value added resellers, system integrators and original equipment manufacturers.
Litigation before the courts of jurisdictions, or proceedings before patent offices, may be necessary to determine the scope, enforceability and validity of third-party proprietary rights and our proprietary rights. Some of our competitors have, or are affiliated with companies having, substantially greater resources than us and these competitors may be able to sustain the costs of complex intellectual property litigation and proceedings to a greater degree and for a longer period of time than us. Regardless of their merit, any claims relating to intellectual property scope, enforceability, validity, or infringement could be time consuming to evaluate and defend, result in costly litigation, cause product shipment delays or stoppages, divert management’s attention and focus away from the business, subject us to significant liabilities and equitable remedies, including injunctions, require us to enter into costly royalty or licensing agreements and/or require us to modify or stop developing or commercializing certain technologies and products unless we obtain licenses from a third parties. There can be no assurance that we would be able to obtain any such licenses on commercially favorable terms or at all. If we do not obtain such licenses, we could be required to cease the development and sale of certain of our products.
If we are unable to obtain and enforce patent protection for our products, our business could be materially harmed.
There is no guarantee that the patent applications owned by us will be granted, or, even if allowed to grant, that the patent applications will be granted in their current form or granted with a scope of protection sufficient to protect our commercially valuable technology. The scope of protection, if any, that may be afforded by our patent applications is uncertain. Further, even if patents issue from our pending or future applications, those issued patents and any of our previously assigned patents may be invalid or have a narrower scope of protection, and may be subject to invalidation proceedings commenced by third parties. The validity of an issued patent may be attacked on a number of different grounds, and such invalidation proceedings are inherently unpredictable. If such an invalidation proceeding commenced by a third party in respect of an issued patent owned by us is successful, the subject patent will be ordered invalid and therefore unenforceable.
Our success will depend, in part, on our ability to obtain and maintain protection over our technology and products and not infringe the proprietary rights of third parties. Despite precautions, it may be possible for a third party to copy or otherwise obtain and use our technology without authorization. There can be no assurance that any steps taken by us will prevent misappropriation of our technology. Litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our business, operating results and/or financial condition.

We may be unable to obtain or maintain our trademarks and may incur substantial costs attempting to defend and enforce our rights in this regard.
Although we have registrations and pending applications for certain trademarks, we may not own or license trademark registrations for the marks and names that we are currently using in connection with products under development, or for our name, in any jurisdiction including the proposed principal markets where we plan to market and sell the single-port robotic surgical system following regulatory clearance and commercialization of our surgical system. We may be unable to obtain or maintain trademark registrations for the marks and names we use in one or more countries. It is possible that our use of certain trademarks and trade names, including “SPORT”, “SPORT Surgical System”, “Titan”, “Titan Medical” or variations thereof, as well as other trademarks, trade names and variations thereof for which registration may be pending, may infringe or contravene the rights, including trademark rights, of other parties in one or more countries. In the event of actual or alleged infringement or contravention of rights, we may be forced to cease using these marks and names. There may be a substantial risk of litigation or other legal proceedings in one or more countries relating to the alleged infringement or contravention of another party’s trademark rights. These proceedings may occur even if we cease using these marks and names. We may incur substantial costs to defend and/or enforce our rights, if any, in these marks and names in such legal proceedings. We may not be successful in such legal proceedings, and may be required or agree to cease using these marks and names and pay other parties significant amounts of money. We may incur substantial costs to change the names and marks used by us, including the names and marks used in association with our products. In any such events, our business and operations could be materially adversely affected.
Certain of our directors and officers also serve as directors and officers of other companies, creating the possibility that a conflict of interest could arise.
Certain of our directors, officers and advisors are also directors, officers, advisors or shareholders of other companies. Such associations may give rise to conflicts of interest from time to time. Our directors will be required by law to act honestly and in good faith with a view to our best interests and to disclose any interest which they may have in any of our projects or opportunities. If a conflict arises at a meeting of our board of directors, any director with a conflict is obligated to disclose their interest and abstain from voting on such matter. In determining whether or not we will participate in any project or opportunity, the director in potential conflict would be required to recuse themselves from voting on the matter, and then the other non-conflicted members of the board will consider the merit of the opportunity and the degree of risk to which we may be exposed, along with our financial position at that time.
We are targeting a new and rapidly changing market. It is not clear that surgeons or hospitals will choose our surgical system over those offered by our competitors.
The market for our proposed technology is relatively new and is likely to undergo substantial development and changes. The market for our technology may develop more slowly than we anticipate, in which case we may be unable to recover the losses we have incurred in the development of our technology and may never achieve profitability. We cannot guarantee that this market will develop as anticipated or that we will secure market share necessary to achieve profitability and growth.
There is no assurance that surgeons or hospitals will choose our surgical system (if and when it is commercialized) over the systems offered by our competitors. There is also no assurance that robotic surgical systems will continue to be used (or their use increased) by potential customers and that robotic surgical technology will be competitive (based on costs and performance factors) with, and preferred over, conventional and well established medical treatment and surgical methods including conventional minimally invasive surgery and open surgery.
The introduction of more technologically advanced products could impact our operating and financial results.
Existing competitors could advance their products and new competitors could enter the market with superior technology. New and competitive products introduced into the marketplace that are based on or incorporate more advanced technologies, or provide performance similar to our products at a lower cost, may impact our operating and financial results.
We may become subject to potential product liability claims, and we may be required to pay damages that exceed our insurance coverage.
Our business is subject to a number of risks and hazards including adverse conditions or changes in the regulatory environment. Such occurrences could result in damage to equipment, personal injury or death, monetary losses and possible legal liability. Despite any insurance coverage which we currently have or may secure in the future, the nature of these risks is such that liabilities might exceed policy limits, the liabilities and hazards might not be insurable, or we may elect not to insure against such liabilities due to high premium costs or other reasons, in which event we could incur significant costs that could have a materially adverse effect upon our financial position.

Our business exposes us to potential product liability claims that are inherent in the design, testing, manufacture, sale and distribution of our surgical system which we are seeking to introduce to the market. Surgical medical devices involve significant risks of serious complications, including bleeding, nerve injury, paralysis, infection, and even death. Any product liability claim brought against us, with or without merit, could result in the increase of our product liability insurance rates or in our inability to secure coverage in the future on commercially reasonable terms, if at all. In addition, if our product liability insurance proves to be inadequate to pay a damage award, we may have to pay the excess of this award out of our cash reserves, which could significantly harm our financial condition. If longer-term patient results and experience indicate that our products or any component of a product causes tissue damage, motor impairment or other adverse effects, we could be subject to significant liability. A product liability claim, even one without merit, could harm our reputation in the industry, lead to significant legal fees, and result in the diversion of management’s attention from managing our business.
Our technology may depend on third party licenses for certain functions or procedures. There can be no guarantee that we will be able to secure and maintain those licenses.
Our technology may require the use of other existing technologies and processes which are currently, or in the future will be, subject to patents, copyrights, trademarks, trade secrets and/or other intellectual property rights held by other parties. We may need to obtain one or more licenses to use those other existing technologies. If we are unable to obtain licenses on reasonable commercial terms from the holders of such intellectual property rights, we could be required to halt development and manufacturing or redesign our technology, failing which we could bear a substantial risk of litigation for infringement or misappropriation of such intellectual property rights. In any such event, our business and operations could be materially adversely affected.
Government regulation controls all aspects of our product and business. Changes in policies and additional regulations may be enacted that could prevent or delay regulatory clearance or approval of our products.
The preclinical and clinical testing, manufacturing, sale and distribution of our contemplated products are governed by a number of regulatory bodies in countries where we intend to conduct business, including required clearance to market from the FDA, European CE mark approval, and approval from the Canadian Health Protection Branch. Applications for these approvals and clearances have not been made and there can be no assurances that applications for such approvals and clearances will be filed in a timely manner as planned, or will be received, or will be granted approval or clearance, or if such approvals and clearances are granted, that we will be able to comply with the conditions and requirements of such approvals and clearances. Failure to obtain such approvals and clearances or to comply with such conditions and requirements may have a material adverse effect on our business, financial condition and results of operations.
Regulatory authorities can delay, limit or deny clearance or approval of a medical device candidate for many reasons, including:

●	a medical device candidate may not be deemed safe or effective, in the case of a PMA application;
●
a medical device candidate may not be deemed to be substantially equivalent to a device lawfully marketed either as a grandfathered device or one that was cleared through the 510(k) premarket notification process;

●	a medical device candidate may not be deemed to be in conformance with applicable standards and regulations;
●	regulatory officials may not find the data from preclinical and clinical studies sufficient;
●	regulatory authorities might not approve our processes or facilities or those of any of our third-party manufacturers; or
●	regulatory authorities may change clearance or approval policies or adopt new regulations.

Regulatory requirements and standards for approval or clearance of medical devices are subject to change and the adaptation of our technology development program to meet the changing requirements and standards may cause us to incur substantial expenditures and may result in substantial delays in the achievement of and changes to the technology development milestones as well as escalations in the corresponding budgets. Such changes may require the performance and collection of extensive human clinical studies and data which could add significant expense and substantially lengthen timelines to commercialization. These changes may have an adverse effect on our ability to commercialize our products and our results of operations and financial condition.

Our results may be affected by changes in trade, monetary and fiscal policies, laws and regulations, or other activities of the Canadian, United States and foreign governments, agencies and similar organizations. Our results may be affected by social and economic conditions which impact our operations.
Once our products are cleared or approved, modifications to our products may require new regulatory clearances or approvals and may require us to cease marketing or recall the modified products until clearances or approvals are obtained.
If we are granted FDA clearance, we may subsequently decide to make certain modifications to our products for a number of reasons including those based on customer feedback.
Any modification to a 510(k)-cleared device that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, design, or manufacture, requires a new 510(k) clearance. The FDA requires every manufacturer to make this determination in the first instance, but the FDA may review such determinations. The FDA may not agree with our decisions regarding whether new clearances or approvals are necessary. If the FDA disagrees with our determinations for any future changes, or prior changes to previously marketed products, as the case may be, we may be required to cease marketing or to recall the modified products until we obtain clearance or approval, and we may be subject to significant regulatory fines or penalties.
Furthermore, the FDA’s ongoing review of the 510(k) program may make it more difficult for us to make modifications to our products, either by imposing more strict requirements on when a new 510(k) for a modification to a previously cleared product must be submitted, or applying more onerous review criteria to such submissions. In October 2017, the FDA issued guidance documents addressing when to submit a new 510(k) due to modifications to 510(k) cleared products and the criteria for evaluating substantial equivalence. The interpretation of the guidance document by the FDA staff could lead to instances where the FDA disagrees with our decision regarding a change and could result in warning letters and other enforcement actions.
Even after clearance or approval for our products is obtained, we are subject to extensive post-market regulation by the FDA and other regulatory authorities. Our failure to meet strict regulatory requirements could require us to pay fines, incur other costs or even close our facilities.
Even after we have obtained the proper regulatory clearance or approval to market a product, the FDA has the power to require us to conduct post-market studies. These studies can be expensive and time-consuming to conduct. Failure to complete such studies in a timely manner could result in the revocation of clearance or approval and the recall or withdrawal of the product, which could prevent us from generating sales from that product in the United States. The FDA has broad enforcement powers, and any regulatory enforcement actions or inquiries, or other increased scrutiny on us, could dissuade surgeons from using our products and adversely affect our reputation and the perceived safety and efficacy of our products.
We are also required to comply with the FDA’s QSR (Quality System Regulation/Medical Device Good Manufacturing Practice), which covers the methods used in, and the facilities and controls used for, the design, manufacture, quality assurance, labeling, packaging, sterilization, storage, shipping, installation and servicing of our marketed products. The FDA enforces the QSR through periodic announced and unannounced inspections of manufacturing facilities. In addition, in the future, regulatory authorities and/or customers may require specific packaging of sterile products, which could increase our costs and the price of our products. Later discovery of previously unknown problems with our products, including unanticipated adverse events or adverse events of unanticipated severity or frequency, manufacturing problems, or failure to comply with regulatory requirements such as the QSR, may result in changes to labeling, restrictions on such products or manufacturing processes, withdrawal of the products from the market, voluntary or mandatory recalls, a requirement to repair, replace or refund the cost of any medical device we manufacture or distribute, fines, suspension of regulatory approvals, product seizures, injunctions or the imposition of civil or criminal penalties which would adversely affect our business, operating results and prospects.

If one of our products, or a malfunction of one of our products, causes or contributes to a death or a serious injury, we will be subject to medical device reporting regulations, which can result in voluntary corrective actions or agency enforcement actions.
Under the FDA’s medical device reporting, or MDR (Medical Device Reporting), regulations, we are required to report to the FDA any incident in which our product may have caused or contributed to a death or serious injury or in which our product malfunctioned and, if the malfunction were to recur, would likely cause or contribute to death or serious injury. Product malfunctions may result in a voluntary or involuntary product recall, which could divert managerial and financial resources, impair our ability to manufacture our products in a cost-effective and timely manner, and have an adverse effect on our reputation, results of operations and financial condition. We are also required to follow detailed recordkeeping requirements for all firm-initiated medical device corrections and removals, and to report such corrective and removal actions to the FDA if they are carried out in response to a risk to health and have not otherwise been reported under the MDR regulations.
All manufacturers bringing medical devices to market in the European Economic Area are legally bound to report any incident that led or might have led to the death or serious deterioration in the state of health of a patient, user or other person, and which the manufacturer’s device is suspected to have caused, to the competent authority in whose jurisdiction the incident occurred. In such case, the manufacturer must file an initial report with the relevant competent authority, which would be followed by further evaluation or investigation of the incident and a final report indicating whether further action is required. Any adverse event involving our products could result in future voluntary corrective actions, such as recalls or customer notifications, or agency action, such as inspection or enforcement action. Any corrective action, whether voluntary or involuntary, will require the dedication of our time and capital, distract management from operating our business and may harm our reputation and financial results.
A recall of our products, either voluntarily or at the direction of the FDA or another governmental authority, or the discovery of serious safety issues with our products, could have a significant adverse impact on us.
The FDA and similar foreign governmental authorities such as the competent authorities of the European Economic Area countries have the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture or in the event that a product poses an unacceptable risk to health. Manufacturers may, under their own initiative, recall a product if any material deficiency in a device is found. A government-mandated or voluntary recall by us or one of our distributors could occur as a result of an unacceptable risk to health, component failures, manufacturing errors, design or labeling defects or other deficiencies and issues.
Any future recalls of any of our products would divert managerial and financial resources and could have an adverse effect on our reputation, results of operations and financial condition, which could impair our ability to produce our products in a cost-effective and timely manner in order to meet our customers’ demands. We may also be required to bear other costs or take other actions that may have a negative impact on our future sales and our ability to generate profits.
Compliance with accounting regulations and tax rules across multiple jurisdictions is time consuming and expensive and could expose us to penalties and fines.
We are subject to numerous tax and accounting requirements, and changes in existing accounting or taxation rules or practices, or varying interpretations of current rules or practices, could have a significant adverse effect on our financial results or the manner in which we conduct our business. We have issued our financial statements for the year ended December 31, 2019 in accordance with IFRS as issued by the IASB.
In the future, the geographic scope of our business may expand, and such expansion will require us to comply with the tax laws and regulations of multiple jurisdictions. Requirements as to taxation vary substantially among jurisdictions. Complying with the tax laws of these jurisdictions can be time consuming and expensive and could potentially subject us to penalties and fees in the future if we were to inadvertently fail to comply. In the event we were to inadvertently fail to comply with applicable tax laws, this could have a material adverse effect on our business, results of operations, and financial condition.

Contingent liabilities could have a negative impact on our financial position.
Contingent liabilities for contractual and other claims with customers, development firms, suppliers and former employees to which we may become party in the future may have a material adverse effect on our financial position.
The sales cycle for our single-port robotic surgical system is expected to be long and unpredictable, which will make it difficult for us to forecast revenue and it may increase the magnitude of quarterly fluctuations in our operating results.
The purchase of a surgical robotic system such as our single-port robotic surgical system represents a capital purchase by hospitals and other potential customers. The capital purchase nature of the transaction, the complexity of our product, the relative newness of surgical robotic systems and the competitive landscape requires us to spend substantial time and effort to assist potential customers and any group purchasing organizations in evaluating our robotic system. We must communicate with multiple surgeons, administrative staff and executives within each potential customer account in order to receive all approvals on behalf of such organizations. We may face difficulty identifying and establishing contact with such decision makers. Even after initial acceptance, the negotiation and documentation processes can be lengthy. Additionally, our customers may have strict limitations on spending depending on the current economic climate or trends in healthcare.
Any delay in achieving sales in a particular quarter could cause our operating results to fall below expectations. We also expect such a lengthy sales cycle makes it more difficult for us to accurately forecast revenues in future periods and may cause revenues and operating results to vary significantly in future periods.
We currently have very limited marketing, sales and distribution capabilities. There can be no assurance that we will be successful in building our sales capabilities. To the extent that we enter into distribution, co-promotion or other arrangements, our product revenue is likely to be lower than if we directly market or sell our products. In addition, any revenue we receive will depend in whole or in part on the efforts of such third parties, which may not be successful and are generally not within our control. If we are unable to enter into such arrangements on acceptable terms or at all, we may not be able to successfully commercialize our products.
There can be no certainty that we will meet our established product development and commercialization milestones. Failure to do so may affect our operational and financial results.
We have established product development and commercialization milestones that we use to assess our progress toward developing a commercially viable product. These milestones relate to technology and design improvements as well as to dates for achieving development goals and projected expenditures. To assess progress, we test and evaluate our technology under simulated conditions. If such evaluations indicate technical defects or failure to meet cost or performance goals, our commercialization schedule could be delayed, and potential purchasers of our initial commercial systems may decline to purchase them or they may choose to purchase alternative technologies. Whether or not we meet our milestones, there is no assurance that our technology will be successful in the market. We expect that additional specific milestones could be identified as the development of our single-port robotic surgical system progresses, or existing milestones, budgets and the schedule for completion of each milestone may change depending on a number of factors including the results of our development program, the availability of financing and the ability of development firms engaged by us to complete work assigned to them.
We are still in the process of developing our single-port robotic surgical system and there can be no certainty that a commercially viable product will emerge from this process.
Our future success is substantially dependent on a continued research and development effort that has thus far been directed by certain of our key managers. In addition to being capital intensive, research and development activities relating to sophisticated technologies such as ours are inherently uncertain as to future success and the achievement of a desired result. If delays or problems occur during our ongoing research and development process, important financial and human resources may need to be diverted toward resolving such delays or problems. Further, there is a material risk that our research and development activities may not result in a functional, commercially viable product or one that is approved by regulatory authorities.

Commercial manufacturing of our single-port robotic surgical system is expected to be an extremely detailed and complex process with the potential for delays, interruptions or cost overruns.
The manufacture of prototypes and commercial products will involve complex processes and the manufacturers engaged by us may encounter difficulties initiating and maintaining production. In the future, there could be a significant disruption in the supply of services, materials or products from current sources or, in the event of a disruption, we might not be able to locate alternative suppliers of services, materials, components or products of comparable quality at an acceptable price, or at all. In addition, we cannot be certain that our manufacturers will be able to complete the manufacture of prototypes or fill our orders for commercial products, once commercialized, in a timely manner. If we experience significant increased demand, or need to replace an existing manufacturer, there can be no assurance that additional supplies of product or additional manufacturing capacity will be available when required on terms that are acceptable to us, or at all. In addition, even if we are able to expand existing manufacturing or find new manufacturing, we may encounter delays in production. Any delays, interruption or increased costs in the supply of materials or manufacture of our products could have an adverse effect on our ability to meet customer demand for our products and result in lower revenues and net income.
Our reliance on external suppliers and development firms for execution of our single-port robotic surgical system development program means that we do not control all aspects of the development.
We are dependent on external suppliers and development firms to conduct our technology research and development and manufacturing of evaluation units of our single-port robotic surgical system. If these external firms seek to impose conditions on their obligations to conduct their work in addition to or different from the terms set forth in their engagement agreements and we are unable to satisfy those conditions or they do not otherwise perform as contractually required or expected, we may not be able to complete the development of our single-port robotic surgical system, or we may be delayed in doing so, and the costs for developing our products may significantly increase beyond those forecasted. In the event that external development firms do not resume, or they do not otherwise carry on, the development work on our single-port robotic surgical system, on conditions and in a manner that is agreeable to us, we may engage other firms to take on the development work and in that case, the estimated costs of the development milestones may increase and the schedule for completion of each milestone may be delayed.
We rely heavily on external parties for successful execution of our single-port robotic surgical system development program, but do not control many aspects of their activities. As a result, many important aspects (including costs and timing) of product development are outside our direct control.
We are responsible for ensuring that our single-port robotic surgical system is being developed to meet the guidelines and requirements of the FDA and other regulatory authorities, applicable laws and regulations and industry standards. Our reliance on third parties does not relieve us of these responsibilities.
Additionally, if the external firms conducting preclinical or clinical studies do not perform their contractual duties or obligations, do not meet expected deadlines, fail to comply with good laboratory practice regulations, do not adhere to our study protocols or otherwise fail to generate reliable preclinical or clinical data, development, approval and commercialization of our products may be extended, delayed or terminated or may need to be repeated, costs may significantly increase and we may not be able to obtain regulatory approval within the time frames forecasted, if at all.
We currently have payables due to our primary product development supplier (the “Primary Supplier”) of approximately $5.5 million relating primarily to work performed prior to November 2019.
Our Primary Supplier has stopped all work with regard to the development of the Company’s robotic surgical system and there is no assurance that we will have sufficient capital to maintain deposits or prepayments with the Primary Supplier or make payments to the Primary Supplier on satisfactory terms in order to have the Primary Supplier resume work or to maintain our engagement of the Primary Supplier. We have entered into a letter agreement (“Letter Agreement”) with our Primary Supplier for the payment of outstanding payables to the Primary Supplier.  Under the terms of the Letter Agreement, and subject to our securing sufficient funding by raising further capital, for which we cannot give any assurances, we plan to pay the Primary Supplier in full satisfaction of the outstanding payables by the end of 2020. Also, under the terms of the Letter Agreement, the Primary Supplier has agreed to resume services with regard to the development of our robotic surgical system subject to our meeting the new payment terms.

A product malfunction could result in delays, liability and negative perceptions of the single-port robotic surgical system and ourselves.
A malfunction or the inadequate design of our contemplated surgical system could result in product liability or other tort claims. Accidents involving our surgical system could lead to personal injury, death or physical damage. Any liability for damages or injury resulting from malfunctions could be substantial and could adversely affect our business and results of operations. In addition, a well publicized actual or perceived problem could adversely affect the market’s perception of our surgical system. This could result in a decline in demand for our products, which would adversely affect our financial condition and results of operations.

If our contemplated products are found to be defective, we may be required to redesign or recall the surgical system. This redesign or recall may cause us to incur significant expenses, disrupt sales and adversely affect our reputation and our surgical system, which could adversely impact our revenue, operating results and profitability.
Certain reusable instruments, camera components and other accessories require repeated cleaning and sterilization
Certain reusable instruments, camera components and other accessories require repeated cleaning and sterilization between surgical procedures. There is no assurance that our product development and manufacturing partners will be successful in producing designs that achieve a predictable number of cleaning and sterilization cycles, or that the specified processes will result in sterile products. If product development efforts are unsuccessful in this regard, our economic model for pricing of reusable devices could become impractical to implement, our potential profit margins (if any) may be adversely affected, or our product offering could be deemed to not be viable for commercial use.
Once our products are available for commercial use, there is no assurance that customers will follow the cleaning and sterilization procedures that we recommend for our products. Failure by a customer to perform the appropriate cleaning and sterilization procedures could lead to patient injury or death, in which case we could be subject to litigation and possible regulatory enforcement. Further, even the allegation of the use of nonsterile product by a customer could have a materially adverse effect on our business.
As we are a Canadian company, it may be difficult for United States shareholders to effect service on us or to realize on judgments obtained in the United States.
We are incorporated under the laws of the Province of Ontario, Canada, a number of our directors and officers are residents of Canada, and most or all of our assets and the assets of such persons are located outside the United States. Consequently, it may be difficult for United States investors to effect service of process within the United States upon us or upon such persons who are not residents of the United States, or to realize in the United States upon judgments of United States courts predicated upon civil liabilities under United States securities laws. A judgment of a United States court predicated solely upon such civil liabilities may be enforceable in Canada by a Canadian court if the United States court in which the judgment was obtained had jurisdiction, as determined by the Canadian court, in the matter. There is substantial doubt whether an original action could be brought successfully in Canada against any of such persons or us predicated solely upon such civil liabilities.
We are subject to risks related to additional regulatory burden and controls over financial reporting.
We are subject to the continuous and timely disclosure requirements of Canadian securities laws and the rules, regulations and policies of the Toronto Stock Exchange, the Ontario Securities Commission and other Canadian securities regulators, the Nasdaq and the SEC. These rules, regulations and policies relate to, among other things, corporate governance, corporate controls, internal audit, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas, including our internal controls over financial reporting. However, there is no assurance that these and other measures that we may take will be sufficient to allow us to satisfy our obligations as a public company on a timely basis. In addition, compliance with reporting and other requirements applicable to public companies create additional costs for us and require the time and attention of our management. We cannot predict the amount of the additional costs that we may incur, the timing of such costs or the impact that management’s attention to these matters will have on our business. In addition, our inability to maintain effective internal controls over financial reporting could increase the risk of an error in our financial statements. Our management, including our Chief Executive Officer and Chief Financial Officer, is responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. Internal control over financial reporting cannot provide absolute assurance of achieving financial reporting objectives due to our inherent limitations. Internal control over financial reporting is a process that involves human diligence and compliance and is therefore subject to error, improper override or improper application of the internal controls. Because of such limitations, there is a risk that material misstatements may not be prevented or detected on a timely basis, and although it is possible to incorporate safeguards into the financial reporting process to reduce this risk, they cannot be guaranteed to entirely eliminate it. If we fail to maintain effective internal control over financial reporting, then there is an increased risk of an error in our financial statements that could result in us being required to restate previously issued financial statements at a later date.

We are also subject to corporate governance standards that apply to us as a foreign issuer listed on the Nasdaq and registered with the SEC in the United States. Although we substantially comply with the Nasdaq’s corporate governance guidelines, we are exempt from certain Nasdaq requirements because we are subject to Canadian corporate governance requirements. We may from time to time seek other relief from corporate governance and exchange requirements and securities laws from the Nasdaq and other regulators.

Our operations have been affected by the outbreak of the coronavirus.

We are being affected by a pandemic outbreak of an infectious strain of the disease known as COVID-19 or coronavirus. Our operations have been adversely affected to the extent that the coronavirus has harmed the world economy in general and the capital markets in North America in particular. Our operations have experienced disruptions, including the temporary closure of our offices, which may materially and adversely affect our business, financial condition and operational results. The duration of the business disruption and related financial impact cannot be reasonably estimated at this time but may materially affect our ability to operate our business and result in additional costs as such disruptions continue. Such events could impair our ability to raise necessary capital, cause us to incur additional expenses or disrupt the services of our external engineering and medical technology development and manufacturing firms, as well as service providers. The extent to which the coronavirus or other health epidemic may impact our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others.

The global pandemic creates substantial uncertainty as to the willingness and ability of hospitals, HMOs, ambulatory care facilities and other prospective customers to purchase and implement robotic surgical systems.

The American College of Surgeons has called for hospitals to minimize, postpone or cancel elective procedures until the coronavirus outbreak slows down.  An elective surgical procedure slowdown in the robotic surgical space may result in a substantial negative impact on the market prospects for robotic surgical systems and instruments and related services.

There can be no assurance that we will be able to secure and restore relationships with our suppliers and development partners.

Our future success is substantially dependent on funding our research and development program and maintaining the support of our research and development and manufacturing service providers and, in some cases, securing new suppliers and service providers. There can be no assurance that we will be successful in accomplishing any of these goals.

We may face cyber-security risks and threats.
           Threats to information technology systems associated with cyber-security risks and cyber incidents or attacks continue to grow. It is possible that our business, financial and other systems or those of the companies, service providers or consultants with which we do business could be compromised, which might not be noticed for some period of time. Risks associated with these threats include, among other things, loss of intellectual property, disruption of business operations and safety procedures, loss or damage to worksite data delivery systems, and increased costs to prevent, respond to or mitigate cyber-security events.

Risks Related to Our Common Shares
The price of our common shares and listed warrants may fluctuate in response to a number of events.
Our common shares and certain warrants trade in Canada on the TSX and the common shares also trade in the United States on the Nasdaq.  We cannot predict the extent to which investor interest will lead to the development of an active and liquid trading market in our common shares and warrants and it is possible that an active and liquid trading market will not develop or be sustained.  Some companies that have volatile market prices for their securities have had securities class action lawsuits filed against them.  If a lawsuit were to be commenced against us, regardless of its outcome, it could result in substantial costs and a diversion of management’s attention and resources.  The price of common shares and warrants may fluctuate in response to a number of events, including but not limited to:
●	the outcomes of technology development program and the achievement (or lack thereof) of our published milestones;
●	the results of preclinical studies and confirmatory human data assessments;
●	our quarterly operating results;
●	sales of our common shares by a significant shareholder;
●	future announcements concerning our business or of our competitors;
●	the failure of securities analysts to cover us and/or changes in financial forecasts and recommendations by securities analysts;
●	actions of our competitors;
●	actions of our suppliers;
●	actions of any medical technology development firms engaged by us;
●	actions of directors and officers regarding purchases and sales of shares;
●	general market, economic and political conditions;
●	natural disasters, terrorist attacks and acts of war; and
●	the other risks described in this section.

Sales by stockholders of substantial amounts of our shares of common stock, the issuance of new shares of common stock by us or the perception that these sales may occur in the future could materially and adversely affect the market price of our common stock.
Additional equity financings or other share issuances by us could adversely affect the market price of our shares.  Sales by existing shareholders of a large number of our shares in the public market and the sale of shares issued in connection with acquisitions or strategic alliances, or the perception that such additional sales could occur, could cause the market price of our shares to drop.
We have a limited history of operations upon which to evaluate our business and our prospects. This may limit an investor’s ability to make a comparative evaluation of our business.

We are a robotic surgery technology development company with a limited operating history.  Future operating results may be difficult to predict. We are in the development stage and have been engaged in research and product development since our inception. There are many regulatory steps that must be completed as part of the development program before our technology can be commercialized and a product is available for the market.  These regulatory steps are costly and uncertain.  The future success of our business will depend on our ability to complete product development and obtain regulatory approvals and clearances for new products, manufacture and assemble current and future products in sufficient quantities in accordance with applicable regulatory requirements and at lower costs, which we may be unable to do.  There is a limited history of operations upon which to evaluate our business and our prospects.  Operating expenses have increased since inception due to the magnitude and complexity of the development program. The lack of a significant operating history may limit an investor’s ability to make a comparative evaluation of us, our products and our prospects. We have not generated revenue since our inception.

Our financial results and results of operations have fluctuated in the past and may continue to be volatile going forward.
Our financial results may vary significantly from period to period depending on the level of development activities and the size, frequency and timing of our securities offerings. The financial results may fluctuate as a result of a number of factors that may be outside of our control, which may cause the market price of our common shares to fall. For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and an investor should not rely on past results as an indication of future performance. Financial results may be negatively affected by any of the risk factors listed in this “Risk Factors” section.
Our results of operations will depend upon numerous factors, including:
●	the successful development and commercialization of the single-port robotic surgical system in a timely manner and in accordance with budgeted expenditures;
●	actions relating to regulatory matters;
●	timing and ability to develop manufacturing and sales and marketing capabilities;
●	demand for robotic surgical systems in general;
●	the extent to which our products gain market acceptance;
●	the progress of surgical training in the use of products;
●	ability to develop, introduce and market new or enhanced versions of our products on a timely basis;
●	product quality problems or alleged product quality problems;
●	ability to protect proprietary rights and defend against third party challenges; and
●	ability to license additional intellectual property rights as required.
Fluctuations in foreign currency exchange rates may adversely affect our financial results.
We conduct operations principally in the U.S. and Canada, and portions of our expenses, assets and liabilities are denominated in U.S. dollars and Canadian dollars. Since our consolidated financial statements are presented in U.S. dollars, we must translate our expenses, as well as assets and liabilities, into U.S. dollars at exchange rates in effect during or at the end of each reporting period. We have not historically hedged our exposure to foreign currency fluctuations. Accordingly, increases or decreases in the value of the Canadian dollar against the U.S. dollar could affect our operating losses and the value of balance sheet items denominated in foreign currencies.

We may not be able to maintain our status as a “Foreign Private Issuer”.
In order to maintain our status as a foreign private issuer, a majority of our Common Shares must be either directly or indirectly owned by non-residents of the U.S. unless we also satisfy one of the additional requirements necessary to preserve this status. We may in the future lose our foreign private issuer status if a majority of our Common Shares are held in the United States and if we fail to meet the additional requirements necessary to avoid loss of our foreign private issuer status. The regulatory and compliance costs under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs incurred as a Canadian foreign private issuer eligible to use the MJDS. If we are not a foreign private issuer, we would not be eligible to use the MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. In addition, we may lose the ability to rely upon exemptions from Nasdaq corporate governance requirements that are available to foreign private issuers.
We are an “emerging growth company” and cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make it less attractive to investors.
We are an “emerging growth company” as defined in the JOBS Act. We will continue to qualify as an “emerging growth company” until the earliest to occur of: (a) the last day of the fiscal year during which we had total annual gross revenues of US$1,070,000,000 or more; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act, such as this registration statement; (c) the date on which we, during the previous 3-year period, issued more than US$1,000,000,000 in non-convertible debt; or (d) the date on which we are deemed to be a ‘large accelerated filer.’

For so long as we continue to qualify as an emerging growth company, we will be exempt from the requirement to include an auditor attestation report relating to internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act in our annual reports filed under the U.S. Exchange Act, as amended, even if we do not qualify as a “smaller reporting company,” as well as certain other exemptions from various reporting requirements that are applicable to other public companies.
If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.
The trading market for our common shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us were to downgrade our common shares or publish inaccurate or unfavorable research about our business, our share price would likely decline. In addition, if our operating results fail to meet the forecast of analysts, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common shares could decrease, which might cause our share price and trading volume to decline.

We are likely a ‘‘passive foreign investment company’’, which may have adverse U.S. federal income tax consequences for U.S. investors.
We believe we were classified as a ‘‘passive foreign investment company’’ or ‘‘PFIC’’ during the tax year ended December 31, 2019, and based on current business plans and financial expectations, we expect that we may be a PFIC for the current tax year and future tax years. If we are a PFIC for any year during a U.S. taxpayer’s holding period of Common Shares, then such U.S. taxpayer generally will be required to treat any gain realized upon a disposition of the Common Shares or any so-called ‘‘excess distribution’’ received on its Common Shares as ordinary income, and to pay an interest charge on a portion of such gain or distribution. In certain circumstances, the sum of the tax and the interest charge may exceed the total amount of proceeds realized on the disposition, or the amount of excess distribution received, by the U.S. taxpayer. Subject to certain limitations, these tax consequences may be mitigated if a U.S. taxpayer makes a timely and effective QEF Election (as defined below) or a Mark-to-Market Election (as defined below). Subject to certain limitations, such elections may be made with respect to the Common Shares. A U.S. taxpayer who makes a timely and effective QEF Election generally must report on a current basis its share of our net capital gain and ordinary earnings for any year in which we are a PFIC, whether or not we distribute any amounts to our shareholders. However, U.S. taxpayers should be aware that there can be no assurance that we will satisfy the record keeping requirements that apply to a qualified electing fund, or that we will supply U.S. taxpayers with information that such U.S. taxpayers require to report under the QEF Election rules, in the event that we are a PFIC and a U.S. taxpayer wishes to make a QEF Election. Thus, U.S. taxpayers may not be able to make a QEF Election with respect to their Common Shares. A U.S. taxpayer who makes the Mark-to-Market Election generally must include as ordinary income each year the excess of the fair market value of the Common Shares over the taxpayer’s basis therein. This paragraph is qualified in its entirety by the discussion below under the heading ‘‘Certain United States Federal Income Tax Considerations — Passive Foreign Investment Company Rules.’’ Each potential investor who is a U.S. taxpayer should consult its own tax advisor regarding the tax consequences of the PFIC rules and the acquisition, ownership, and disposition of the Common Shares.

THE BUSINESS
Name, Address and Incorporation
We are an Ontario corporation and the successor corporation formed pursuant to two separate amalgamations (the “Amalgamations”) under the Business Corporations Act (Ontario) on July 28, 2008.  Our head office and registered office is located at 155 University Avenue, Suite 750, Toronto, Ontario M5H 3B7.  Our main telephone number is (416) 548‑7522.
The following is a brief description of the Amalgamations:
Synergist Medical Inc. (“Synergist”), 2174656 Ontario Limited (“Newco”) and KAM Capital Corp. (“KAM”) entered into an amalgamation agreement on June 23, 2008, pursuant to which on July 28, 2008 Synergist amalgamated with Newco, a wholly-owned subsidiary of KAM, to form a new corporation called Titan Medical Inc. (“Amalco”).  Thereafter, Amalco amalgamated with KAM pursuant to a vertical amalgamation to form a new corporation called Titan Medical Inc.
Synergist was incorporated on July 5, 2002 and commenced operations on May 31, 2006 for the purpose of developing robotic surgical technology.  KAM was incorporated on November 28, 2007 and filed and obtained a receipt for a final prospectus from certain Canadian securities regulatory authorities in compliance with the TSX Venture Exchange’s (“TSX‑V”) Policy on Capital Pool Companies (“CPC Policy”).  Newco was formed as a special purpose wholly‑owned subsidiary of KAM incorporated for the purpose of effecting the Amalgamations.  The Amalgamations constituted the Qualifying Transaction of KAM under the CPC Policy.
Intercorporate Relationships
We have one subsidiary, Titan Medical USA Inc., which was incorporated in Delaware on May 29, 2020.
Product Development
Our business plan consists of the development of computer-assisted robotic surgical technologies for application in MIS comprising our single-port robotic surgical system. The system under development includes a surgeon-controlled patient cart that includes a 3D high definition vision system and multi-articulating instruments for performing MIS procedures, and a surgeon workstation that provides the surgeon with an advanced ergonomic interface to the patient cart and a 3D endoscopic view inside the patient’s body during MIS procedures. We intend to initially pursue gynecologic surgical indications for use of our single-port robotic surgical system.

Development of our single-port robotic surgical system proceeded with input from surgeons and operating room staff experienced in MIS, consultation with medical technology development firms and input from our Surgeon Advisory Board (the “Surgeon Advisory Board”) comprised of surgeons who specialize in MIS. This approach allowed us to design a robotic surgical system intended to include the traditional advantages of robotic surgery, including 3D stereoscopic imaging and restoration of instinctive control, as well as new and enhanced features, including an advanced surgeon workstation incorporating a 3D high definition display providing a more ergonomically friendly user interface and a patient cart with enhanced instrument dexterity.
Our single-port robotic surgical system patient cart has been developed with the goal of delivering multi-articulating instruments and a dual-view camera system into a patient’s abdominal body cavity through a single access port. The dual-view camera system consists of a flexible 3D high-definition endoscopic camera along with a light source and a camera insertion tube with a diameter of approximately 25 millimeters that includes an integrated 2D high-definition camera along with an independent light source that, once inserted, provides visualization for optimal positioning of the camera insertion tube by a bedside assistant under the guidance of the surgeon. Once the camera insertion tube is inserted and positioned in the body, it is docked to the central unit of the patient cart and the 3D high-definition endoscopic camera is deployed in a manner that the endoscopic camera and multi-articulating instruments can be controlled by the surgeon via the workstation. The reusable multi-articulating, snake-like instruments are designed to couple with an assortment of permanent and detachable single patient use end effectors that in the case of the latter, provide first use quality in every case and eliminate the reprocessing of the complete instrument. The use of reusable (for a specific number of uses) robotic instruments that can be cleaned and sterilized between surgeries, and single patient use end effectors is intended to minimize the cost per procedure without compromising surgical performance. The patient cart is also designed to include a mast, a boom and wheels for configurability for a number of surgical indications and the ability to be maneuvered within the operating room, or redeployed within hospitals and ambulatory surgical centers, where applicable.
As part of the development of our single-port robotic surgical system, we are planning continued development of a robust training curriculum and post-training assessment tools for surgeons and surgical teams. The proposed training curriculum is planned to include cognitive pre-training, psychomotor skills training, surgery simulations, live animal and human cadaver lab training, surgical team training, troubleshooting and an overview of safety. Post-training assessment will include validation of the effectiveness of those assessment tools. A software training system developer has produced 14 core surgical skills simulation modules customized for use with our surgeon workstation in the first phase of the comprehensive surgeon training curriculum that we are planning for our single-port robotic surgical system.

We have continuously evaluated our technologies under development for intellectual property protection through a combination of trade secrets and patent application filings and we have continued the filing and prosecution of patents. Our patent portfolio has increased from 12 issued patents at December 31, 2016 to 46 issued patents as of December 31, 2019. As of June 19, 2020, we had 52 patents and 85 patent applications.
As part of our development efforts, we have established certain milestones related to technology and design advancements as well as preclinical and clinical studies and completion of regulatory submissions. To assess progress, we regularly test and evaluate our technology. If such evaluations indicate technical defects or failure to meet cost or performance goals, our development schedule could be further delayed. See “Risk Factors”.
Development Objectives
We have used a combination of internal resources and external development firms to execute the research, development and regulatory plans for the Company’s single-port robotic surgical system. Development objectives were previously established to support our planned FDA 510(k) filing for marketing clearance in the U.S., and submittal of a Technical File to a European Notified Body for achievement of the CE mark, which indicates that a product for sale within the European Economic Area has been assessed to conform with health safety and environmental protection requirements.

We have previously confirmed with the FDA that confirmatory human data will be required for our planned 510(k) regulatory submission. The performance of human surgeries with the single-port robotic surgical system will require an IDE from the FDA, which must be submitted and approved in advance. Further, the recruitment of surgeons from multiple hospital sites will be necessary to perform the surgeries. Each of these sites will require approval of their independent Institutional Review Board (“IRB”) to approve the studies.
Previous results achieved by surgeons in operating prototypes in animal and cadaver studies have validated the potential for single incision surgeries to be performed with our single-port robotic surgical system. Insights gained from these preclinical studies have directed us to make further product improvements. Such improvements were implemented in a capital equipment engineering confidence build of an improved prototype, which was announced in January 2019. On April 30, 2019, we announced that we had achieved hardware design freeze for our single-port robotic surgery system. In June 2019, we commenced preclinical live animal and cadaver studies according to Good Laboratory Practices (“GLP”) for FDA submittal. On July 18, 2019, we announced that we had completed GLP surgical procedures necessary for our planned IDE application to the FDA.
During the quarter ended September 30, 2019, we completed and documented the GLP procedures, and proceeded to complete the HFE studies, which included verification of production system operation with clinical experts under rigorous formal (summative) human factors evaluation under simulated robotic manipulation exercises. During the quarter, the Company’s European Notified Body also completed audits of the Company’s quality system procedures and related documentation for ISO Certification.
During the quarter ended December 31, 2019, we received receipt of a final independent report from validation testing of system safety and usability, and completed a user manual for robotic system setup by operating room staff and surgeon operation. ISO 13485: 2003 Certification was received January 24, 2020.
Our future success is substantially dependent on our ability to raise equity financing to fund our research and development program and on maintaining the support of our research and development and manufacturing service providers.  See “Liquidity and Capital Resources”.
Given the uncertainty of, among other things, our ability to secure required capital to fund development and operating costs in a timely manner, product development timelines, regulatory processes and requirements (such as confirmatory human studies), actual costs and development times will exceed those previously set forth by us, including but not limited to those set forth in our management discussion and analysis for the three, six and nine months ended March 31, 2019, June 30, 2019 and September 30, 2019, and in our 2018 annual information form dated March 31, 2019. An accurate estimate of the future costs of the development milestones and regulatory phases is not possible at this time.

Current Development Plan
The Company’s development milestones are set forth in the table below (the “Current Development Plan”).

Milestone Number	Development Milestones	Estimated Cost (in US million $)	Schedule for Milestone Completion	Comments

Milestone 1
a) Obtain final independent report from validation testing of system safety and usability for the intended users and use environments under simulated robotic manipulation exercises intended to replicate essential surgical tasks
Completed

	b) Complete User Manual for robotic system setup by operating room staff and surgeon operation of surgeon workstation, patient cart, instruments and accessories			Completed

	c) Obtain ISO 13485 Certification(1)			Completed

Milestone 2	a) Perform additional software development and test system performance

b) Implement and test improvements to instruments, camera systems and accessories

	c) Perform biocompatibility testing of instruments, camera systems and accessories at independent lab	TBD	TBD

d) Perform electrical safety testing for surgeon workstations and patient cart, including electromagnetic compatibility (EMC) and electromagnetic interference (EMI) tests at independent lab

e) Update application for IDE as additional testing lab data is received and continue preparations for human confirmatory studies

Milestone 3	a) Launch rebranded product line, including logos with trademark pending, literature and presentation templates, product and packaging labeling, and new website
		TBD	TBD
b) Complete system software validation

c) Submit IDE application to FDA(2)

____________________________
(1)	It was previously disclosed that ISO 13485 Certification was expected to occur in the third quarter of 2019; receipt of the certification was actually received January 24, 2020.
(2)
Due to the ongoing limited availability of capital resources as well as the necessary product changes identified, the Company has not yet submitted its IDE application to the FDA. In addition, the Company has been unable to fund planned software development, verification and validation or complete the necessary product development, testing and documentation needed to meet regulatory requirements for an IDE application to the FDA. The Company has withdrawn the projections for achievement of all development milestones beyond Milestone 1, including their timing and cost until such time as the capital resources become available to resume these activities.

Milestone Number	Development Milestones	Estimated Cost (in US million $)	Schedule for Milestone Completion	Comments

Milestone 4	a) Receive IDE approval from FDA(3)

	b) Receive approvals from IRB Committees of IDE hospitals	TBD	TBD

c) Commence human confirmatory studies under IDE protocols for FDA submittal

Milestone 5	a) Complete human confirmatory studies and patient follow-up and compile reports from human confirmatory studies

b) Submit 510(k) application to FDA

	c) Submit Technical File to European Notified Body for review for CE mark	TBD	TBD

d) Ongoing software development and implementation

e) Planning and preparation for manufacturing and commercialization

Milestone 6	a) Planning and preparation for commercialization	TBD	TBD

Due to the ongoing limited availability of capital resources we have been unable to fund our planned pace of product development which has indefinitely moved out the projected date and will add to the estimated costs for our submission of the 510(k) application. We have withdrawn the projections for achievement of all development milestones, including their timing and cost.

The details above with respect to Milestones 2, 3, 4, 5 and 6 reflect our current plans with respect to the development steps for our robotic surgical system. At this time, we are unable to provide any forecast of timing or cost estimate in respect of the milestones.

While we are assessing the availability of sufficient financing, we have taken temporary measures to reduce our cash burn over our historical rates, including the suspension of product development, staff reduction, sourcing more cost-effective resources and reducing our general and administrative overhead where possible.

During the third quarter of 2019, we completed the animal studies and the human factors evaluation studies originally planned for completion during the second quarter of 2019. However, data from the animal studies and human factors studies were delayed, followed by delays in receiving documentation required from third parties.  In addition, the animal studies and human factors studies have identified additional product enhancements that we intend to implement before proceeding to human use, related to software, instrumentation and camera development.  The implementation of product enhancements and the production of documentation for our IDE application are paced by the availability of capital resources, which are currently insufficient to complete the work.  As a result of these factors, the timing for submission of the IDE application to the FDA (Milestone 3), as well as subsequent milestones, cannot be predicted at this time.
______________________
(3)	The Company has withdrawn the projections for achievement of all development milestones beyond Milestone 1, including their timing and cost.

Due to the nature of technology research and development and our lack of sufficient capital, there is no assurance that these future objectives will be achieved, and there can be no assurance with respect to the time or resources that may be required. We expect that additional milestones may be identified as the development of our single-port robotic surgical system progresses, or existing milestones, budgets and the schedule for completion of each milestone may change depending on a number of factors including the results of our development program, clarification of or changes to regulatory requirements, the availability of financing and the ability of development firms engaged to complete work assigned to them. The total costs and time to complete the development of our single-port robotic surgical system cannot be forecast. Please see “Forward-Looking Statements”.

In addition to the milestones for our technology department set forth above, we have agreed to certain development milestones set forth in our agreement with Medtronic. Please see below "Development and License Arrangements with Medtronic and Senior Secured Loan".

Please also refer to the risk factors set forth starting on page 10 of the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2019 filed with the SEC on April 2, 2020, and filed and available on SEDAR at www.sedar.com.
Market Opportunity
We are unable to estimate the size of the market for robotic surgical systems and related products and services and we are unable to project our future revenues due to the recent onset of the global pandemic contagious disease known as the novel coronavirus. The global pandemic creates substantial uncertainty as to the willingness and ability of hospitals, HMOs, ambulatory surgical centers and other prospective customers to purchase and implement robotic surgical systems.
Additionally, the American College of Surgeons has called for hospitals to minimize, postpone or cancel elective procedures until the coronavirus outbreak slows down. An elective surgical procedure slowdown may result in a substantial negative impact on the market prospects for robotic surgical systems and instruments and related services.
Our business and prospects are subject to risks associated with and arising from the outbreak of COVID-19, and the uncertainty of the impacts, duration and severity of the outbreak. We believe that our previous market growth projections are rendered unreliable given the severe impact of COVID-19 on the healthcare sector as well as, more broadly, on the economy and the capital markets. We therefore withdrew and disclaimed all prior disclosures and references in our annual information form, management’s discussion and analysis, material change reports, news releases, investor presentations, prospectuses and other regulatory filings made prior to our Annual Report on Form 20-F for the fiscal year ended December 31, 2019 filed with the SEC on April 2, 2020, including without limitation, with respect to the following:

●	market research reports published by external market research firms,
●	market growth projections and any and all product and service pricing estimates and revenue projections by us, and
●	market and revenue growth set forth in news releases or filings of other issuers in the robotic surgical technology sector.
Robotic Surgery
Surgery has traditionally been performed through large, open incisions. Over the past 25 years, minimally invasive techniques and devices have been employed to minimize the size of incisions, reduce trauma to patients, and in turn, reduce associated pain, accelerate healing, shorten recovery times and produce smaller scars. Some of these benefits, such as shorter recovery times and reduced pain leading to shorter hospital stays, are directly associated with lower costs of care. However, MIS requires special tools to operate through small ports in the body, and advanced training for surgeons to manipulate those tools while viewing a two-dimensional image of the patient’s internal anatomy on a monitor. As a result, consistent outcomes and improvements are demonstrated by the most skilled and experienced surgeons, and less reliably by those less experienced. For these reasons, the acceptance of MIS has not broadly increased in more complex surgeries.

The shortcomings of both open surgery and MIS have led to the introduction of robotics within the surgical environment. Robotic or computer-assisted surgical technologies represent the next generation in the evolution of advanced surgical care. The objectives of robotic systems are to provide surgeons with tools to allow complex procedures to be performed repeatedly with greater precision and dexterity, while offering improved vision and control. The use of robotics is intended to empower surgeons to employ improved techniques for MIS and assist in reducing the risks associated with complex MIS surgeries.

Market Acceptance
To date, robotic surgical technologies have been employed in urology, gynecology, colon and rectal surgery, cardiothoracic surgery, general surgery, head and neck surgery, orthopedic surgery, neurosurgery, catheter-based interventional cardiology and radiology, and endoscopic, diagnostic and therapeutic bronchoscopic procedures.
The success of robotic technologies in these applications has led to the growing adoption and commercialization of these technologies in the medical industry. Although robotic surgical procedures have been gaining substantial acceptance, the industry is still in its infancy. The available technology is evolving along with advancements in imaging and computer-machine controls to overcome technical challenges. Current objectives include overcoming the limitations of multi-port access, limited dexterity and visualization.
Competitive Conditions
The entrenched industry leader within the robotic surgical market is Intuitive Surgical, Inc., manufacturer of several models of the da Vinci® Surgical System. Having entered the market in 1999, Intuitive Surgical’s product line now includes multiple generations of da Vinci multi-port robotic systems, as well as a new single-port da Vinci SP® model cleared by the FDA for urologic and trans-oral applications, with customer shipments that began in the third quarter of 2018. Specifically related to abdominal surgery, a relatively new competitor in multi-port robotic surgery has emerged, with TransEnterix Inc. receiving FDA clearance for its Senhance™ Surgical Robotic System in October of 2017. In addition, Medrobotics Corporation received FDA clearance for abdominal indications for its Flex® Robotic System with manual endoscopic instruments, which had previously been cleared for natural orifice (ENT) surgery. In 2019, Ethicon, Inc. (a division of Johnson & Johnson) acquired Auris Health, Inc., the maker of the Monarch™ surgical platform, for approximately US$5.75 billion (including contingent payments). Further, there are a number of companies reported to be developing robotically-assisted surgical systems, including Medtronic, Inc., Ethicon, Inc. (Johnson & Johnson), CMR Surgical Ltd. from the United Kingdom (Versius® surgical robotic system), Memic Innovative Surgery Ltd. from Israel (Hominis™), and South Korea’s Meere Company Inc. (Eterne robotic system).
Any company with substantial experience in robotics or complex medical devices could potentially expand into the field of surgical robotics and become a future competitor.
Regulation
United States Regulatory Process
In the United States, our surgical system will be subject to regulation by the FDA. Management expects that under the FDA guidelines, the surgical system will be classified as a Class II medical device. Class II devices are those which are subject to the general controls and require premarket demonstration of adherence to certain performance standards or other special controls, as specified by the FDA, and clearance by the FDA. Premarket review and clearance by the FDA for these devices is accomplished through the 510(k) premarket notification process. For most Class II devices, the manufacturer must submit to the FDA a premarket notification submission, demonstrating that the device is “substantially equivalent” in intended use and technology to a “predicate device” that is either:

(1)	a device that has grandfather marketing status because it was legally marketed prior to May 28, 1976, the date upon which the Medical Device Amendments of 1976 were enacted, or

(2)	a Class I or II device that has been cleared through the 510(k) process.

The FDA may require further information, including clinical data, to make a determination regarding substantial equivalence. If the FDA determines that the device, or its intended use, is not “substantially equivalent” (as such term is defined by the FDA), the FDA may place the device, or the particular use of the device, into Class III, and the device sponsor must then fulfill much more rigorous pre-marketing requirements.
In preparation for our planned FDA 510(k) application, we have already filed several Q-Submissions with the FDA to clarify in detail the preclinical studies and confirmatory human data required to support our submission.

Even after a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, would require a new 510(k) clearance or could require a pre-market approval application. The FDA requires each manufacturer to make this determination in the first instance, but the FDA can review any such decision. If the FDA disagrees with a manufacturer’s decision not to seek a new 510(k) clearance, the agency may retroactively require the manufacturer to seek 510(k) clearance or pre-market approval. The FDA may also require the manufacturer to cease marketing and/or recall the modified device until 510(k) clearance or pre-market approval is obtained.
European Union and Canada Regulatory Process
Medical devices in the European Union (“EU”) are regulated under the EU Medical Device Regulation or MDR, and must bear the CE mark prior to being placed on the market. In order to affix the CE mark on products, a recognized European Notified Body must first certify a manufacturer’s quality management system for compliance with international and European requirements under the ISO 13485: 2003 standard. Any modifications of existing products or development of new products in the future will require permission to affix the CE mark to such products. We previously initiated communication with a European Notified Body to arrange for the audit of our quality system in 2019, and ISO 13485: 2003 certification was received on January 24, 2020.

In order to commercialize products in Canada, regulatory approval from Health Canada (Therapeutic Products Directorate, Medical Devices Bureau) is required. Medical device license applications must contain a valid ISO 13485: 2003 certificate issued by a Health Canada recognized registrar under the Canadian Medical Devices Conformity Assessment System (CMDCAS). Evaluation of product safety and effectiveness is completed by Health Canada.
Specialized Skill and Knowledge
The research and development of our surgical system requires specialized skill and knowledge. Given the limited capital available, there is no assurance that we will be able to procure the required skill and knowledge to carry out our research and development and the resources that are available to us, through our current officers, employees and external medical technology development firms, may be insufficient. We will continue to assess our requirements and recruit and engage required qualified personnel and development firms as needed, subject to budget limitations.
Intellectual Property Protection
We continuously evaluate our technologies under development for intellectual property protection. In accordance with industry practice, our proprietary rights are currently protected through a combination of copyright, trademark, patents, trade secret laws and contractual provisions.
Patent applications are filed in various jurisdictions internationally, which are selectively chosen having regard to the likely value and enforceability of intellectual property rights in those jurisdictions, and to strategically reflect our anticipated principal markets. Patents provide us with a potential right to exclude others from incorporating our technical innovations into their own products and processes. Where appropriate, we may license third party technologies to provide us with the flexibility to adopt preferred technologies. Intellectual property protection, including patent filing and prosecution, are costly and there is no assurance that we will have sufficient funding required in order to file and prosecute patent applications for any or all of our inventions.

As of June 19, 2020, we owned of 52 patents and 85 patent applications. We anticipate expanding our intellectual property portfolio by filing additional patent applications as we progress in the development of robotic surgical technologies, and if appropriate, acquiring and/or by licensing suitable technologies.
The scope of protection obtained, if any, from our current or future patent applications may not be known for several years. Moreover, there is no assurance that any patents will be issued with respect to any such patent applications, and if patents are issued, they may not provide us with the expected competitive advantages, or they may not be issued in a manner that gives us the protection that we seek, or they may be successfully challenged by third parties.
We also seek to avoid disclosure of our intellectual property and proprietary information by requiring employees and consultants to execute non-disclosure agreements and also seek to retain ownership of intellectual property through the execution of assignment of intellectual property agreements, requiring our employees and consultants to assign to us intellectual property developed in the course of their employment or engagement. We also utilize non-disclosure agreements to govern interactions with business partners and prospective business partners and other relationships where disclosure of proprietary information may be necessary, and we take measures to carefully protect our intellectual property rights in agreements with external development firms.

While we believe that our technology being developed or utilized does not infringe upon the proprietary rights of third parties, our commercial success depends, in part, upon us not infringing intellectual property rights of others. A number of medical device and robotic surgery companies and other third parties have been issued patents or may have filed patent applications or may obtain additional patents and proprietary rights for technologies similar to those being developed or utilized by us. Accordingly, there may exist third party patents, patent applications or other proprietary rights that require us to alter our technology, obtain licenses or cease certain activities. We may become subject to claims by third parties that our technology infringes their intellectual property rights due to the growth of products in our target markets, the overlap in functionality of those products and the prevalence of products. We may become subject to these claims either directly or through indemnities against these claims that we may provide to end users, manufacturer’s representatives, distributors, value added resellers, system integrators and original equipment manufacturers.
Although we have registrations and pending applications for certain trademarks, we may be unable to obtain or maintain trademark registrations for the marks and names we use in one or more countries. It is also possible that our use of certain trademarks and trade names, including “SPORT”, “SPORT Surgical System”, “Titan”, “Titan Medical” or variations thereof, as well as other trademarks, trade names and variations thereof for which registration may be pending, may infringe or contravene the rights, including trademark rights, of other parties in one or more countries. In the event of actual or alleged infringement or contravention of rights, we may be forced to cease using these marks and names.
Operations
Until the third quarter of 2019, we were developing our core technologies through external engineering and medical technology development and manufacturing firms with oversight from our management. We do not have long-term contracts with any third parties.
However, due to our limited capital, the Primary Supplier suspended all work with regard to the development of our robotic surgical system during the fourth quarter of 2019 and through the first quarter of 2020, pending receipt of sufficient funds.  On April 30, 2020, we reached the Letter Agreement with the Primary Supplier for the payment of outstanding payables to the Primary Supplier and for the resumption of development services. We will need to raise additional capital in order to fund the payment of outstanding payables to the Primary Supplier and for the resumption of development services.

On April 1, 2020, we took possession of a facility in Chapel Hill, North Carolina which has been established as the operational center for Titan Medical USA Inc.
We maintain our head office at subleased premises in Toronto, Ontario.

Property, Plants and Equipment
Aside from the purchase of furniture and fixtures as described in the Capital Expenditures below, we do not have any material fixed assets. Until the third quarter of 2019, we outsourced the development and manufacturing of our single-port robotic surgical system, instruments, camera systems and accessories to contract development and manufacturing companies. To date, all of the research and development costs have been expensed as all of the criteria for capitalization have not yet been met. As of December 31, 2019, we lease space for our corporate office in Toronto, Ontario. We have also secured a leased facility in Chapel Hill, North Carolina. Effective April 1, 2020 and in accordance with IFRS 16 we have recognized a right-of-use asset and a lease liability, as at the lease commencement, April 1, 2020, date for the Chapel Hill facility. We are not aware of any environmental issues related to these leased premises.
Capital Expenditures
We are a development stage pre-revenue company. Capital expenditures in each of the last three years have related to the acquisition of furniture and equipment plus additions to our patent portfolio, as follows:
	Furniture and Fixtures	Patent Rights
2019	—	$458,037
2018	—	$420,587
2017	$3,427	$201,409

Research and development activities undertaken with the prospect of gaining new scientific or technical knowledge and understanding are expensed as incurred. The costs of developing new products are capitalized as deferred development costs if they meet the development capitalization criteria under IFRS. These criteria include the ability to measure development costs reliably, that the product is technically and commercially feasible, that future economic benefits are probable and that we intend to and have sufficient resources to complete development and to use or sell the assets. To date, all the research and development costs have been expensed as the criteria for capitalization under IFRS have not yet been met.

RECENT DEVELOPMENTS
Cambridge Design Partnership Ltd.
On January 3, 2020, we issued 501,148 common shares to Cambridge Design Partnership Ltd. (“Cambridge”), in satisfaction of the trade payable with Cambridge of $250,574.

Aspire Capital
From January 3, 2020 to the date hereof, we raised $2,071,930 through the sale of 4,408,048 Common Shares to Aspire Capital Fund, LLC (“Aspire Capital”) in accordance with the terms of a common share purchase agreement (the “Second Aspire Agreement”) with Aspire Capital dated December 23, 2019, under which Aspire Capital committed to purchase up to $35.0 million of our Common Shares at our request from time to time, until June 23, 2022, subject to the terms and conditions of the Second Aspire Agreement.

Nasdaq Listing
On November 27, 2019, we received notifications by Nasdaq that we were not in compliance with Nasdaq Listing Rule 5550(a)(2) since the closing bid price for our Common Shares listed on Nasdaq was below $1.00 for 30 consecutive business days, and Nasdaq Rule 5550(b)(2) since the Market Value of Listed Securities for our Common Shares listed on Nasdaq was below $35 million for 30 consecutive business days. On May 26, 2020, we received a Staff Delisting Determination letter from Nasdaq setting forth a determination to delist our Common Shares from Nasdaq as a result of our failure to comply with the Minimum MVLS. We appealed the Determination, which stayed the delisting of our Common Shares.  On June 18, 2020, we received notifications by Nasdaq setting forth determinations that we had regained compliance with both the Minimum Bid Price and Minimum MVLS.  With the Deficiency cured, Nasdaq withdrew its Determination and our Common Shares will continue to be listed on Nasdaq.

Registered Direct Offerings

March 2020 Offering
On March 27, 2020, we completed an offering of 7,000,000 Common Shares and 3,500,000 Common Share purchase warrants (each, a “March 2020 Warrant”), resulting in total gross proceeds of $1,190,000 ($862,294 net of closing cash costs including cash commission described below). Each March 2020 Warrant was exercisable to purchase one common share (a “March 2020 Warrant Share”) at an exercise price of $0.19 per Common Share for a period of five years following the date of closing of the offering.
In addition to the cash commission paid to H.C. Wainwright & Co., LLC (“Wainwright”) of $83,300, broker warrants were issued to Wainwright which entitle the holder to purchase 490,000 Common Shares at a price of $0.2125 per share prior to expiry on March 27, 2025.
May 2020 Offering
On May 6, 2020, we completed an offering of 5,514,504 Common Shares of the Company at a price of $0.36268 per Common Share and 2,757,252 unregistered Common Share purchase warrants (each, a “May 2020 Warrant”), resulting in total gross proceeds of $2,000,000 ($1,613,800 net of estimated closing cash costs including cash commission described below). Each May 2020 Warrant is exercisable to purchase one Common Share at an exercise price of $0.3002 per Common Share for a period of five and one-half (5.5) years following the date of closing of the offering.

In addition to the cash commission paid to Wainwright of $140,000, broker warrants were issued to Wainwright which entitle the holder to purchase 386,015 Common Shares at a price of $0.4534  per share prior to expiry on November 6, 2025.

June 2020 Offering

On June 10, 2020 we completed an offering of 6,500,000 Common Shares, 11,500,000 pre-funded warrants (each, a “June 2020 Pre-Funded Warrant”) and 9,000,000 Common Share purchase warrants (each, a “June 2020 Common Warrant”) at a price of $1.00 per Common Share and June 2020 Common Warrant or $1.00 per June 2020 Pre-Funded Warrant and June 2020 Common Warrant, resulting in total gross proceeds of $18,000,000 ($16,400,000 net of estimated closing cash cost including cash commission described below).  Each June 2020 Common Warrant is exercisable to purchase one Common Share at an exercise price of $1.00 per Common Share for a period of four (4) years following the date of closing of the offering.  Each June 2020 Pre-Funded Warrant is exercisable to purchase one Common Share at an exercise price of $0.0001 and will expire when exercised in full.
In addition to the cash commission paid to Wainwright of $1,260,000, broker warrants were issued to Wainwright which entitle the holder to purchase 1,260,000 Common Shares at a price of $1.25 per share prior to expiry on June 10, 2024.

Development and License Arrangements with Medtronic and Senior Secured Loan

On June 3, 2020, we entered into a development and license agreement (the “Development Agreement”) with a U.S. affiliate of Medtronic plc (“Medtronic”) in connection with the development of robotic assisted surgical technologies and a separate license agreement (the “License Agreement”) with Medtronic in respect of certain of our already developed technologies.

The Development Agreement provides for the development of robotic assisted surgical technologies for use by both us and Medtronic in our respective businesses through the granting of certain licenses to the intellectual property developed thereunder. In addition to retaining certain rights to commercialize the developed technologies, we will be eligible to receive payments totaling up to U.S. $31 million for Medtronic’s license to such technologies. The payments are to be provided as technology milestones are completed and verified, and are further particularized in the table below.

Milestone (1)	Deadline (2)	Payment (US$)(3)
Milestone 1	Four (4) months from Development Start Date (4)	$10,000,000
Milestone 2 (5)	Four (4) months from Development Start Date	-
Milestone 3	Six (6) months from the later of (a) receipt by us of Payment for Milestone 1, (b) receipt by us from Medtronic of Medtronic deliverables required for Milestone 3, and (c) receipt by us from Medtronic of confirmation of certain due diligence in respect of our deliverables for Milestone 1	$10,000,000
Milestone 4	Four (4) months from the later of (a) receipt by us of Payment for Milestone 3, (b) receipt by us of Medtronic deliverables for Milestone 4, and (c) receipt by us from Medtronic of confirmation of certain due diligence in respect of our deliverables for Milestone 3	$11,000,000	(6),(7)
Notes:
1.
Milestone 1, Milestone 3 and Milestone 4 are each defined in the Development Agreement and consist of the completion of the development of certain robotic assisted surgical technologies as described in the Development Agreement.

2.	All as further described and qualified in the Development Agreement.
3.	Each payment is conditional upon the corresponding milestone being completed on a timely basis.
4.	“Development Start Date” has the meaning ascribed to it in the Development Agreement.
5.
Milestone 2 is a non-technology milestone defined as our raising at least U.S. $18,000,000 of capital between the effective date of the Development Agreement and the date that is four months from the Development Start Date.

6.
The amount of the payment will be the sum of U.S. $10,000,000 and the amount of certain legal, transaction and intellectual property related expenses to be paid to us up to a maximum of U.S. $1,000,000 pursuant to the Development Agreement and License Agreement.

7.	The balance outstanding under the Medtronic Loan (described below) will be offset against the payment for Milestone 4.

The Development Agreement provides that a steering committee comprising an equal number of representatives from Titan and Medtronic shall be established to provide oversight regarding the work toward achievement of the milestones.  Either party may terminate the agreement if the other party materially breaches the agreement and (if the breach is curable) fails to cure the breach within forty (40) business days after receipt of written notice.

Under the terms of the License Agreement, we have granted Medtronic an exclusive license with regard to certain robotic assisted surgical technologies for an upfront royalty payment of U.S. $10 million paid to us by Medtronic. We have retained certain rights to the licensed technologies to continue to develop and commercialize those technologies for our own business in single-port robotic assisted surgery.

On April 28, 2020, we received a $1.5 million senior secured loan (the “Medtronic Loan”) from an affiliate of Medtronic plc (“Medtronic Lender”).  The Medtronic Loan is evidenced by an amended and restated senior secured promissory note (“Note”) dated June 3, 2020, in the principal amount of $1.5 million plus an amount equal to certain legal, transaction and intellectual property related expenses incurred by Medtronic pursuant to the Medtronic Agreements and will bear interest at the rate of 8% per annum. The unpaid principal balance owing under the Note, together with any accrued and unpaid interest and all other unpaid obligations under the Note, shall be due and payable in full on the earliest to occur of: (i) June 4, 2023, (ii) the completion of the last milestone under the Development Agreement, or (iii) a Change of Control (as defined in the Note), subject to an accelerated due date under certain adverse conditions.  Until repayment of the loan, Medtronic may have one non-voting observer attend meetings of our Board of Directors.

We have entered into a security agreement in favor of Medtronic Lender (the “Security Agreement”) pursuant to which we have granted to Medtronic Lender a security interest in all of our present and future property including all personal property, inventory, equipment and intellectual property. In addition, Medtronic Lender’s rights and powers under the Security Agreement include without limitation (a) exercising and enforcing all rights and remedies of a holder of collateral as if Medtronic Lender were the absolute owner of the collateral, (b) collection of any proceeds arising in respect of all of our property pledged as security for the loan, (c) license or sublicense, whether on an exclusive or nonexclusive basis, of any of our intellectual property for such term and on such conditions and in such manner as Medtronic Lender in its sole judgment determines (taking into account such provisions as may be necessary to protect and preserve  such intellectual property), and (d) the right to enforce its security in the event of a default which may include the appointment of a receiver by instrument or order of the court.

Coronavirus

Since December 31, 2019, the outbreak of the novel strain of coronavirus has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. These measures, which include the implementation of travel bans, self-imposed quarantine periods and social distancing, have caused material disruption to business globally resulting in an economic slowdown. Global equity markets have experienced significant volatility and weakness. Governments and central banks have reacted with significant monetary and fiscal interventions designed to stabilize economic conditions. The duration and impact of the COVID-19 outbreak is unknown at this time, as is the efficacy of the government and central bank interventions. Our operations have experienced disruptions, including the temporary closure of our offices, which may materially and adversely affect our business, financial condition and operational results. It is not possible to reliably estimate the length and severity of these developments and the impact on the financial results and condition of the Company in future periods.

Primary Supplier

Our Primary Supplier suspended all work with regard to the development of the Company’s robotic surgical system during the fourth quarter of 2019 and through the first quarter of 2020, pending receipt of amounts owed by the Company. However, as of April 30, 2020, we had reached the Letter Agreement with the Primary Supplier providing for the payment of outstanding payables to the Primary Supplier by the end of 2020, and for the resumption of development services. The Company will need to raise additional capital in order to fund the payment of outstanding payables to the Primary Supplier under the Letter Agreement and for the resumption of development services.

Working Capital Deficiency

The Company’s working capital at March 31, 2020 was a deficit of $7,688,354  excluding warrant liability, compared to working capital deficit of $9,684,525 at December 31, 2019.

Changes to our Board of Directors

Charles Federico, who had served as our Chairman since May 2019, and John Schellhorn, who served as a director of Titan since June 2017, tendered their resignations from Titan’s board of directors on June 4, 2020.  Following the resignations, our board of directors consists of David McNally (Chief Executive Officer), John Barker and Stephen Randall, Chief Financial Officer.  David McNally was appointed as Chairman of our board of directors on June 4, 2020.  On June 11, 2020, Phillip L. McStotts was appointed as an independent member of our board of directors. Messrs. McStotts, Barker and McNally currently constitute the audit committee of our board of directors.  We do not currently meet the requirements of Nasdaq Listing Rule 5605(c)(2), which requires us to have an audit committee with three independent members. We are currently engaged in a plan to recruit and have appointed (or present for nomination or election at our next annual meeting) individuals as additional independent directors to cure this deficiency.

Formation of U.S. subsidiary

On May 29, 2020, we incorporated Titan Medical USA, Inc., as a wholly-owned subsidiary of Titan, under the General Corporation Law of the State of Delaware.

Other

In late 2019, we became involved in litigation with Naglreiter Consulting, LLC (“Naglreiter”).  On June 8, 2020, we entered into a settlement agreement with Naglreiter pursuant to which (i) we paid a sum of $1,050,000 to Naglreiter, (ii) Naglreiter returned certain of our personal property and related electronic data in its possession, (iii) and the pending litigation was dismissed. Under the terms of the settlement agreement, each party is responsible for its own costs, expenses and attorneys’ fees.  Please see “Legal Proceedings” for more information.

As the Company raises additional capital, it continues to make payments to suppliers on valid past due invoices. Should the Company be successful in raising sufficient capital, the Company plans to complete paying valid past due invoices from suppliers and develop a work plan with input from suppliers that is consistent with the Company’s priorities toward milestone achievement having regard to the Company’s available capital resources. In any case in which the Company may be unable to normalize or otherwise proceed with supplier relationships, it has identified alternative suppliers of those services. The engagement of any alternative service providers will be subject to the availability of sufficient capital, successful negotiation of commercial terms, statements of work, payment terms and possibly, require deposits and/or pre-payments. There is no assurance that the Company will be able to reach any agreement with any alternative supplier on satisfactory terms.

DIRECTORS, MANAGEMENT, ADVISERS AND AUDITORS
Directors and Senior Management
The following are the names, business addresses and functions of our directors and senior management:
Name	Office Held with the Company	Business Address
David J. McNally	Director, Chairman, President and Chief Executive Officer	155 University Avenue, Suite 750, Toronto, Ontario M5H 3B7
Stephen Randall	Director, Chief Financial Officer and Secretary	155 University Avenue, Suite 750, Toronto, Ontario M5H 3B7
Perry Genova	Senior Vice President, Research and Development	155 University Avenue, Suite 750, Toronto, Ontario M5H 3B7
Curtis Jensen	Vice President, Quality and Regulatory Affairs	155 University Avenue, Suite 750, Toronto, Ontario M5H 3B7
Sachin Sankholkar	Vice President, Marketing	155 University Avenue, Suite 750, Toronto, Ontario M5H 3B7
Chris Seibert	Vice President, Business Development	155 University Avenue, Suite 750, Toronto, Ontario M5H 3B7
John E. Barker	Director	155 University Avenue, Suite 750, Toronto, Ontario M5H 3B7
Phillip L. McStotts	Director	155 University Avenue, Suite 750, Toronto, Ontario M5H 3B7

Advisors
Our Canadian legal counsel is Borden Ladner Gervais LLP with a business address at Bay Adelaide Centre, East Tower, 22 Adelaide St W, Toronto, Ontario, Canada M5H 4E3. Our U.S. securities law counsel is Dorsey & Whitney LLP with a business address at 161 Bay Street, Suite 4310, Toronto, Ontario, Canada M5J 2S1.
Auditors
Our auditors are, and have been for the preceding three years, BDO Canada LLP, Charted Accountants, Licensed Public Accountants, with a business address at TD Bank Tower, 66 Wellington Street West, Suite 3600, PO Box 131, Toronto, Ontario, Canada M5K 1H1. BDO Canada LLP is independent in accordance with the Rules of Professional Conduct as outlined by the Institute of Chartered Professional Accountants of Ontario. BDO Canada LLP were first appointed auditors of the Company on December 13, 2010.

LEGAL PROCEEDINGS
On October 16, 2019, we became involved in litigation with Naglreiter when it filed a Complaint in the U.S. District Court for the Southern District of Florida (Case No. 0:19-cv-62574), alleging that we had not paid the amounts owed under several invoices and, further, that the invoices totaled approximately $5 million. Naglreiter had been engaged by us to develop devices associated with our robotic surgical system, in particular, focusing on aspects of the instrumentation and the camera system.

On December 5, 2019, we filed an Answer, Affirmative Defenses and Counterclaim denying the allegations, asserting defenses to the Complaint, and asserting counterclaims against Naglreiter for (i) breach of contract including that the services that were rendered by Naglreiter were not rendered in a satisfactory manner and that Naglreiter failed to return property paid for by us, (ii) fraudulent inducement, (iii) negligent misrepresentation, (iv) indemnification and (v) conversion for refusing to return Titan’s property.

On February 13, 2020, Naglreiter filed an Amended Complaint against us to add a complaint of unjust enrichment alleging that Naglreiter had conferred benefits on us without the our paying fair market value for them and asked the courts for a constructive trust over certain property of ours in Naglreiter’s possession.

On March 9, 2020, we filed an Answer and Affirmative Defenses to the Amended Complaint and an Amended Counterclaim, denying the allegations, asserting defenses to the Amended Complaint, and bringing additional counterclaims of (i) replevin to recover possession of personal property held by Naglreiter, (ii) civil theft for depriving us of our right to certain property in Naglreiter’s possession and (iii) injunctive relief to have Naglreiter cease and desist the violation of confidentiality provisions in the parties’ agreements.

On June 8, 2020, we entered into a settlement agreement with Naglreiter pursuant to which (i) we paid a sum of $1,050,000 to Naglreiter, (ii) Naglreiter returned certain personal property and related electronic data of Titan in its possession, (iii) and the pending litigation was dismissed. Under the terms of the settlement agreement, each party is responsible for its own costs, expenses and attorneys’ fees.

Other than the Naglreiter litigation, there are currently no legal proceedings to which we are or were a party, or of which any of our property is or was the subject of, and we are not aware of any such proceedings that are contemplated. No penalties or sanctions were imposed against us by a court relating to securities legislation or by a securities regulatory authority during the year ended December 31, 2019, nor the three months ended March 31, 2020 nor have we entered into a settlement agreement with a securities regulatory authority, or been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
You should read the following discussion of our financial condition and results of operations in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly those in the section of this prospectus entitled “Risk Factors.”
The following discussion and analysis of our financial condition and results of operations for the years ended December 31, 2019, 2018 and 2017, should be read in conjunction with our consolidated financial statements and related notes included in this prospectus. Our consolidated financial statements were prepared in accordance with IFRS as issued by the IASB. See the financial statements included as part of this prospectus and the notes thereto for a discussion of the significant accounting policies and significant estimates and judgments required to be made by management.

Overall Performance
During the three months ended March 31, 2020, we were successful in securing sufficient capital to maintain limited operations but will require additional capital in order to resume product development and regulatory activities at a pace that would allow accomplishment of our previously stated milestones. The Company has a working capital deficiency of $7,688,354 at March 31, 2020, excluding warrant liability. We do not have sufficient capital to continue the development of our robotic surgical system and there can be no assurance that we will be successful in securing additional financing.
During the three months ended March 31, 2020, we raised aggregate gross proceeds of approximately $3,717,930 from financings ($3,346,667 net of closing costs including cash commission of $83,300), including $456,000 from the exercise of warrants. During the three months ended March 31, 2020, we generated a net and comprehensive loss of $768,043 compared to a loss of $28,282,880 during the three months ended March 31, 2019.  Included in net and comprehensive losses were research and development expenditures of $46,119 during the three months ended March 31, 2020, compared to$14,408,612 for the three months ended March 31, 2019, and a gain on change in fair value of warrants of $1,117,476 during the three months ended March 31, 2020, compared with a loss on change in fair value of warrants of $10,476,625 during the three months ended March 31, 2019.
During the year ended December 31, 2019, we were unsuccessful in securing sufficient capital to maintain product development and regulatory activities at a pace that would allow accomplishment of our previously stated milestones. As a result, on October 15, 2019, we announced that we had withdrawn all forward-looking statements included in our continuous disclosure documents with respect to the cost and timing of the development of our robotic surgical system beyond the fourth quarter of 2019. On November 7, 2019, we announced that we had determined not to proceed with the public offering of units of the Company for which it filed a final short form prospectus on October 31, 2019 (the “October Offering”). We do not have sufficient capital to continue the development of our robotic surgical system and there can be no assurance that we will be successful in securing additional financing. All statements in this registration statement as to our plans and objectives with regard to resuming and continuing our development are conditional upon, among other things, our raising sufficient financing on a timely basis, securing and restoring relationships with our suppliers and development partners and retaining qualified personnel.

During the year ended December 31, 2019, we raised gross proceeds of approximately $34,054,530 ($31,181,983 net of closing costs including cash commission of $2,172,500). See the section below on Financings for more details. For the year ended December 31, 2019, we generated a net and comprehensive losses of $41,907,079 (December 31, 2018 - $22,639,272) which included research and development expenditures of $51,418,056 (December 31, 2018 - $32,858,339) and a gain on change in fair value of warrants of $19,800,645 (December 31, 2018 - $17,095,220).
During the year ended December 31, 2018 we raised gross proceeds of $28,424,732 ($25,776,269 net of closing cost including cash commission of $1,983,429). We generated a net loss of $22,639,272, which included research and development expenditures of $32,858,339 and a gain on the change in fair value of warrants of $17,095,220.
Our business plan consists of the development of computer-assisted robotic surgical technologies for application in MIS comprising our single-port robotic surgical system. The system under development includes a surgeon-controlled patient cart that includes a 3D high definition vision system and multi-articulating instruments for performing MIS procedures, and a surgeon workstation that provides the surgeon with an advanced ergonomic interface to the patient cart and a 3D endoscopic view inside the patient’s body during MIS procedures. We intend to initially pursue gynecologic surgical indications for use of our single-port robotic surgical system.
Development of the single-port robotic surgical system had proceeded with input from surgeons and operating room staff experienced in MIS, consultation with medical technology development firms and input from the Surgeon Advisory Board comprised of surgeons who specialize in MIS. This approach allowed us to design a robotic surgical system intended to include the traditional advantages of robotic surgery, including 3D stereoscopic imaging and restoration of instinctive control, as well as new and enhanced features, including an advanced surgeon workstation incorporating a 3D high definition display providing a more ergonomically friendly user interface and a patient cart with enhanced instrument dexterity.
The single-port robotic surgical system patient cart was being developed to deliver multi-articulating instruments and a dual-view camera system into a patient’s abdominal body cavity through a single access port. The dual-view camera system consists of a flexible 3D high-definition endoscopic camera along with a light source and a camera insertion tube of approximately 25 millimeter diameter that includes an integrated 2D high-definition camera along with an independent light source that once inserted, provides visualization for optimal positioning of the camera insertion tube by a bedside assistant under the guidance of the surgeon. Once the camera insertion tube is inserted and positioned in the body, it is docked to the central unit of the patient cart and the 3D high-definition endoscopic camera is deployed in a manner that the endoscopic camera and multi-articulating instruments can be controlled by the surgeon via the workstation. The reusable multi-articulating, snake-like instruments are designed to couple with an assortment of permanent and detachable single patient use end effectors that in the case of the latter, provide first use quality in every case and eliminate the reprocessing of the complete instrument. The use of reusable (for a specific number of uses) robotic instruments that can be cleaned and sterilized between surgeries, and single patient use end effectors is intended to minimize the cost per procedure without compromising surgical performance. The patient cart is also designed to include a mast, a boom and wheels for optimal configurability for a variety of surgical indications and the ability to be maneuvered within the operating room, or redeployed within hospitals and ambulatory surgical centers, where applicable.
As part of the development of our single-port robotic surgical system, we are planning continued development of a robust training curriculum and post-training assessment tools for surgeons and surgical teams. The proposed training curriculum is planned to include cognitive pre-training, psychomotor skills training, surgery simulations, live animal and human cadaver lab training, surgical team training, troubleshooting and an overview of safety. Post-training assessment will include validation of the effectiveness of those assessment tools. We have developed 14 core surgical skills simulation modules for use with the surgeon workstation in the first phase of the comprehensive surgeon training curriculum that we are planning for our single-port robotic surgical system.
We have continuously evaluated our technologies under development for intellectual property protection through a combination of trade secrets and patent application filings. We have has continued the filing and prosecution of patents that management believes will validate the novelty of our unique technology. Early evidence of success with this initiative has been the rapid growth of our patent portfolio from 12 issued patents at December 31, 2016 to 46 issued patents as of December 31, 2019. As of March 30, 2020, we had 85 patent applications and 50 patents.

As part of our development efforts, we have established certain milestones related to technology and design advancements as well as preclinical and clinical studies and completion of regulatory submissions. To assess progress, we regularly test and evaluate our technology. If such evaluations indicate technical defects or failure to meet cost or performance goals, our development schedule could be further delayed.
In addition to being capital intensive, research and development activities relating to the sophisticated technologies that we are developing are inherently uncertain as to future success and the achievement of desired results. If delays or problems occur during our ongoing research and development activities, important financial and human resources may need to be diverted toward resolving such delays or problems. Further, there is material risk that our research and development activities may not result in a functional product and that the capital required to continue development may not be available to us.
During the year ended December 31, 2018, we achieved all of our milestones as published in our Annual Information Form for the 2018 fiscal year. We then proceeded to initiate preclinical acute and chronic (survival) live animal and human cadaver procedures according to GLP during the second quarter of 2019. However, human factors evaluation (“HFE”) studies that were previously planned for the second quarter of 2019 were moved to the third quarter in order to accommodate initiation of the GLP procedures, which from a timing perspective were a priority. The GLP procedures, as well as the HFE studies, were completed during the third quarter of 2019.
During the fourth quarter ended December 31, 2019, we completed two of our three fourth quarter milestones including: (i) receipt of a final independent report from validation testing of system safety and usability for the intended users and use environments under simulated robotic manipulation exercises intended to replicate essential surgical tasks; and (ii) complete User Manual for robotic system setup by operating room staff and surgeon operation of the surgeon workstation, patient cart, instruments and accessories. The third milestone, receipt of ISO 13485 Certification, was expected to be received by year-end 2019, but was delayed in processing and received January 24, 2020.
Our future success is substantially dependent on funding our research and development program and maintaining the support of our research and development and manufacturing service providers and, in some cases, securing new suppliers and service providers.
As of December 31, 2019 and into the first quarter of 2020, our Primary Supplier had stopped all work with regard to the development of our robotic surgical system. Additionally, our relationship with another service provider, Naglreiter, had deteriorated, resulting in litigation between us and Naglreiter. For an update on this information, please see “Recent Developments” and “Legal Proceedings” above.
In 2019, our Board of Directors established a special committee of independent directors to oversee the global search for strategic alternative transactions. The mandate of the special committee includes a wide range of potential transactions, including financing through equity or debt, licensing, merger or acquisition. There can be no assurance that we will be successful in securing additional capital or completing a suitable strategic alternative transaction. In the event that we are unable to secure additional capital or conclude a suitable strategic alternative transaction, we may be unable to pay down past due invoices or restart product development. It is also possible that in such circumstances our relationships with key service providers may further deteriorate.
Discussion of Operations
Three months ended March 31, 2020 compared to three months ended March 31, 2019
During the first quarter of 2020, we had net and comprehensive loss of $768,043 compared to a loss of $28,282,880 for the same period in 2019. The significance of this change is primarily due to a reduction in research and development expenses from $14,408,612 in the three months ended March 31, 2019 to $46,119 in the same period in 2020. In addition, a gain on change in fair value of warrants of $1,117,476 was reported in the three months ended March 31, 2020 compared to a loss on change in fair value of warrants of $10,476,625 during the same period of 2019.

The significant decrease in research and development expenditures is attributed to the reduced funding available in the first quarter of 2020 compared to the same period of the prior year. The change in the fair value of warrants in each period was as a result of the increase or decline in the stock price at quarter end versus its previously reported value, thus increasing or reducing the warrant liability.

Significant changes in key financial data from the three months ended December 31, 2019 through the three months ended March 31, 2020 reflect the suspension of development of the single-port robotic surgical system while we seek additional capital. Also impacting these changes is the requirement to revalue warrant liability at fair value, with subsequent changes recorded through net and comprehensive loss for the period.
Year ended December 31, 2019 compared to year ended December 31, 2018
We incurred a net and comprehensive loss of $41,907,079 during the year ended December 31, 2019, compared to a net and comprehensive loss in 2018 of $22,639,272. The increase in the loss in 2019 of $19,267,807 is primarily due to an increase of $18,559,717 in research and development expenditures in 2019. Research and development expenditures for the year ended December 31, 2019 were $51,418,056, compared with $32,858,339 for the year ended December 31, 2018.
Total expenses incurred during the year ended December 31, 2019 were $59,726,277. At December 31, 2018, we had forecasted total expenses for 2019 to be approximately $64,100,000. The difference between the original forecast and actual expenses incurred is primarily related to reduced research and development costs as a result of a decline in available funding. The reduction in costs was approximately $4,500,000, or 7.0% of total expenses forecasted as of December 31, 2018.
During the first half of 2019, we continued to support product development and manufacturing relationships with subcontractors, carried on efforts to globally secure our intellectual property through the patent and licensing process, and continued the development of the Company’s single-port robotic surgical system. However, as we experienced severe financing challenges during the second half of the year, product development was suspended.
Research and development expenditures (all of which were expensed in the period), for the years ended December 31, 2019 and December 31, 2018, respectively were as follows:

Research and Development Expenditures	Year Ended December 31, 2019	Year Ended December 31, 2018
Intellectual property development	$7,321	$14,540
Product development	51,410,735	32,843,799

Total	$51,418,056	$32,858,339
Research and development expenditures increased considerably in the year ended December 31, 2019 compared to the same period in 2018. This increase was primarily due to an increase in available funding in the first quarter of 2019 that allowed us to accelerate product development in the first half of 2019, compared to 2018.
Other expenses, excluding the research and development expenses discussed above and excluding Interest income, Gain on change in fair value of warrants and Warrant liability issue costs as disclosed in our financial statements for the year ended December 31, 2019 were $8,308,221, compared to $5,852,109 in 2018. The increase of $2,456,112 is primarily attributable to higher professional fees expensed in 2019 relating to the withdrawn October Offering that would otherwise have been accounted for as equity and offset with proceeds of the financing, consulting fees, stock-based compensation, and accrued interest to a supplier, partially offset by lower management salaries and fees.

We realized $115,584 of interest income on our cash and cash-equivalent balances during the year ended December 31, 2019, and $288,300 for the same periods in 2018. This decrease in interest income is primarily attributed to lower cash balances in our money market account in 2019 compared to 2018.
The impact of the change in fair value of warrants for the year ended December 31, 2019 was a gain of $19,800,645, compared to a gain of $17,095,220 in 2018. The difference of $2,705,425 for the year ended December 31, 2019 reflects both an increase in the number and decrease in the fair value of warrants in 2019 compared to 2018.
Warrant liability issue costs increased to $2,097,031 for the year ended December 31, 2019 from $1,312,344 for the same period in 2018. This increase includes an increase in the funds raised and corresponding costs in March 2019 compared to the funds raised and corresponding costs for the year ended December 31, 2018. In addition, included in the 2019 warrant liability costs is an adjustment of $269,196 relating to the years ended December 31, 2016 and 2017.

Due to a shortfall in capital, on October 3, 2019, we entered into a Letter Agreement with the Primary Supplier providing that until we have secured sufficient financing, the requirement that we maintain a deposit under an existing agreement with the Primary Supplier would be waived. Instead, we would pre-pay for development work in advance of each month during which product development services are to be provided. Consequently, $2.0 million which had been paid to the supplier and held as a deposit under the original contract was applied toward the Company’s payables for past services rendered by the supplier. Once we have sufficient cash on hand to fund a deposit equal to three months of projected invoices from the supplier, we will then be required to maintain a deposit in that amount. Thereafter, once we have made full on time payment of all invoices for a six-month period, the deposit terms will revert to the terms of the existing original agreement.
We are in regular communication with the Primary Supplier regarding our capital resources. In the circumstances of the reduction of capital available to us to pay the supplier and in particular, not completing the October Offering, the Primary Supplier had stopped all development work that the Primary Supplier performs for us and it had reassigned all of its employees that were previously dedicated to the our project to unrelated work. This will significantly impact the timing and costs associated with the completion of our future milestones as additional time and cost will be incurred to rehire and/or reassign employees and resume product development.
Since late 2019, we have been involved in litigation with Naglreiter Consulting, LLC. Please see “Legal Proceedings” for more information.
As we raise additional capital, we continue to make payments on valid past due invoices with current suppliers. Should we be successful in raising sufficient capital, which we may not be, we plan to complete paying valid past due invoices and then develop a work plan with input from suppliers that is consistent with our priorities toward milestone achievement having regard to our available capital resources. As the Primary Supplier has agreed to waive certain deposit requirements, we plan to comply with the specified interim requirements of the supplier until we have raised sufficient capital to fund the deposit as described above. In any case in which we may be unable to normalize supplier relationships, we have identified alternative suppliers of those services.
We will need to replace any product development service provider in the event it should be necessary or desirable to us. However, the engagement of other service providers will be subject to the availability of sufficient capital, successful negotiation of commercial terms, statements of work, payment terms and possibly, require deposits and/or pre-payments. There is no assurance that we will be able to reach any agreement with any alternative supplier on satisfactory terms.

Year ended December 31, 2018 compared to year ended December 31, 2017
During the year ended December 31, 2018 we raised gross proceeds of $28,424,732 ($25,776,269 net of closing cost including cash commission of $1,983,429). We generated a net loss of $22,639,272, which included research and development expenditures of $32,858,339 and a gain on the change in fair value of warrants of $17,095,220.
We incurred a net and comprehensive loss of $22,639,272 during the year ended December 31, 2018, compared with a net and comprehensive loss of $33,586,984 for the year ended December 31, 2017. This decrease in net and comprehensive loss for the year is primarily attributed to a large gain from the change in fair value of warrants in 2018 compared to a loss in 2017, which was partially offset by substantially higher research and development expenditures in 2018 compared to 2017. In addition, foreign exchange gain in the year ended December 31, 2018, was $979,894, compared to a loss of $542,664 for the year ended December 31, 2017. This change in foreign exchange of $1,522,558 is primarily attributable to the foreign exchange on warrants, a gain of $984,462 in 2018 compared to a loss of $305,475 in 2017.
Excluding foreign exchange, general and administrative expenses for the year ended December 31, 2018, were $6,832,003 compared to $5,983,201. The increases in general and administrative expenses during the comparative periods are attributed to increases in insurance, consulting fees, incremental salaries of personnel added after the beginning of 2017, management and administrative salaries, professional fees and office and general expenses.

The gain attributed to the change in fair value of warrants for the year ended December 31, 2018 was $17,095,220 compared to loss of $13,133,671 for the same period in 2017. The change of $30,228,891 reflects a significant decrease in the fair value of warrants in 2018 compared to 2017.
We realized $288,300 of interest income on our cash and cash-equivalent balances during the year ended December 31, 2018, and $17,442 for the same period in 2017. This increase in interest income is primarily attributed to substantially higher cash balances in our money market account in 2018 compared to 2017.
Liquidity and Capital Resources as at December 31, 2019
We do not currently generate any revenue (other than interest income on our cash balances) and accordingly it is primarily dependent upon equity financing for any additional funding required for development and operating expenses.
During the third and fourth quarter of 2019, we were unsuccessful in securing sufficient capital to continue product development and preparation for submissions to regulatory authorities. As a result, on October 15, 2019, we announced that we had withdrawn all forward-looking statements included in our continuous disclosure documents with respect to the cost and timing of the development of our robotic surgical system beyond the fourth quarter of 2019. On November 7, 2019, we announced that we had determined not to proceed with the October Offering.
 Our ability to arrange financing in the future will depend in part upon prevailing capital market conditions and our business success. There can be no assurance that we will be successful in our efforts to arrange additional financing on terms satisfactory to us, or at all. If adequate funds are not available, or are not available on acceptable terms, we may not be able to resume our technology development program. If additional financing is raised by the issuance of shares or convertible securities from treasury, control of the Company may change and shareholders may suffer additional dilution, or loss of their investment.
We had cash and cash equivalents on hand of $814,492 and accounts payable and accrued liabilities, including the current portion of the lease liability, of $11,433,967 excluding warrant liability at December 31, 2019, compared to $11,471,243 and $6,447,888 respectively, at December 31, 2018. Our working capital at December 31, 2019 was a deficit of $9,684,525 excluding warrant liability, compared to working capital of $14,294,791 at December 31, 2018.
The table below sets forth our warrants (by series) that were previously issued and which remain outstanding as at December 31, 2019:

		Issue Date	Expiry Date	Number Issued	Number Outstanding	Exercise Price (US$)	Exercise Price (CDN$)
				Note 1
TMD.W.T.F	[1]	16-Nov-15	16-Nov-20	233,740	233,740		48.00
TMD.W.T.G	[1]	12-Feb-16	12-Feb-21	389,027	386,694		30.00
TMD.W.T.G	[1]	23-Feb-16	23-Feb-21	58,226	58,226		30.00
TMD.W.T.H	[1]	31-Mar-16	31-Mar-21	501,831	501,831		36.00
TMD.W.T.H	[1]	14-Apr-16	31-Mar-21	75,275	75,275		36.00
TMD.W.T.I	[1]	20-Sep-16	20-Sep-21	569,444	569,444		22.50
TMD.W.T.I	[1]	27-Oct-16	20-Sep-21	67,667	67,667		22.50

Not Listed	[1]	16-Mar-17	16-Mar-21	357,787	355,253		15.00
Not Listed	[1]	29-Jun-17	29-Jun-22	1,612,955	75,810		6.00
Not Listed	[1]	21-Jul-17	29-Jun-22	370,567	370,567		6.00
Not Listed	[1]	24-Aug-17	24-Aug-22	563,067	563,067		6.00
Not Listed	[1]	5-Dec-17	5-Dec-22	1,533,333	1,533,333		18.00
Not Listed	[1]	10-Apr-18	10-Apr-23	1,126,665	1,126,665		10.50
Not Listed	[1]	10-May-18	10-Apr-23	168,889	168,889		10.50
Not Listed	[2]	10-Aug-18	10-Aug-23	7,679,574	6,661,068	2.92
Not Listed	[3]	21-Mar-19	21-Mar-24	8,455,882	8,455,882	3.95

				23,763,929	21,203,411

Note 1 - After giving effect to the 30:1 Share Consolidation in June 2018
Note 2 - Includes a ratchet clause triggered August 29, 2019 lowering the exercise price from U.S. $3.20 to U.S. $2.92.
Note 3 - Includes a ratchet clause triggered August 29, 2019 lowering the exercise price from U.S. $4.00 to U.S. $3.95.

Liquidity and Capital Resources as at March 31, 2020
We currently do not generate any revenue (other than interest income on our cash balances) and accordingly we are primarily dependent upon equity financing for any additional funding required for development and operating expenses and to satisfy outstanding obligations. Please see “Development and License Arrangements with Medtronic and Senior Secured Loan”.

During the second half of 2019, we were unable to secure sufficient capital to continue product development and preparation for submissions to regulatory authorities as previously planned. As a result, we have withdrawn all forward-looking statements included in our continuous disclosure documents with respect to the cost and timing of the development of the robotic surgical system since the fourth quarter of 2019.

During the first quarter of 2020, we raised gross proceeds of $3,717,930 ($3,346,667 net of costs) and subsequent to the first quarter, we raised $1,500,000 by way of an 8% senior secured promissory note, and $2,000,000 ($1,613,800 net of estimated closing costs) through a registered direct offering. We will need to secure additional financing before resuming our development plan at a satisfactory rate.

Our ability to arrange financing in the future will depend in part upon prevailing capital market conditions and the business success of the Company. There can be no assurance that we will be successful in our efforts to arrange additional financing on terms satisfactory to us, or at all. If adequate funds are not available, or are not available on acceptable terms, we may not be able to resume our technology development program or to satisfy our obligations as and when they become due. If additional financing is raised by the issuance of shares or convertible securities from treasury, control of the Company may change and shareholders may suffer additional dilution, or loss of their investment.
We had cash and cash equivalents on hand of $1,760,219 and accounts payable and accrued liabilities, including the current portion of lease liability, of $10,210,103 excluding warrant liability at March 31, 2020, compared to $814,492 and $11,433,967 respectively, at December 31, 2019. The Company’s working capital at March 31, 2020 was a deficit of $7,688,354 excluding warrant liability, compared to working capital deficit of $9,684,525 at December 31, 2019. See “Recent Developments” for additional information.

The table below sets forth our warrants (by series) that were previously issued and which remain outstanding as of March 31, 2020.
		Issue Date	Expiry Date	Number Issued	Number Outstanding	Exercise Price (US$)	Exercise Price (CDN$)
				Note 1
TMD.W.T.F	[1]	16-Nov-15	16-Nov-20	233,740	233,740		48.00
TMD.W.T.G	[1]	12-Feb-16	12-Feb-21	389,027	386,694		30.00
TMD.W.T.G	[1]	23-Feb-16	23-Feb-21	58,226	58,226		30.00
TMD.W.T.H	[1]	31-Mar-16	31-Mar-21	501,831	501,831		36.00
TMD.W.T.H	[1]	14-Apr-16	31-Mar-21	75,275	75,275		36.00
TMD.W.T.I	[1]	20-Sep-16	20-Sep-21	569,444	569,444		22.50
TMD.W.T.I	[1]	27-Oct-16	20-Sep-21	67,667	67,667		22.50

Not Listed	[1]	16-Mar-17	16-Mar-21	357,787	355,253		15.00
Not Listed	[1]	29-Jun-17	29-Jun-22	1,612,955	75,810		6.00
Not Listed	[1]	21-Jul-17	29-Jun-22	370,567	370,567		6.00
Not Listed	[1]	24-Aug-17	24-Aug-22	563,067	563,067		6.00
Not Listed	[1]	5-Dec-17	5-Dec-22	1,533,333	1,533,333		18.00
Not Listed	[1]	10-Apr-18	10-Apr-23	1,126,665	1,126,665		10.50
Not Listed	[1]	10-May-18	10-Apr-23	168,889	168,889		10.50
Not Listed	[2]	10-Aug-18	10-Aug-23	7,679,574	6,661,068	2.92
Not Listed	[3]	21-Mar-19	21-Mar-24	8,455,882	8,455,882	3.95
Not Listed		27-Mar-20	27-Mar-25	3,500,000	900,000	0.19

				27,263,929	22,103,411

Note 1 - After giving effect to the 30:1 Share Consolidation in June 2018
Note 2 - Includes a ratchet clause triggered August 29, 2019 lowering the exercise price from U.S. $3.20 to U.S. $2.92.
Note 3 - Includes a ratchet clause triggered August 29, 2019 lowering the exercise price from U.S. $4.00 to U.S. $3.95.
Financings
Warrants Exercised in 2020
During the quarter ended March 31, 2020, 2,400,000 warrants were exercised for gross proceeds of $456,000 and in April 2020 an additional 200,000 warrants were exercised for gross proceeds of $38,000.
For information regarding offerings conducted in 2020 to the date of this prospectus, please see “Recent Developments”.

Offerings in 2019
On December 23, 2019, we announced that we had entered into a second Common Share Purchase Agreement (“Second Aspire Agreement”) with Aspire Capital under which Aspire Capital committed to purchase up to US$35.0 million Common Shares at our request from time to time, until June 23, 2022, subject to the terms and conditions of the agreement. In accordance with the terms of the Second Aspire Agreement, we immediately issued 973,000 Common Shares to Aspire Capital as a commitment fee (the “December Commitment Shares”) upon entering into the agreement, and subsequent to the year-end, we raised an additional $2,071,930 through the sale of 4,408,048 Common Shares to Aspire Capital.
We filed a prospectus supplement to our Form F-3 shelf registration statement (File No. 333-232898), qualifying the additional offer and sale of Common Shares to Aspire Capital (including the December Commitment Shares).

On November 1, 2019, we announced that we had filed and been receipted for a final short form prospectus filed in Ontario, British Columbia and Alberta in connection with the October Offering. On November 7, 2019, we announced that we determined not to proceed with the October Offering.
On August 29, 2019, we announced that we had entered into the Aspire Agreement with Aspire Capital under which Aspire Capital committed to purchase up to US$35.0 million Common Shares at our request from time to time, until February 28, 2022, subject to the terms and conditions of the agreement. On commencing the Aspire Agreement, we immediately sold to Aspire Capital 1,777,325 Common Shares at a price of US$1.6879 per share for gross proceeds of US$3.0 million, and also issued 639,837 Common Shares to Aspire as a commitment fee (the “August Commitment Shares”). Until the Aspire Agreement was terminated on December 23, 2019 (pursuant to and upon entering into the Second Aspire Agreement described above), we raised a further $2,304,531 and issued an additional 5,367,282 Common Shares at an average price of $0.4294 per share.
We filed a prospectus supplement to our Form F-3 shelf registration statement (File No. 333-232898), which was declared effective on August 2, 2019 by the U.S. Securities and Exchange Commission, qualifying the offer and sale of Common Shares to Aspire Capital (including the August Commitment Shares) pursuant to the Aspire Agreement. Northland Securities, Inc. acted as our agent and financial advisor in connection with the offering and was paid a cash fee of $160,000.
On March 21, 2019, we completed an offering of securities made pursuant to an agency agreement (“Agency Agreement”) dated March 18, 2019 between us and Bloom Burton Securities Inc. as agent (“Bloom Burton”). We sold 8,455,882 units under the offering at a price of $3.40 per unit for gross proceeds of approximately $28,750,000 ($25,426, 744 net of closing cost including cash commission of $2,012,500). Each unit consisted of one Common Share and one warrant, each warrant entitling the holder thereof to acquire one Common Share at an exercise price of $4.00 and expiring March 21, 2024. The warrants were valued at $15,897,059 based on the value determined by the Black-Scholes model and the balance of $12,852,941 was allocated to the common shares.
Pursuant to the Agency Agreement, in addition to the cash commission paid to Bloom Burton, broker warrants were issued to Bloom Burton which entitle the holder to purchase 591,911 common shares at a price of $3.40 per share prior to expiry on March 21, 2021. The broker warrants were valued using the Black-Sholes model and the value of $864,190 was accounted for as an increase in the closing costs and allocated between the shares and the warrants.
During the three months ended March 31, 2019, 1,018,506 warrants were exercised for total proceeds of $3,259,219. The fair value of the exercised warrants was $3,742,824 which was reclassed from warrant liability to common shares.

Offerings in 2018

On August 10, 2018 we completed an offering of securities made pursuant to an agency agreement dated August 7, 2018 between us and Bloom Burton.  We sold 7,679,574 Units under the Offering price of US$2.50 per Unit for gross proceeds of approximately $19,198,935.  Each Unit consisted of one Common Share and one Common Share purchase warrant, each warrant entitles the holder thereof to acquire one Common Share at an exercise price of US$3.20 and expiring August 10, 2023.
On April 10, 2018 we completed an offering of securities pursuant to an agency agreement dated April 3, 2018 between us and Bloom Burton.  We sold 1,126,665 Units under the Offering at a price of CDN$9.00 per Unit for gross proceeds of approximately $8,035,941 ($7,211,320 net of closing costs including cash commission of $562,516).  Each Unit consisted of one Common Share and 0.03333 warrant, each whole warrant entitling the holder thereof to acquire one Common Share at an exercise price of CDN$10.50 and expiring April 10, 2023.
On May 10, 2018 we announced the exercise of the over-allotment option granted to Bloom Burton as agent for our offering, at a price of CDN$9.00 per unit, completed on April 10, 2018 and we sold an additional 168,889 Units at the offering price for additional gross proceeds of $1,189,856 ($1,100,238 net of closing costs including cash commission of $76,988).  Each Unit consisted of one Common Share and 0.03333 warrant, each whole warrant entitling the holder thereof to acquire one Common Share at an exercise price of CDN$10.50 and expiring April 10, 2023.

Offerings in 2017
On December 5, 2017 we completed an offering of units made pursuant to an agency agreement dated November 30, 2017 between us and Bloom Burton. We sold 1,533,333 units at a price of CDN$15.00 per unit for gross proceeds of approximately $18,137,800 ($16,555,875 net of closing costs including cash commission of $1,246,185 paid in accordance with the terms of the agency agreement). Each unit consisted of one Common Share and 0.03333 warrant, each whole warrant entitling the holder thereof to acquire one additional Common Share at an exercise price of CDN$18.00 and expiring December 5, 2022.
On October 20, 2017 and October 30, 2017, we completed a non-brokered private placement offering of 446,197 Common Shares, for aggregate gross proceeds of  $2,677,326 (CDN$3,343,416), to subscribers in Canada, the United States and Europe.
On June 29, 2017, we completed an offering of securities (the “June Offering”) pursuant to an agency agreement (the “June Agency Agreement”) dated June 26, 2017 between us and Bloom Burton. At the first closing of the June Offering on June 29, 2017, we sold 1,612,955 units at a price of CDN$4.50 per unit for gross proceeds of approximately $5,576,357 ($4,838,002 net of closing costs including cash commission of $382,689 paid in accordance with the terms of the June Agency Agreement). Each unit consisted of one Common Share and 0.03333 warrant, each whole warrant entitles the holder thereof to acquire one common share at an exercise price of CDN$6.00 and expires June 29, 2022. In addition to the cash commission paid to Bloom Burton and selling group members, broker warrants were issued to Bloom Burton and selling group members, which entitle the holder to purchase 109,533 Common Shares at a price of CDN$4.50 per share prior to expiry on June 29, 2019.
On July 21, 2017 we completed the second closing of the June Offering pursuant to which we sold an additional 370,567 units at a price of CDN$4.50 per unit for gross proceeds of approximately $1,328,871 ($1,200,788 net of closing costs including cash commission of $93,021 paid in accordance with the terms of the June Agency Agreement). Each unit consisted of one Common Share and 0.03333 warrant, each whole warrant entitles the holder thereof to acquire one Common Share at an exercise price of CDN$6.00 and expiring June 29, 2022.
Pursuant to the agency agreement, in addition to the cash commission paid to Bloom Burton and the selling group members, broker warrants were issued to Bloom Burton and the selling group members, which entitle the holder to purchase 25,940 Common Shares at a price of CDN$4.50 per share prior to expiry on June 29, 2019.
On March 16, 2017, we completed an offering of securities made pursuant to an agency agreement dated March 10, 2017 (the “March Agency Agreement”) between us and Bloom Burton. We sold 715,573 units under the Offering at a price of CDN$10.50 per unit for gross proceeds of approximately $5,642,537 ($5,039,817 net of closing cost including cash commission of $394,316 paid in accordance with the terms of the March Agency Agreement). Each unit consisted of one Common Share and (i) 0.01666 of one warrant, each whole warrant entitling the holder thereof to acquire one Common Share at an exercise price of CDN$12.00 and expiring March 16, 2019, and (ii) 0.01666 of one warrant, each whole warrant entitling the holder thereof to acquire one common share at an exercise price of CDN$15.00 and expiring March 16, 2021.
Pursuant to the March Agency Agreement, in addition to the cash commission paid to Bloom Burton, broker warrants were issued to Bloom Burton which entitle the holder to purchase 50,005 common shares at a price of CDN$10.50 per share prior to expiry on March 16, 2019.
On August 24, 2017, we completed a subscription agreement with Longtai Medical Inc. (“Longtai”) for the equity conversion of Longtai’s $2.0 million distribution deposit. Under the terms of the subscription agreement dated July 31, 2017, we issued to Longtai 563,067 Units at an assigned issue price of CDN$4.50 per Unit. Each Unit consists of one Common Share and 0.03333 warrant, with each whole warrant exercisable for one Common Share at an exercise price of CDN$6.00 per warrant prior to expiry on August 24, 2022. The warrants were valued at $822,372 based on the value of comparable warrants at the time. The common shares were valued at $1,887,411 based on the market value on August 24, 2017 of CDN$4.20. In addition, because the warrant and the Common Share were valued at fair value in accordance with International Financial Reporting Interpretations Committee Interpretation #19-Extinguishing Financial Liabilities (“IFRIC 19”), a loss of $709,782 was incurred on extinguishment which is included in the gain (Loss) on change in value of warrant liability in the unaudited condensed.

Off-Balance Sheet Arrangements
Other than for leased premises we occupy and the possibility of future technology licensing agreements, we do not utilize off balance sheet arrangements.
Outstanding Share Data
The following table (together with the footnotes) summarizes the outstanding share capital as of May 13, 2020 being the date of filing of this Management's Discussion and Analysis:
Type of Securities	Number of Common Shares issued or issuable upon conversion
Common Shares(1)	59,931,381
Stock options(2)	1,272,931
Warrants	24,860,663
Broker warrants(3)	2,005,496

Notes:

(1)	The number of Common Shares presented excludes:
●
1,272,931 Common Shares issuable upon the exercise of 886,144 Canadian dollar denominated options with a weighted average exercise price of CDN $5.74 and 386,787 US dollar denominated options with a weighted average exercise price of $6.05 as at May 13, 2020; and

●	24,860,663 Common Shares issuable upon the exercise of warrants having a weighted-average exercise price of $5.36 per warrant as at May 13, 2020.
(2)
The Company has outstanding options enabling certain employees, directors, officers and consultants to purchase common shares. Includes 25,765 stock options issued January 2020 with an exercise price of CDN $0.657 to a director in exchange for services rendered. The options vest immediately and have a contractual life of 7 years.

(3)
A total of 2,310,174 broker warrants were issued in connection with the April 2018, August 2018, March 2019, March 2020 and May 2020 offerings. As of the date hereof, 2,005,496 broker warrants remain outstanding. Details include the following:

●
Pursuant to the agency agreement in respect of the August 2018 offering, in addition to the cash commission paid to the agents, 537,570 broker warrants were issued to the agents. Each broker warrant entitles the holder thereof to acquire one common share at the price of US $2.50 for a period of 24 months following the closing date.

●
Pursuant to the March 2019 Agency Agreement, in addition to the cash commission paid to the agents, 591,911 broker warrants were issued to the agents. Each broker warrant entitles the holder thereof to acquire one common share at the price of US $3.40 for a period of 24 months following the closing date.

●
Pursuant to the agency agreement in respect of the March 2020 offering, in addition to the cash commission paid to the agents, 490,000 broker warrants were issued to the agents. Each broker warrant entitles the holder thereof to acquire one common share at the price of US $0.21 for a period of 5 years following the closing date.

●
Pursuant to the agency agreement in respect of the May 2020 offering, in addition to the cash commission paid to the agents, 386,015 broker warrants were issued to the agents. Each broker warrant entitles the holder thereof to acquire one common share at the price of US $0.45335 for a period of five and one half (5.5) years following the closing date.

Accounting Policies
The accounting policies set out in the notes to the audited financial statements have been applied in preparing the audited financial statements for the year ended December 31, 2019 including the comparative information presented in the audited financial statements for the year ended December 31, 2018.  The accounting policies set out in the notes to the unaudited condensed interim financial statements for the three months ended March 31, 2020 and the audited financial statements for the years ended December 31, 2019 have been applied in preparing the unaudited condensed interim financial statements for the three months ended March 31, 2020, and the comparative information presented in the unaudited condensed interim financial statements for the three months ended March 31, 2019.

The financial statements have been prepared in accordance with accounting principles applicable to going concern, which contemplates that we will be able to realize our assets and settle our liabilities in the normal course as they come due during the normal course of operations for the foreseeable future. As of December 31, 2019, we have shareholders’ deficiency of $214,844,773 and current year losses of $41,907,079. As of March 31, 2020, we have shareholders’ deficiency of $215,612,816 and current losses of $768,043.  We do not currently generate any revenue (other than interest income on our cash balances) and accordingly it is primarily dependent upon equity financing for any additional funding required for development and operating expenses. These conditions indicate the existence of a material uncertainty that may cast significant doubt on our ability to continue as a going concern if additional funding is not secured.
The preparation of financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of provisions at the date of the financial statements and the reported amount of expenses during the period. Financial statement items subject to significant judgement include, (a) the measurement of stock-based compensation and (b) the fair value estimate of the initial and subsequent measurement of warrant liabilities. While management believes that the estimates and assumptions are reasonable, actual results may differ.
(a) Stock Options
We use the Black-Scholes model to determine fair values of stock options and warrants was developed for use in estimating the fair value of the stock options and warrants. This model requires the input of highly subjective assumptions including future stock price volatility and expected time until exercise. Changes in the subjective input assumptions can materially affect the fair value estimate.
(b) Warrant Liability
In accordance with IAS 32, since the exercise price of certain of our warrants are not a fixed amount, as they are a) denominated in a currency (Canadian dollar) other than our functional currency (U.S. dollar), or, b) as with the warrants issued August 10, 2018 and March 21, 2019, have a cashless exercise option, the warrants are accounted for as a derivative financial liability. The warrant liability is initially measured at fair value and subsequent changes in fair value are recorded through net and comprehensive loss for the period. The accounting guidance for fair value measurements prioritizes the inputs used in measuring fair value into the following hierarchy:
Level 1 –Quoted prices (unadjusted) in active markets for identical assets or liabilities;
Level 2 – Inputs other than quoted prices included within Level 1 that are directly or indirectly observable;

Level 3 – Unobservable inputs in which little or no market activity exists, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.
The fair value of our warrant liability is initially based on level 2 (significant observable inputs) and at December 31, 2019 is based on level 1, quoted prices (unadjusted) in an active market, for our listed warrants and level 2 for our unlisted warrants.
Related Party Transactions
During the year ended December 31, 2019, transactions between us and directors, officers and other related parties were related to compensation matters in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.
Financial Instruments
Our financial instruments consist of cash and cash equivalents, amounts receivable, accounts payable and accrued liabilities and warrant liability. The fair value of these financial instruments approximates their carrying values, unless otherwise noted, due to the short-term maturities of these instruments or the discount rate applied.

Outlook
During the quarter ended March 31, 2020, we secured capital but the amount was not sufficient to resume our product development or to accomplish any of our previously stated milestones. During the year ended December 31, 2019, we were unsuccessful in securing sufficient capital to maintain product development and regulatory activities at a pace that would allow accomplishment of our previously stated milestones. As a result, on October 15, 2019, we announced that we had withdrawn all forward-looking statements included in our continuous disclosure documents with respect to the cost and timing of the development of our robotic surgical system beyond the fourth quarter of 2019. On November 7, 2019, we announced that we had determined not to proceed with the October Offering.
We do not have sufficient capital to continue the development of our robotic surgical system and there can be no assurance that we will be successful in securing additional financing. Any further development of our robotic surgical system is entirely contingent on the availability of such financing and, accordingly, any future development of our robotic surgical system cannot be predicted at this time. The Primary Supplier has ceased all work on the development of our surgical system and our Service Provider has initiated a Civil Claim against us. We have taken certain measures to reduce our cash burn over our historical rates, including a significant reduction in our rate of development, sourcing more cost-effective resources and reducing our general and administrative overhead where possible.
Following the above noted adverse events during second half of 2019, the Board of Directors established a special committee of independent directors to oversee the global search for strategic alternative transactions to maximize shareholder value. The mandate of the special committee includes a wide range of potential transactions, including financing through equity or debt, licensing, merger or acquisition. There can be no assurance that we will be successful in securing additional capital or identifying a suitable strategic alternative transaction. In the event that we are unable to secure additional capital or conclude a suitable strategic alternative transaction, we may be unable to pay down past due invoices or resume and continue our product development. It is also possible that in such circumstances our relationships with key service providers may further deteriorate. As a result of these factors, the schedule for completion of our stated milestones cannot be predicted at this time. See “Recent Developments” detailed section on page 41 for more information regarding recent financings.

Trend Information
Historical patterns of expenditures cannot be taken as an indication of future expenditures. The amount and timing of expenditures and therefore liquidity and capital resources vary substantially from period to period depending on the number of research and development programs being undertaken at any one time, the stage of the development programs, the timing of significant expenditures for manufacturing, and the results of studies and clinical trials.

Tabular Disclosure of Contractual Obligations
The below details of contractual obligations are as of December 31, 2019.

	Payments due by period ($)
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long-Term Debt Obligations	nil
Capital (Finance) Lease Obligations	29,072	21,071	8,001
Operating Lease Obligations	nil
Purchase Obligations	1,327,294	1,327,294
Other Long-Term Liabilities Reflected on the Company’s Balance Sheet	nil

Quantitative & Qualitative Disclosures about Market Risk
Risks
We are exposed to credit risk, liquidity risk, interest rate and currency risk. Our board of directors has overall responsibility for the establishment and oversight of our risk management framework.
Credit risk
Our credit risk is primarily attributable to cash and cash equivalents and amounts receivable. We have no significant concentration of credit risk arising from operations. Cash and cash equivalents are held with reputable financial institutions, from which management believes the risk of loss to be remote. Financial instruments included in amounts receivable consists of HST tax due from the Federal Government of Canada and interest receivable from interest saving account and short-term promissory notes. Management believes that the credit risk concentration with respect to financial instruments included in amounts receivable is remote.
Liquidity risk
Our current liabilities exceed our current assets and we do not have sufficient funds to carry on our business or pay our liabilities. Our approach to managing liquidity risk is to ensure that, where possible, we will have sufficient liquidity to meet liabilities when due and when appropriate will scale back our operations. We are a development stage company.
We do not currently generate any revenue or income (other than interest income on our cash balances) and accordingly, it is (and it will be for the foreseeable future) dependent primarily upon equity financing for any additional funding required for development and operating expenses.
Our ability to arrange such financing in the future will depend in part upon prevailing capital market conditions and our business success. There can be no assurance that we will be successful in our efforts to arrange additional financing on terms satisfactory to us. If additional financing is raised by the issuance of shares or convertible securities from treasury, control of the Company may change, and shareholders may suffer additional dilution. If adequate funds are not available, or are not available on acceptable terms, we may not be able to take advantage of opportunities, or otherwise to resume and continue our technology development program.
Interest rate risk
Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. We hold our cash in bank accounts or high interest savings accounts which have a variable rate of interest. We manage our interest rate risk by holding highly liquid short-term instruments and by holding our investments to maturity, where possible. For the years ended December 31, 2019, 2018 and 2017, we earned interest income of $115,584, $288,300 and $17,442, respectively. Therefore, a 1% change in the average interest rate for the years ended December 31, 2019, 2018 and 2017, would have a net impact on finance income of $62,071, $113,711 and $39,392, respectively.
Currency risk
Our functional currency is the U.S dollar. Expenditures transacted in foreign currency are converted to U.S dollars at the rate in effect when the transaction is initially booked. The gain or loss on exchange, when the transaction is settled, is booked to the Statement of Net and Comprehensive Loss. Management acknowledges that there is a foreign exchange risk derived from currency conversion and believes this risk to be low as we maintain a minimum balance of Canadian dollars.

A 5% strengthening of the U.S Dollar for the three years ended December 31, 2019, 2018 and 2017, as indicated below, against Canadian current assets and accounts payable and accrued liabilities including warrant liability would result in increased equity and increased profit of $32,541, $192,059 and $888,913. This analysis is based on foreign currency exchange rate variances that we consider to be reasonably possible at the end of the reporting periods.

5% Strengthening	December 31, 2019	December 31, 2018	December 31, 2017
CDN Current Assets	$(19,687)	$(10,155)	$(20,301)
CDN Accounts Payable and accrued liabilities	52,228	202,214	909,214

Profit or Loss	$32,541	$192,059	$888,913

Significant Changes
We are not aware of any significant change that has occurred since December 31, 2019 included in this prospectus and that has not been disclosed elsewhere in this prospectus.

DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES
The following sets out details respecting our directors and executive officers, as of the date hereof. The names, the municipalities of residence, the positions held by each in the Company and the principal occupation for the past five years of our directors and executive officers are as follows:

Name and Municipality and Country of Residence	Offices Held	Director Since	Principal Occupation(s)
David J. McNally (1) Salt Lake City, Utah, U.S.A.	President, Chief Executive Officer, Chairman and Director	2017
Chief Executive Officer and President of Titan since January 3, 2017 and January 9, 2017 respectively. Prior thereto, from October 2009 to August 2016, Mr. McNally served as the founder, President, Chief Executive Officer and Chairman of the Board of Directors of Domain Surgical, Inc., a privately held developer, manufacturer and marketer of a new advanced energy surgery platform for precise cutting and coagulation of soft tissue, and reliable vessel sealing in open and laparoscopic procedures. Domain Surgical, Inc. was merged with OmniGuide Holdings, Inc. in August 2016.

Stephen Randall Toronto, Ontario, Canada	Chief Financial Officer, Secretary and Director	2017
Chief Financial Officer of Titan since March 2010. Prior thereto, Mr. Randall served in senior financial roles with private, publicly-traded and start-up companies in the technology sector. Mr. Randall holds the Canadian Chartered Professional Accountant and Certified General Accountant designations.

John E. Barker(1)(2)(3) Burlington, Ontario, Canada	Director	2009	Corporate director. Previously served as Senior Vice President of Finance, CFO and in other senior executive positions at Zenon Environmental Inc. from 2000 to 2006.

Phillip L. McStotts(1) Salt Lake City, Utah, U.S.A.	Director	2020
Mr. McStotts is a successful entrepreneur with 30 years of experience in the medical device industry, having been a Chief Financial Officer in both public and private companies. He has co-founded start-up companies that have commercialized best-in class surgical, life and organ support, diagnostic and home-care capital equipment and disposables.  He has raised investment capital from institutional and retail investors, angel investors, venture capital, private equity, strategic partners, and a healtcare royalty fund.  Mr. McStotts negotiated a reverse-merger into a public company and thereafter transitioned the company from the OTC to Nasdaq trading, and ultimately negotiated its sale to a strategic partner at significant premium to market.

Notes:
(1)	Member of Audit Committee of the Company.
(2)	Member of Compensation Committee of the Company.
(3)	Member of Governance and Nominating Committee.
Leadership Team
Our leadership team is as follows:
David J. McNally,
President, Chief Executive Officer & Director
Mr. McNally is an experienced entrepreneur and public company CEO with over 32 years of experience in the medical device industry. Throughout his career, Mr. McNally has founded and co-founded start-up companies that commercialized best-in-class surgical, life and organ support, diagnostic and home-care capital equipment and disposables. Among other accomplishments, he has experience leading companies trading on boards ranging from over-the-counter marketplaces to the Nasdaq and TSX. Mr. McNally also has experience in FDA clearance and CE mark for Class II devices as well as managing relationships with strategic partners including OEM suppliers and global distributors. Mr. McNally is formerly, the founder, President, CEO & Chairman of Domain Surgical Inc., a developer, manufacturer and marketer of advanced energy surgical platforms, that merged with OmniGuide Holdings, Inc. in 2016. Mr. McNally is also a former co-founder, President & CEO of ZEVEX International Inc. (Nasdaq: ZVXI), a developer, manufacturer and marketer of award-winning medical devices, that was acquired by MOOG Inc. in 2007. He is a co-inventor on more than 40 U.S. and international patents.
Education: Bachelor of Science in Mechanical Engineering from Lafayette College and MBA from the University of Utah.
Stephen Randall, CPA, CGA
Chief Financial Officer & Director
Mr. Randall has over 30 years of executive experience in established and start-up companies including accounting, finance, capital markets, tax planning, compliance, IT management, mergers & acquisitions and operations.
Education: Bachelor of Arts in Political Science from the University of Western Ontario, and Bachelor of Commerce from the University of Windsor.

Perry Genova, PhD
Senior Vice President of R&D
Dr. Genova is an expert in medical device product development including surgical robotics, an author of 32 peer-reviewed papers and an inventor named on more than 30 U.S. patents and 24 patents pending.
Education: PhD in Biomedical Engineering from the University of North Carolina at Chapel Hill and Bachelor of Science in Electrical Engineering from the University of North Carolina at Charlotte.

Monique L. Delorme, CPA, CA
Vice President of Finance

Ms. Delorme has over 25 years of senior finance / executive experience with both large and small publicly traded companies in Europe and North America where she has led her teams in the areas of accounting and reporting, capital markets, corporate governance, change management, administration and IT.

Education: Designated CPA, CA from the Chartered Professional Accountants of Ontario; earned a US CPA designation from Chicago, Illinois; Bachelor of Commerce and a Post-Graduate Degree in Public Accountancy from McGill University.

Jasminder Brar
Vice President of Legal, IP and Strategic Initiatives, General Counsel

Mr. Brar is a recognized intellectual property strategist that has over 12 years of legal and intellectual property experience in law firm and in-house environments.

Education: Bachelor of Laws (LL.B.) and Bachelor of Science in Computer Engineering (with Distinction), each from the University of Manitoba.
Curtis Jensen
Vice President of Quality& Regulatory Affairs
Mr. Jensen has over 20 years of experience leading quality and regulatory affairs teams at established and start-up U.S. companies to achieve quality systems compliance, 510(k) clearances and CE Mark approvals.
Education: Master of Science in Applied Mathematics from Johns Hopkins University and Bachelor of Science in Electrical Engineering from Utah State University.
Sachin Sankholkar
Vice President of Marketing
Mr. Sankholkar has over 20 years of advanced medical device marketing experience, including 15 years at Intuitive Surgical Inc. developing robotic surgeon network and procedural expertise in multiple subspecialties.
Education: Master of Science in Biomedical Engineering from Drexel University and MBA from the University of Southern California.
Chris Seibert
Vice President of Business Development
Mr. Seibert has over 12 years of advanced medical device sales and management experience, including 10 years at Intuitive Surgical Inc. and Stereotaxis Inc. with IDN/GPO sales channel expertise and C-level access and network.
Education: Bachelor of Arts from the University of Alabama, Master of Arts in Human Relations from the University of Oklahoma and MBA from the University of South Alabama.
Surgeon Advisory Board
We have assembled a surgeon advisory board consisting of the following surgeons who are widely regarded as leaders in the field of medical robotics or fields of surgery where robotics is expected to have a significant impact:
Arnold Advincula, M.D.
Dr. Advincula is Vice-Chair of Women’s Health & Chief of Gynecology at the Sloane Hospital for Women, Columbia University Medical Center/New York Presbyterian Hospital. Formerly, he was Professor of Obstetrics and Gynecology, Director of the Minimally Invasive Surgery Division and Fellowship, and Director of the Endometriosis Center at the University of Michigan. More recently, he was Director of the Center for Specialized Gynecology and Director of the Education Institute at the Nicholson Center, an advanced medical and surgical simulation training facility at Florida Health. He is currently Vice President of the American Association of Gynecologic Laparoscopy and a Member-at-Large for the Society of Gynecologic Surgeons. He is a leader in minimally invasive surgical techniques and one of the world’s most experienced gynecologic robotic surgeons, who has published and taught extensively in the area of minimally invasive surgery, as well as developed surgical instruments that are in use worldwide.

Eduardo Parra- Davilla, M.D.
Dr. Parra-Davila is the Director for Minimally Invasive and Colorectal Surgery and Director of Hernia and Abdominal Wall Reconstruction at Florida Hospital Celebration Health. He is a well-respected national and international surgeon. He has trained over a thousand surgeons worldwide and has performed surgical procedures in numerous countries utilizing the latest techniques in hernia, minimally invasive and robotic surgery. Dr. Parra- Davila is Board Certified in General Surgery and Colorectal Surgery. He completed his Fellowship in Advanced Laparoscopy and Minimally Invasive Surgery at Texas Endosurgery Institute in San Antonio, Texas and Colon and Rectal Surgery at The University of Texas in Houston, Texas. His Residency was completed at Jackson Memorial Hospital, University of Miami, in Miami, Florida. He obtained his Medical Degree from The Universidad De Los Andes in Venezuela.
Lee L. Swanstrom, M.D.
Dr. Swanstrom heads the Division of GI and Minimally Invasive Surgery at the Oregon Clinic and is Director of Providence Health System’s Complex GI and Foregut Surgery Postgraduate Fellowship Program. In addition, he is Clinical Professor in the Department of Surgery at Oregon Health & Science University (OHSU), a Director of the American Board of Surgery, and Past President of both the Society of American Gastrointestinal Endoscopic Surgeons (SAGES) and the Fellowship Council (FC). Most recently, he became the Chief Innovations Officer and Director of the Innovations Fellowship at the Institutes des Hôpitalo Universitaires of the University of Strasbourg, France. He is the editor of Surgical Innovation and the author of over 300 scientific papers and 50 book chapters. This has resulted in 13 patents and a successful medical device start-up company. He is and has been an investigator on numerous outcomes research studies for new procedures such as Natural Orifice Translumenal Endoscopic Surgery (NOTES) to determine their safety and efficacy for establishing new standards of care. He remains focused on developing innovative approaches to the minimally invasive treatment of foregut and other gastrointestinal disorders.
John Valvo, M.D.
Dr. Valvo, a practicing surgeon, is the Executive Director of Robotic and Minimally Invasive Surgery at Rochester General Hospital in Rochester, New York, where he formerly was the Chief of Urology. Following a 20-year career performing open surgery, Dr. Valvo founded the robotic surgery program at Rochester General Hospital in early 2004, which currently ranks in the top two percent of robotic surgery volume in the United States. The program has trained over 30 robotic surgeons and enabled the completion of more than 7,000 robotic urology, gynecology, general and colorectal surgeries. Dr. Valvo has authored more than 100 scientific articles and helped start many robotic programs in the northeast. His focus on robotic surgery credentialing led to a notable published paper on policy guidelines for robotic surgery. He is a fellow of the American College of Surgeons and American Urological Association, and a member of the Society for Laparoscopic Surgeons.
Family Relationships
There are no family relationships between any of our directors or executive officers.
Arrangements
There are no known arrangements or understandings with any major shareholders, customers, suppliers or others, pursuant to which any of our officers or directors was selected as an officer or director of the Company.
Compensation
Compensation Discussion and Analysis
The Board of Directors is responsible for evaluating compensation for the President and Chief Executive Officer and the Chief Financial Officer and reviewing their salaries and any bonuses on an annual basis. The President and Chief Executive Officer and Chief Financial Officer are responsible for evaluating and reviewing the salaries and bonuses of all other employees and consultants of the Company. While the Board of Directors has not adopted a written policy concerning the compensation of Executive Officers, it has developed a consistent approach and philosophy relating to compensation. The overriding principles in the determination of executive compensation are the need to provide total compensation packages that will attract and retain qualified and experienced executives, reward the executives for their contribution to our overall success and integrate the longer term interests of the executives with the investment objectives of the Company’s shareholders.

Based on the size of the Company and our relatively small number of employees, our executives are required to be multi-disciplined, self-reliant and highly experienced. In determining specific compensation amounts for the executive officers, the Board of Directors considers factors such as experience, individual performance, length of service, role in achieving corporate objectives, positive research and development results, and compensation compared to other employment opportunities for executives.
We are an early-stage company engaged in the development of robotic surgical technologies. As we are in the product development stage, we cannot rely on revenues from operations to finance our activities and advance our goals. Consequently, we look to raising the requisite capital to finance such activities through equity financings, which are influenced by the financial market’s assessment of our overall enterprise value and our prospects. These in turn are influenced, to a great extent, by the results of our research and development activities and progress in commercializing robotic surgical technologies. The contribution that each of our President and Chief Executive Officer and our Chief Financial Officer makes to this endeavor, on a subjective analysis by the Compensation Committee and the Board of Directors at the end of each fiscal year, is the primary factor in determining aggregate compensation. In considering such contribution, the Board of Directors considers various factors, including, among other things, (i) the ongoing and progressive development of our robotic surgical technology; (ii) the identification and attainment of appropriate milestones that adequately reflect the ongoing development of our robotic surgical technology, (iii) the formation and development of key partnerships with leading academic and research organizations through which our products can be tested, and (iv) the recruitment, management and retention of qualified technical and other personnel, among other things.
Compensation for Executive Officers consists of base salary, cash bonuses and incentive stock options. In establishing compensation, we attempt to pay competitively in the aggregate as well as deliver an appropriate balance between annual compensation (base salary and cash bonuses) and option-based compensation (incentive stock options).
The role of the Compensation Committee in recommending to the Board the compensation for Executive Officers is described under “Compensation Committee”.
The decisions in respect of each individual compensation element are taken into account in determining each of the other compensation elements to ensure an Executive Officer’s overall compensation is consistent with the objectives of the compensation program while considering that not all objectives are applicable to each Executive Officer.
In 2017, the Compensation Committee retained Hugessen Consulting Inc. (“Hugessen”) to serve as the Committee’s independent compensation consultant. Hugessen has provided independent advice to the Compensation Committee with respect to executive and director compensation and relative governance matters. In 2019, Hugessen provided the following services to the Compensation Committee:

●	Completed a comprehensive review of executive and director pay levels;
●	Advised the Compensation Committee in developing a short-term and long-term incentive framework; and
●	Provided additional input and advice to the Compensation Committee, as requested.
The table below outlines fees paid to Hugessen in 2019:

Hugessen Consulting Inc.	2019 Fees
Executive Compensation Related Fees	$25,394
All Other Fees	—

Total	$25,394
In addition, in 2019, the Compensation Committee retained Pearl Meyer & Partners LLC. (“Pearl Meyer”) to serve as the Committee’s U.S. independent compensation consultant. Pearl Meyer provides independent advice to the Compensation Committee with respect to executive and director compensation. In 2019, Pearl Meyer provided the following services to the Compensation Committee:
●	Review our executive and non-employee director compensation programs, including both levels of compensation and plan structure.

The table below outlines fees paid to Pearl Meyer in 2019:

Pearl Meyer & Partners LLC.	2019 Fees
Executive Compensation Related Fees	$24,900
All Other Fees	—

Total	$24,900

The Compensation Committee did not follow a formal practice to consider the implications of the risks associated with our compensation policies and practices in 2019.
We have established a stock option plan for our officers, directors, employees and service providers, prepared in compliance with the requirements of the TSX, which is administered by the Board of Directors. The purpose of our stock option plan is to advance our interests by closely aligning the participants’ personal interests with those of our shareholders generally. Subject to the provisions of the stock option plan, our Board of Directors determines and designates from time to time the optionees to whom options are to be granted, the number of Common Shares to be optioned and the other terms and conditions of the stock option grant. Our Board of Directors considers factors such as individual performance, the significance of individual contribution to our success, experience, and length of service in determining the amounts of options awarded. No options were awarded in 2019.
Compensation Committee
The awarding of annual bonus and option-based awards is subject to the discretion of the Compensation Committee and Board of Directors, exercised annually, as more fully described herein, and is at risk and not subject to any minimum amount. Furthermore, if the Compensation Committee determines that the compensation, by us, for certain executives and other personnel, including option-based awards, is low compared to comparable companies, the Compensation Committee may determine to grant option-based awards to assist us in retaining and attracting key executive talent and to further align the compensation of the executive officers and other key employees with the long-term interests of shareholders. The Compensation Committee and the Board of Directors also have the discretion to adjust the weightings assigned to objectives for executives, including the President and Chief Executive Officer, and award a higher or lower annual incentive value to one or more executive officers than achievement of applicable corporate objectives might otherwise suggest, based on their assessment of the challenges and factors that might have impacted the ability to achieve the objective or attain the highest assessment ranking, or other factors such as rewarding individual performance or recognizing our ability (or inability) to achieve our goals and strategic objectives and create shareholder value. In exercising its discretion, the Compensation Committee and Board of Directors may also consider, among other factors, risk management and regulatory compliance, the performance of executive officers in managing risk and whether payment of the incentive compensation might present or give rise to material risks to us or otherwise affect the risks faced by us and the management of those risks.
In assessing the general competitiveness of the compensation of our Executive Officers, the Compensation Committee considers base salary, total cash compensation and total direct compensation (including the value of long-term incentives) relative to a comparator group of publicly listed companies and reviews benchmark data composed of the group’s executive compensation data for matching positions. The peer group consists of the following comparable technology companies:

Compensation Peer Group
Corindus Vascular Robotics, Inc.	Profound Medical Corp.
Misonix, Inc.	Ekso Bionics Holdings, Inc.
IRadimed Corporation	MRI Interventions, Inc.
Microbot Medical Inc.	ReWalk Robotics Ltd.
TransEnterix, Inc.	Medigus Ltd.
Apyx Medical Corporation	Restoration Robotics Inc.
Nuvectra Corporation	Sensus Healthcare Inc.
Ra Medical Systems Inc.	Stereotaxis Inc.

In addition to advice obtained from compensation consultants, the Compensation Committee undertakes its own assessment of the competitiveness of our compensation and incentive programs, based on information obtained from such consultants and other information that may be available to the Compensation Committee. Decisions as to compensation are made by the Compensation Committee and the Board of Directors and may reflect factors and considerations other than the information and, if applicable, recommendations provided by compensation consultants.
Executive Officers
Summary Compensation Table
The following table and the notes thereto sets forth information concerning annual total compensation for each Executive Officer in 2019. All amounts in the table below and the notes thereunder are stated in our functional and presentation currency, which is U.S. dollars. The exercise prices of options are presented in either US or Canadian dollars corresponding in the original currency of each grant. Canadian employees are compensated in Canadian dollars. For reporting purposes, the Canadian dollar amount is translated to U.S. dollars using the year end exchange rate, as quoted by the Bank of Canada, on December 31, 2019.

Name and principal position	Salary ($)	Share- based Awards ($)	Option- based Awards(1) ($)	Non-equity Incentive Plan Compensation ($)		Pension Value ($)	All Other Compensation ($)	Total Compensation ($)
				Annual Incentive Plans	Long- term Incentive Plans
David McNally President & CEO	330,000	0	0	0	0	0	165,000	495,000

Stephen Randall Chief Financial Officer	209,729	0	0	0	0	0	103,475	313,204

Chad Zaring(2) Chief Commercial Officer	250,000	0	647,722	0	0	0	0	897,722

Perry Genova Senior Vice President Research and Development	250,000	0	0	0	0	0	125,000	375,000

Curtis Jensen Vice President Quality and Regulatory Affairs	210,000	0	0	0	0	0	52,500	262,500

Sachin Sankholkar Vice President, Marketing	180,000	0	0	0	0	0	50,000	230,000

Chris Seibert Vice President Business Development	180,000	0	0	0	0	0	50,000	230,000

Notes:
(1)
The fair value of options granted was estimated at the date of grant using the Black-Scholes option pricing model using assumptions based on expected life, risk free rate, expected dividend yield and expected volatility.

(2)	Mr. Zaring resigned from the Company on February 7, 2020.

Outstanding share-based awards and option-based awards
The following table shows all awards granted to Executive Officers and outstanding on December 31, 2019.

Name		Option-based Awards				Share-based Awards
	Number of securities underlying unexercised options (#)	Option Exercise Price (CDN$)	Option Exercise Price (US$)	Option Expiration Date (DD-M-YY)	Value of unexercised in-the-money options (US$)	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested (US$)	Market or payout value of vested share- based awards not paid out or distributed (US$)
David McNally	277,519 55,018	4.54 4.54		17-Jan-24 19-Jan-25	0 0	138,760 55,018	0 0	0 0
Stephen Randall	3,313 1,319 17,589 36,336	4.54 4.54 4.54 4.54		09-Jun-20 23-Dec-20 24-Aug-21 19-Jan-25	0 0 0 0	0 0 0 36,336	0 0 0 0	0 0 0 0
Chad Zaring(1)	467,255		2.20	19-Jul-26	0	467,255	0	0
Perry Genova	16,667 33,333 41,680	4.54 4.54 4.54		7-Feb-24 17-Apr-24 19-Jan-25	0 0 0	8,334 16,667 41,680	0 0 0	0 0 0
Curtis Jensen	16,667 18,950 35,011	4.54 4.54 4.54		17-Apr-24 8-Nov-24 19-Jan-25	0 0 0	8,334 9,475 35,011	0 0 0	0 0 0
Sachin Sankholkar	9,000 11,726 30,010	4.54 4.54 4.54		27-Jan-21 24-Aug-21 19-Jan-25	0 0 0	0 0 30,010	0 0 0	0 0 0
Chris Seibert	9,000 11,726 30,010	4.54 4.54 4.54		27-Jan-21 24-Aug-21 19-Jan-25	0 0 0	0 0 30,010	0 0 0	0 0 0

Notes:
(1)	Mr. Zaring resigned from the Company on February 7, 2020.
The following table shows the value from incentive plans vested or earned by Executive Officers under our incentive plans and the annual incentive bonus payout during the financial year ended December 31, 2019:
Name	Option-based awards – Value vested during the year USD($)	Share-based awards – Value vested during the year USD($)	Non-equity incentive plan compensation – Value earned during the year USD($)
David McNally	16,980	0	165,000
Stephen Randall	55,675	0	103,475
Chad Zaring(1)	0	0	0
Perry Genova	78,180	0	125,000
Curtis Jensen	71,006	0	52,500
Sachin Sankholkar	37,119	0	50,000
Chris Seibert	37,119	0	50,000

Notes:
(1)	Mr. Zaring resigned from the Company on February 7, 2020. None of Mr. Zaring options were vested at the time of his resignation.

Securities Authorized for Issuance Under Equity Compensation Plan
The following table sets forth certain information as of December 31, 2019 with respect to compensation plans under which our equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted–average exercise price of outstanding options, warrants and rights		Number of securities remaining for future issuance under equity compensation plan
US dollar denominated options	845,042	US$	2.65
CDN dollar denominated options	860,379	CDN$	5.89
Equity compensation plan approved by securityholders	1,714,421			4,271,731
Termination and Change of Control Benefits
No Executive Officer is entitled to any form of compensation as a result of termination or change of control of the Company.
Indebtedness of Directors and Executive Officers
No director or executive officer of the Company, nor any proposed nominee for election as a director of the Company, nor any associate or affiliate of any of them is or was indebted to us at any time since the beginning of our last completed financial year.
Compensation of Directors
The annual retainer for all directors for the year ended December 31, 2019 was CDN$30,000 other than for the Chair of the Board who received US$50,000, annual amounts for the chair of a committee or the board was CDN$3,200 or US$2,500 and meeting fees for all directors was CDN$1,300 or US$1,000.
The Board of Directors determines the form of payment of the compensation paid to directors. All compensation to directors is paid through the issuance of stock options, or cash, at the discretion of the directors, on a quarterly basis for meeting fees and on an annual basis, each July, for other fees. Currently directors’ compensation is paid through a combination of cash and stock options. The table below reflects in detail the compensation earned by non-employee directors in the 12-month period ended December 31, 2019.

Name	Fees Earned ($)	Share-based Awards ($)	Option-based Awards ($)	Non-equity Incentive Plan Compensation ($)	Pension Value ($)	All Other Compensation ($)	Total ($)
John E. Barker	19,739		30,340				50,079
Dr. Bruce G. Wolff(1)	6,000						6,000
John Schellhorn(2)	49,700						49,700
Domenic Serafino(3)	49,097						49,097
Charles Federico(4)	78,834		324,560				403,394

(1)	Dr. Bruce G. Wolff resigned as a director effective May 1, 2019.
(2)	John Schellhorn resigned as a director effective June 4, 2020.
(3)	Domenic Serafino resigned as a director effective February 11, 2020.
(4)	Charles Federico resigned as a director effective June 4, 2020.
Directors’ and Officers’ Insurance
We maintain insurance for our benefit and the benefit of our directors and officers as a group, in respect of the performance by them of duties of their office. The premium paid for such insurance in 2019 was $466,600.

Outstanding share-based awards and option-based awards
The following table shows all option-based and share-based awards granted to non-employee directors and outstanding on December 31, 2019.

Name	Option-based Awards				Share-based Awards
	Number of securities underlying unexercised options (#)	Option Exercise Price per share (CDN$)	Option Expiration Date (DD-M-YY)	Value of unexercised in-the-money options (US$)	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested (US$)	Market or payout value of vested share-based awards not paid out or distributed (US$)
Martin C. Bernholtz(1)	1,044 415 5,570	51.60 30.60 30.00	09-Jun-20 23-Dec-20 24-Aug-21	0 0 0	0 0 0	0 0 0	0 0 0
John E. Barker	1,044 415 5,687 7,674 21,053 25,719	51.60 30.60 30.00 9.00 3.28 4.54	09-Jun-20 23-Dec-20 24-Aug-21 06-Jul-25 29-Aug-25 18-Jul-26	0 0 0 0 0 0	0 0 0 0 0 0	0 0 0 0 0 0	0 0 0 0 0 0
Bruce G. Wolff	828 330 5,277 3,807 10,445	51.60 30.60 30.00 9.00 3.28	09-Jun-20 23-Dec-20 24-Aug-21 06-Jul-25 29-Aug-25	0 0 0 0 0	0 0 0 0 0	0 0 0 0 0	0 0 0 0 0
John Schellhorn(2)	12,269	4.41	7-Sept-24	0	0	0	0
Domenic Serafino(3)	5,590	7.49	06-Jul-25	0	0	0	0
Charles Federico(4)	253,000 41,273	USD 3.40 USD 3.40	01-May-26 19-Jul-26	0 0	0 0	0 0	0 0

Notes:
(1)	Martin Bernholtz resigned from his positions with the Company on March 15, 2018.
(2)	John Schellhorn resigned as a director effective June 4, 2020.
(3)	Domenic Serafino resigned as a director effective February 11, 2020.
(4)	Charles Federico resigned as a director effective June 4, 2020.
Incentive Plan Awards – Value Vested or Earned During Fiscal Year and December 31, 2019
The following table shows the value from incentive plans vested or earned by non-employee directors under our incentive plans and the annual incentive bonus payout during the financial year ended December 31, 2019.

Name	Option-based awards – Value vested during the year (US$)	Share-based awards – Value vested during the year (US$)	Non-equity incentive plan compensation –Value earned during the year (US$)
John Barker	30,340	0	0
John Schellhorn	0	0	0
Domenic Serafino	0	0	0
Dr. Bruce G. Wolff	0	0	0
Charles Federico	0	0	0

Board Practices
The Canadian Securities Administrators have adopted National Instrument 58-101 – Disclosure of Corporate Governance Practices (the “Disclosure Rules”). The Disclosure Rules establish disclosure guidelines regarding corporate governance practices of a reporting issuer as well as the requirement to file any written code of business conduct and ethics that a reporting issuer has adopted. Set out below is a description of our approach to corporate governance as required by the Disclosure Rules.

Board of Directors
As of December 31, 2019, four of the six members of the Board of Directors were independent directors. An independent director is defined as a director who has no direct or indirect material relationship with the Company, being a relationship that could be reasonably expected to interfere with the exercise of a director’s independent judgement. As at December 31, 2019, Messrs. McNally and Randall are considered to be non-independent by virtue of their management position with the Company and their employment relationships with the Company. The Board believes that their extensive knowledge of our business and affairs is beneficial to the other directors and their participation as directors contributes to the effectiveness of the Board. As at December 31, 2019, Messrs. John E. Barker, Charles Federico, Dominic Serafino and John Schellhorn were considered to be independent directors. These determinations were made by the Board based upon an examination of the factual circumstances of each director and consideration of any interests, business or relationships, which any director may have with the Company.

As part of each regularly scheduled quarterly board meeting, the independent directors have an in-camera session, exclusive of non-independent directors and management. At the present time, the Board believes that the knowledge, experience and qualifications of its independent directors are sufficient to ensure that the Board can function independently of management and discharge its responsibilities.

Following the resignations of Charles Federico and John Schellhorn as directors on June 4, 2020, our board of directors appointed David McNally as Chairman of the Board of Directors. David McNally also serves as our President and Chief Executive Officer and therefore he is not considered an independent director.  We do not have a designated lead director. The Board utilizes its own in-house expertise, and that of its legal counsel, to provide advice and consultation on current and anticipated matters of corporate governance.

We are currently engaged in a search for individuals who are independent as defined in applicable securities rules and instruments and stock exchange rules for appointment, or for nomination for election, as directors.
Board Mandate
The Board of Directors is responsible for the overall stewardship of the Company and operates pursuant to a written mandate, which was updated and approved by the Board on February 10, 2015.
Position Descriptions
The Board has developed written position descriptions for the Chair of the Board of Directors and the chair of each committee. With respect to management’s responsibilities, generally, any matters of material substance to the Company are submitted to the Board for, and are subject to, its approval. Such matters include those matters which must by law be approved by the Board (such as share issuances) and other matters of material significance to the Company, including any debt or equity financings, investments, acquisitions and divestitures, and the incurring of material expenditures or legal commitments. The Board and/or its audit committee also reviews and approves our major communications with shareholders and the public including the annual report, if any, (and financial statements contained therein), quarterly reports to shareholders, the annual management information circular and the annual information form. The specific corporate objectives which the chief executive officer is responsible for meeting (aside from the overall objective of enhancing shareholder value) are typically related to the advancement, growth, management and financing of the Company and our research and development project and matters ancillary thereto.
Orientation and Continuing Education
We do not provide a formal orientation or education program for Board members, as it believes that such programs are not appropriate for a development stage company with an experienced Board, the members of which have been selected for their specific expertise.
Our directors are highly experienced and knowledgeable, both individually and as a group. The directors have either a medical or business background and have long careers in or related to the medical, health or financial industry and are intimately familiar with our project, through sufficient interactions with management and technology developers.
To ensure that the Board has and maintains the skill and knowledge necessary for them to meet their obligations as directors, each of the directors has observed the performance of the single-port robotic surgical system. Summary technology presentations by management relating to various aspects of our project is made at meetings of the Board. The Board believes that discussion among the directors and management at these meetings provides a valuable learning resource for the directors with non-technical expertise in the subject matter presented, and that those directors provide management with valuable insights into broader issues facing us.

Ethical Business Conduct
We are committed to maintaining high standards of corporate governance and this philosophy is communicated by the Board to management, and by management to employees, on a regular basis.

In order to ensure that the directors exercise independent judgment in considering transactions and agreements, the Board requires that all directors declare any conflicts of interest with issues or situations as they arise. This would include transactions/agreements in which a director/officer has material interest.
Nomination of Directors
The Corporate Governance and Nominating Committee standing committee appointed by the Board and it is responsible for overseeing and assessing the functioning of the Board and the committees of the Board and for the development, recommendation to the Board, implementation and assessment of effective corporate governance principles. The Committee’s responsibilities also include identifying candidates for directorship and recommending that the Board select qualified director candidates for election at the next annual meeting of shareholders.
The Corporate Governance and Nominating Committee is currently composed solely of one independent director, being John E. Barker.
Audit Committee
The Board of Directors has established an Audit Committee. The Audit Committee met four times during the financial year ended December 31, 2019.
Composition of the Audit Committee
The table below sets out the members of the Audit Committee as of December 31, 2019 and states whether they are financially literate and/or independent.

Director	Independent	Financially Literate
John E. Barker	Yes	Yes
Charles Federico	Yes	Yes
Dominic Serafino	Yes	Yes
John Schellhorn	Yes	Yes

Dominic Serafino resigned as a director effective February 11, 2020. Charles Federico and John Schellhorn resigned as directors on June 4, 2020 and Phillip McStotts was appointed as a director on June 11, 2020.  As a result of these changes to our board of directors, the Audit Committee has been reconstituted and now consists of John Barker, Phillip McStotts and David McNally.
Relevant Education and Experience
Messrs. Barker, McStotts and McNally are the current directors on the Audit Committee and have been senior officers and/or directors of publicly traded companies and business executives for a number of years. In these positions, each individual has been responsible for receiving financial information relating to the entities of which they were directors or senior officers. They had or have developed an understanding of financial statements generally and understand how those statements are used to assess the financial position of a company and its operating results. Each member of the Audit Committee also has a significant understanding of our business and has an appreciation for the relevant accounting principles for our business.
Compensation and Compensation Committee
Compensation matters are dealt with by the Compensation Committee. The function of the Compensation Committee is to review the compensation terms of each officer of the Company annually as well as at any other times as necessary. After considering inputs from senior management, the Compensation Committee makes a recommendation to the Board for approved compensation terms for each officer of the Company. Among other things, the Compensation Committee also recommends the structure of the compensation in terms of the amount of cash and/or number of options to be granted. The former members of the Compensation Committee, being Dominic Serafino, Charles Federico and John Schellhorn, and the sole current member of the Compensation Committee, being John Barker, have several years of relevant experience, having served as senior business executives with other companies and as members of compensation committees of other companies.

As of December 31, 2019, all four members of the Compensation Committee, namely, Messrs. Barker, Federico, Serafino and Schellhorn were considered to be independent directors. The Compensation Committee met four times during the financial year ended December 31, 2019.

Note that Mr. Serafino resigned from the Company effective February 11, 2020 and Charles Federico and John Schellhorn resigned as directors on June 4, 2020.  Consequently, the Compensation Committee now consists of one member, being John Barker.
Other Board Committees
The Board has no standing committee other than the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.
Assessments
The Board, its committees and individual directors are not regularly assessed with respect to their effectiveness and contribution, as the Board believes that such assessments are generally more appropriate for corporations of significantly larger size and complexity than the Company and which may have significantly larger boards of directors. A more formal assessment process will be instituted as, if, and when the Board deems necessary.
Director Tenure
Each of the directors will serve until the close of our next annual meeting or until his or her successor is elected or appointed. The Board has not adopted a term limit for directors. The Board believes, at this time, that the imposition of director term limits on a board may discount the value of experience and continuity amongst board members and runs the risk of excluding experienced and potentially valuable board members. This decision is subject to review on an annual basis. The Board does not follow a formal director assessment procedure in evaluating Board members. However, the Board believes that it can best strike the right balance between continuity and fresh perspectives without mandated term limits.
Representation of Women on the Board and in Executive Officer Positions
The Corporate Governance and Nominating Committee’s Charter encourages diversity in the composition of the Board of Directors and requires periodic review of the composition of the Board of Directors as a whole to recommend, if necessary, measures to be taken so that the Board of Directors reflects the appropriate balance of diversity, knowledge, experience, skills and expertise required for the Board of Directors as a whole. Accordingly, while the Board of Directors has not adopted a written policy nor targets relating to the identification and nomination of women directors, the Board of Directors does take into consideration a nominee’s potential to contribute to diversity within the Board of Directors. Given that diversity is part of determining the overall balance, which includes gender, the Board of Directors has not adopted a gender specific policy target.
The Corporate Governance and Nominating Committee recognizes the value of diversity. Currently, the Board of Directors is comprised of male directors. The Board of Directors does not follow a formal process for proposing female nominees for Board of Director vacancies. Rather the Board of Directors focuses on the qualification and professional or business experience of each individual nominee.
Consistent with our approach to diversity at the Board of Director level, our hiring practices include consideration of diversity across a number of areas, including gender. None of our current executive officer positions are held by women. We do not have a target number of women executive officers. Given the small size of our executive team, we believe that implementing targets would not be appropriate. However, in our hiring practices, we consider the level of representation of women in executive officer positions.

Employees
The below details the number of employees by geographic location as of the end of the past three financial years.

LOCATION	December 31, 2019	December 31, 2018	December 31, 2017
Canada	4	4	4
United States	6	5	5
France	0	1	1
Annual Total	10	10	10
Share Ownership
The following table and the notes thereto set out the names of all our directors and officers, the number of Common Shares beneficially owned, directly or indirectly, or over which control or direction is exercised by each of them, and information regarding options granted to them as at May 13, 2020. The percentage of common shares beneficially owned is computed on the basis of 73,831,381 Common Shares outstanding as of June 19, 2020.

Name and Title	Number of Common Shares Beneficially Held	Percentage of Common Shares Beneficially Held *	Number of Options Held		Exercise Price (CN$)	Expiration Date
John E. Barker Director	37,714		415		30.60	23-Dec-20
			5,687		30.00	24-Aug-21
			7,674		9.00	06-Jul-25
			21,053		3.28	29-Aug-25
			25,719		4.54	18-Jul-26
			25,765		0.66	28-Jan-27

Phillip L. McStotts Director	10,000

David J. McNally	4,167		277,519		4.54	17-Jan-24
President, Chairman, Chief Executive Officer and Director			55,018		4.54	19-Jan-25

Stephen Randall	22,993		1,319		4.54	23-Dec-20
Chief Financial Officer, Secretary and			17,589		4.54	24-Aug-21
Director			36,336		4.54	19-Jan-25

Perry Genova	514		16,667		4.54	7-Feb-24
Senior Vice President, Research and			33,333		4.54	17-Apr-24
Development			41,680		4.54	19-Jan-25
			1,000,000	US$	1.20362	17-Jun-27
Monique Delorme			10,000		4.54	26-Jun-22
Vice President, Finance	32,333		100,000	US$	1.20362	17-Jun-27

Jasminder Brar
Vice President, Legal, IP and Strategic Initiatives, General Counsel	0		1,319 17,589 22,979 200,000	US$	4.54 4.54 4.54 1.20362	23-Dec-20 24-Aug-21 19-Jan-25 17-Jun-27
Curtis Jensen	0		16,667		4.54	17-Apr-24
Vice President, Quality and			18,950		4.54	8-Nov-24
Regulatory Affairs			35,011		4.54	19-Jan-25

Name and Title	Number of Common Shares Beneficially Held	Percentage of Common Shares Beneficially Held *	Number of Options Held		Exercise Price (CN$)	Expiration Date
Sachin Sankholkar	667		9,000		4.54	27-Jan-21
Vice President, Marketing			11,726		4.54	24-Aug-21
			30,010		4.54	19-Jan-25
Christopher Seibert	85		9,000		4.54	27-Jan-21
Vice President, Business			11,726		4.54	24-Aug-21
Development			30,010		4.54	19-Jan-25
John E. Schellhorn	294		12,269		4.41	7-Sept-24
Former Director
Charles Federico	0		253,000	US$	3.40	01-May-26
Former Director and Chairman			41,273	US$	3.40	19-Jul-26

Martin C. Bernholtz	0		415		30.60	23-Dec-20
Former Director			5,570		30.00	24-Aug-21
Domenic Serafino Former Director	0		5,590		7.49	06-Jul-25
Bruce G. Wolff	0		330		30.60	23-Dec-20
Former Director			5,277		30.00	24-Aug-21
			3,807		9.00	06-Jul-25
			10,445		3.28	29-Aug-25
* Less than 1%.

For more information regarding share-based awards and option-based awards to directors and employees, see “Directors, Senior Management and Employees – Compensation” above.

MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS
Major Shareholders
There are no shareholders who, to our knowledge, own currently beneficially, directly or indirectly, more than 5% of the Common Shares.
Voting Rights
Our major shareholders do not have different voting rights.
Shares Held in the United States
As of June 18, 2020, there were approximately 39 registered holders of Common Shares in the United States, with combined holdings of 49,514,796 Common Shares.
Change of Control
As of the date hereof, there were no arrangements known to us which may, at a subsequent date, result in a change of control of the Company.
Control by Others
To the best of our knowledge, we are not directly or indirectly owned or controlled by another corporation, any foreign government, or any other natural or legal person, severally or jointly.

Related Party Transactions
Other than as set out below, since January 1, 2017, other than employment and executive compensation matters described under “Executive Compensation”, there have been no transactions or loans between us and:

(1)	enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, us;
(2)	associates, meaning unconsolidated enterprises in which we have a significant influence or which have significant influence over us;
(3)	individuals owning, directly or indirectly, an interest in the voting power of us that gives them significant influence over us, and close members of any such individual’s family;
(4)
key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of ours, including directors and senior management of us and close members of such individuals’ families; and

(5)
enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence, including enterprises owned by directors or major shareholders of us and enterprises that have a member of key management in common with us.

SELECTED CONSOLIDATED FINANCIAL INFORMATION
The following tables summarize financial data as at and for the fiscal years ended December 31, 2019, 2018, 2017 and 2016, in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. The financial information in the tables below as at and for the fiscal year ended December 31, 2019, 2018 and  2017 has been derived from our audited financial statements and related notes included in this prospectus. The financial information in the tables below as at and for the fiscal year ended December 31, 2016 has been derived from our audited financial statements for the year then ended.
The selected financial data below should be read in conjunction with the financial statements included in this prospectus beginning on page F-1 of this prospectus and with the information appearing in the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Our historical results do not necessarily indicate results expected for any future period.
	Year ended December 31,
Consolidated statement of loss and comprehensive loss data	2019	2018	2017	2016
Net sales	$-	$-	$-	$-
Net and comprehensive loss for the year	41,907,079	22,639,272	33,586,984	23,323,496
Basic and diluted loss per common share	1.37	1.36	4.25	4.80

Consolidated statement of financial position data
	2019	2018	2017	2016
Total assets	$3,381,581	$21,915,164	$29,674,610	$7,192,496
Net assets	(11,681,831)	4,217,109	9,606,798	594,604
Capital stock – common	194,859,415	170,502,394	154,016,519	112,742,810
Number of common shares issued	39,907,681	21,675,849	12,686,723	5,550,382

Notes:
After giving effect to a 30:1 share consolidation that took effect June 10, 2018 in connection with the listing of our Common Shares on the Nasdaq.

CAPITALIZATION AND INDEBTEDNESS
The following sets forth our total indebtedness and shows our capitalization, the changes in our capitalization as at March 31, 2020 presented in U.S. dollars, in accordance with IFRS as issued by the IASB.
You should read this table in conjunction with our financial statements included in this prospectus, together with the accompanying notes and the other information appearing in the sections of this prospectus entitled “Selected Consolidated Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
As at March 31, 2020
Liabilities
Accounts payable and accrued liabilities	10,184,977
Current portion of lease liability	25,126
Warrant liability (1)	2,373,057
Total current liabilities	12,583,160
Loan payable	-
Long-term liability	-
Total non-current liabilities	-
Equity
Common shares	198,693,476
Warrants
Contributed surplus	8,532,103
Deficit	(215,612,816)
Total deficiency	(8,387,237)
Total liabilities and deficiency	4,195,923

Note:
The Company’s warrants have exercise prices that are not fixed and as such in accordance with IAS 32, they must be recorded as a derivative financial liability. This applies both in the case where the Company’s warrants are denominated in a currency (Canadian dollars) other than the Company’s functional currency (U.S. dollars), and when a warrant is issued with a cashless exercise option. In each case, these warrants are initially measured at fair value and subsequent changes in fair value are recorded through Net and Comprehensive Loss for the year. A proportional amount of costs associated with the issue of shares and warrants is allocated to the warrants and recorded through Net and Comprehensive Loss for the year. At each balance sheet date, the Company reviews the classification of each Warrant Liability to determine whether the appropriate classification remains with Liabilities or requires reclassification to Equity.

At each balance sheet date, the Warrant Liability of listed warrants is adjusted to fair value measured at the market price of the listed warrants and the Warrant Liability of unlisted warrants is adjusted to fair value using the Black-Scholes model. Prior to March 31, 2019, the Black-Sholes model for the unlisted warrants was determined using a comparable warrant quoted in an active market, adjusted for differences in the terms of the warrant. Since March 31, 2019, it was determined that the comparable warrant was no longer an effective benchmark and the Company began to use the market price and volatility of the Company’s common shares adjusted for differences in the terms of the warrant.

USE OF PROCEEDS
We will receive no proceeds from the resale of the Warrant Shares by the Selling Securityholders. Unless otherwise set forth in a prospectus supplement, all of the Common Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders. The Selling Securityholders will receive all proceeds from such sales.

We may receive proceeds from the exercise of the Warrants and issuance of the Warrant Shares to the extent that these Warrants are exercised for cash. Warrants, however, are exercisable on a cashless basis under certain circumstances.  If all of the Warrants were exercised for cash in full, the proceeds would be approximately $1.0 million. We intend to use the net proceeds of such warrant exercise, if any, for general corporate purposes including: resuming the development of the single-port robotic surgical system, instruments and accessories; funding working capital (including the reduction of outstanding payables); and capital expenditures.
We can make no assurances that any of the Warrants will be exercised, or if exercised, that they will be exercised for cash, the quantity which will be exercised or in the period in which they will be exercised.

SELLING SECURITYHOLDERS
The Selling Securityholders may offer and sell, from time to time, any or all of the Warrant Shares covered by this prospectus. We are registering 3,143,267 Common Shares that may be issued on the exercise of the Warrants held by the Selling Securityholders. Please see “Private Placement” for more information.
The following table sets forth the name of the Selling Securityholders, the number of common shares beneficially owned by the Selling Securityholders prior to and after completion of the offering contemplated by this prospectus, and the aggregate number of shares that may be offered by the Selling Securityholders pursuant to this prospectus. In calculating the percentages of Common Shares beneficially owned by the Selling Securityholders, we treated as outstanding the number of Common Shares issuable upon exercise of the Warrants and did not assume exercise of any other warrants. The percentage of shares owned prior to the offering is based on 73,831,381 Common Shares outstanding as of June 17, 2020.
Under the terms of the Warrants, a Selling Securityholder may not exercise the Warrants to the extent such exercise would cause such Selling Securityholder, together with its affiliates, to beneficially own a number of Common Shares which would exceed 4.99% of our then outstanding Common Shares following such exercise, excluding for purposes of such determination Common Shares issuable upon exercise of the Warrants which have not been exercised. The number of Shares in the third column do not reflect this limitation.
There is no assurance that the Warrants will be exercised. If the Warrants are exercised, the Selling Securityholders may sell some, all or none of the Warrant Shares. We do not know how long the Selling Securityholders will hold the Warrant Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Securityholders regarding the sale or other disposition of any of the Warrant Shares.
As a result, we cannot estimate the number of Common Shares the Selling Securityholders will beneficially own after termination of sales under this prospectus. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of all or a portion of its Common Shares since the date on which they provided information for this table.
Unless otherwise indicated, the term “Selling Securityholders” as used in this prospectus means the Warrant holders and selling securityholders referred to in this prospectus, and their donees, pledgees, transferees, assigns and other successors-in-interest. Information concerning the Selling Securityholders may change from time to time and, to the extent required, we will supplement this prospectus accordingly. We have prepared the following table and the related notes based on information filed with the SEC or supplied to us by the Selling Securityholders.

	Shares Beneficially Owned Prior to this Offering		Number of Shares that May be Offered Hereby(2)	Shares Beneficially Owned After this Offering(1)
Selling Securityholder and Address	Number(1)	Percentage		Number	Percentage
Armistice Capital Master Fund, Ltd.(3)	2,067,939	2.8%	2,067,939	0	*
Intracoastal Capital, LLC(4)(5)	1,796,371(7)	2.43%	689,313	1,107,058	1.5%
Michael Vasinkevich(6)	561,745(8)	*	247,532	314,213	*
Michael Mirsky(6)	166,443(9)	*	73,343	93,100	*
Noam Rubinstein(6)	109,502(10)	*	48,252	61,250	*
Craig Schwabe(6)	29,565(11)	*	13,028	16,537	*
Charles Worthman(6)	8,760(12)	*	3,860	4,900	*

* Less than one percent.
(1)	Includes 3,143,267 Shares if the Selling Securityholders exercise the Warrants in full.
(2)	Assumes sale of all shares available for sale under this prospectus and no further acquisitions of shares by the Selling Securityholders.
(3)	The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Ave, 7th Floor, New York, NY 10022.
(4)	The address of Intracoastal Capital, LLC is 245 Palm Trail, Delray Beach, FL 33483.
(5)
Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal.

(6)
The Selling Securityholder is an affiliate of H.C. Wainwright & Co., LLC, a broker-dealer and placement agent, and at the time of the acquisition of Warrants by the Selling Securityholder, such Selling Securityholder did not have any arrangements or understandings with any person to distribute such securities. The address of this Selling Securityholder is 430 Park Ave., 3rd Floor, New York, NY 10022.

(7)	Includes (i) 689,313 Shares issuable upon exercise of the Private Placement Warrants and (ii) 1,107,058 Shares issuable upon exercise of other warrants.
(8)	Includes (i) 247,532 Shares issuable upon exercise of the Placement Agent Warrants and (ii) 314,213 Shares issuable upon exercise of a placement agent warrant issued in March 2020.
(9)	Includes (i) 73,343 Shares issuable upon exercise of the Placement Agent Warrants and (ii) 93,100 Shares issuable upon exercise of a placement agent warrant issued in March 2020.
(10)	Includes (i) 48,252 Shares issuable upon exercise of the Placement Agent Warrants and (ii) 61,250 Shares issuable upon exercise of a placement agent warrant issued in March 2020.
(11)	Includes (i) 13,028 Shares issuable upon exercise of the Placement Agent Warrants and (ii) 16,537 Shares issuable upon exercise of a placement agent warrant issued in March 2020.
(12)	Includes (i) 3,860 Shares issuable upon exercise of the Placement Agent Warrants and (ii) 4,900 Shares issuable upon exercise of a placement agent warrant issued in March 2020.

Relationship with Selling Securityholders
Neither the Selling Securityholders, nor any persons having control over the Selling Securityholders, have held any position or office with us or our affiliates within the last three years or have had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

PLAN OF DISTRIBUTION
We are registering the Warrant Shares issuable to the Selling Securityholders upon exercise of the Warrants to permit the resale of the Warrant Shares from time to time after the date of this prospectus. The Selling Securityholders may, from time to time after the date of this prospectus, sell, transfer or otherwise dispose of any or all of the Warrant Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be made directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Securityholders may use any one or more of the following methods when selling the Warrant Shares:
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to

●	facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	loans to broker-dealers or other financial institutions that in turn may sell the shares;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Securityholder to sell a specified number of such shares at a stipulated price per share;

●	by pledge to secure debts and other obligations or on foreclosure of a pledge;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

Each of the Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the Common Shares they own and, if they default in their performance of their secured obligations, the pledgees or secured parties may offer and sell the Common Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending identity of the Selling Securityholders to include the pledgees, transferees or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the Common Shares in other circumstances, in which case the donees, transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. The Selling Securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of that rule. The Selling Securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the Warrant Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the Warrant Shares may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Warrant Shares may be underwriting discounts and commissions under the Securities Act. The Selling Securityholders may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act and may be subject to statutory liabilities, including, but not limited to, Sections 11, 12, and 17 of the Securities Act.
The Selling Securityholders may decide not to sell any of the Warrant Shares described in this prospectus. We make no assurance that the Selling Securityholders will use this prospectus to sell any or all of the Warrant Shares. In addition, the Selling Securityholders may transfer, devise or gift the Warrant Shares by other means not described in this prospectus.
The Common Shares are listed for trading in Canada on the TSX under the symbol “TMD”. The Common Shares are also traded on the Nasdaq in the United States under the symbol “TMDI”.

EXPENSES RELATING TO THIS OFFERING
We estimate our expenses related to this offering to be as follows:

SEC registration fee	US$	7,000
Printing expenses		0
Accounting fees and expenses		20,000
Legal fees and expenses		100,000
Financial Industry Regulatory Authority, Inc. filing fee		0
Total	US$	127,000

DESCRIPTION OF SECURITIES
The following description of our Common Shares is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our articles (the “Articles”), as amended, which are attached as Exhibit 3.2 hereto.
We have 73,831,381 Common Shares outstanding as of June 17, 2020, and we are authorized to issue an unlimited number of Common Shares, without par value
Basic Rights of our Common Shares
The holders of Common Shares are entitled to receive notice of and to attend all annual and special meetings of our shareholders and to one vote in respect of each Common Share held at the record date for each such meeting. The holders of Common Shares are entitled, at the discretion of our board of directors, to receive out of any or all of our profits or surplus properly available for the payment of dividends, any dividend declared by our board of directors and payable by the Company on the Common Shares. The holders of the Common Shares will participate pro rata in any distribution of the assets of the Company upon liquidation, dissolution or winding-up or other distribution of the assets of the Company. Such participation will be subject to the rights, privileges, restrictions and conditions attached to any of our securities issued and outstanding at such time ranking in priority to the Common Shares upon the liquidation, dissolution or winding-up of the Company. Common Shares are issued only as fully paid and are non-assessable.
There are no provisions in our Articles discriminating against any existing or prospective shareholder as a result of such shareholder owning a substantial number of our Common Shares, and non-resident or foreign holders of our Common Shares are not limited in having, holding or exercising the voting rights associated with Common Shares. Also, no provision or rights exist in our Articles regarding our Common Shares in connection with exchange, redemption, retraction, purchase for cancellation, surrender or sinking or purchase funds.
Pre-emptive Rights
Our Common Shares do not contain any pre-emptive purchase rights to any of our securities.
Transferability of Common Shares
Our Articles do not impose restrictions on the transfer of Common Shares by a shareholder.
Action(s) to change Rights attaching to our Common Shares
The rights, privileges, restrictions and conditions attaching to our Common Shares are contained in our Articles and such rights, privileges, restrictions and conditions may be changed by amending our Articles. In order to amend our Articles, the Business Corporations Act (Ontario) (the “OBCA”) requires a resolution to be passed by a majority of not less than two-thirds of the votes cast by the shareholders entitled to vote thereon. In addition, if we resolve to make particular types of amendments to our Articles, a holder of our shares may dissent with regard to such resolution and, if such shareholder so elects, we would have to pay such shareholder the fair value of the shares held by the shareholder in respect of which the shareholder dissents as of the close of business on the day before the resolution was adopted. The types of amendments that would be subject to dissent rights include without limitation: (i) to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of our shares; (ii) to add, remove or change any restriction upon the business that we may carry on or upon the powers that we may exercise; (iii) to amalgamate with another corporation in accordance with the OBCA; (iv) to continue under the laws of another jurisdiction in accordance with the OBCA; and (v) to sell, lease or exchange all or substantially all of our property other than in the ordinary course of our business in accordance with the OBCA.
Change of Control restrictions for our Common Shares
There are no provisions in our Articles or by-laws that would have the effect of preventing a change in control of the Company.
Ownership disclosure threshold for our Common Shares
Neither our by-laws nor our Articles contain any provisions governing the ownership threshold above which shareholder ownership must be disclosed. In addition, securities legislation in Canada requires that we disclose in our proxy information circular for our annual meeting and certain other disclosure documents filed by us under such legislation, holders who beneficially own more than 10% of our issued and outstanding shares.

DILUTION
This offering of the Warrant Shares by the Selling Securityholders on a continuous or delayed basis in the future will not result in a change to the net tangible book value per share before and after the distribution of the Warrant Shares by the Selling Securityholders. However, purchasers of the Warrant Shares from the Selling Securityholders will experience dilution to the extent of the difference between the amount per share paid and the net tangible book value per share of our Common Stock at the time of the purchase. As of March 31, 2020, we had a negative net tangible book value of $(10,036,702) or $(0.19) per Common Share, based upon 54,216,877 Common Shares outstanding on such date. Net tangible book value per Share represents the amount of our total tangible assets reduced by the amount of our total liabilities and divided by the total number of Common Shares outstanding

MEMORANDUM AND ARTICLES OF ASSOCIATION
Incorporation
The Company is an Ontario corporation and it is the successor corporation formed pursuant the Amalgamations under the OBCA on July 28, 2008.
The following is a brief description of the Amalgamations.
Synergist, Newco and KAM entered into an amalgamation agreement on June 23, 2008, pursuant to which on July 28, 2008 Synergist amalgamated with Newco, a wholly-owned subsidiary of KAM, to form Amalco. Thereafter, Amalco amalgamated with KAM pursuant to a vertical amalgamation to form a new corporation called Titan Medical Inc.
Synergist was incorporated on July 5, 2002 and commenced operations on May 31, 2006 for the purpose of developing robotic surgical technology. KAM was incorporated on November 28, 2007 and filed and obtained a receipt for a final prospectus from certain Canadian securities regulatory authorities in compliance with TSX-V’s CPC Policy. Newco was formed as a special purpose wholly-owned subsidiary of KAM incorporated for the purpose of effecting the Amalgamations. The Amalgamations constituted the Qualifying Transaction of KAM under the CPC Policy.
Objects and Purposes of the Company
Our Articles do not contain and are not required to contain a description of our objects and purposes. There is no restriction contained in our Articles on the business that we may carry on.
Voting on Certain Proposal, Arrangement, Contract or Compensation by Directors
Other than as disclosed below, neither our Articles nor our corporate by-laws restrict our directors’ power to: (a) vote on a proposal, arrangement or contract in which the directors are materially interested; or (b) to vote with regard to compensation payable to themselves or any other members of their body in the absence of an independent quorum.
Our corporate by-laws provide that a director who: (a) is a party to; or (b) is a director or an officer of, or has a material interest in, any person who is a party to; a material contract or transaction or proposed material contract or transaction with us shall disclose the nature and extent of such director’s interest at the time and in the manner provided by the OBCA. Any such contract or transaction or proposed material contract or transaction shall be referred to our board of directors or shareholders for approval in accordance with the OBCA even if such contract or proposed material contract or transaction is one that in the ordinary course of our business would not require approval by our board of directors or shareholders, and a director interested in a contract or transaction so referred to our board of directors shall not attend any part of a meeting of our board of directors during which the contract or transaction is discussed and shall not vote on any resolution to approve such contract or transaction except as provided by the OBCA.

Subject to our Articles and any unanimous shareholder agreement, our directors shall be paid such remuneration for their services as our board of directors may from time to time determine. Our directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of our board of directors or any committee thereof. Nothing in our corporate by-laws shall preclude any director from serving the Company in any other capacity and receiving remuneration therefor in that capacity.
The OBCA provides that a director who: (a) is a party to a material contract or transaction or proposed material contract or transaction with the Company; or (b) is a director or an officer of, or has a material interest in, any person who is a party to a material contract or transaction or proposed material contract or transaction with the Company, shall not attend any part of a meeting of directors during which the contract or transaction is discussed and shall not vote on any resolution to approve the contract or transaction unless the contract or transaction is one: (i) relating primarily to such director’s remuneration as a director of the Company or one of our affiliates; (ii) for indemnity or insurance for the benefit of such director in his or her capacity as a director; or (iii) with one of our affiliates.
Where a material contract is made or a material transaction is entered into between us and a director of the Company, or between us and another person of which a director of the Company is a director or officer or in which he or she has a material interest: (a) the director is not accountable to us or our shareholders for any profit or gain realized from the contract or transaction; and (b) the contract or transaction is neither void nor voidable, by reason only of that relationship or by reason only that the director is present at or is counted to determine the presence of a quorum at the meeting of directors that authorized the contract or transaction, if the director disclosed his or her interest in accordance with the OBCA and the contract or transaction was reasonable and fair to us at the time it was approved.
Borrowing Powers of Directors
Our corporate by-laws provide that, if authorized by our directors, we may, subject to our Articles:

●	borrow money upon our credit;
●	issue, reissue, sell, pledge or hypothecate bonds, debentures, notes or other evidences of indebtedness of the Company, whether secured or unsecured;
●	give a guarantee on behalf of the Company to secure performance of any present or future indebtedness, liability or obligation of any person; and
●
mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Company including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Company.

Amendment to the borrowing powers described above requires an amendment to our corporate by-laws and Articles. Our corporate by-laws do not contain any provisions in connection with amending the by-laws. The OBCA provides that our board of directors may by resolution, make, amend or repeal any by-laws that regulate our business or affairs and that our board of directors shall submit such by-law, amendment or repeal to our shareholders at the next meeting of shareholders and the shareholders may confirm, reject or amend the by-law, amendment or repeal.
Qualifications of Directors
Under our corporate by-laws and the OBCA, the following persons are disqualified from being a director of the Company: (i) a person who is less than 18 years of age; (ii) a person who has been found under the Substitute Decisions Act, 1992 or under the Mental Health Act to be incapable of managing property or who has been found to be incapable by a court in Canada or elsewhere; (iii) a person who is not an individual; and (iv) a person who has the status of a bankrupt. Subject to our Articles, a director is not required to be a shareholder of the Company. At least 25% of our directors must be resident Canadian and if we have less than four directors, at least one director must be a resident Canadian.

Procedures to Change the Rights of Shareholders
The rights, privileges, restrictions and conditions attaching to our shares are contained in our Articles and such rights, privileges, restrictions and conditions may be changed by amending our Articles. In order to amend our Articles, the OBCA requires a resolution to be passed by a majority of not less than two-thirds of the votes cast by the shareholders entitled to vote thereon. In addition, if we resolve to make particular types of amendments to our Articles, a holder of our shares may dissent with regard to such resolution and, if such shareholder so elects, we would have to pay such shareholder the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted. The types of amendments that would be subject to dissent rights include without limitation: (i) to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of our shares; (ii) to add, remove or change any restriction upon the business that we may carry on or upon the powers that we may exercise; (iii) to amalgamate with another corporation in accordance with the OBCA; (iv) to continue under the laws of another jurisdiction in accordance with the OBCA; and (v) to sell, lease or exchange all or substantially all of our property other than in the ordinary course of our business in accordance with the OBCA.
Meetings
Each director holds office until our next annual meeting or until his office is earlier vacated in accordance with our Articles, corporate by-laws or with the provisions of the OBCA. A director appointed or elected to fill a vacancy on our board also holds office until our next annual meeting.
Annual meetings of our shareholders must be held at such time in each year not more than 15 months after the last annual meeting, as our board of directors may determine. Notice of the time and place of a meeting of shareholders must be sent not less than twenty-one days and not more than fifty days, before the meeting.
Meetings of our shareholders shall be held at our registered office or, if our board of directors shall so determine, at some other place in Ontario or, at some place outside Ontario if all the shareholders entitled to vote at the meeting so agree.
Our board of directors, the chair of our board or our chief executive officer shall have the power to call a special meeting of our shareholders at any time.
The OBCA provides that our shareholders may requisition a special meeting in accordance with the OBCA. The OBCA provides that the holders of not less than five percent of our issued shares that carry the right to vote at a meeting sought to be held may requisition our directors to call a special meeting of shareholders for the purposes stated in the requisition.
Under our by-laws, the quorum for the transaction of business at any meeting of our shareholders is one person present in person or by proxy and holding or representing in the aggregate not less than 20% of our outstanding shares entitled to vote at such meeting.
Limitations on Ownership of Securities
Except as provided in the Investment Canada Act (Canada), there are no limitations specific to the rights of non-Canadians to hold or vote our shares under the laws of Canada or Ontario, or in our charter documents.
Change in Control
There are no provisions in our Articles or by-laws that would have the effect of delaying, deferring or preventing a change in control of the Company, and that would operate only with respect to a merger, acquisition or corporate restructuring involving the Company or our subsidiaries.
Ownership Threshold
Neither our by-laws nor our Articles contain any provisions governing the ownership threshold above which shareholder ownership must be disclosed. In addition, securities legislation in Canada requires that we disclose in our proxy information circular for our annual meeting and certain other disclosure documents filed by us under such legislation, holders who beneficially own more than 10% of our issued and outstanding shares.
United States federal securities laws require us to disclose, in our annual reports on Form 20-F, holders who own 5% or more of our issued and outstanding voting shares.

CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS
The following is a general summary of certain U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of Warrant Shares received upon exercise of the Warrants.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition of Warrant Shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address the U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of  Warrant Shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Warrant Shares.

No opinion from legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax considerations applicable to U.S. Holders as discussed in this summary. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed) promulgated under the Code, published rulings of the IRS, published administrative positions of the IRS and U.S. court decisions, that are in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Warrants or Warrant Shares that is for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;
●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;
●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
●
a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are brokers or dealers in securities or currencies or U.S. Holders that are traders in securities that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own Warrants or Warrant Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquired Warrants or Warrant Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Warrants or Warrant Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are partnerships and other pass-through entities (and investors in such partnerships and entities); (i) are subject to special tax accounting rules with respect to Warrants or Warrant Shares;  (j) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of the Company’s outstanding shares; (k) are U.S. expatriates or former long-term residents of the U.S., or (l) are subject to taxing jurisdictions other than, or in addition to, the United States. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Warrant Shares.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Warrants or Warrant Shares, the U.S. federal income tax consequences to such entity or arrangement and the owners of such entity or arrangement generally will depend on the activities of such entity or arrangement and the status of such owners. This summary does not address the tax consequences to any such entity or arrangement or owner. Owners of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisor regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Warrants and Warrant Shares.

Passive Foreign Investment Company Rules

If the Company is considered a “passive foreign investment company” within the meaning of Section 1297 of the Code (a “PFIC”) at any time during a U.S. Holder’s holding period, the following sections will generally describe the potentially adverse U.S. federal income tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Warrant Shares.

The Company believes that it was classified as a PFIC for the tax year ended December 31, 2019, and based on current business plans and financial expectations, the Company expects that it may be a PFIC for the tax year ended December 31, 2020 and may be a PFIC in future tax years. No opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or is currently planned to be requested. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, the Company’s PFIC status for the current year and future years cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any PFIC determination made by the Company. Each U.S. Holder should consult its own tax advisor regarding the Company’s status as a PFIC and the PFIC status of each non-U.S. subsidiary of the Company.

In any year in which the Company is classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

The Company generally will be a PFIC for any tax year in which (a) 75% or more of the gross income of the Company for such tax year is passive income (the “PFIC income test”) or (b) 50% or more of the value of the assets of the Company either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “PFIC asset test”). “Gross income” generally includes sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

For purposes of the PFIC income test and PFIC asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, “passive income” does not include any interest, dividends, rents, or royalties that are received or accrued by the Company from a “related person” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if the Company is a PFIC, U.S. Holders will be deemed to own their proportionate share of any of the Company’s subsidiaries which is also a PFIC (a “Subsidiary PFIC”), and will generally be subject to U.S. federal income tax under the “Default PFIC Rules Under Section 1291 of the Code” discussed below on their proportionate share of any (i) distribution on the shares of a Subsidiary PFIC and (ii) disposition or deemed disposition of shares of a Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of Warrant Shares are made. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of Warrant Shares.

Default PFIC Rules Under Section 1291 of the Code

If the Company is a PFIC, the U.S. federal income tax consequences to a U.S. Holder of acquisition, ownership, and disposition of Warrant Shares will depend on whether such U.S. Holder makes a “qualified electing fund” or “QEF” election (a “QEF Election”) or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”) with respect to Warrant Shares. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election (a “Non-Electing U.S. Holder”) will be taxable as described below.

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code with respect to (a) any gain recognized on the sale or other taxable disposition of Warrant Shares and (b) any excess distribution received on the Warrant Shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the Warrant Shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of Warrant Shares of a PFIC (including an indirect disposition of shares of a Subsidiary PFIC), and any excess distribution received on such Warrant Shares (or a distribution by a Subsidiary PFIC to its shareholder that is deemed to be received by a U.S. Holder) must be rateably allocated to each day in a Non-Electing U.S. Holder’s holding period for the Warrant Shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferential tax rates, as discussed below). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If the Company is a PFIC for any tax year during which a Non-Electing U.S. Holder holds Warrant Shares, it will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether it ceases to be a PFIC in one or more subsequent tax years. If the Company ceases to be a PFIC, a Non-Electing U.S. Holder may terminate this deemed PFIC status with respect to Warrant Shares by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code as discussed above) as if such Warrant Shares were sold on the last day of the last tax year for which the Company was a PFIC. No such election, however, may be made with respect to the Warrants.

Under proposed Treasury Regulations, if a U.S. holder has an option, warrant, or other right to acquire stock of a PFIC (such as the Warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code. Under rules described below, the holding period for the Warrant Shares will begin on the date a U.S. Holder acquires the Warrants. This will impact the availability of the QEF Election and Mark-to-Market Election with respect to the Warrant Shares. Thus, a U.S. Holder will have to account for Warrant Shares and Common Shares under the PFIC rules and the applicable elections differently.

QEF Election

  The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as “timely” for purposes of avoiding the default PFIC rules discussed above if such QEF Election is made for the first year in the U.S. Holder’s holding period for the Warrant Shares in which the Company was a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year.

As discussed above, under proposed Treasury Regulations, if a U.S. holder has an option, warrant or other right to acquire stock of a PFIC (such as the Warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code. However, a U.S. Holder of an option, warrant or other right to acquire stock of a PFIC may not make a QEF Election that will apply to the option, warrant or other right to acquire PFIC stock. In addition, under proposed Treasury Regulations, if a U.S. Holder holds an option, warrant or other right to acquire stock of a PFIC, the holding period with respect to shares of stock of the PFIC acquired upon exercise of such option, warrant or other right will include the period that the option, warrant or other right was held.

Consequently, under the proposed Treasury Regulations, if a U.S. Holder makes a QEF Election, such election generally will not be treated as a timely QEF Election with respect to Warrant Shares and the rules of Section 1291 of the Code discussed above will continue to apply with respect to such U.S. Holder’s Warrant Shares. However, a U.S. Holder of Warrant Shares should be eligible to make a timely QEF Election if such U.S. Holder makes a “purging” or “deemed sale” election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such Warrant Shares were sold for fair market value. As a result of the “purging” or “deemed sale” election, the U.S. Holder will have a new basis and holding period in the Warrant Shares acquired upon the exercise of the Warrants for purposes of the PFIC rules. In addition, gain recognized on the sale or other taxable disposition (other than by exercise) of the Warrants by a U.S. Holder will be subject to the rules of Section 1291 of the Code discussed above. Each U.S. Holder should consult its own tax advisor regarding the application of the PFIC rules to the Warrants and Warrant Shares.

A U.S. Holder that makes a timely QEF Election under the rules set forth in the preceding paragraph generally should not be subject to the rules of Section 1291 of the Code discussed above with respect to its Warrant Shares. However, a U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) the Company’s net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the Company’s ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which the Company is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by the Company. However, for any tax year in which the Company is a PFIC and has no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a timely QEF Election generally (a) may receive a tax-free distribution from the Company to the extent that such distribution represents “earnings and profits” that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the Warrant Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Warrant Shares.

A QEF Election will apply to the tax year for which such QEF Election is made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, the Company ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which the Company is not a PFIC. Accordingly, if the Company becomes a PFIC in another subsequent tax year, the QEF Election will be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which the Company qualifies as a PFIC.

For each tax year that the Company qualifies as a PFIC, the Company: (a) intends to make available to U.S. Holders, upon their written request, a PFIC Annual Information Statement as described in Treasury Regulation Section 1.1295-1(g) (or any successor Treasury Regulation) and (b) upon written request, use commercially reasonable efforts to provide such additional information that such U.S. Holder is reasonably required to obtain in connection with maintaining such QEF Election with regard to the Company.  The Company may elect to provide such information on its website. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a QEF Election.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return. However, if the Company does not provide the required information with regard to the Company or any of its Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election with respect to Warrant Shares only if the Warrant Shares are marketable stock. The Warrant Shares generally will be “marketable stock” if the Warrant Shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to Section 11A of the U.S. Exchange Act or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange ensure active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be considered “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Provided that the Warrant Shares are “regularly traded” as described in the preceding sentence, the Warrant Shares are expected to be marketable stock. U.S. Holders should consult their own tax advisors regarding the marketable stock rules.

A U.S. Holder that makes a Mark-to-Market Election with respect to its Warrant Shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Warrant Shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for the Warrant Shares and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the Warrant Shares.

Any Mark-to-Market Election made by a U.S. Holder for Common Shares will also apply to such U.S. Holder’s Warrant Shares. As a result, if a Mark-to-Market Election has been made by a U.S. Holder with respect to Common Shares, any Warrant Shares received will automatically be marked-to-market in the year of exercise. Because, under the proposed Treasury Regulations, a U.S. Holder’s holding period for Warrant Shares includes the period during which such U.S. Holder held the Warrants, a U.S. Holder will be treated as making a Mark-to-Market Election with respect to its Warrant Shares after the beginning of such U.S. Holder’s holding period for the Warrant Shares unless the Warrant Shares are acquired in the same tax year as the year in which the U.S. Holder acquired its Warrants. Consequently, the default rules under Section 1291 described above generally will apply to the mark-to-market gain realized in the tax year in which Warrant Shares are received. However, the general mark-to-market rules will apply to subsequent tax years.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which the Company is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Warrant Shares as of the close of such tax year over (b) such U.S. Holder’s tax basis in the Warrant Shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (i) such U.S. Holder’s adjusted tax basis in the Warrant Shares, over (ii) the fair market value of such Warrant Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder’s tax basis in the Warrant Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of Warrant Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years).

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed U.S. federal income tax return. A timely Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the Warrant Shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the Warrant Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to eliminate the interest charge and other income inclusion rules described above with respect to deemed dispositions of Subsidiary PFIC stock or distributions from a Subsidiary PFIC to its shareholder.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of Warrant Shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which Warrant Shares are transferred.

If finalized in their current form, the proposed Treasury Regulations applicable to PFICs would be effective for transactions occurring on or after April 1, 1992. Because the proposed Treasury Regulations have not yet been adopted in final form, they are not currently effective, and there is no assurance that they will be adopted in the form and with the effective date proposed. Nevertheless, the IRS has announced that, in the absence of final Treasury Regulations, taxpayers may apply reasonable interpretations of the Code provisions applicable to PFICs and that it considers the rules set forth in the proposed Treasury Regulations to be reasonable interpretations of those Code provisions. The PFIC rules are complex, and the implementation of certain aspects of the PFIC rules requires the issuance of Treasury Regulations which in many instances have not been promulgated and which, when promulgated, may have retroactive effect. U.S. Holders should consult their own tax advisors about the potential applicability of the proposed Treasury Regulations.

Certain additional adverse rules will apply with respect to a U.S. Holder if the Company is a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses Warrant Shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such Warrant Shares.

In addition, a U.S. Holder who acquires Warrant Shares from a decedent will not receive a “step up” in tax basis of such Warrant Shares to fair market value.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with their own tax advisor regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisor regarding the PFIC rules (including the applicability and advisability of a QEF Election and Mark-to-Market Election) and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Warrant Shares.

U.S. Federal Income Tax Consequences of the Exercise of Warrants

A U.S. Holder should not recognize gain or loss on the exercise of a Warrant and related receipt of a Warrant Share (unless cash is received in lieu of the issuance of a fractional Warrant Share). A U.S. Holder’s initial tax basis in the Warrant Share received on the exercise of a Warrant should be equal to the sum of (a) such U.S. Holder’s tax basis in such Warrant plus (b) the exercise price paid by such U.S. Holder on the exercise of such Warrant. If, as anticipated, the Company is a PFIC, a U.S. Holder’s holding period for the Warrant Share will begin on the date on which such U.S. Holder acquired its Warrants.

In certain limited circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of Warrants into Warrant Shares.  The U.S. federal income tax treatment of a cashless exercise of Warrants into Warrant Shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Warrant described in the preceding paragraph.  U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Warrants.

General Rules Applicable to U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Warrant Shares

The following discussion describes the general rules applicable to the ownership and disposition of the Warrant Shares but is subject in its entirety to the special rules described above under the heading “Passive Foreign Investment Company Rules.”

Distributions on Warrant Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Warrant Share (as well as any constructive distribution on a Warrant as described above) will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of our current and accumulated “earnings and profits”, as computed under U.S. federal income tax principles. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if the Company is a PFIC for the tax year of such distribution or the preceding tax year. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Warrant Shares and thereafter as gain from the sale or exchange of such Warrant Shares (see “Sale or Other Taxable Disposition of Warrant Shares” below). However, the Company may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may be required to assume that any distribution by the Company with respect to the Warrant Shares will constitute ordinary dividend income. Dividends received on Warrant Shares generally will not be eligible for the “dividends received deduction” generally applicable to corporations. Subject to applicable limitations and provided the Company is eligible for the benefits of the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended, or the Warrant Shares are readily tradable on a United States securities market, dividends paid by the Company to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Warrant Shares

Upon the sale or other taxable disposition of Warrant Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in such Warrant Shares sold or otherwise disposed of. Gain or loss recognized on such sale or other taxable disposition generally will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the Warrant Shares have been held for more than one year. Preferential tax rates may apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Additional Tax Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency or on the sale, exchange or other taxable disposition of Warrant Shares generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in foreign currency and engages in a subsequent conversion or other disposition of the foreign currency may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Warrant Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid or accrued (whether directly or through withholding) by a U.S. Holder during a year.  The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances.  Accordingly, each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

Information Reporting; Backup Withholding Tax

Under U.S. federal income tax laws certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person. U. S. Holders may be subject to these reporting requirements unless their Warrant Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file IRS Form 8938.

Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of the Warrant Shares generally may be subject to information reporting and backup withholding tax, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish its correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that it has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons, such as U.S. Holders that are corporations, generally are excluded from these information reporting and backup withholding tax rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF WARRANT SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations generally applicable under the Income Tax Act (Canada) and all regulations thereunder (collectively the “Tax Act”)  to the acquisition, holding and disposition of, Common Shares, Warrant Shares or Warrants by a holder (“Holder” and collectively, the “Holders”). For the purposes of this summary, the term “Common Shares” shall also include the Warrant Shares acquired upon the exercise of the Warrants, unless the context otherwise requires. This summary is applicable to a Holder who, for the purposes of the Tax Act and at all relevant times, is neither resident in Canada nor deemed to be resident in Canada for purposes of the Tax Act and any applicable income tax treaty or convention,  who does not use or hold (and is not deemed to use or hold) the Common Shares in carrying on a business in Canada, deals at arm’s length with, and is not affiliated with the Company and holds the Common Shares and Warrants as capital property. Generally, the Common Shares or Warrants will be considered to be capital property to a Holder provided that the Holder does not hold such Common Shares or Warrants in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade. Special rules, which are not discussed in this summary, may apply to a Holder that is an insurer carrying on business in Canada and elsewhere. Such Holders should consult their own tax advisors.

This summary is not applicable to a Holder: (i) that is a “financial institution” for purposes of the “mark-to-market” rules in the Tax Act; (ii) that is a “specified financial institution” within the meaning of the Tax Act; (iii) that reports its “Canadian tax results” within the meaning of the Tax Act in a currency other than Canadian currency; (iv) an interest in which is, a “tax shelter investment” within the meaning of the Tax Act; (v) that has entered or will enter into a “derivative forward agreement” or “synthetic disposition agreement”, each within the meaning of the Tax Act, in respect of Common Shares and/or Warrants; (vi) that receives dividends on Common Shares under or as part of a “dividend rental arrangement” within the meaning of the Tax Act; and (vii) a Holder that is a corporation and is, or becomes as part of a transaction or event or series of transactions or events that includes the acquisition of the Common Shares, controlled by a (A) non-resident corporation, (B) non-resident individual, (C) non-resident trust, or (D) group of any of the foregoing who do no deal at arm’s length with each other, for the purposes of section 212.3 of the Tax Act.

This summary is based upon the current provisions of the Tax Act in force as of the date hereof, all specific proposals to amend the Tax Act (the “Tax Proposals”) which have been announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, and the Company’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) which have been made publicly available prior to the date hereof. This summary assumes that the Tax Proposals will be enacted in the form proposed and does not take into account or anticipate any other changes in law or in the administrative policies or assessing practices of the CRA, whether by way of judicial, legislative or governmental decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations discussed herein. No assurances can be given that the Tax Proposals will be enacted as proposed or at all, or that legislative, judicial or administrative changes will not modify or change the statements expressed herein.

This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to an investment in Common Shares or Warrants. Accordingly, this summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any investor. Investors should consult their own tax advisors for advice with respect to the tax consequences of an investment in Common Shares and Warrants, based on their particular circumstances.

Currency Conversion

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Common Shares and Warrants (including dividends, adjusted cost base and proceeds of disposition) must generally be expressed in Canadian Dollars. Amounts denominated in any other currency must be converted into Canadian Dollars generally based on the exchange rate quoted by the Bank of Canada on the date such amounts arise or such other rate of exchange as is acceptable to the Minister of National Revenue (Canada).

Exercise of Warrants

The exercise of a Warrant to acquire a Warrant Share will be deemed not to constitute a disposition of property for purposes of the Tax Act and consequently no gain or loss will be realized by a Holder upon such an exercise.
Dividends

Dividends paid or credited or deemed to be paid or credited to a Holder by the Company will be subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend unless such rate is reduced by the terms of an applicable tax treaty. Under the Canada-United States Tax Convention (1980), as amended (the “Treaty”), the rate of withholding tax on dividends paid or credited to a Holder who is resident in the U.S. for purposes of the Treaty and fully entitled to benefits under the Treaty (a “U.S. Holder”) is generally limited to 15% of the gross amount of the dividend (or 5% in the case of a U.S. Holder that is a company beneficially owning at least 10% of the Company’s voting shares).  Holders are urged to consult their own tax advisors to determine their entitlement to relief under the Treaty or any other applicable tax treaty as well as their ability to claim foreign tax credits with respect to any Canadian withholding tax, based on their particular circumstances.
Dispositions of Common Shares and Warrants

A Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a Common Share or a Warrant, nor will capital losses arising therefrom be recognized under the Tax Act, unless the Common Share or Warrant constitutes “taxable Canadian property” to the Holder for purposes of the Tax Act, and the gain is not exempt from tax pursuant to the terms of an applicable tax treaty.

Provided the Common Shares are listed on a “designated stock exchange”, as defined in the Tax Act (which includes the TSX and NASDAQ), at the time of disposition, the Common Shares and Warrants generally will not constitute taxable Canadian property of a Holder at that time, unless at any time during the 60 month period immediately preceding the disposition the following two conditions are met concurrently: (i) the Holder, persons with whom the Holder did not deal at arm’s length, partnerships in which the Holder or such non-arm’s length person holds a membership interest (either directly or indirectly through one or more partnerships), or the Holder together with all such persons, owned 25% or more of the issued shares of any class or series of shares of the Company; and (ii) more than 50% of the fair market value of the Common Shares of the Company was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Tax Act), “timber resource properties” (as defined in the Tax Act) or an option, an interest or right in such property, whether or not such property exists. Notwithstanding the foregoing, a Common Share or Warrant may otherwise be deemed to be taxable Canadian property to a Holder for purposes of the Tax Act in certain circumstances. Holders whose Common Shares or Warrants are taxable Canadian property should consult their own tax advisors regarding the tax and compliance considerations that may be relevant to them.

MATERIAL CONTRACTS
Other than the Note and the Security Agreement described under “Recent Developments” above, there were no material contracts to which Titan is or has been a party to for the two years preceding this prospectus.

DIVIDEND POLICY
We have not declared or paid dividends in the past. We presently intend to retain future earnings, if any, to finance the expansion and growth of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial conditions, results of operations, capital requirements and other factors the board of directors deems relevant. We had negative cash flow from operating activities for our fiscal year ended December 31, 2019 and the negative cash flow is expected to continue.
There are no other restrictions on our ability to pay dividends. However, the Business Corporations Act (Ontario) does not permit a corporation to pay dividends if the corporation is, or would after the payment, be unable to pay its liabilities as they become due or the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities and stated capital of all classes. In addition, the terms of any future debt or credit facility may preclude us from paying dividends. The terms of the Note issued to the Corporate Lender prohibit us from using the proceeds of the loan to pay dividends or other distributions to our shareholders.

EXPERTS
The financial statements as of December 31, 2019, 2018 and 2017, and for each of the three years in the period ended December 31, 2019 included in this prospectus, have been so included in reliance on the reports of BDO Canada LLP, an independent registered public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS
The validity of the common shares and certain other matters of Canadian law will be passed upon for us by Borden Ladner Gervais LLP, Toronto, Ontario, our Canadian counsel.

ADDITIONAL INFORMATION
We are subject to the reporting requirements of the Exchange Act, and, in accordance therewith, we file reports and other information with the SEC through its Electronic Document Gathering Retrieval System, which is commonly known by the acronym EDGAR and may be accessed at www.sec.gov. In addition, we are subject to continuous disclosure obligations under Canadian securities laws. Therefore, we file disclosure documents, reports, statements and other information with the securities commissions or similar regulatory authorities in Canada. We make our filings on the Canadian System for Electronic Document Analysis and Retrieval, which is commonly known by the acronym SEDAR and which may be accessed at www.sedar.com. SEDAR is the Canadian equivalent of EDGAR. In addition, our documents may be viewed at our head office located at 155 University Avenue, Suite 750, Toronto, Ontario M5H 3B7.

We have filed with the SEC a registration statement on Form F-1 under the Securities Act, with respect to the offering of the Common Shares pursuant to this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement or the exhibits and schedules to the registration statement, and you should refer to the complete registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and the summary statements are qualified in their entirety by reference to the complete document filed as an exhibit. The registration statement and its exhibits, and the reports and other information we have filed with the SEC under the Exchange Act, may be inspected and copied by the public at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference rooms. Our filings are also available from commercial document retrieval services.

  We are a “foreign private issuer” as defined in the Exchange Act. Therefore, notwithstanding the fact that we may be required to file reports and other information with the SEC, we and our officers, directors and principal shareholders are exempt from some requirements of the Exchange Act, as described elsewhere in this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES
We are a corporation existing under and governed by the Business Corporations Act (Ontario). A number of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside the United States and a substantial portion of our assets and the assets of such persons are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of Offered Shares and Warrants who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Offered Shares and Warrants who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors and officers and experts under U.S. federal securities laws.
We have been advised by our Canadian counsel, Borden Ladner Gervais LLP, that, subject to certain limitations, a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws may be enforceable in Canada if it is recognized by a Canadian court as a final judgment, issued by a court with jurisdiction to do so in accordance with Canadian conflict of law rules, and not obtained by fraud or in breach of natural justice or public policy. We have also been advised by Borden Ladner Gervais LLP, however, that there is substantial doubt whether an action could succeed in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws without further substantial connection to Canada or its residents. We have appointed CT Corporation System, 1015 15th Street N.W., Suite 1000, Washington, DC 20005, (202) 572-3100 as our agent to receive service of process with respect to any action brought against us in the United States.

TITAN MEDICAL INC.

Financial Statements
Years Ended December 31, 2019 and 2018
(IN UNITED STATES DOLLARS)

Tel: 416 865 0200 Fax: 416 865 0887 www.bdo.ca	BDO Canada LLP 222 Bay Street Suite 2200, PO Box 131 Toronto ON M5K 1H1 Canada

Report of Independent Registered Public Accounting Firm

To the Shareholders of Titan Medical Inc.

Opinion on the Financial Statements

We have audited the accompanying financial statements of Titan Medical Inc. (the “Company”), which comprise the balance sheets as of December 31, 2019, and 2018 the related statements of changes in shareholders’ equity and deficit, net and comprehensive loss, and cash flow for the years ended December 31, 2019, and 2018 and the related notes including a summary of significant accounting policies and other explanatory information (collectively referred to as the “financial statements”).  In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019, and 2018 and the results of their operations and their cash flows for the years ended December 31, 2019, and 2018 in conformity with International Financial Reporting Standards (IFRSs) as issued by International Accounting Standards Board (“IASB”).

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. Further, we are required to be independent of the Company in accordance with the ethical requirements that are relevant to our audits of the financial statements in Canada and to fulfill our other ethical responsibilities in accordance with these requirements.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

BDO Canada LLP, a Canadian limited liability partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

(signed) BDO Canada LLP

Chartered Professional Accountants, Licensed Public Accountants
Toronto, Canada

March 30, 2020

We have served as the Company's auditor since 2010.

TITAN MEDICAL INC.
Balance Sheets
As at December 31, 2019 and 2018
(In U.S. Dollars)

	Note	December 31, 2019	December 31, 2018

Assets

Current Assets:

Cash and cash equivalents		$814,492	$11,471,243
Amounts receivable		84,097	143,225
Deposits	9	481,400	8,541,630
Prepaid expense		369,453	586,581
Total Current Assets		$1,749,442	$20,742,679

Right of use assets - Leases	3	30,394	-
Patent Rights	4	1,601,745	1,172,485
Total Assets		$3,381,581	$21,915,164

Liabilities

Current Liabilities:

Accounts payable and accrued liabilities	5	$11,412,896	$6,447,888
Current portion of lease liability	3	21,071	-
Warrant liability	6	3,621,444	11,250,167
Total Current Liabilities		$15,055,411	$17,698,055
Long-term lease liability	3	$8,001	$-
Total Liabilities		$15,063,412	$17,698,055

Shareholders' Equity / (Deficiency)

Share Capital	7	$194,859,415	$170,502,394
Contributed Surplus		8,303,527	6,652,409
Deficit		(214,844,773)	(172,937,694)
Total Equity / (Deficiency)		$(11,681,831)	$4,217,109

Total Liabilities and Equity / (Deficiency)		$3,381,581	$21,915,164

Going Concern (Note 1(d))
Commitments (Note 9)
Subsequent events (Note 14)
See notes to financial statements

Approved on behalf of the Board:

"signed"	"signed"

Charles Federico	David McNally
Chairman	President and CEO

TITAN MEDICAL INC.
Statements of Net and Comprehensive Loss
For the Years Ended December 31, 2019 and 2018
(In U.S. Dollars)

		Year Ended	Year Ended
	Note	December 31, 2019	December 31, 2018

Revenue:		$-	$-

Expenses:
Amortization		$32,555	$29,041
Consulting fees		1,136,146	785,128
Stock based compensation	7b	1,651,119	1,505,625
Insurance		480,362	252,514
Management salaries and fees		2,547,484	2,683,187
Marketing and investor relations		289,350	231,032
Office and general		436,051	412,039
Professional fees		943,535	485,639
Rent		58,064	97,782
Research and Development		51,418,056	32,858,339
Travel		272,594	350,016
Interest charges		422,989	-
Foreign exchange (gain)/loss		37,972	(979,894)
		$59,726,277	$38,710,448
Finance Income (cost):
Interest		$115,584	$288,300
Gain on change in fair value of warrants	2(h), 6	19,800,645	17,095,220
Warrant liability issue cost	2(h)	(2,097,031)	(1,312,344)
		$17,819,198	$16,071,176

Net and Comprehensive Loss For The Year		$41,907,079	$22,639,272

Basic and Diluted Loss Per Share		$(1.37)	$(1.36)

Weighted Average Number of Common Shares
Basic and Diluted		30,689,545	16,635,092

See notes to financial statements

TITAN MEDICAL INC.
Statement of Shareholders’ Equity and Deficit
For the Years Ended December 31, 2019 and 2018
(In U.S. Dollars)

	Note	Share Capital Number	Share Capital Amount	Contributed Surplus	Warrants	Deficit	Total Equity / (Deficiency)

Balance - December 31, 2017		12,686,723	$ 154,016,519	$ 5,146,784	$ 741,917	$ (150,298,422)	$ 9,606,798

Issued pursuant to agency agreement		8,975,126	16,915,394	-	-	-	16,915,394
Share issue expense			(1,297,668)	-	-	-	(1,297,668)
Issued Other		7,500	66,234	-	-	-	66,234
Warrants exercised during the year		6,500	59,998	-	-	-	59,998
Warrants expired during the year		-	741,917	-	(741,917)	-	-
Stock based compensation		-	-	1,505,625	-	-	1,505,625
Net and Comprehensive loss		-	-	-	-	(22,639,272)	(22,639,272)

Balance - December 31, 2018		21,675,849	$ 170,502,394	$ 6,652,409	$ -	$ (172,937,694)	$ 4,217,109

Balance - December 31, 2018		21,675,849	$ 170,502,394	$ 6,652,409	$ -	$ (172,937,694)	$ 4,217,109

Issued pursuant to agency agreement	7a	8,455,882	13,717,131	-	-	-	13,717,131
Issued pursuant to private placements	7a	8,757,444	5,727,971	-	-	-	5,727,971
Share expense issue			(2,090,124)	-	-	-	(2,090,124)
Warrants exercised during the year	7a	1,018,506	7,002,043		-	-	7,002,043
Stock based compensation	7b	-	-	1,651,118	-	-	1,651,118
Net and Comprehensive loss		-	-	-	-	(41,907,079)	(41,907,079)

Balance - December 31, 2019		39,907,681	$ 194,859,415	$ 8,303,527	$ -	$ (214,844,773)	$ (11,681,831)

See notes to financial statements

TITAN MEDICAL INC.
Statements of Cash Flows
For the Years Ended December 31, 2019 and 2018
(In U.S. Dollars)

		Year Ended	Year Ended
	Note	December 31, 2019	December 31, 2018
		-	-
Cash provided by (used in):

Operating activities:

Net loss for the year		$(41,907,079)	$(22,639,272)
		-	-
Items not involving cash:
Amortization		32,555	29,041
Stock based compensation	7(b)	1,651,119	1,505,625
Other share compensation		-	66,234
Warrant liability-fair value adjustment	6	(19,800,645)	(17,095,220)
Warrant liability-foreign exchange adjustment		17,687	(984,462)
Non-cash issuance costs		744,501	-
Changes in non-cash working capital items:

Amounts receivable, prepaid expenses and deposits		8,336,486	(6,508,259)
Accounts payable and accrued liabilities		4,965,008	4,229,536
Cash used in operating activities		$(45,960,368)	$(41,396,777)

Financing activities:

Net proceeds from issuance of common shares and warrants		35,766,754	27,158,114
Repayment of lease liabilities	3	(5,100)	-
		-	-
Cash provided by financing activities		$35,761,654	$27,158,114
		-	-
Investing Activities:
Cost of Patents		(458,037)	(420,587)
Cash used in investing activities		$(458,037)	$(420,587)

Decrease in cash and cash equivalents		(10,656,751)	(14,659,250)
Cash and cash equivalents, beginning of the year		11,471,243	26,130,493
Cash and cash equivalents, end of the year		$814,492	$11,471,243

Cash and cash equivalents comprise:
Cash		$141,768	$100,130
Cash equivalents		672,724	11,371,113
		$814,492	$11,471,243
See notes to financial statements

TITAN MEDICAL INC.
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2018
(In U.S. Dollars)

1.  DESCRIPTION OF BUSINESS

Nature of Operations:

Titan Medical Inc.’s (“Titan” or the “Company”), business continues to be in the research and development stage and is focused on the continued research and development of the next generation surgical robotic platform.  In the near term, the Company will continue efforts to complete product development and proceed to pre-clinical and confirmatory human studies and satisfaction of appropriate regulatory requirements.  Upon receipt of regulatory approvals, the Company will transition from the research and development stage to the commercialization stage.  The completion of these latter stages will be subject to the Company receiving additional funding in the future.

The Company is incorporated in Ontario, Canada in accordance with the Business Corporations Act. The address of the Company’s corporate office and its principal place of business is Toronto, Canada.

Basis of Preparation:

(a)  Statement of Compliance

These financial statements for the year ended December 31, 2019 and December 31, 2018 have been prepared in accordance with International Accounting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

The financial statements were authorized for issue by the Board of Directors on March 30, 2020.

(b)  Basis of Measurement

These financial statements have been prepared on the historical cost basis except for the revaluation of the warrant liability, which is measured at fair value.

(c)  Functional and Presentation Currency

These financial statements are presented in United States dollars (“U.S.”), which is the Company’s functional and presentation currency.

(d)  Going Concern

These financial statements have been prepared in accordance with accounting principles applicable to a going concern, which contemplates that the Company will be able to realize its assets and settle its liabilities in the normal course as they come due during the normal course of operations for the foreseeable future. The Company has shareholders’ deficiency of $11,681,831 and current year losses of $41,907,079. The Company currently does not generate any revenue and accordingly it is primarily dependent upon equity financing for any additional funding required for development and operating expenses. These conditions indicate the existence of a material uncertainty that may cast significant doubt on the ability of the Company to continue as a going concern if additional funding is not secured.

(e)  Use of Estimates and Judgements

The preparation of financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of provisions at the date of the financial statements and the reported amount of expenses during the year. Financial statement items subject to significant judgement include, the measurement of stock-based compensation and the fair value estimate of the initial measurement of new warrant liabilities and the remeasurement of unlisted warrants. While management believes that the estimates and assumptions are reasonable, actual results may differ.

TITAN MEDICAL INC.
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2018
(In U.S. Dollars)

1. DESCRIPTION OF BUSINESS (continued)

The Black-Scholes model used by the Company to determine fair values of stock options and warrants was developed for use in estimating the fair value of the stock options and warrants.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Cash and Cash Equivalents

Cash and cash equivalents include cash balances and amounts on deposit in interest saving accounts with interest rates of less than 1%.

(b)  Furniture and Equipment

Furniture and equipment are recorded at cost less accumulated amortization and accumulated impairment losses, if any. The Company records amortization using the straight-line method over the estimated useful lives of the capital assets as follow:
a) Computer Equipment	3 years
b) Furniture and Fixtures	3 – 5 years
c) Leasehold Improvements	Term of the lease

(c)  Leases – Right-of-use Assets

In the current year, the Company has applied IFRS 16 Leases (as issued by the IASB effective January 1, 2019). IFRS 16 introduces new or amended requirements with respect to lease accounting. It introduces significant changes to lessee accounting by removing the distinction between operating and finance leases and requiring the recognition of a right-of-use asset and a lease liability at the lease commencement for all leases, except for short-term leases and leases of low value assets.

The Company assesses whether a contract is or contains a lease, at inception of a contract. The Company recognizes a right-of-use asset and a corresponding lease liability with respect to all lease agreements in which it is the lessee, except for short-term leases (defined as leases with a lease term of 12 months or less) and leases of low value assets.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted by using the rate implicit in the lease. If this rate cannot be readily determined, the Company uses a reasonable commercial borrowing rate. For the year ended December 31, 2019, the Company used a 6% discount rate.

As at January 1, 2019, the date of initial application of IFRS 16, the Company had no leases with terms greater than 12 months. As such, the Company's initial application of IFRS 16 is as of November 1, 2019, the date of commencement of its first long-term lease. The Company is not subject to retrospective application of IFRS 16 nor restatement of comparative information.

In applying IFRS 16, the Company:
a)	recognizes right-of-use assets and lease liabilities in the statement of financial position, initially measured at the present value of future lease payments;
b)	recognizes amortization of right-of-use assets and interest on lease liabilities in the statement of profit or loss; and

TITAN MEDICAL INC.
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2018
(In U.S. Dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

c)
separates the total amount of cash paid into a principal portion (presented within financing activities) and interest (presented within operating activities) in the consolidated statement of cash flows.

Lease payments included in the measurement of the lease liability comprise fixed lease payments less any lease incentives (e.g. free rent period). Non-lease components outlined in the lease are accounted as operating expenses in the period charged. Note, IFRS does permit a lessee not to separate non-lease components and instead account for any lease and associated non-lease components as a single arrangement.  The Company has not used this expedient.

For short‑term leases (lease term of 12 months or less) and leases of low-value assets (such as personal computers and office furniture), the Company has opted to recognize a lease expense on a straight-line basis as permitted by IFRS 16. This expense is presented, if any, within general expenses in the statement of profit or loss.

(d)  Patent Rights

Patent rights are recorded at cost less accumulated amortization and accumulated impairment loss.  Straight line amortization is provided over the estimated useful lives of the assets, as prescribed by the granting body, which range up to twenty years.

(e)  Impairment of Long-Lived Assets

The Company reviews computer equipment, furniture and equipment, leasehold improvements, right-of-use assets and patent rights for objective evidence of impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. Recoverability is measured by comparison of the asset’s carrying amount to the asset’s recoverable amount, which is the greater of fair value less cost to sell and value in use. Value in use is measured as the expected future discounted cash flows expected to be derived from the asset. If the carrying value exceeds the recoverable amount, the asset is written down to the recoverable amount. The Company’s patent rights were tested for impairment in the current year and no adjustment to carrying value was required.

(f)  Deferred Income Taxes

The Company uses the asset and liability method of accounting for income taxes.  Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities, unused tax losses and income tax reductions, and are measured using the substantively enacted tax rates and laws that will be in effect when the differences are expected to reverse.  A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.  Management has determined not to recognize its net deferred tax assets, as it is not considered probable that future tax benefits will be realized.

TITAN MEDICAL INC.
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2018
(In U.S. Dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(g)  Foreign Currency

Transactions in currencies other than U.S. dollars are translated at exchange rates in effect at the date of the transactions. Foreign exchange differences arising on settlement are recognized separately in net and comprehensive loss. Monetary year end balances are converted to U.S. dollars at the rate in effect at that time. Non-monetary items in a currency other than U.S. dollars that are measured in terms of historical cost are translated using the exchange rate at the date of transaction or date of adoption of U.S. functional currency, whichever is later. Foreign exchange gains and losses are included in net and comprehensive loss.

(h)  Warrant Liability

Certain of the Company’s warrants have exercise prices that are not fixed and as such in accordance with IAS 32, they must be recorded as a derivative financial liability. This applies both in the case where the Company’s warrants are denominated in a currency (Canadian dollars) other than the Company’s functional currency (U.S. dollars), and when a warrant is issued with a cashless exercise option. In each case, these warrants are initially measured at fair value and subsequent changes in fair value are recorded through Net and Comprehensive Loss for the year. A proportional amount of costs associated with the issue of shares and warrants is allocated to the warrants and recorded through Net and Comprehensive Loss for the year. At each balance sheet date, the Company reviews the classification of each Warrant Liability to determine whether the appropriate classification remains with Liabilities or requires reclassification to Equity.

At each balance sheet date, the Warrant Liability of listed warrants is adjusted to fair value measured at the market price of the listed warrants and the Warrant Liability of unlisted warrants is adjusted to fair value using the Black-Scholes model. Prior to March 31, 2019, the Black-Sholes model for the unlisted warrants was determined using a comparable warrant quoted in an active market, adjusted for differences in the terms of the warrant. Since March 31, 2019, it was determined that the comparable warrant was no longer an effective benchmark and the Company began to use the market price and volatility of the Company’s common shares adjusted for differences in the terms of the warrant.

(i)  Fair Value Measurement

The accounting guidance for fair value measurements prioritizes the inputs used in measuring fair value into the following hierarchy:

Level 1 – Quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 – Inputs other than quoted prices included within Level 1 that are directly or indirectly observable;

Level 3 – Unobservable inputs in which little or no market activity exists, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

The fair value of the warrant liability relating to listed and unlisted warrants is initially based on Level 2 significant observable inputs and at subsequent dates is adjusted using Level 1 inputs for listed warrants and Level 2 inputs for unlisted warrants.

TITAN MEDICAL INC.
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2018
(In U.S. Dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(j) Stock Based Compensation

IFRS 2 requires options granted to employees and others providing similar services to be measured at the fair value of goods or services received, unless that fair value cannot be estimated reliably. If the entity cannot estimate reliably the fair value of the goods or services received, the entity shall measure the value and the corresponding increase in equity, indirectly, by reference to the fair value of the equity instruments granted, which the Company does using the Black-Scholes option pricing model. The fair value of the options granted is determined as at the grant date.

Stock options granted to non-employees are valued at the fair value of the goods or service received, measured at the date on which the goods are received, or the services rendered. If the entity cannot estimate reliably the fair value of the goods or services received, the entity shall measure the value and the corresponding increase in equity, indirectly, by reference to the fair value of the equity instruments granted, which the Company does using the Black-Scholes option pricing model. The fair value of the options granted is determined as at the grant date.

Stock options are issued to vest immediately or when used as a long-term incentive, are commonly issued over a vesting period of up to seven years. The expense related to options with a vesting period are recorded over the vesting period in accordance with the terms of the options.

(k)  Research and Development Costs

Research and development activities undertaken with the prospect of gaining new scientific or technical knowledge and understanding are expensed as incurred.   The costs of developing new products are capitalized as deferred development costs, if they meet the development capitalization criteria under IFRS. These criteria include the ability to measure development costs reliably, the product is technically, and commercially feasible, future economic benefits are probable, and the Company intends to and has sufficient resources to complete development and to use or sell the asset. To date, all the research and development costs have been expensed as the criteria for capitalization have not yet been met.

(l)  Earnings (loss) per Share

Basic earnings (loss) per share are calculated using the weighted-average number of common shares outstanding during the year. Diluted earnings (loss) per share considers the dilutive impact of the exercise of outstanding stock options and warrants, as if the events had occurred at the beginning of the period or at a time of issuance, if later. Diluted loss per share has not been presented in the accompanying financial statements, as the effect would be anti-dilutive.

(m)  Investment Tax Credits

As a result of incurring scientific research and development expenditures, management has estimated that there will be non-refundable federal and refundable and non-refundable provincial investment tax credits receivable following the completion of an audit process by tax authorities. Investment tax credits are recorded when received or when there is reasonable assurance that the credits will be realized. Upon recognition, amounts will be recorded as a reduction of research and development expenditures.

(n)  Financial Instruments

Financial assets include cash and cash equivalents, and amounts receivable which are measured at amortized cost. Amounts receivable include HST recoverable and other receivables. Financial liabilities include accounts payable and accrued liabilities which are measured at amortized cost.

TITAN MEDICAL INC.
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2018
(In U.S. Dollars)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(o)  Short-term Employee Benefits

Short-term employee benefit obligations including Company paid medical, dental and life insurance plans, are measured on an undiscounted basis and are expensed as the related service is provided.

(p)  Provisions

A provision is recognized, if as a result of a past event, the Company has a present legal or constructive obligation that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation.

(q)  Standards, Amendments and Interpretations not yet Effective

There are currently no amendments, revisions and new IFRS standards, which have been issued but not effective until annual periods beginning after December 31, 2019 that are expected to have a material impact on the Company.

(r) Adoption of New Accounting Standard

IFRS 16 Leases, supersedes the requirements in IAS 17, IFRIC-15 and SIC-17.  The new standard was effective for annual periods beginning on or after January 1, 2019.

As of January 1, 2019, the Company was not party to any leases of greater than 12 months and as such was not required to make any restatements to its financial reports at January 1, 2019. The Company has implemented the new standard beginning with a new lease entered into during the current year. See Significant Accounting Policies (c) Leases – Right-of-use Assets above for further details.

3. LEASE ASSETS

For the year ended December 31, 2019	Cost	Accumulated Amortization	Net Book Value
Balance at December 31, 2018	$-	$-	$-
Additions during the period	34,172	-	34,172
Amortization in the period	-	(3,778)	(3,778)
Balance at December 31, 2019	$34,172	$(3,778)	$30,394

The Company entered into an 18-month lease for its corporate head office in Toronto, Ontario in November 2019. The Company recognized a right-of-use asset offset by a prepayment and a lease liability in the statement of financial position, initially measured at the present value of future lease payments (net of non-lease general expenses which are expensed as incurred).

For the period ended December 31, 2019, the Company has recognized $3,778 of amortization and $3,340 in interest expense relating to this lease and has repaid $5,100 of the lease liability.

TITAN MEDICAL INC.
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2018
(In U.S. Dollars)

3. LEASE ASSETS (continued)

On September 4, 2019, the Company entered into a lease agreement with a third party to lease certain office space in Chapel Hill, North Carolina. The term of the lease is 62 full months and the average monthly base rent is $8,320. The lease will commence on or about March 31, 2020, once the space is ready-for-use. Upon commencement, the Company shall recognize a right-of-use asset and a lease liability relating to this lease.

4. PATENT RIGHTS

For the year ended December 31, 2019	Cost	Accumulated Amortization & Impairment Losses	Net Book Value
Balance at January 1, 2018	$978,126	$(203,901)	$774,225
Additions during the year	420,587	-	420,587
Amortization in the year	-	(22,327)	(22,327)
Balance at December 31, 2018	$1,398,713	$(226,228)	$1,172,485
Additions during the period	458,037	-	445,158
Amortization in the period	-	(28,777)	(28,779)
Balance at December 31, 2019	$1,856,750	$(255,005)	$1,588,864

5. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The balance of accounts payable and accrued liabilities at December 31, 2019 is $11,412,896 (December 31, 2018 – $6,447,888). The majority of the payables relate to amounts owed to the Company’s R&D suppliers amounting to $10,049,622, for legal and audit an amount of $560,904 and the balance relating to regular business operations.

Naglreiter Consulting Litigation

On October 16, 2019, Naglreiter Consulting, LLC (“Naglreiter”) filed a Complaint for breach of contract against the Company in the U.S. District Court for the Southern District of Florida. The Complaint, which was served on the Company on October 24, 2019, alleges that the Company has not paid the amounts owed under several invoices and, further, that the invoices total approximately $5 million.

On December 5, 2019, the Company filed an Answer, Affirmative Defenses and Counterclaim denying the allegations, asserting defenses to the Complaint, and asserting counterclaims against Naglreiter for (i) breach of contract including that the services that were rendered by Naglreiter were not rendered in a satisfactory manner and that Naglreiter failed to return property paid for by the Company, (ii) fraudulent inducement, (iii) negligent misrepresentation, (iv) indemnification and (v) conversion for refusing to return Titan’s property.

On February 13, 2020, Naglreiter filed an Amended Complaint against the Company to add a complaint of unjust enrichment alleging that Naglreiter had conferred benefits on the Company without the Company paying fair market value for them and asked the courts for a constructive trust over certain property of the Company in Naglreiter’s possession.

On March 9, 2020, the Company filed an Answer and Affirmative Defenses to the Amended Complaint and an Amended Counterclaim, denying the allegations, asserting defenses to the Amended Complaint, and bringing additional counterclaims of (i) replevin to recover possession of personal property held by Naglreiter, (ii) civil theft for depriving the Company of its right to certain property in Naglreiter’s possession and (iii) injunctive relief to have Naglreiter cease and desist the violation of confidentiality provisions in the parties’ agreements.

TITAN MEDICAL INC.
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2018
(In U.S. Dollars)

5. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES (continued)

The Company is seeking a return of property having a value of over $4 million as well as the return of amounts paid for work not done or inadequately done by Naglreiter. The Company intends to defend itself vigorously in this matter and pursue all relief to which it is entitled.

The Company has included in its accounts $2,889,626 for outstanding invoices relating to the period that Naglreiter was engaged with the Company.

6. WARRANT LIABILITY

	Year Ended		Year Ended
	December 31, 2019		December 31, 2018
	Number of Warrants	Amount	Number of Warrants	Amount

Opening Balance	13,901,859	$11,250,167	4,933,231	$17,849,460

Issue of warrants expiring, April 10, 2023	-	-	1,295,554	5,212,087
Issue of warrants expiring, August 10, 2023	-	-	7,679,574	6,297,251
Issue of warrants expiring, March 21, 2024	8,455,882	15,897,059	-	-
Warrants exercised during the year	(1,018,506)	(3,742,824)	(6,500)	(28,949)
Warrants expired during the year	(135,824)	-	-	-
Foreign exchange adjustment during the year	-	17,687	-	(984,462)
Fair value adjustment during the year	-	(19,800,645)	-	(17,095,220)

Ending Balance	21,203,411	$3,621,444	13,901,859	$11,250,167

7. SHARE CAPITAL

a)	Authorized: unlimited number of common shares, no par

Issued: 39,907,681 (December 31, 2018: 21,675,849)

Exercise prices of units, certain warrants and options are presented in Canadian currency when they are exercisable in Canadian dollars unless otherwise noted.

On December 23, 2019, the Company entered into a common share purchase agreement (the “Aspire Agreement”) with Aspire Capital Fund, LLC (“Aspire Capital”) whereby Aspire Capital committed to purchase up to $35 million of common shares of Titan (“Common Shares”) at Titan’s request from time to time, until June 23, 2022 (the “Aspire Transaction”). On commencement of the Aspire Agreement, Titan issued to Aspire Capital 973,000 Common Shares, then issued and outstanding, as consideration for entering into the Aspire Agreement. The value of the Common Shares issued of $423,440, has been included in capital, offset by a fee valued at the same amount plus $35,122 for other costs incurred pursuant to the Aspire Transaction. Titan did not sell Common Shares to Aspire pursuant to the Aspire Agreement until after the year ended December 31, 2019.  See Subsequent events Note 10.

TITAN MEDICAL INC.
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2018
(In U.S. Dollars)

7. SHARE CAPITAL (continued)

On August 29, 2019, the Company entered into a common share purchase agreement (the “First Aspire Agreement”) with Aspire Capital whereby Aspire Capital committed to purchase up to $35 million of common shares of Titan at Titan’s request from time to time, until February 28, 2022. On commencement of the First Aspire Agreement, Titan immediately sold to Aspire 1,777,325 Common Shares, representing 5.3% of the Common Shares then issued and outstanding, at a price of US $1.6879 per Common Share for gross proceeds of $3.0 million and issued to Aspire Capital 639,837 Common Shares, representing 1.9% of the Common Shares then issued and outstanding, as consideration for entering into the First Aspire Agreement. Northland Securities, Inc. acted as the Company’s agent and financial advisor in connection with the offering and pursuant to an agency agreement, was paid a cash fee of $160,000. Gross proceeds of $3.0 million, net of costs and fees of $417,113, was included in capital. Subsequent to August 29, 2019 and subject to the First Aspire Agreement, the Company issued Common Shares to Aspire as outlined in the following table:

Grant Date	Common shares issued	Value
August 30, 2019	2,417,162	$3,000,000
November 8, 2019	100,000	42,560
November 8, 2019	100,000	42,560
November 12, 2019	100,000	42,970
November 12, 2019	100,000	42,000
November 13, 2019	100,000	42,970
November 14, 2019	300,000	128,910
November 15, 2019	2,500,000	1,074,250
November 19, 2019	2,067,282	888,311

	7,784,444	$5,304,531

On March 21, 2019, Titan completed an offering of securities made pursuant to an agency agreement dated March 18, 2019 between the Company and Bloom Burton Securities Inc. ( “Bloom Burton”). The Company sold 8,455,882 units under the offering at a price of US $3.40 per Unit for gross proceeds of approximately $28,750,000 ($25,426,744 net of closing cost including cash commission of $2,012,500). Each unit consisted of one Common Share of the Company and one Common Share purchase warrant, each warrant entitles the holder thereof to acquire one Common Share of the Company at an exercise price of US $4.00 and expiring March 21, 2024. The warrants were valued at $15,897,059 based on the value determined by the Black-Scholes model and the balance of $12,852,941 was allocated to common shares.

Pursuant to the agency agreement, in addition to the cash commission paid to Bloom Burton, broker warrants were issued to Bloom Burton which entitle the holder to purchase 591,911 Common Shares at a price of US $3.40 per share prior to expiry on March 21, 2021. The broker warrants were valued using the Black-Scholes model and the value of $864,190 was accounted for as an increase in the closing costs and allocated between the shares and the warrants.

During the quarter ended March 31, 2019, 1,018,506 warrants were exercised for total proceeds of $3,259,219. The fair value of the exercised warrants was $3,742,824 which was reclassed from warrant liability to common stock. No additional warrants were exercised during 2019.

TITAN MEDICAL INC.
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2018
(In U.S. Dollars)

7. SHARE CAPITAL (continued)

On August 10, 2018, Titan Completed an offering of securities made pursuant to an agency agreement dated August 7, 2018 between the Company and Bloom Burton. The Company sold 7,679,574 units under the offering at a price of US $2.50 per unit for gross proceeds of approximately $19,198,935 ($17,464,711 net of closing cost including cash commission of $1,343,925). Each unit consisted of one Common Share of the Company and one Common Share purchase warrant, each warrant entitles the holder thereof to acquire one Common Share of the Company at an exercise price of US $3.20 per share and expiring August 10, 2023. The warrants were valued at $6,297,251 based on the value determined by the Black-Scholes model and the balance of $12,901,684 was allocated to common shares.

Pursuant to the agency agreement, in addition to the cash commission paid to Bloom Burton, broker warrants were issued to Bloom Burton which entitle the holder to purchase 537,570 Common Shares at a price of US $2.50 per share prior to expiry on August 10, 2020.

On June 19, 2018, a share consolidation of 30:1 was completed and the Company’s outstanding common shares were adjusted from 419,888,250 to 13,996,275.  All references to the common shares, warrants and stock options, prior to June 20, 2018, have been updated in the notes to reflect the 30:1 share consolidation.

On April 10, 2018, Titan completed an offering of securities made pursuant to an agency agreement dated April 3, 2018 between the Company and Bloom Burton.  The Company sold 1,126,664 units under the offering at a price of CDN $9.00 per unit for gross proceeds of approximately $8,035,941 ($7,211,320 net of closing costs including cash commission of $562,516).  Each unit consisted of one Common Share of the Company and one Common Share purchase warrant, each warrant entitles the holder thereof to acquire one Common Share of the Company at an exercise price of CDN $10.50 and expiring April 10, 2023.  The warrants were valued at $4,553,700 based on the value determined by the Black-Scholes model and the balance of $3,482,241 was allocated to common shares.

Pursuant to the agency agreement, in addition to the cash commission paid to Bloom Burton, broker warrants were issued to Bloom Burton which entitle the holder to purchase 78,867 Common Shares at a price of CDN $9.00 per share prior to expiry on April 10, 2020.

On May 10, 2018, Titan announced the completion of the over-allotment option, granted to Bloom Burton as agent for its offering, at a price of CDN $9.00 per unit, completed on April 10, 2018, was exercised and the Company sold an additional 168,888 units at the offering price for additional gross proceeds of $1,189,856 ($1,100,238 net of closing costs including cash commission of $76,988). Each unit consisted of one Common Share of the Company and one Common Share purchase warrant, each warrant entitles the holder thereof to acquire one Common Share of the Company at an exercise price of CDN $10.50 and expiring April 10, 2023. The warrants were valued at $658,387 based on the value determined by the Black-Scholes model and the balance of $531,469 was allocated to common shares.

Pursuant to the agency agreement, in addition to the cash commission paid to Bloom Burton, broker warrants were issued to Bloom Burton, which entitle the holder to purchase 10,928 Common Shares at a price of CDN $9.00 per share prior to expiry on April 10, 2020.

b) Stock Options and Compensation Options

On May 29, 2019, the shareholders of Titan approved an increase of its reserve for options from 10% and set aside up to 15% of the issued and outstanding shares of Titan for granting of options to employees, officers, consultants and advisors. At December 31, 2019, 5,986,152 common shares (December 31, 2018: 1,241,803) were available for issue in accordance with the Company’s stock option plan (the “Option Plan”). The terms of these options are determined by the Board of Directors.

TITAN MEDICAL INC.
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2018
(In U.S. Dollars)

7. SHARE CAPITAL (continued)

For the period ended December 31, 2019, $1,651,119 of stock-compensation expense was recognized (December 31, 2018 – $ 1,505,625).

On May 29, 2019, the shareholders approved amendments to the exercise prices of options previously granted to executive officers and other employees of the Company under the Option Plan. The exercise price was amended to be US $3.40 (CDN $4.54) per option, being the higher of the March 21, 2019 offering price of US $3.40 per share and the five-day volume weighted average price as determined as of the close of business on May 28, 2019.

In accordance with IFRS 2, the options affected by the amendments were revalued just prior to the amendment and just after the amendment based on the values determined by the Black-Scholes model. The incremental value of CDN $622,460 (US $475,622) was recognized as stock based compensation with CDN $382,390 (US $292,184) recognized immediately and CDN $240,070 (US $183,437) to be amortized and recognized as stock-based compensation over the remaining vesting period in accordance with the vesting schedule of each particular option agreement.

The amended fair value of all affected share-based payment plans was measured based on the Black-Scholes formula. Expected volatility was estimated by considering historic average share price volatility. The weighted average inputs used in the measurement of fair values at the amendment date of the share-based option plan are as follows:

	May 29, 2019 before the amendments	May 29, 2019 after the amendments
Fair Value calculated	CDN $0.01-$1.40	CDN $1.06-$2.10
Share price at grant	CDN $3.47	CDN $3.47
Exercise price	CDN $12.90-$51.60	CDN $4.54
Expected Volatility	98.6%-99.4%	98.6%-99.4%
Expected Option Life	1.0-3.5 years	1.0-3.5 years
Expected dividends	Nil	Nil
Risk free interest rate (based on government bonds)	1.48%-1.57%	1.48%-1.57%

TITAN MEDICAL INC.
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2018
(In U.S. Dollars)

7. SHARE CAPITAL (continued)

A summary of the status of the Company’s outstanding stock options as of December 31, 2019 and December 31, 2018 and changes during the periods ended on those dates is presented in the following table:

Stock Options – CDN $ denominated

Year ended	December 31, 2019		December 31, 2018
	Number of Stock Options	Weighted average Exercise Price (CDN)	Number of Stock Options (1)	Weighted average Exercise Price (CDN)

Balance Beginning	875,433	$18.20	591,609	$21.30
Granted	35,719	4.54	322,517	13.51
Expired/Forfeited	(50,773)	31.79	(38,693)	24.90
Balance Ending	860,379	$5.89	875,433	$18.20

Stock Options – US $ denominated

Year ended	December 31, 2019		December 31, 2018
	Number of Stock Options	Weighted average Exercise Price (USD)	Number of Stock Options (1)	Weighted average Exercise Price (USD)

Balance Beginning	50,349	$1.55	-	$-
Granted	843,693	2.72	50,349	1.55
Expired/Forfeited	(40,000)	3.72	-	-
Balance Ending	854,042	$2.65	50,349	$1.55

1.  After giving consideration for 30:1 share consolidation effected June 20, 2018.

TITAN MEDICAL INC.
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2018
(In U.S. Dollars)

7. SHARE CAPITAL (continued)

The weighted-average remaining contractual life and weighted-average exercise price of options outstanding and of options exercisable as at December 31, 2019 are as follows:

Canadian Dollar Denominated Options
Exercise Price (CDN)	Number Outstanding	Weighted-average remaining contractual life (years)	Options Exercisable
$3.28	31,498	5.67	31,498
$4.50	18,936	3.28	18,936
$4.54	743,122	6.76	296,807
$4.80	3,040	0.71	3,040
$7.49	5,590	5.52	5,590
$9.00	11,481	5.52	11,481
$9.60	1,105	0.77	1,105
$11.70	6,667	0.94	6,667
$12.00	1,948	0.93	1,948
$30.00	28,260	1.65	28,260
$30.60	2,096	0.98	2,096
$32.40	810	1.08	810
$45.30	560	0.61	560
$51.60	5,266	0.44	5,268

	860,379	4.37	414,066

US Dollar Denominated Options
Exercise Price (USD)	Number Outstanding	Weighted-average remaining contractual life (years)	Options Exercisable
$1.55	50,349	1.97	50,349
$2.20	469,420	6.53	2,165
$3.40	294,273	6.37	197,273
$3.72	40,000	2.69	-

	854,042	6.28	249,787

Total	1,714,421	5.32	663,853

The weighted average exercise price of Canadian dollar denominated options outstanding is CDN $5.89 and CDN $7.35 for options that are exercisable. The weighted average exercise price of US dollar denominated options outstanding is US $2.65 and US $3.02 for options that are exercisable.

TITAN MEDICAL INC.
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2018
(In U.S. Dollars)

7. SHARE CAPITAL (continued)

Options are granted to Directors, Officers, Employees and Consultants at various times. Options are to be settled by physical delivery of shares. Options and the terms of each issue over the year ended December 31, 2019 are outlined below.

Grant date/ Recipient	Number of Options	Vesting Conditions	Contractual Life of Options
February 14, 2019, options granted to a Consultant	40,000	Options may vest over a 15-month vesting schedule	Cancelled
May 29, 2019, options granted to a Director	253,000	Options vest over a specified vesting period not exceeding 4 years	7 years
June 28, 2019, options granted to an Employee	10,000	Options vest as to 1/3 of the total number of Options granted, every year from Grant Date	7 years
July 18, 2019, options granted to a Director	25,719	Options vest immediately	7 years
July 19, 2019, options granted to an Employee	467,255	Options vest as to 1/4 of the total number of Options granted, every year from Grant Date	7 years
July 19, 2019, options granted to a Consultant	2,165	Options vest as to 1/3 of the total number of Options granted, every year from Grant Date	7 years
July 19, 2019, options granted to a Director	41,273	Options vest immediately	7 years
September 9, 2019, options granted to a Consultant	40,000	Options vest over a 15-month vesting schedule subject to achieving certain milestones.	2.5 years

Inputs for Measurement of Grant Date Fair Values

The grant date fair value of all share-based payment plans was measured based on the Black-Scholes model. Expected volatility was estimated by considering historic average share price volatility. The weighted average inputs (in CDN$ or US$ as per the grant) used in the measurement of fair values at grant date of the share-based option plan are as follows:

	2019	2019	2018
Fair Value calculated	US $1.48	CDN $1.61	CDN $5.99
Share price at grant	US $2.36	CDN $2.90	CDN $10.79
Exercise price	US $2.72	CDN $4.54	CDN $11.97
Expected Option Life	3.5 years	3.4 years	3 years
Risk free interest rate (based on government bonds)	1.50%	1.43%	1.90%
Expected Volatility	97.90%	98.10%	90.12%
Expected dividends	Nil	Nil	Nil

TITAN MEDICAL INC.
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2018
(In U.S. Dollars)

7. SHARE CAPITAL (continued)

c) Warrants

In addition to the warrants accounted for as a liability (see Note 6), at December 31, 2019, the Company has 1,219,276 broker warrants that are issued, outstanding and exercisable (December 31, 2018 - 786,183). These broker warrants expire between April 10, 2020 and March 21, 2021 (December 31, 2018 - broker warrants had expiry dates between March 16, 2019 and August 10, 2020).

8. INCOME TAXES

a) Current Income Taxes

A reconciliation of combined federal and provincial corporate income taxes at the Company’s effective tax rate of 26.5% (2018 – 26.5%).

	December 31, 2019	December 31, 2018

Net Loss before income taxes	$(41,907,079)	$(22,639,272)

Income taxes at statutory rates	$(11,105,376)	$(5,999,407)
Tax effect of expenses not deductible for income tax purposes:
Tax/FX rate changes and other adjustments	-	-
Permanent differences	(4,800,780)	(4,374,564)
Unrecognized share issue costs	(625,220)	(354,072)
Tax/foreign currency rate changes and other adjustments	93,724	-
Total tax recovery	(16,437,652)	(10,728,043)

Tax recovery not recognized	16,437,652	10,728,043
	$-	$-

b) Deferred Income Taxes

Deferred income tax assets and liabilities result primarily from differences in recognition of certain timing differences that give rise to the Company’s future tax assets (liabilities) and are as follows:

	December 31, 2019	December 31, 2018

Non-Capital Losses	$63,740,497	$47,679,897
Qualifying Research and
Development expenditures	$1,493,309	$1,493,309
Share issue costs and other	1,999,584	1,622,533
Total tax assets	67,233,390	50,795,739

Tax assets not recognized	(67,233,390)	(50,795,739)
Net deferred tax assets	$-	$-

In assessing the realizability of deferred tax assets, management considers whether it is probable that some or all the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.  Management, based on IFRS criteria, has determined, at this time, not to recognize its deferred tax assets.

TITAN MEDICAL INC.
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2018
(In U.S. Dollars)

8. INCOME TAXES (continued)

c)  Losses carried forward

The Company has non-capital losses of approximately $240,594,715 available to reduce future income taxes.  The non-capital losses expire approximately as follows:

2027	$ 786,557
2028	169,954
2029	186,708
2030	2,003,594
2031	12,735,836
2032	7,260,729
2033	8,856,497
2034	15,819,741
2035	43,934,918
2036	28,310,254
2037	19,604,159
2038	40,255,192
2039	60,670,576

$ 240,594,715

The Company has accumulated Qualifying Research and Development expenses of $5,635,128 from prior years research and development.  These expenditures may be carried forward indefinitely and used to reduce taxable income in future years.

As a result of a Canada Revenue Agency (CRA) audit completed in 2017 and 2016, regarding Titan’s 2012 and 2011 SR&ED claim, the 2012 loss of $6,517,436 has been adjusted to $7,260,729 and the 2011 loss of $9,423,694 has been adjusted to $12,735,836.  The qualifying SR&ED expenditures has also been adjusted from $9,439,430 to $5,635,128.  CRA concluded that the claimed work did not satisfy the SR&ED criteria.  Titan is appealing this decision by CRA.

d)  Investment Tax Credits

At December 31, 2019, the Company has $1,167,560 (2018 - $1,167,560) of unclaimed investment tax credits available to reduce federal income taxes payable in future years.  If not utilized, these investment tax credits will start expiring in 2028.  The amounts have been adjusted to reflect changes due to the CRA audit.

At December 31, 2019, the Company has $237,997 (2018 - $237,997) of unclaimed Ontario Research and Development Tax Credit available to reduce Ontario income taxes payable in future years.  If not utilized, this credit will start expiring in 2029.  The amounts have been adjusted to reflect changes due to the CRA audit.

TITAN MEDICAL INC.
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2018
(In U.S. Dollars)

9. COMMITMENTS

As part of its program of research and development around the single-port robotic surgical system, the Company has outsourced certain aspects of the design and development to third party technology and development companies. At December 31, 2019, $1,327,294 in purchase orders remain outstanding (2018 - $ 12,756,962), however work relating to these commitments is currently delayed pending additional funding and the ramp up in the Company’s development projects. The Company also has on deposit with a U.S. supplier $481,400 to be applied against future invoices (2018 - $8,541,630).

10. RELATED PARTY TRANSACTIONS

During the year ended December 31, 2019, transactions between the Company’s directors, officers and other related parties were related to compensation matters in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

Compensation paid to Executive Officers for the year ended December 31, 2019 amounted to $1,495,611 compared to $1,552,367 for the year ended December 31, 2018.

	December 31, 2019		December 31, 2018

	Number of Shares	%	Number of Shares	%

John Barker	32,714	0.08	31,714	0.15
Stephen Randall	22,993	0.06	21,643	0.10
David McNally	4,167	0.01	4,167	0.02
John Schellhorn	294	0.00	294	0.00
Bruce Wolff 1	-	-	7,610	0.03
Total	60,168	0.15	65,428	0.30

Common Shares Outstanding	39,907,681	100%	21,675,849	100%

1: Bruce Wolff retired as a Director effective May 29, 2019

11. FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash and cash equivalents, amounts receivable and accounts payable and accrued liabilities. The fair value of these financial instruments approximates their carrying values, unless otherwise noted, due to the short maturities of these instruments or the discount rate applied. Warrant liabilities are valued at fair value as described in note 2(h).

TITAN MEDICAL INC.
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2018
(In U.S. Dollars)

11. FINANCIAL INSTRUMENTS (continued)

The Company's risk exposures and their impact on the Company's financial instruments are summarized below:

a)  Credit risk

The Company's credit risk is primarily attributable to cash and cash equivalents and amounts receivable. The Company has no significant concentration of credit risk arising from operations. Cash and cash equivalents are held with reputable financial institutions, from which management believes the risk of loss to be remote. Financial instruments included in amounts receivable consists of HST tax due from the Federal Government of Canada and interest receivable from interest saving account and short-term promissory notes.  Management believes that the credit risk concentration with respect to financial instruments included in amounts receivable is remote.

b)  Liquidity risk

The Company's approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due and when appropriate will scale back its operations. As at December 31, 2019, the Company had cash and cash equivalents of $814,492 (December 31, 2018 -$11,471,243) to settle liabilities of $11,441,668 (December 31, 2018 - $6,447,888) excluding warrant liabilities of $3,621,444 (December 31, 2018 – $11,250,167).

The Company currently does not generate any revenue or income (other than interest income on its cash balances) and accordingly, it is (and it will be for the foreseeable future) dependent primarily upon equity financing for any additional funding required for development and operating expenses.

The ability of the Company to arrange such financing in the future will depend in part upon prevailing capital market conditions and the business success of the Company. There can be no assurance that the Company will be successful in its efforts to arrange additional financing on terms satisfactory to the Company. If additional financing is raised by the issuance of shares or convertible securities from treasury, control of the Company may change, and shareholders may suffer additional dilution.  If adequate funds are not available, or are not available on acceptable terms, the Company may not be able to take advantage of opportunities, or otherwise to resume and continue its technology development program.

c)  Market risk

Market risk is the risk of loss that may arise from changes in market factors such as interest rates and foreign exchange rates.

(i)  Interest rate risk

The Company has cash balances and no interest-bearing debt. The Company’s current policy is to invest excess cash in interest savings accounts and short-term promissory notes. The Company periodically monitors the investments it makes and is satisfied with the credit risk of its bank.

(ii)  Foreign currency risk

The Company’s functional currency is the U.S. dollar.  Expenditures transacted in foreign currency are converted to U.S. dollars at the rate in effect when the transaction is initially booked.  The gain or loss on exchange, when the transaction is settled, is booked to the Statement of Net and Comprehensive Loss.  Management acknowledges that there is a foreign exchange risk derived from currency conversion and believes this risk to be low as the Company now maintains a minimum balance of Canadian dollars.

TITAN MEDICAL INC.
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2018
(In U.S. Dollars)

11. FINANCIAL INSTRUMENTS (continued)

d)  Sensitivity analysis

Cash equivalents include cash balances and amounts on deposit in interest savings account and short-term promissory notes.  Sensitivity to a plus or minus 1% change in interest rates could affect annual net loss by $62,071 (December 31,2018 - $113,711) based on the current level of cash invested in cash equivalents.

A strengthening of the U.S. dollar at December 31, 2019, as indicated below, against current assets and accounts payable and accrued liabilities denominated in Canadian currency of CDN $556,276 (December 31, 2018 - $277,228) and warrant liability of CDN $868,855 (December 31, 2018 - $5,520,457) would result in increased equity and an increased profit for the period of $32,541 (December 31, 2018 - $192,059) as shown on the chart below.  This analysis is based on foreign currency exchange rate variances that the Company considers to be reasonably possible at the end of the reporting period. The analysis assumes that all other variables, in particular, interest rates, remain constant. The analysis is performed on the same basis for December 31, 2018.

December 31, 2019	Profit of (Loss)
5% strengthening
CDN Current assets	$(19,687)
CDN Accounts payable and accrued liabilities	$52,228
$32,541

December 31, 2018
5% strengthening
CDN Current assets	$(10,155)
CDN Accounts payable and accrued liabilities	$202,214
$192,059

A weakening of the U.S. dollar against the Canadian dollar at December 31, 2019 and December 31, 2018 would have had the equal but opposite effect on the above currencies to the amount shown above, on the basis that all other variables remain constant.

12. SEGMENTED REPORTING

The Company operates in a single reportable operating segment – the research and development of the Company’s single-port robotic surgical system, the next generation of surgical robotic platform. The Company's long-term assets are domiciled in Toronto, Canada.

13. CAPITAL MANAGEMENT

The Company’s capital is composed of shareholders’ equity. The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company, to support the development of its single-port robotic surgical system. The Board of Directors does not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain future development of its single-port robotic surgical system. The Company has further progress to make in the development of the single-port robotic surgical system and anticipates that the cost of completion will exceed its current resources. Accordingly, the Company will be dependent on external financing to fund its future activities. To carry out the completion of the single-port robotic surgical system and pay for administrative costs, the Company will continue to raise additional amounts as needed. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable. There were no changes in the Company's approach to capital management during the year ended December 31, 2019.

TITAN MEDICAL INC.
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2018
(In U.S. Dollars)

13. CAPITAL MANAGEMENT (continued)

The Company is not subject to externally imposed capital requirements other than the Nasdaq requirement that the Company maintain a minimum market value of $35 million. The Company currently does not meet this requirement and has until May 25, 2020 to regain compliance otherwise the Company’s securities are subject to potential de-listing.

14. SUBSEQUENT EVENTS

COVID-19

Since December 31, 2019, the outbreak of the novel strain of coronavirus, specifically identified as “COVID-19”, has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. These measures, which include the implementation of travel bans, self-imposed quarantine periods and social distancing, have caused material disruption to business globally resulting in an economic slowdown. Global equity markets have experienced significant volatility and weakness. Governments and central banks have reacted with significant monetary and fiscal interventions designed to stabilize economic conditions. The duration and impact of the COVID-19 outbreak is unknown at this time, as is the efficacy of the government and central bank interventions. It is not possible to reliably estimate the length and severity of these developments and the impact on the financial results and condition of the Company in future periods.

March 2020 Offering

On March 25, 2020, the Company entered into definitive agreements with institutional investors that provide for the purchase and sale of 7,000,000 common shares of the Company (the “Common Shares”) at a per share purchase price of  US $0.17 per Common Share and 3,500,000 Common Share purchase warrants (each, a “Warrant”), resulting in total gross proceeds of approximately $1.2 million (approximately $0.885 million net of closing costs including cash commission described below). Each whole Warrant is exercisable to purchase one Common Share (a “Warrant Share”) at an exercise price of US $0.19 per Common Share for a period of five years following the date of closing of the offering. The warrants were valued at $618,100 based on the value determined by the Black-Scholes model and the balance of $571,900 was allocated to common shares.

H.C. Wainwright & Co.(“Wainwright”) acted as the exclusive placement agent for the offering. Pursuant to the placement agency agreement, in addition to the cash commission paid to Wainwright of $83,300, broker warrants were issued to Wainwright which entitle the holder to purchase 490,000 Common Shares at a price of US $0.2125 per share prior to expiry on March 25, 2025.

Titan intends to use the net proceeds from the offering for general corporate purposes including: resuming the development of its single-port robotic surgical system, instruments and accessories; funding working capital (including the reduction of outstanding payables); and capital expenditures.

TITAN MEDICAL INC.
Notes to the Financial Statements
For the Years Ended December 31, 2019 and 2018
(In U.S. Dollars)

14. SUBSEQUENT EVENTS (continued)

December 2019 Aspire Agreement

On December 23, 2019, the Company entered into a common share purchase agreement with Aspire Capital whereby Aspire Capital committed to purchase up to $35 million of common shares of Titan at Titan’s request from time to time, until June 23, 2022. Subsequent to the commencement of the Aspire Agreement and subsequent to December 31, 2019, Titan sold Common Shares to Aspire pursuant to the Aspire Agreement as outlined in the following table:

Grant Date	Common shares issued	Value
January 3, 2020	500,000	$219,600
January 6, 2020	500,000	229,300
January 8, 2020	400,000	195,160
January 10, 2020	500,000	247,550
January 17, 2020	600,000	303,000
January 23, 2020	600,000	295,320
February 6, 2020	600,000	282,000
February 13, 2020	708,048	300,000

	4,408,048	$2,071,930

Stock Options

On January 28, 2020, the Company issued 25,765 stock options with an exercise price of CDN $0.657 to a director in exchange for services rendered. The options vest immediately and have a contractual life of 7 years.

January Equity Transaction

On January 3, 2020, the Company announced that Cambridge Design Partnership Ltd. (“Cambridge”), has subscribed for common shares of the Company. The Company issued 501,148 Common Shares at a unit price of $0.50 for satisfaction of the trade payable with Cambridge of $250,574 which has been included in capital.

TITAN MEDICAL INC.

Financial Statements
Years Ended December 31, 2018 and 2017
(IN UNITED STATES DOLLARS)

Tel: 416 865 0200 Fax: 416 865 0887 www.bdo.ca	BDO Canada LLP 222 Bay Street Suite 2200, PO Box 131 Toronto ON M5K 1H1 Canada

Report of Independent Registered Public Accounting Firm

To the Shareholders of Titan Medical Inc.

Opinion on the Financial Statements

We have audited the accompanying financial statements of Titan Medical Inc. (the “Company”), which comprise the balance sheets as of December 31, 2018, and 2017 the related statements of changes in shareholders’ equity and deficit, net and comprehensive loss, and cash flow for the years ended December 31, 2018, and 2017 and the related notes including a summary of significant accounting policies and other explanatory information (collectively referred to as the “financial statements”).  In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2018, and 2017 and the results of their operations and their cash flows for the years ended December 31, 2018, and 2017 in conformity with International Financial Reporting Standards (IFRSs) as issued by International Accounting Standards Board (“IASB”).

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. Further, we are required to be independent of the Company in accordance with the ethical requirements that are relevant to our audits of the financial statements in Canada and to fulfill our other ethical responsibilities in accordance with these requirements.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

BDO Canada LLP, a Canadian limited liability partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

(signed) BDO Canada LLP

Chartered Professional Accountants, Licensed Public Accountants
Toronto, Canada

March 30, 2020

We have served as the Company's auditor since 2010.

TITAN MEDICAL INC.

Balance Sheets

As at December 31, 2018 and December 31, 2017

(In U.S. Dollars)

	Note	December 31, 2018	December 31, 2017
Assets
Current Assets:
Cash and cash equivalents		$11,471,243	$26,130,493
Amounts receivable		143,225	75,151
Deposits	8	8,541,630	2,538,434
Prepaid expense		586,581	149,593

Total Current Assets		$20,742,679	$28,893,671
Furniture and Equipment	3	—	6,714
Patent Rights	4	1,172,485	774,225

Total Assets		$21,915,164	$29,674,610

Liabilities
Current Liabilities:
Accounts payable and accrued liabilities		$6,447,888	$2,218,352
Warrant liability	2h, 5(a), 6	11,250,167	17,849,460

Total Liabilities		17,698,055	20,067,812

Shareholders’ Equity
Share Capital	5a	170,502,394	154,016,519
Contributed Surplus		6,652,409	5,146,784
Warrants	5b	—	741,917
Deficit		(172,937,694)	(150,298,422)

Total Equity		4,217,109	9,606,798

Total liabilities and equity		$21,915,164	$29,674,610

Commitments (Note 8)

See notes to financial statements

Approved on behalf of the Board:

“signed”	“signed”
John E. Barker	David McNally
Chairman	President and CEO

TITAN MEDICAL INC.

Statement of Shareholders’ Equity and Deficit

For the Years Ended December 31, 2018 and 2017

(In U.S. Dollars)

	Note	Share Capital Number	Share Capital Amount	Contributed Surplus	Warrants	Deficit	Total Equity
Balance - December 31, 2016	5(a)	5,550,382	$112,742,810	$3,707,432	$855,800	$(116,711,438)	$594,604
Issued pursuant to agency agreement		4,232,428	20,799,951				20,799,951
Issued private placement		1,009,263	4,564,737				4,564,737
Issued other		7,500	67,954				67,954
Share issue expense			(2,132,238)				(2,132,238)
Warrants exercised during the year		1,755,141	17,392,158				17,392,158
Warrants expired during the year			113,883		(113,883)		—
Broker warrants exercised during the year		132,009	467,264				467,264
Stock based compensation				1,439,352			1,439,352
Net and Comprehensive loss for the year						(33,586,984)	(33,586,984)

Balance - December 31, 2017		12,686,723	$154,016,519	$5,146,784	$741,917	$(150,298,422)	$9,606,798

Issued pursuant to agency agreement		8,975,126	16,915,394				16,915,394
Issued Other		7,500	66,234				66,234
Share issue expense			(1,297,668)				(1,297,668)
Warrants exercised during the year		6,500	59,998				59,998
Warrants expired during the year			741,917		(741,917)		—
Stock based compensation				1,505,625			1,505,625
Net and Comprehensive loss for the year						(22,639,272)	(22,639,272)

Balance - December 31, 2018		21,675,849	$170,502,394	$6,652,409	$—	$(172,937,694)	$4,217,109

See notes to financial statements

TITAN MEDICAL INC.

Statement of Net and Comprehensive Loss

For the Years Ended December 31, 2018 and 2017

(In U.S. Dollars)

	Note	Year Ended December 31, 2018	Year Ended December 31, 2017
Revenue:		$—	$—

Expenses:
Amortization		29,041	17,360
Consulting fees		785,128	598,804
Stock based compensation	5(b)	1,505,625	1,439,352
Insurance		252,514	25,897
Management salaries and fees		2,683,187	2,449,323
Marketing and investor relations		231,032	277,737
Office and general		412,039	284,532
Professional fees		485,639	452,751
Rent		97,782	97,817
Research and Development		32,858,339	12,900,855
Travel		350,016	339,628
Foreign exchange (gain)/loss		(979,894)	542,664

		38,710,448	19,426,720

Finance Income (cost):
Interest		288,300	17,442
Gain (Loss) on change in fair value of warrants	2(h), 5(a), 6	17,095,220	(13,133,671)
Warrant liability issue cost		(1,312,344)	(1,044,035)

		16,071,176	(14,160,264)

Net and Comprehensive Loss For The Year		$22,639,272	$33,586,984

Basic and Diluted Loss Per Share		$(1.36)	$(4.25)

Weighted Average Number of Common Shares,
Basic and Diluted		16,635,092	7,899,443

See notes to financial statements

TITAN MEDICAL INC.

Statements of Cash Flows

For the Years Ended December 31, 2018 and 2017

(In U.S. Dollars)

	Year Ended December 31, 2018	Year Ended December 31, 2017
Cash provided by (used in):
Operating activities:
Net loss for the year	$(22,639,272)	$(33,586,984)
Items not involving cash:
Amortization	29,041	17,360
Stock based compensation	1,505,625	1,439,352
Other share compensation	66,234	120,171
Warrant liability-fair value adjustment	(17,095,220)	12,423,889
Warrant liability-foreign exchange adjustment	(984,462)	305,475
Loss on extinquishment of other liabilities	—	709,782
Changes in non-cash working capital items:
Amounts receivable, prepaid expenses and deposits	(6,508,259)	(504,056)
Accounts payable and accrued liabilities	4,229,536	(13,849)

Cash used in operating activities	(41,396,777)	(19,088,860)

Financing activities:
Net proceeds from issuance of common shares and warrants	27,158,114	41,084,278

Cash provided by financing activities	27,158,114	41,084,278

Investing Activities:
Increase in furniture and equipment	—	(3,427)
Cost of Patents	(420,587)	(201,409)

Cash used in investing activities	(420,587)	(204,836)

Increase (decrease) in cash and cash equivalents	(14,659,250)	21,790,582
Cash and cash equivalents, beginning of year	26,130,493	4,339,911

Cash and cash equivalents, end of year	$11,471,243	$26,130,493

Cash and cash equivalents comprise:
Cash	$100,130	$354,295
Cash Equivalents	11,371,113	25,776,198

	$11,471,243	$26,130,493

See notes to financial statements

TITAN MEDICAL INC.

Notes to the Financial Statements

December 31, 2018 and 2017

(In U.S. Dollars)

1.	DESCRIPTION OF BUSINESS

Nature of Operations:

Titan Medical Inc’s (the “Company”) business continues to be in the research and development stage and is focused on the continued research and development of the next generation surgical robotic platform. In the near term, the Company will continue efforts to complete product development and proceed to pre-clinical and confirmatory human studies and satisfaction of appropriate regulatory requirements. Upon receipt of regulatory approvals, the Company will transition from the research and development stage to the commercialization stage. The completion of these latter stages will be subject to the Company receiving additional funding in the future.

The Company is incorporated in Ontario, Canada in accordance with the Business Corporations Act. The address of the Company’s corporate office and its principal place of business is Toronto, Canada.

Basis of Preparation:

(a)	Statement of Compliance

These financial statements for the year ended December 31, 2018 and December 31, 2017 have been prepared in accordance with International Accounting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

The financial statements were authorized for issue by the Board of Directors on February 13, 2019.

(b)	Basis of Measurement

These financial statements have been prepared on the historical cost basis except for the revaluation of the warrant liability, which is measured at fair value.

(c)	Functional and Presentation Currency

These financial statements are presented in United States dollars (“U.S.”), which is the Company’s functional and presentation currency.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Use of Estimates and Judgements

The preparation of financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of provisions at the date of the financial statements and the reported amount of expenses during the year. Financial statement items subject to significant judgement include, the measurement of stock-based compensation and the fair value estimate of the initial measurement of new warrant liabilities and the remeasurement of unlisted warrant liabilities. While management believes that the estimates and assumptions are reasonable, actual results may differ.

These financial statements have been prepared in accordance with accounting principles applicable to going concern, which contemplates that the Company will be able to realize its assets and settle its liabilities in the normal course as they come due during the normal course of operations for the foreseeable future. The Company has shareholders’ deficiency of $172,937,694 and current losses of $22,639,272. The Company currently does not generate any revenue (other than interest income on its cash balances) and accordingly it is primarily dependent upon equity financing for any additional funding required for development and operating expenses. The Company expects that approximately US $45 million in incremental funding is needed, for the next 12 months to maintain its currently anticipated pace of development. If additional funding is not available, the pace of the Company’s product development plan may be reduced. These conditions indicate the existence of a material uncertainty that may cast significant doubt on the ability of the Company to continue as a going concern if additional funding is not secured. However, based on internal forecasts, Management believes that the Company has sufficient funds to meet its obligations under a reduced development plan, if necessary, for the ensuing twelve months.

TITAN MEDICAL INC.

Notes to the Financial Statements

December 31, 2018 and 2017

(In U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value

The Black-Scholes model used by the Company to determine fair values of stock options and warrants was developed for use in estimating the fair value of the stock options and warrants.

(b)	Cash and Cash Equivalents

Cash and cash equivalents include cash balances and amounts on deposit in interest saving account and short-term promissory notes expiring January 30, 2019 with interest rates ranging from 2.18% to 2.32%.

(c)	Furniture and Equipment

Furniture and equipment are recorded at cost less accumulated amortization and accumulated impairment losses, if any. The Company records amortization using the straight-line method over the estimated useful lives of the capital assets as follow:

a) Computer Equipment	3 years

b) Furniture and Fixtures	3 – 5 years

c) Leasehold Improvements	Term of the lease

(d)	Impairment of Long-Lived Assets

The Company reviews computer equipment, furniture and equipment, leasehold improvements and patent rights for objective evidence of impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. Recoverability is measured by comparison of the asset’s carrying amount to the asset’s recoverable amount, which is the greater of fair value less cost to sell and value in use. Value in use is measured as the expected future discounted cash flows expected to be derived from the asset. If the carrying value exceeds the recoverable amount, the asset is written down to the recoverable amount.

(e)	Patent Rights

Patent rights are recorded at cost less accumulated amortization and accumulated impairment loss. Straight line amortization is provided over the estimated useful lives of the assets, as prescribed by the granting body, which range up to twenty years.

(f)	Deferred Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities, unused tax losses and income tax reductions, and are measured using the substantively enacted tax rates and laws that will be in effect when the differences are expected to reverse. A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Management has determined not to recognize its net deferred tax assets, as it is not considered probable that future tax benefits will be realized.

TITAN MEDICAL INC.

Notes to the Financial Statements

December 31, 2018 and 2017

(In U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(g)	Foreign Currency

Transactions in currencies other than U.S. dollars are translated at exchange rates in effect at the date of the transactions. Foreign exchange differences arising on settlement are recognized separately in net and comprehensive loss. Monetary year end balances are converted to U.S. dollars at the rate in effect at that time. Non-monetary items in a currency other than U.S. dollars that are measured in terms of historical cost are translated using the exchange rate at the date of transaction or date of adoption of U.S functional currency, whichever is later. Foreign exchange gains and losses are included in net and comprehensive loss.

(h)	Warrant Liability

In accordance with IAS 32, because the exercise prices of warrants issued are not a fixed amount as they are denominated in a currency (Canadian dollars) other than the Company’s functional currency (U.S. dollar), as well as the warrants issued August 10, 2018 with the cashless exercise options, the warrants are accounted for as a derivative financial liability. Each Warrant Liability is initially measured at fair value and subsequent changes in fair value are recorded through Net and Comprehensive Loss for the year. The fair value of these warrants was determined initially using a comparable warrant quoted in an active market, adjusted for differences in the terms of the warrant. At December 31, 2018, the Warrant Liability of listed warrants was adjusted to fair value measured at the market price of the listed warrants and the unlisted warrants were adjusted to fair value using the Black-Scholes formula.

(i)	Fair Value Measurement

The accounting guidance for fair value measurements prioritizes the inputs used in measuring fair value into the following hierarchy:

Level 1 – Quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 – Inputs other than quoted prices included within Level 1 that are directly or indirectly observable:

Level 3 – Unobservable inputs in which little or no market activity exists, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

The fair value of the listed and unlisted Warrant liability is initially based on level 2 significant observable inputs and at December 31, 2018 and December 31, 2017 is based on level 1, quoted prices (unadjusted) for listed warrants and level 2 for unlisted warrants.

(j)	Stock Based Compensation

IFRS 2 requires options granted to employees and others providing similar services to be measured at the fair value of goods or services received, unless that fair value cannot be estimated reliably. If the entity cannot estimate reliably the fair value of the goods or services received, the entity shall measure the value and the corresponding increase in equity, indirectly, by reference to the fair value of the equity instruments granted, which the Company does using the Black-Scholes option- pricing model. The fair value of the options granted is determined as at the grant date.

Stock options granted to non-employees are valued at the fair value of the goods or service received, measured at the date on which the goods are received, or the services rendered. If the entity cannot estimate reliably the fair value of the goods or services received, the entity shall measure the value and the corresponding increase in equity, indirectly, by reference to the fair value of the equity instruments granted, which the Company does using the Black-Scholes option- pricing model. The fair value of the options granted is determined as at the grant date.

TITAN MEDICAL INC.

Notes to the Financial Statements

December 31, 2018 and 2017

(In U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(k)	Research and Development Costs

Research and development activities undertaken with the prospect of gaining new scientific or technical knowledge and understanding are expensed as incurred. The costs of developing new products are capitalized as deferred development costs, if they meet the development capitalization criteria under IFRS. These criteria include the ability to measure development costs reliably, the product is technically, and commercially feasible, future economic benefits are probable, and the Company intends to and has sufficient resources to complete development and to use or sell the asset. To date, all the research and development costs have been expensed as the criteria for capitalization have not yet been met.

(l)	Earnings (loss) per Share

Basic earnings (loss) per share are calculated using the weighted-average number of common shares outstanding during the year. Diluted earnings (loss) per share considers the dilutive impact of the exercise of 925,782 outstanding stock options (December 31, 2017 – 591,609) and 13,901,859 warrants, (December 31, 2017– 5,108,588) as if the events had occurred at the beginning of the period or at a time of issuance, if later. Diluted loss per share has not been presented in the accompanying financial statements, as the effect would be anti-dilutive.

(m)	Investment tax credits

As a result of incurring scientific research and development expenditures, management has estimated that there will be non-refundable federal and refundable and non-refundable provincial investment tax credits receivable following the completion of an audit process by tax authorities. Investment tax credits are recorded when received or when there is reasonable assurance that the credits will be realized. Upon recognition, amounts will be recorded as a reduction of research and development expenditures.

(n)	Financial Instruments

Financial assets include cash and cash equivalents, and amounts receivable which are measured at amortized cost. Amounts receivable include HST recoverable and other receivables. Financial liabilities include accounts payable and accrued liabilities which are measured at amortized cost.

(o)	Short term Employee Benefits

Short-term employee benefit obligations including Company paid medical, dental and life insurance plans, are measured on an undiscounted basis and are expensed as the related service is provided.

(p)	Provisions

A provision is recognized, if as a result of a past event, the Company has a present legal or constructive obligation that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation. Presently the Company is not aware of the need for any material provisions nor has it recorded any except as otherwise disclosed in the financial statements.

(q)	Lease payments

Payments made under operating leases are recognized as an expense on a straight-line basis over the term of the lease. Lease incentives received, if any, are recognized as an integral part of the total lease expense over the term of the lease.

TITAN MEDICAL INC.

Notes to the Financial Statements

December 31, 2018 and 2017

(In U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(r)	Standards, Amendments and Interpretations Not yet Effective

Following is a listing of amendments, revisions and new IFRS standards, which have been issued but not effective until annual periods beginning after December 31, 2018.

IFRS 16 Leases, to supersede the requirements in IAS 17, IFRIC-15 and SIC-17. The new standard is effective for annual periods beginning on or after January 1, 2019.

Management believes the new standard, effective January 1, 2019 will not have a material impact on future results and Financial Position of the Company.

Adoption Of New Accounting Standard

IFRS 9 Financial Instruments

Effective January 1, 2018, the Company adopted IFRS 9 Financial Instruments (IFRS 9) which replaced IAS 39, Financial Instruments: Recognition and Measurement (IAS 39). IFRS 9 includes revised guidance on the classification and measurement of financial assets and liabilities; new guidance for measuring impairment on financial assets; and new hedge accounting guidance.

On adoption of IFRS 9, the Company has classified the financial assets and financial liabilities held at January 1, 2018, based on the new classification requirements and the characteristics of each financial instrument as at the transition date. The new classification did not require a restatement of prior periods.

The following table shows the original classification under IAS 39 and the new classification under IFRS 9 for each of the Company’s financial assets and financial liabilities at January 1, 2018, (there is no change to the carrying amounts of the financial instruments from this change).

Financial Instrument	IAS 39 Classification	IFRS 9
Financial Asset
Cash and cash equivalents	Loans and receivables	Amortized cost
Amounts receivable	Loans and receivables	Amortized cost

Financial Liabilities
Accounts payable and accrued liabilities	Other financial liabilities	Amortized Cost

TITAN MEDICAL INC.

Notes to the Financial Statements

December 31, 2018 and 2017

(In U.S. Dollars)

3.	FURNITURE AND EQUIPMENT

	Computer Equipment	Furniture and Fixtures	Leasehold Improvements	Total
Cost
Balance at December 31, 2017	$83,880	$261,483	$172,601	$517,964
Additions	—	—	—	—

Balance at December 31, 2018	$83,880	$261,483	$172,601	$517,964

Amortization & Impairment Losses
Balance at December 31, 2017	$77,166	$261,483	$172,601	$511,250
Amortization for the year	6,714	—	—	6,714

Balance at December 31, 2018	$83,880	$261,483	$172,601	$517,964

Net Book Value
At December 31, 2017	$6,714	$—	$—	$6,714

At December 31, 2018	$—	$—	$—	$—

4.	PATENT RIGHTS

Cost
Balance at December 31, 2017	$978,126
Additions	420,587

Balance at December 31, 2018	$1,398,713

Amortization & Impairment Losses
Balance at December 31, 2017	$203,901
Amortization for the period	22,327

Balance at December 31, 2018	$226,228

Net Book Value
At December 31, 2017	$774,225

At December 31, 2018	$1,172,485

5.	SHARE CAPITAL

a)	Authorized:	unlimited number of common shares, no par

	Issued:	21,675,849 (December 31, 2017: 12,686,723)

Exercise prices of units, warrants and options are presented in Canadian currency as they are exercisable in Canadian dollars unless otherwise noted.

On June 19, 2018 a share consolidation of 1:30 was completed and the Company’s outstanding common shares were adjusted from 419,888,250 to 13,996,275. All references to the common shares, warrants and stock options, prior to June 20, 2018, have been updated in the notes to reflect the 1:30 reverse stock split.

TITAN MEDICAL INC.

Notes to the Financial Statements

December 31, 2018 and 2017

(In U.S. Dollars)

5.	SHARE CAPITAL (continued)

On August 10, 2018 Titan Completed an offering of securities made pursuant to an agency agreement dated August 7, 2018 between the Company and Bloom Burton Securities Inc. (the “Agent”). The Company sold 7,679,574 Units under the Offering at a price of US $2.50 per Unit for gross proceeds of approximately $19,198,935 ($17,464,711 net of closing cost including cash commission of $1,343,925). Each Unit consisted of one Common Share of the Company and one Common Share purchase warrant, each warrant entitles the holder thereof to acquire one Common Share of the Company at an exercise price of US $3.20 and expiring August 10, 2023. The warrants were valued at $6,297,251 based on the value determined by the Black-Scholes model and the balance of $12,901,684 was allocated to common shares.

Pursuant to the agency agreement, in addition to the cash commission paid to the Agent, broker warrants were issued to the Agent which entitle the holder to purchase 537,570 Common Shares at a price of USD $2.50 per share prior to expiry on August 10, 2020.

On April 10, 2018 Titan completed an offering of securities made pursuant to an agency agreement dated April 3, 2018 between the Company and Bloom Burton Securities Inc. The Company sold 1,126,664 Units under the Offering at a price of CDN $9.00 per Unit for gross proceeds of approximately $8,035,941 ($7,211,320 net of closing costs including cash commission of $562,516). Each Unit consisted of one Common Share of the Company and one Common Share purchase warrant, each warrant entitles the holder thereof to acquire one Common Share of the Company at an exercise price of CDN $10.50 and expiring April 10, 2023. The warrants were valued at $4,553,700 based on the value determined by the Black-Scholes model and the balance of $3,482,241 was allocated to common shares.

Pursuant to the agency agreement, in addition to the cash commission paid to the Agent, broker warrants were issued to the Agent which entitle the holder to purchase 78,867 Common Shares at a price of CDN $9.00 per share prior to expiry on April 10, 2020.

On May 10, 2018 Titan announced the completion of the over-allotment option granted to Bloom Burton Securities Inc. as agent for its offering at a price of CDN $9.00 per Unit completed on April 10, 2018 was exercised and the Company sold an additional 168,888 Units at the offering price for additional gross proceeds of $1,189,856 ($1,100,238 net of closing costs including cash commission of $76,988). Each Unit consisted of one Common Share of the Company and one Common Share purchase warrant, each warrant entitles the holder thereof to acquire one Common Share of the Company at an exercise price of CDN $10.50 and expiring April 10, 2023. The warrants were valued at $658,387 based on the value determined by the Black-Scholes model and the balance of $531,469 was allocated to common shares.

Pursuant to the agency agreement, in addition to the cash commission paid to the Agent, broker warrants were issued to the Agent which entitle the holder to purchase 10,928 Common Shares at a price of CDN $9.00 per share prior to expiry on April 10, 2020.

During the year ended December 31, 2017, 1,755,141 warrants had been exercised for total proceeds of $9,438,577. The fair value of the exercised warrants had a value of $7,953,581 which was reclassed from warrant liability to common stock.

On December 5, 2017 Titan completed an offering of securities made pursuant to an agency agreement dated November 30, 2017 between the Company and Bloom Burton Securities Inc. The Company sold 1,533,333 Units under the Offering at a price of CDN $15.00 per Unit for gross proceeds of approximately $18,137,800 ($16,555,875 net of closing costs including cash commission of $1,246,185 paid in accordance with the terms of the agency agreement). Each Unit consisted of one Common Share of the Company and one Common Share purchase warrant, each warrant entitles the holder thereof to acquire one Common Share of the Company at an exercise price of CDN $18.00 and expiring December 5, 2022. The warrants were valued at $5,223,686 based on the value determined by the Black-Scholes model and the balance of $12,914,114 was allocated to common shares.

TITAN MEDICAL INC.

Notes to the Financial Statements

December 31, 2018 and 2017

(In U.S. Dollars)

5.	SHARE CAPITAL (continued)

Pursuant to the agency agreement in addition to the cash commission paid to the Agent, broker warrants were issued to the Agent which entitle the holder to purchase 105,350 Common Shares at a price of CDN $15.00 per share prior to expiry on December 5, 2019.

On October 31, 2017 Titan completed the final closing of a private placement led by a group of U.S. robotic surgeons. 446,197 common shares of Titan were issued at a subscription price of CDN $7.50 per Common Share for gross proceeds of $2,677,326.

On June 29, 2017 Titan completed an offering of securities made pursuant to an agency agreement dated June 26, 2017 between the Company and Bloom Burton Securities Inc. The Company sold 1,612,955 Units under the Offering at a price of CDN $4.50 per Unit for gross proceeds of approximately $5,576,357 ($4,838,002 net of closing costs including cash commission of $382,689 paid in accordance with the terms of the agency agreement). Each Unit consisted of one Common Share of the Company and one Common Share purchase warrant, each warrant entitles the holder thereof to acquire one Common Share of the Company at an exercise price of CDN $6.00 and expiring June 29, 2022. The warrants were valued at $2,788,274 based on the value determined by the Black-Scholes model and the balance of $2,788,083 was allocated to common shares.

Pursuant to the agency agreement, in addition to the cash commission paid to the Agent, broker warrants were issued to the Agent which entitle the holder to purchase 109,533 Common Shares at a price of CDN $4.50 per share prior to expiry on June 29, 2019.

On July 21, 2017 Titan completed a second closing of an offering of securities made pursuant to an agency agreement dated June 26, 2017 between the Company and Bloom Burton Securities Inc. The Company sold an additional 370,567 Units under the Offering at a price of CDN $4.50 per Unit for gross proceeds of approximately $1,328,871 ($1,200,788 net of closing costs including cash commission of $93,021 paid in accordance with the terms of the agency agreement). Each Unit consisted of one Common Share of the Company and one Common Share purchase warrant, each warrant entitles the holder thereof to acquire one Common Share of the Company at an exercise price of CDN $6.00 and expiring June 29, 2022. The warrants were valued at $575,844 based on the value determined by the Black-Scholes model and the balance of $753,027 was allocated to common shares.

Pursuant to the agency agreement in addition to the cash commission paid to the Agent, broker warrants were issued to the Agent which entitle the holder to purchase 25,940 Common Share at a price of CDN $4.50 per share prior to expiry on June 29, 2019.

On March 16, 2017 Titan completed an offering of securities made pursuant to an agency agreement dated March 10, 2017 between the Company and Bloom Burton Securities Inc. The Company sold 715,573 Units under the Offering at a price of CDN $10.50 per Unit for gross proceeds of approximately $5,642,537 ($5,039,817 net of closing costs including cash commission of $394,316 paid in accordance with the terms of the agency agreement). Each Unit consisted of one Common Share of the Company and (i)one-half of one Common Share purchase warrant, each whole warrant entitling the holder thereof to acquire one Common Share of the Company at an exercise price of CDN $12.00 and expiring March 16, 2019, and (ii)one-half of one Common Share purchase warrant, each whole warrant entitling the holder thereof to acquire on Common Share of the Company at an exercise price of CDN $15.00 and expiring March 16, 2021. The warrants were valued at $1,297,810 based on the value determined by the Black-Scholes model and the balance of $4,344,727 was allocated to common shares.

Pursuant to the agency agreement, in addition to the cash commission paid to the Agent, broker warrants were issued to the Agent which entitle the holder to purchase 50,005 Common Shares at a price of CDN $10.50 per share prior to expiry on March 16, 2019.

TITAN MEDICAL INC.

Notes to the Financial Statements

December 31, 2018 and 2017

(In U.S. Dollars)

5.	SHARE CAPITAL (continued)

On November 23, 2015 Titan closed a private placement of 143,009 Common Shares to Longtai Medical Inc. at a subscription price of CDN $36.90 per common share for gross proceeds of $4,000,000. Under the Agreement, Titan granted to Longtai exclusive rights to negotiate an exclusive marketing, sales and distribution agreement for Titan’s SPORT Surgical System in the Asia Pacific region. Longtai paid to Titan $2,000,000 as a deposit toward the Distributorship Agreement.

As the parties were not able to reach consensus as to the Distribution Agreement by the agreed upon date, the deposit became due for repayment to Longtai. On August 24, 2017 Titan completed a subscription agreement with Longtai for the equity conversion of Longtai’s $2.0 million deposit. Under the terms of the subscription agreement dated July 31, 2017, Titan issued to Longtai 563,067 Units at an assigned issue price of CDN $4.50 per Unit. Each Unit consists of one Common Share and one Common Share purchase warrant, with each warrant exercisable for one Common Share at an exercise price of CDN $6.00 per warrant and will expire August 24, 2022. The warrants were valued at $822,372 based on the value determined by the Black-Scholes model.

The common shares were valued at $1,887,411 based on the market value on August 24, 2017 of CDN $4.20. The warrant and the common share were valued at fair value in accordance with International Financial Reporting Interpretations Committee Interpretation #19-Extinguishing Financial Liabilities (“IFRIC 19”). A loss of $709,782 was incurred on extinguishment which is included in the Gain (Loss) on change in value of warrant liability in the statement of net and comprehensive loss.

b)	Warrants, Stock Options and Compensation Options

Titan has reserved and set aside up to 10% of the issued and outstanding shares of Titan for granting of options to employees, officers, consultants and advisors. At December 31, 2018, 1,241,803 common shares (December 31, 2017: 677,063) were available for issue in accordance with the Company’s stock option plan. The terms of these options are determined by the Board of Directors. A summary of the status of the Company’s outstanding stock options as of December 31, 2018 and December 31, 2017 and changes during the periods ended on those dates is presented in the following table:

	Year Ended December 31, 2018		Year Ended December 31, 2017
	Number of Stock Options	Weighted-average Exercise Price (CDN)	Number of Stock Options	Weighted-average Exercise Price (CDN)
Balance Beginning	591,609	$21.30	240,075	$33.00
Granted	372,866	$11.97	394,830	$15.60
Expired/Forfeited	(38,693)	$24.90	(43,296)	$34.80

Balance Ending	925,782	$17.32	591,609	$21.30

TITAN MEDICAL INC.

Notes to the Financial Statements

December 31, 2018 and 2017

(In U.S. Dollars)

5.	SHARE CAPITAL (continued)

The weighted-average remaining contractual life and weighted-average exercise price of options outstanding and of options exercisable as at December 31, 2018 are as follows:

Options Outstanding
Exercise Price (CDN)	Number Outstanding	Weighted-average remaining contractual life (years)	Options Exercisable
$2.09	50,349	3.00	50,349
$3.28	31,498	6.67	31,498
$4.50	18,935	4.54	18,935
$4.80	3,040	1.71	3,040
$7.49	5,590	6.52	5,590
$9.00	11,481	6.52	11,481
$9.60	1,105	1.77	1,105
$11.70	6,667	1.93	6,667
$12.00	1,948	1.93	1,948
$12.90	50,000	5.30	12,500
$14.40	18,950	5.86	4,737
$15.00	16,667	5.11	4,167
$15.00	273,948	6.06	—
$17.10	277,519	5.05	69,380
$30.00	105,719	2.65	81,462
$30.60	6,120	1.98	6,120
$32.40	18,810	2.08	18,810
$41.70	658	0.96	658
$45.30	560	1.61	560
$51.60	15,371	1.44	15,371
$58.20	10,847	0.39	10,847

	925,782	4.82	355,225

The weighted average exercise price of options outstanding is CDN $17.32 and CDN $18.84 for options that are exercisable. Since the December 18, 2018 options issued to consultants have an exercise price of USD $1.55, they have been converted at the December 18, 2018 close rate of 1.3461 or CDN $2.09.

TITAN MEDICAL INC.

Notes to the Financial Statements

December 31, 2018 and 2017

(In U.S. Dollars)

5.	SHARE CAPITAL (continued)

Options are granted to Directors, Officers, Employees and Consultants at various times. Options are to be settled by physical delivery of shares.

Grant date/Person entitled	Number of Options	Vesting Conditions	Contractual life of Options
January 17, 2017, option grants to Employees	277,519	Vest as to 1⁄4 of the total number of Options granted, every year from Option Date	7 years

February 7, 2017 option grants to Employees	16,667	Vest as to 1/4 of the total number of Options granted, every year from Option Date	7 years

April 17, 2017, option grants to Employees	50,000	Vest as to 1/4 of the total number of Options granted, every year from Option Date	7 years

September 7, 2017, options granted to Consultants	6,667	Half vest in 3 months and the remaining half in 6 months	3 years

September 7, 2017, options granted to Directors	12,269	immediately	7 years

September 15,2017, options granted to Consultants	3,040	immediately	3 years

October 6, 2017, options granted to Consultants	1,105	immediately	3 years

November 8, 2017 option grants to Employees	18,950	Vest as to 1/4 of the total number of Options granted, every year from Option Date	7 years

December 4, 2017, options granted to Consultants	1,948	immediately	3 years

December 4, 2017, options granted to Consultants	6,667	Half vest immediately and the remaining half in 12 months	3 years

January 19, 2018 option grants to Employees	273,948	Options will vest the earlier of commercialization or 3 years from grant date	7 years

July 6, 2018, options granted to Directors	17,071	immediately	7 years

August 29, 2018, options granted to Directors	31,498	immediately	7 years

December 18, 2018, options granted to Consultants	50,349	immediately	3 years

Inputs for Measurement of Grant Date Fair Values

The grant date fair value of all share-based payment plans was measured based on the Black-Scholes formula. Expected volatility was estimated by considering historic average share price volatility. The inputs used in the measurement of fair values at grant date of the share-based option plan are as follows:

	2018	2017
Fair Value at grant date (CDN)	$5.99	$8.70
Share price at grant date (CDN)	$10.79	$14.75
Exercise price (CDN)	$11.97	$15.52
Expected Volatility	90.12%	83.20%
Option Life	3 years	3-4 years
Expected dividends	nil	nil
Risk-free interest rate	1.90%	1.06%
(based on government bonds)

TITAN MEDICAL INC.

Notes to the Financial Statements

December 31, 2018 and 2017

(In U.S. Dollars)

5.	SHARE CAPITAL (continued)

The following is a summary of outstanding warrants included in Shareholder’s Equity as at December 31, 2018 and December 31, 2017 and changes during the periods then ended.

	December 31, 2018		December 31, 2017
	Number of Warrants	Amount	Number of Warrants	Amount
Opening Balance	175,357	$741,917	188,381	$855,800
Expired during the year
Exercise Price CDN $1.25
Expiry March 18, 2018	(175,357)	(741,917)	—	—
Expired during the year
Exercise Price CDN $1.77
Expiry March 14, 2017	—	—	(13,024)	(113,883)

Ending Balance	—	$—	175,357	$741,917

6.	WARRANT LIABILTY

	December 31, 2018		December 31, 2017
	Number of Warrants	Amount	Number of Warrants	Amount
Opening Balance	4,933,231	$17,849,460	2,581,703	$2,365,691
Issue of warrants expiring, March 16, 2019	—	—	357,787	572,326
Issue of warrants expiring, March 16, 2021	—	—	357,787	725,484
Issue of warrants expiring, June 29, 2022	—	—	1,983,521	3,364,118
Issue of warrants expiring, August 24, 2022	—	—	563,067	822,372
Issue of warrants expiring, December 5, 2022	—	—	1,533,333	5,223,686
Issue of warrants expiring, April 10, 2023	1,295,554	5,212,087	—	—
Issue of warrants expiring, August 10, 2023	7,679,574	6,297,251
Warrants exercised during the year	(6,500)	(28,949)	(1,755,141)	(7,953,581)
Warrants expired during the year	—		(688,826)	—
Foreign exhange adjustment during the year		(984,462)	—	305,475
Fair value adjustment during the year		(17,095,220)		12,423,889

Ending Balance	13,901,859	$11,250,167	4,933,231	$17,849,460

In addition to the warrants listed above, at December 31, 2018, the Company has issued, outstanding and exercisable, 786,183 broker unit warrants expiring between March 16, 2019 and August 10, 2020 (2017 – 272,650 broker unit warrants expiring between February 23, 2018 and December 5, 2019).

TITAN MEDICAL INC.

Notes to the Financial Statements

December 31, 2018 and 2017

(In U.S. Dollars)

7.	INCOME TAXES

a)	Current Income Taxes

A reconciliation of combined federal and provincial corporate income taxes at the Company’s effective tax rate of 26.5% (2017 – 26.5%).

	December 31, 2018	December 31, 2017
Net Loss before income taxes	$(22,639,272)	$(33,586,984)
Income taxes at statutory rates	$(5,999,407)	$(8,900,551)
Tax effect of expenses not deductible for income tax purposes:
Tax/FX rate changes and other adjustments	—	(27,053)
Permanent differences	(4,374,564)	3,975,072
Unrecognized share issue costs	(354,072)	(554,252)

Total tax recovery	(10,728,043)	(5,506,784)
Tax recovery not recognized	10,728,043	5,506,784

	$—	$—

b)	Deferred Income Taxes

Deferred income tax assets and liabilities result primarily form differences in recognition of certain timing differences that give rise to the Company’s future tax assets (liabilities) and are as follows:

	December 31, 2018	December 31, 2017
Non-Capital Losses	$47,679,897	$37,012,271
Qualifying Research and Development expenditures	1,493,309	1,493,309
Share issue costs and other	1,622,533	1,562,116

Total tax assets	50,795,739	40,067,696
Tax assets not recognized	(50,795,739)	(40,067,696)

Net deferred tax assets	$—	$—

In assessing the realizability of deferred tax assets, management considers whether it is probable that some or all the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Management, based on IFRS criteria, has determined, at this time, not to recognize its deferred tax assets.

TITAN MEDICAL INC.

Notes to the Financial Statements

December 31, 2018 and 2017

(In U.S. Dollars)

7.	INCOME TAXES (continued)

c)	Losses carried forward

The Company has non-capital losses of approximately $179,924,139 available to reduce future income taxes. The non-capital losses expire approximately as follows:

2027	$786,557
2028	169,954
2029	186,708
2030	2,003,594
2031	12,735,836
2032	7,260,729
2033	8,856,497
2034	15,819,741
2035	43,934,918
2036	28,310,254
2037	19,604,159
2038	40,255,192

$179,924,139

The Company has accumulated Qualifying Research and Development expenses of $5,635,128 from prior years research and development. These expenditures may be carried forward indefinitely and used to reduce taxable income in future years.

As a result of a Canada Revenue Agency (CRA) audit completed in 2017 and 2016, regarding Titan’s 2012 and 2011 SR&ED claim the 2012 loss of $6,517,436 has been adjusted to $7,260,729 and the 2011 loss of $9,423,694 has been adjusted to $12,735,836. The qualifying SR&ED expenditures has also been adjusted from $9,439,430 to $5,635,128. CRA concluded that the claimed work did not satisfy the SR&ED criteria. Titan is appealing this decision by CRA.

d)	Investment Tax Credits

At December 31, 2018 the Company has $1,167,560 (2017 – $1,167,560) of unclaimed investment tax credits available to reduce federal income taxes payable in future years. If not utilized, these investment tax credits will start expiring in 2028. The amounts have been adjusted to reflect changes due to the CRA audit.

At December 31, 2018 the Company has $237,997 (2017 – $237,997) of unclaimed Ontario Research and Development Tax Credit available to reduce Ontario income taxes payable in future years. If not utilized, this credit will start expiring in 2029. The amounts have been adjusted to reflect changes due to the CRA audit.

8.	COMMITMENTS

Effective November 30, 2018 the Company’s Ancaster, Canada lease and sublease which was to expire January 31, 2019 were terminated. This space was leased at CDN $4,673 per month and sublet for CDN $4,099 per month.

The corporate office is located at 170 University Avenue, Toronto, Canada. Effective October 30, 2017 the Company extended its lease term for a period of 22 months, commencing February 1, 2018 at a monthly rent of CDN $9,969. On November 12, 2018 the lease was amended to reduce the square footage leased from 2,750 to 1,495, reducing the monthly rent to CDN $5,419.

TITAN MEDICAL INC.

Notes to the Financial Statements

December 31, 2018 and 2017

(In U.S. Dollars)

8.	COMMITMENTS (continued)

As part of its program of research and development around the SPORT Surgical System, the Company has outsourced certain aspects of the design and development to a U.S. based technology and development company. At December 31, 2018 $12,756,962 in purchase orders remain outstanding ( 2017 – $4,742,928). The Company also has on deposit with this same U.S. supplier $8,541,630 to be applied against future invoices (2017 – $2,172,943).

9.	RELATED PARTY TRANSACATIONS

During the year ended December 31, 2018, transactions between the Company directors, officers and other related parties were related to compensation matters in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

Compensation to the Executive Officers amounted to $1,552,367 for the year ended December 31, 2018 compared to $1,587,667 for the year ended December 31, 2017.

Officers and Directors of the Company control approximately 0.30% of the Company

	December 31, 2018		December 31, 2017
	Number of Shares	%	Number of Shares	%
John Barker	31,714	0.15	23,715	0.19
Martin Bernholtz	—	—	102,383	0.81
David McNally	4,167	0.02	1,667	0.01
Stephen Randall	21,643	0.10	11,910	0.09
John Schellhorn	294	—	294	—
Bruce Wolff	7,610	0.03	2,010	0.02

Total	65,428	0.30	141,979	1.12

Common Shares Outstanding	21,675,849	100%	12,686,723	100%

TITAN MEDICAL INC.

Notes to the Financial Statements

December 31, 2018 and 2017

(In U.S. Dollars)

10.	FINANCIAL INSTRUMENTS

The Company’s financial instruments consist of cash and cash equivalents, amounts receivable and accounts payable and accrued liabilities. The fair value of these financial instruments approximates their carrying values, unless otherwise noted, due to the short maturities of these instruments or the discount rate applied. Warrant liabilities are valued at fair value as described in note 2 (h).

The Company’s risk exposures and their impact on the Company’s financial instruments are summarized below:

a)	Credit risk

The Company’s credit risk is primarily attributable to cash and cash equivalents and amounts receivable. The Company has no significant concentration of credit risk arising from operations. Cash and cash equivalents are held with reputable financial institutions, from which management believes the risk of loss to be remote. Financial instruments included in amounts receivable consists of HST tax due from the Federal Government of Canada and interest receivable from interest saving account and short-term promissory notes. Management believes that the credit risk concentration with respect to financial instruments included in amounts receivable is remote.

b)	Liquidity risk

The Company’s approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due and when appropriate will scale back its operations. As at December 31, 2018, the Company had cash and cash equivalents of $11,471,243 (December 31, 2017 -$26,130,493) to settle current liabilities of $6,447,888 (December 31, 2017 – $2,218,352) excluding warrant liabilities of $11,250,167 (December 31, 2017 – $17,489,460).

The Company currently does not generate any revenue or income (other than interest income on its cash balances) and accordingly, it is (and it will be for the foreseeable future) dependent primarily upon equity financing for any additional funding required for development and operating expenses.

The ability of the Company to arrange such financing in the future will depend in part upon prevailing capital market conditions and the business success of the Company. There can be no assurance that the Company will be successful in its efforts to arrange additional financing on terms satisfactory to the Company. If additional financing is raised by the issuance of shares or convertible securities from treasury, control of the Company may change, and shareholders may suffer additional dilution. If adequate funds are not available, or are not available on acceptable terms, the Company may not be able to take advantage of opportunities, or otherwise to continue its technology development program at its current pace.

The Company expects that approximately US $45 million, in incremental funding will be required for fiscal 2019 to maintain its currently anticipated pace of product development. If additional funding is not available, the pace of the Company’s development plan may be reduced.

c)	Market risk

Market risk is the risk of loss that may arise from changes in market factors such as interest rates and foreign exchange rates.

(i)	Interest rate risk

The Company has cash balances and no interest-bearing debt. The Company’s current policy is to invest excess cash in interest savings accounts and short-term promissory notes. The Company periodically monitors the investments it makes and is satisfied with the credit risk of its bank.

TITAN MEDICAL INC.

Notes to the Financial Statements

December 31, 2018 and 2017

(In U.S. Dollars)

10.	FINANCIAL INSTRUMENTS (continued)

(ii)	Foreign currency risk

The company’s functional currency is the U.S. dollar. Expenditures transacted in foreign currency are converted to U.S. dollars at the rate in effect when the transaction is initially booked. The gain or loss on exchange, when the transaction is settled, is booked to the Statement of Net and Comprehensive Loss. Management acknowledges that there is a foreign exchange risk derived from currency conversion and believes this risk to be low as the Company now maintains a minimum balance of Canadian dollars.

d)	Sensitivity analysis

Cash equivalents include cash balances and amounts on deposit in interest savings account and short-term promissory notes. Sensitivity to a plus or minus 1% change in interest rates could affect annual net loss by $113,711 (December 31,2017—$257,762) based on the current level of cash invested in cash equivalents.

A strengthening of the U.S. dollar at December 31, 2018, as indicated below, against Canadian current assets and accounts payable and accrued liabilities including warrant liability of CDN $277,228 and $5,520,457 respectively (December 31, 2017—$509,371 and $22,813,047) would result in increased equity and an increased profit for the period of $192,059 (December 31, 2017, increased equity and an increase profit of $888,913) as shown on the chart below. This analysis is based on foreign currency exchange rate variances that the Company considers to be reasonably possible at the end of the reporting period. The analysis assumes that all other variables, in particular, interest rates, remain constant. The analysis is performed on the same basis for December 31, 2017.

December 31, 2018	Profit of (Loss)
5% strengthening
CDN Current assets	$(10,155)
CDN Accounts payable and accrued liabilities	$202,214

$192,059

December 31, 2017
5% strengthening
CDN Current assets	$(20,301)
CDN Accounts payable and accrued liabilities	$909,214

$888,913

A weakening of the U.S. dollar against the Canadian dollar at December 31, 2018 and December 31, 2017 would have had the equal but opposite effect on the above currencies to the amount shown above, on the basis that all other variables remain constant.

11.	SEGMENTED REPORTING

The Company operates in a single reportable operating segment – the research and development of SPORT, the next generation of surgical robotic platform.

TITAN MEDICAL INC.

Notes to the Financial Statements

December 31, 2018 and 2017

(In U.S. Dollars)

12.	CAPITAL MANAGEMENT

The Company’s capital is composed of shareholders’ equity. The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company, to support the development of its SPORT Surgical Platform (SPORT). The Board of Directors does not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain future development of the SPORT. The Company has further progress to make in the development of the SPORT and anticipates that the cost of completion will exceed its current resources. Accordingly, the Company will be dependent on external financing to fund a portion of its future activities. To carry out the completion of the SPORT and pay for administrative costs, the Company will spend its existing working capital and raise additional amounts as needed. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable. There were no changes in the Company’s approach to capital management during the year ended December 31, 2018. The Company is not subject to externally imposed capital requirements.

13.	EVENTS AFTER THE REPORTING DATE

This note has been updated to report on events from January 1, 2019 to March 30, 2020.

COVID-19

Since December 31, 2019, the outbreak of the novel strain of coronavirus, specifically identified as “COVID-19”, has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. These measures, which include the implementation of travel bans, self-imposed quarantine periods and social distancing, have caused material disruption to business globally resulting in an economic slowdown. Global equity markets have experienced significant volatility and weakness. Governments and central banks have reacted with significant monetary and fiscal interventions designed to stabilize economic conditions. The duration and impact of the COVID-19 outbreak is unknown at this time, as is the efficacy of the government and central bank interventions. It is not possible to reliably estimate the length and severity of these developments and the impact on the financial results and condition of the Company in future periods.

March 2020 Offering

On March 25, 2020, the Company entered into definitive agreements with institutional investors that provide for the purchase and sale of 7,000,000 common shares of the Company (the “Common Shares”) at a per share purchase price of US $0.17 per Common Share and 3,500,000 Common Share purchase warrants (each, a “Warrant”), resulting in total gross proceeds of approximately $1.2 million (approximately $0.885 million net of closing costs including cash commission described below). Each whole Warrant is exercisable to purchase one Common Share (a “Warrant Share”) at an exercise price of US $0.19 per Common Share for a period of five years following the date of closing of the offering. The warrants were valued at $618,100 based on the value determined by the Black-Scholes model and the balance of $571,900 was allocated to common shares.

H.C. Wainwright & Co.(“Wainwright”) acted as the exclusive placement agent for the offering. Pursuant to the placement agency agreement, in addition to the cash commission paid to Wainwright of $83,300, broker warrants were issued to Wainwright which entitle the holder to purchase 490,000 Common Shares at a price of US $0.2125 per share prior to expiry on March 25, 2025.

Titan intends to use the net proceeds from the offering for general corporate purposes including: resuming the development of its single-port robotic surgical system, instruments and accessories; funding working capital (including the reduction of outstanding payables); and capital expenditures.

TITAN MEDICAL INC.

Notes to the Financial Statements

December 31, 2018 and 2017

(In U.S. Dollars)

Stock Options

On January 28, 2020, the Company issued 25,765 stock options with an exercise price of CDN $0.657 to a director in exchange for services rendered. The options vest immediately and have a contractual life of 7 years.

Equity Transaction

On January 3, 2020, the Company announced that Cambridge Design Partnership Ltd. (“Cambridge”), has subscribed for common shares of the Company. The Company issued 501,148 Common Shares at a unit price of $0.50 for satisfaction of the trade payable with Cambridge of $250,574 which has been included in capital.

Aspire Transaction

On December 23, 2019, the Company entered into a common share purchase agreement (the “Aspire Agreement”) with Aspire Capital Fund, LLC (“Aspire Capital”) whereby Aspire Capital committed to purchase up to $35 million of common shares of Titan (“Common Shares”) at Titan’s request from time to time, until June 23, 2022 (the “Aspire Transaction”). On commencement of the Aspire Agreement, Titan issued to Aspire Capital 973,000 Common Shares, then issued and outstanding as consideration for entering into the Aspire Agreement. The value of the Common Shares issued of $423,440, was been included in capital, offset by a fee valued at the same amount plus $35,122 other costs incurred pursuant to the Aspire Transaction. In the first quarter of 2020, Titan sold Common Shares to Aspire pursuant to the Aspire Agreement as outlined in the following table:

Grant Date	Common shares issued	Value
January 3, 2020	500,000	$219,600
January 6, 2020	500,000	229,300
January 8, 2020	400,000	195,160
January 10, 2020	500,000	247,550
January 17, 2020	600,000	303,000
January 23, 2020	600,000	295,320
February 6, 2020	600,000	282,000
February 13, 2020	708,048	300,000

	4,408,048	$2,071,930

First Aspire Transaction

On August 29, 2019, the Company entered into a common share purchase agreement (the “First Aspire Agreement”) with Aspire Capital whereby Aspire Capital committed to purchase up to $35 million of common shares of Titan at Titan’s request from time to time, until February 28, 2022. On commencement of the Aspire Agreement, Titan immediately sold to Aspire 1,777,325 Common Shares, representing 5.3% of the Common Shares then issued and outstanding, at a price of US $1.6879 per Common Share for gross proceeds of $3.0 million and issued to Aspire Capital 639,837 Common Shares, representing 1.9% of the Common Shares then issued and outstanding as consideration for entering into the First Aspire Agreement. Northland Securities, Inc. acted as the Company’s agent and financial advisor in connection with the offering and pursuant to an agency agreement, was paid a cash fee of $160,000. The gross proceeds of $3.0 million, net of costs and fees of $417,113 has been included in capital. Subsequent to August 29, 2019 and subject to the First Aspire Agreement, the Company issued Common Shares to Aspire as outlined in the following table:

TITAN MEDICAL INC.

Notes to the Financial Statements

December 31, 2018 and 2017

(In U.S. Dollars)

Grant Date	Common shares issued	Value
August 30, 2019	2,417,162	$3,000,000
November 8, 2019	100,000	42,560
November 8, 2019	100,000	42,560
November 12, 2019	100,000	42,970
November 12, 2019	100,000	42,000
November 13, 2019	100,000	42,970
November 14, 2019	300,000	128,910
November 15, 2019	2,500,000	1,074,250
November 19, 2019	2,067,282	888,311

	7,784,444	$5,304,531

March 2019 Offering

On March 21, 2019, Titan completed an offering of securities made pursuant to an agency agreement dated March 18, 2019 between the Company and Bloom Burton Securities Inc. (the “Agent”). The Company sold 8,455,882 Units under the Offering at a price of US $3.40 per Unit for gross proceeds of approximately $28,750,000 ($25,426,744 net of closing cost including cash commission of $2,012,500). Each Unit consisted of one Common Share of the Company and one Common Share purchase warrant, each warrant entitles the holder thereof to acquire one Common Share of the Company at an exercise price of US $4.00 and expiring March 21, 2024. The warrants were valued at $15,897,059 based on the value determined by the Black-Scholes model and the balance of $12,852,941 was allocated to common shares.

Pursuant to the agency agreement, in addition to the cash commission paid to the Agent, broker warrants were issued to the Agent which entitle the holder to purchase 591,911 Common Shares at a price of US $3.40 per share prior to expiry on March 21, 2021. The broker warrants were valued using the Black-Scholes model and the value of $864,190 was accounted for as an increase in the closing costs and allocated between the shares and the warrants.

During the quarter ended March 31, 2019, 1,018,506 warrants were exercised for total proceeds of $3,259,219. The fair value of the exercised warrants was $3,742,824 which was reclassed from warrant liability to common stock. No additional warrants were exercised during 2019.

Stock Options and Compensation Options

On May 29, 2019, the shareholders of Titan approved an increase of its reserve for options from 10% and set aside up to 15% of the issued and outstanding shares of Titan for granting of options to employees, officers, consultants and advisors. At December 31, 2019, 5,986,152 common shares (December 31, 2018: 1,241,803) were available for issue in accordance with the Company’s stock option plan. The terms of these options are determined by the Board of Directors.

On May 29, 2019, the shareholders approved amendments to the exercise prices of options previously granted to Executive Officers and Other Employees of the Company under the Option Plan. The Exercise price was amended to be US $3.40 (CDN $4.54) per option, being the higher of the March 21, 2019 offering price of US $3.40 per share and the five-day volume weighted average price as determined as of the close of business on May 28, 2019.

TITAN MEDICAL INC.

Notes to the Financial Statements

December 31, 2018 and 2017

(In U.S. Dollars)

Options are granted to Directors, Officers, Employees and Consultants at various times. Options are to be settled by physical delivery of shares. Options and the terms of each issue for the period from January 1, 2019 to date are outlined below.

Grant date/ Recipient	Number of Options	Vesting Conditions	Contractual Life of Options
February 14, 2019, options granted to a Consultant	40,000	Options may vest over a 15-month vesting schedule	Cancelled

May 29, 2019, options granted to a Director	253,000	Options vest over a specified vesting period not exceeding 4 years	7 years

June 28, 2019, options granted to an Employee	10,000	Options vest as to 1/3 of the total number of Options granted, every year from Grant Date	7 years

July 18, 2019, options granted to a Director	25,719	Options vest immediately	7 years

July 19, 2019, options granted to an Employee	467,255	Options vest as to 1/4 of the total number of Options granted, every year from Grant Date	7 years

July 19, 2019, options granted to a Consultant	2,165	Options vest as to 1/3 of the total number of Options granted, every year from Grant Date	7 years

July 19, 2019, options granted to a Director	41,273	Options vest immediately	7 years

September 9, 2019, options granted to a Consultant	40,000	Options vest over a 15-month vesting schedule subject to achieving certain milestones.	2.5 years

TITAN MEDICAL INC.

Unaudited Condensed Interim Financial Statements
Three Months Ended March 31, 2020 and 2019

(IN UNITED STATES DOLLARS)

TITAN MEDICAL INC.
Unaudited Condensed Interim Balance Sheets
As at March 31, 2020 and 2019
(In U.S. Dollars)

	Note	March 31, 2020	December 31, 2019

Assets

Current Assets:
Cash and cash equivalents		$1,760,219	$814,492
Amounts receivable		99,400	84,097
Deposits	8	481,400	481,400
Prepaid expense		180,730	369,453
Total Current Assets		$2,521,749	$1,749,442
			-
Right of use assets - Leases	3	24,709	30,394
			-
Patent Rights	4	1,649,465	1,601,745
			-
Total Assets		$4,195,923	$3,381,581

Liabilities

Current Liabilities:
Accounts payable and accrued liabilities	5	$10,184,977	$11,412,896
Current portion of lease liability	3	25,126	21,071
Warrant liability	6	2,373,057	3,621,444
Total Current Liabilities		$12,583,160	$15,055,411

Long-term lease liability	3	$-	$8,001

Total Liabilities		$12,583,160	$15,063,412

Shareholders' Equity / (Deficiency)

Share Capital	7	$198,693,476	$194,859,415
Contributed Surplus		8,532,103	8,303,527
Deficit		(215,612,816)	(214,844,773)
Total Deficiency		$(8,387,237)	$(11,681,831)

Total Liabilities and Deficiency		$4,195,923	$3,381,581

Going Concern (Note 1(d))
Commitments (Note 8)
Subsequent events (Note 10)

See notes to financial statements

Approved on behalf of the Board:

"signed"	"signed"
Charles Federico	David McNally
Chairman	President and CEO

TITAN MEDICAL INC.
Unaudited Condensed Interim Statements of Net and Comprehensive Loss
For the Three Months Ended March 31, 2020 and 2019
(In U.S. Dollars)

		Three Months Ended	Three Months Ended
	Note	March 31, 2020	March 31, 2019

Revenue:		$-	$-

Expenses:
Amortization		$14,095	$6,175
Consulting fees		112,125	269,429
Stock based compensation	7b	228,576	251,357
Insurance		123,162	118,489
Management salaries and fees		541,595	648,586
Marketing and investor relations		8,644	106,189
Office and general		139,887	117,271
Professional fees		358,486	103,385
Rent		7,241	12,236
Research and Development		46,119	14,408,612
Travel		11,138	67,364
Interest charges		212,697	-
Foreign exchange (gain)		(73,503)	(107,642)
		$1,730,262	$16,001,451
Finance Income (cost):
Interest		$1,743	$23,031
Gain (loss) on change in fair value of warrants	6	1,117,476	(10,476,625)
Warrant liability issue cost		(157,000)	(1,827,835)
		$962,219	$(12,281,429)

Net and Comprehensive Loss For the Period		$768,043	$28,282,880

Basic and Diluted Loss Per Share		$(0.02)	$(1.22)

Weighted Average Number of Common Shares
Basic and Diluted		44,272,288	23,185,888

See notes to financial statements

TITAN MEDICAL INC.
Unaudited Condensed Interim Statements of Shareholders’ Equity and Deficit
For the Three Months Ended March 31, 2020 and 2019
(In U.S. Dollars)

	Note	Share Capital Number	Share Capital Amount	Contributed Surplus	Deficit	Total Equity / (Deficiency)

Balance - December 31, 2018		21,675,849	$170,502,394	$6,652,409	$(172,937,694)	$4,217,109

Issued pursuant to agency agreement	7a	8,455,882	13,717,131	-	-	13,717,131
Share issue expense		-	(1,495,501)	-	-	(1,495,501)
Warrants exercised during the period	7a	1,018,506	7,002,043	-	-	7,002,043
Stock based compensation	7b	-	-	251,357	-	251,357
Net and Comprehensive loss		-	-	-	(28,282,880)	(28,282,880)

Balance - March 31, 2019		31,150,237	$189,726,067	$6,903,766	$(201,220,574)	$(4,590,741)

Balance - December 31, 2019		39,907,681	$194,859,415	$8,303,527	$(214,844,773)	$(11,681,831)

Issued pursuant to agency agreement	7a	11,909,196	3,037,204	-	-	3,037,204
Share issue expense		-	$(214,263)	-	-	(214,263)
Warrants exercised during the period	7a	2,400,000	$1,011,120	-	-	1,011,120
Stock based compensation	7b	-	-	$228,576	-	228,576
Net and Comprehensive loss		-	-	-	$(768,043)	(768,043)

Balance - March 31, 2020		54,216,877	$198,693,476	$8,532,103	$(215,612,816)	$(8,387,237)

See notes to financial statements

TITAN MEDICAL INC.
Unaudited Condensed Interim Statements of Cash Flows
For the Three Months Ended March 31, 2020 and 2019
(In U.S. Dollars)

		Three Months Ended	Three Months Ended
	Note	March 31, 2020	March 31, 2019
		-
Cash provided by (used in):

Operating activities:

Net loss for the period		$(768,043)	$(28,282,880)
Items not involving cash:
		-
Amortization		14,095	6,175
Stock based compensation	7(b)	228,576	251,357
Other share compensation		-	-
Warrant liability-fair value adjustment	6	(1,117,476)	10,476,625
Warrant liability-foreign exchange adjustment	6	(51,091)	(106,057)
Non-cash issuance costs		26,240	-
Non-cash settlement included in payables		250,574	-
Changes in non-cash working capital items:

Amounts receivable, prepaid expenses and deposits		173,420	(1,577,929)
Accounts payable and accrued liabilities	5	(1,227,919)	47,756
Cash used in operating activities		$(2,471,624)	$(19,184,953)
Financing activities:

Net cash proceeds from issuance of common shares and warrants		3,477,427	31,377,908
Repayment of lease liabilities	3	(3,946)	-
Cash provided by financing activities		$3,473,481	$31,377,908

Investing Activities:

Cost of Patents		(56,130)	(53,758)
Cash used in investing activities		$(56,130)	$(53,758)

Increase in cash and cash equivalents		945,727	12,139,197
Cash and cash equivalents, beginning of the period		814,492	11,471,243
Cash and cash equivalents, end of the period		$1,760,219	$23,610,440
Cash and cash equivalents comprise:

Cash		$1,495,982	$582,622
Cash equivalents		264,237	23,027,818
		$1,760,219	$23,610,440

See notes to financial statements

TITAN MEDICAL INC.
Notes to the Unaudited Condensed Interim Financial Statements
Three Months Ended March 31, 2020 and 2019
(In U.S. Dollars)

1.	DESCRIPTION OF BUSINESS

Nature of Operations:

Titan Medical Inc.’s (“Titan” or the “Company”), business continues to be in the research and development stage and is focused on the continued research and development. In the near term, the Company will continue efforts to complete product development and proceed to pre-clinical and confirmatory human studies and satisfaction of appropriate regulatory requirements.  Upon receipt of regulatory approvals, the Company will transition from the research and development stage to the commercialization stage.  The completion of these latter stages will be subject to the Company receiving additional funding.

The Company is incorporated in Ontario, Canada in accordance with the Business Corporations Act. The address of the Company’s corporate office and its principal place of business is Toronto, Canada.

Basis of Preparation:

(a)	Statement of Compliance

These condensed interim financial statements are prepared in accordance with International Accounts Standards (“IAS”) 34, Interim Financial Reporting, as issued by the International Accounting Standards Board (“IASB”) on a basis consistent with the Company’s 2019 annual financial statements. These condensed interim financial statements were authorized for issue by the Board of Directors on May 13, 2020.

(b)	Basis of Measurement

These condensed interim financial statements have been prepared on the historical cost basis except for the revaluation of the warrant liability, which is measured at fair value.

(c)	Functional and Presentation Currency

These condensed interim financial statements are presented in United States dollars (“U.S.”), which is the Company’s functional and presentation currency.

(d)	Going Concern

These condensed interim financial statements have been prepared in accordance with accounting principles applicable to a going concern, which contemplates that the Company will be able to realize its assets and settle its liabilities in the normal course as they come due during the normal course of operations for the foreseeable future. The Company has shareholders’ deficiency of $8,387,237 and losses in the current quarter of $768,043 Working capital deficiency at March 31, 2020 is $7,688,354. The Company currently does not generate any revenue and accordingly it is primarily dependent upon equity financing for any additional funding required for development and operating expenses. These conditions indicate the existence of a material uncertainty that may cast significant doubt on the ability of the Company to continue as a going concern if additional funding is not secured.

(e)	Use of Estimates and Judgements

The preparation of financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of provisions at the date of the financial statements and the reported amount of expenses during the year. Financial statement items subject to significant judgement include the measurement of stock-based compensation and the fair value estimate of the initial measurement of new warrant liabilities and the remeasurement of unlisted warrants. While management believes that the estimates and assumptions are reasonable, actual results may differ.

TITAN MEDICAL INC.
Notes to the Unaudited Condensed Interim Financial Statements
Three Months Ended March 31, 2020 and 2019
(In U.S. Dollars)

1.	DESCRIPTION OF BUSINESS (continued)

The Black-Scholes model used by the Company to determine fair values of stock options and warrants was developed for use in estimating the fair value of the stock options and warrants.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Warrant Liability

Certain of the Company’s warrants have exercise prices that are not fixed and as such in accordance with IAS 32, they must be recorded as a derivative financial liability. This applies both in the case where the Company’s warrants are denominated in a currency (Canadian dollars) other than the Company’s functional currency (U.S. dollars), and when a warrant is issued with a cashless exercise option. In each case, these warrants are initially measured at fair value and subsequent changes in fair value are recorded through Net and Comprehensive Loss for the year. A proportional amount of costs associated with the issue of shares and warrants is allocated to the warrants and recorded through Net and Comprehensive Loss for the year. At each balance sheet date, the Company reviews the classification of each Warrant Liability to determine whether the appropriate classification remains with Liabilities or requires reclassification to Equity.

At each balance sheet date, the Warrant Liability of listed warrants is adjusted to fair value measured at the market price of the listed warrants and the Warrant Liability of unlisted warrants is adjusted to fair value using the Black-Scholes model. Prior to March 31, 2019, the Black-Sholes model for the unlisted warrants was determined using a comparable warrant quoted in an active market, adjusted for differences in the terms of the warrant. Since March 31, 2019, it was determined that the comparable warrant was no longer an effective benchmark and the Company began to use the market price and volatility of the Company’s common shares adjusted for differences in the terms of the warrant.

(b)	Fair Value Measurement

The accounting guidance for fair value measurements prioritizes the inputs used in measuring fair value into the following hierarchy:

Level 1 – Quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 – Inputs other than quoted prices included within Level 1 that are directly or indirectly observable;

Level 3 – Unobservable inputs in which little or no market activity exists, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

The fair value of the warrant liability relating to listed and unlisted warrants is initially based on Level 2 significant observable inputs and at subsequent dates is adjusted using Level 1 inputs for listed warrants and Level 2 inputs for unlisted warrants.

TITAN MEDICAL INC.
Notes to the Unaudited Condensed Interim Financial Statements
Three Months Ended March 31, 2020 and 2019
(In U.S. Dollars)

3.	LEASE ASSETS

For the three months ended March 31, 2020	Cost	Accumulated Amortization	Net Book Value
Balance at December 31, 2019	$34,172	$(3,778)	$30,394
Additions during the period	-	-	-
Amortization in the period	-	(5,685)	(5,685)
Balance at March 31, 2020	$34,172	$(9,463)	$24,709

The Company entered into an 18-month lease for its corporate head office in Toronto, Ontario in November 2019. The Company recognized a right-of-use asset offset by a prepayment and a lease liability in the statement of financial position, initially measured at the present value of future lease payments (net of non-lease general expenses which are expensed as incurred).

For the period ended March 31, 2020, the Company has recognized $5,685 of amortization and $4,464 in interest expense relating to this lease and has repaid $3,946 of the lease liability.

On September 4, 2019, the Company entered into a lease agreement with a third party to lease certain office space in Chapel Hill, North Carolina. The term of the lease is 62 full months and the average monthly base rent is $8,320. The lease commencement date is April 1, 2020, the date the space is ready-for-use. As of April 1, 2020, the Company will recognize a right-of-use asset and a lease liability of $442,684 relating to this lease.

4.	PATENT RIGHTS

For the three months ended March 31, 2020	Cost	Accumulated Amortization & Impairment Losses	Net Book Value
Balance at December 31, 2019	$1,856,750	$(255,005)	$1,601,745

Additions during the quarter	56,130	-	56,130
Amortization in the quarter	-	(8,410)	(8,410)
Balance at March 31, 2020	$1,912,880	$(263,415)	$1,649,465

Balance at December 31, 2018	$1,398,713	$(226,228)	$1,172,485

Additions during the quarter	53,758	-	53,758
Amortization in the quarter	-	(6,175)	(6,175)
Balance at March 31, 2019	$1,452,471	$(232,403)	$1,220,068

TITAN MEDICAL INC.
Notes to the Unaudited Condensed Interim Financial Statements
Three Months Ended March 31, 2020 and 2019
(In U.S. Dollars)

5.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The balance of accounts payable and accrued liabilities at March 31, 2020 is $10,184,977 (December 31, 2019 – $11,412,896). The majority of the payables relate to amounts owed to the Company’s product development suppliers amounting to $9,144,666, for legal and audit an amount of $537,535 and the balance relating to regular business operations.

Naglreiter Consulting Litigation

On October 16, 2019, Naglreiter Consulting, LLC (“Naglreiter”) filed a Complaint for breach of contract against the Company in the U.S. District Court for the Southern District of Florida. The Complaint, which was served on the Company on October 24, 2019, alleges that the Company has not paid the amounts owed under several invoices and, further, that the invoices total approximately $5 million.

On December 5, 2019, the Company filed an Answer, Affirmative Defenses and Counterclaim denying the allegations, asserting defenses to the Complaint, and asserting counterclaims against Naglreiter for (i) breach of contract including that the services that were rendered by Naglreiter were not rendered in a satisfactory manner and that Naglreiter failed to return property paid for by the Company, (ii) fraudulent inducement, (iii) negligent misrepresentation, (iv) indemnification and (v) conversion for refusing to return Titan’s property.

On February 13, 2020, Naglreiter filed an Amended Complaint against the Company to add a complaint of unjust enrichment alleging that Naglreiter had conferred benefits on the Company without the Company paying fair market value for them and asked the courts for a constructive trust over certain property of the Company in Naglreiter’s possession.

On March 9, 2020, the Company filed an Answer and Affirmative Defenses to the Amended Complaint and an Amended Counterclaim, denying the allegations, asserting defenses to the Amended Complaint, and bringing additional counterclaims of (i) replevin to recover possession of personal property held by Naglreiter, (ii) civil theft for depriving the Company of its right to certain property in Naglreiter’s possession and (iii) injunctive relief to have Naglreiter cease and desist the violation of confidentiality provisions in the parties’ agreements.

The Company is seeking a return of property having a value of over $4 million as well as the return of amounts paid for work not done or inadequately performed by Naglreiter. The Company intends to defend itself vigorously in this matter and pursue all relief to which it is entitled.

The Company has included in its accounts payable $2,889,626 for outstanding invoices relating to the period that Naglreiter was engaged with the Company.

TITAN MEDICAL INC.
Notes to the Unaudited Condensed Interim Financial Statements
Three Months Ended March 31, 2020 and 2019
(In U.S. Dollars)

6.	WARRANT LIABILITY

	Three Months Ended		Year Ended
	March 31, 2020		December 31, 2019
	Number of Warrants	Amount	Number of Warrants	Amount

Opening Balance	21,203,411	$3,621,444	13,901,859	$11,250,167

Issue of warrants expiring, March 21, 2024	-	-	8,455,882	15,897,059
Issue of warrants expiring, March 27, 2025	3,500,000	475,300	-	-
Warrants exercised during the period	(2,400,000)	(555,120)	(1,018,506)	(3,742,824)
Warrants expired during the period	-	-	(135,824)	-
Foreign exchange adjustment during the period	-	(51,091)	-	17,687
Fair value adjustment during the period	-	(1,117,476)	-	(19,800,645)

Ending Balance	22,303,411	$2,373,057	21,203,411	$3,621,444

7.	SHARE CAPITAL

a)	Authorized:	unlimited number of common shares, no par

	Issued:	54,216,877 (December 31, 2019: 39,907,681)

Exercise prices of units, certain warrants and options are presented in Canadian currency when they are exercisable in Canadian dollars unless otherwise noted.

March 2020 Offering

On March 27, 2020, the Company completed an offering of securities made pursuant to an agency agreement dated March 17, 2020 between the Company and H.C.Wainwright & Co., LLC (“Wainwright”) for the purchase and sale of 7,000,000 common shares of the Company (the “Common Shares”) at a per share purchase price of US $0.17 per Common Share and 3,500,000 Common Share purchase warrants (each, a “Warrant”), resulting in total gross proceeds of $1,190,000 ($862,294 net of closing cash costs including cash commission described below). Each whole Warrant is exercisable to purchase one Common Share (a “Warrant Share”) at an exercise price of US $0.19 per Common Share for a period of five years following the date of closing of the offering. The warrants were valued at $475,300 based on the value determined by the Black-Scholes model and the balance of $714,700 was allocated to common shares.

Pursuant to the placement agency agreement, in addition to the cash commission paid to Wainwright of $83,300, broker warrants were issued to Wainwright which entitle the holder to purchase 490,000 Common Shares at a price of US $0.2125 per share prior to expiry on March 27, 2025. The broker warrants were valued using the Black-Scholes model and the value of $65,600 was accounted for as an increase in the closing costs and allocated between the shares and the warrants.

Second Aspire Agreement

On December 23, 2019, the Company entered into a common share purchase agreement (the “Second Aspire Agreement”) with Aspire Capital Fund, LLC (“Aspire Capital”) whereby Aspire Capital committed to purchase up to $35 million of common shares of Titan (“Common Shares”) at Titan’s request from time to time, until June 23, 2022. On commencement of the Second Aspire Agreement, Titan issued to Aspire Capital 973,000 Common Shares, as consideration for entering into the Second Aspire Agreement. The value of the Common Shares issued of $423,440, was included in capital, offset by a fee of the same amount plus $35,122 for additional costs incurred.

TITAN MEDICAL INC.
Notes to the Unaudited Condensed Interim Financial Statements
Three Months Ended March 31, 2020 and 2019
(In U.S. Dollars)

7.	SHARE CAPITAL (continued)

Between January 3, 2020 and February 13, 2020, the Company issued 4,408,048 common shares pursuant to the Second Aspire Agreement as outlined in the following table:

Grant Date	Common shares issued	Value
January 3, 2020	500,000	$219,600
January 6, 2020	500,000	229,300
January 8, 2020	400,000	195,160
January 10, 2020	500,000	247,550
January 17, 2020	600,000	303,000
January 23, 2020	600,000	295,320
February 6, 2020	600,000	282,000
February 13, 2020	708,048	300,000

	4,408,048	$2,071,930

January 2020 Equity Transaction

On January 3, 2020, the Company announced that Cambridge Design Partnership Ltd. (“Cambridge”) had subscribed for common shares of the Company. The Company issued 501,148 Common Shares at a unit price of $0.50 for satisfaction of the trade payable with Cambridge of $250,574.

First Aspire Agreement

On August 29, 2019, the Company entered into a common share purchase agreement (the “First Aspire Agreement”) with Aspire Capital whereby Aspire Capital committed to purchase up to $35 million of common shares of Titan at Titan’s request from time to time, until February 28, 2022. On commencement of the First Aspire Agreement, Titan immediately sold to Aspire 1,777,325 Common Shares, representing 5.3% of the Common Shares then issued and outstanding, at a price of US $1.6879 per Common Share for gross proceeds of $3.0 million and issued to Aspire Capital 639,837 Common Shares, representing 1.9% of the Common Shares then issued and outstanding, as consideration for entering into the First Aspire Agreement. Northland Securities, Inc. acted as the Company’s agent and financial advisor in connection with the offering and pursuant to an agency agreement, was paid a cash fee of $160,000. Gross proceeds of $3.0 million, net of costs and fees of $417,113, was included in capital. Subsequent to August 29, 2019 and subject to the First Aspire Agreement, the Company issued Common Shares to Aspire as outlined in the following table:

TITAN MEDICAL INC.
Notes to the Unaudited Condensed Interim Financial Statements
Three Months Ended March 31, 2020 and 2019
(In U.S. Dollars)

7.	SHARE CAPITAL (continued)

Grant Date	Common shares issued	Value
August 30, 2019	2,417,162	$3,000,000
November 8, 2019	100,000	42,560
November 8, 2019	100,000	42,560
November 12, 2019	100,000	42,970
November 12, 2019	100,000	42,000
November 13, 2019	100,000	42,970
November 14, 2019	300,000	128,910
November 15, 2019	2,500,000	1,074,250
November 19, 2019	2,067,282	888,311

	7,784,444	$5,304,531

March 2019 Equity Offering

On March 21, 2019, Titan completed an offering of securities made pursuant to an agency agreement dated March 18, 2019 between the Company and Bloom Burton Securities Inc. (“Bloom Burton”). The Company sold 8,455,882 units under the offering at a price of US $3.40 per Unit for gross proceeds of approximately $28,750,000 ($25,426,744 net of closing cost including cash commission of $2,012,500). Each unit consisted of one Common Share of the Company and one Common Share purchase warrant, each warrant entitles the holder thereof to acquire one Common Share of the Company at an exercise price of US $4.00 and expiring March 21, 2024. The warrants were valued at $15,897,059 based on the value determined by the Black-Scholes model and the balance of $12,852,941 was allocated to common shares.

Pursuant to the agency agreement, in addition to the cash commission paid to Bloom Burton, broker warrants were issued to Bloom Burton which entitle the holder to purchase 591,911 Common Shares at a price of US $3.40 per share prior to expiry on March 21, 2021. The broker warrants were valued using the Black-Scholes model and the value of $864,190 was accounted for as an increase in the closing costs and allocated between the shares and the warrants.

During the quarter ended March 31, 2019, 1,018,506 warrants were exercised for total proceeds of $3,259,219. The fair value of the exercised warrants was $3,742,824 which was reclassed from warrant liability to common stock. No additional warrants were exercised during 2019.

b)	Stock Options and Compensation Options

Titan has reserved and set aside up to 15% of the issued and outstanding shares of Titan for granting of options to employees, officers, consultants and advisors. At March 31, 2020, 6,859,600 common shares (December 31, 2019: 5,986,152) were available for issue in accordance with the Company’s stock option plan. The terms of these options are determined by the Board of Directors.

TITAN MEDICAL INC.
Notes to the Unaudited Condensed Interim Financial Statements
Three Months Ended March 31, 2020 and 2019
(In U.S. Dollars)

7.	SHARE CAPITAL (continued)

On January 28, 2020, the Company issued 25,765 stock options with an exercise price of CDN $0.657 to a director in exchange for services rendered. The options vest immediately and have a contractual life of 7 years.

For the three months ended March 31,2020, $228,576 of stock-compensation was recorded (2019 – $251,357).

A summary of the status of the Company’s outstanding stock options as of March 31, 2020 and December 31, 2019 and changes during the periods ended on those dates is presented in the following table:

Stock Options – CDN $ denominated

	Three months ended March 31, 2020		Year Ended December 31, 2019
	Number of Stock Options(1)	Weighted average Exercise Price (CDN)	Number of Stock Options(1)	Weighted average Exercise Price (CDN)

Balance Beginning	860,379	$5.89	875,433	$18.20
Granted	25,765	0.66	35,719	4.54
Expired/Forfeited	-	-	(50,773)	31.79
Balance Ending	886,144	$5.74	860,379	$5.89

Stock Options – US $ denominated

	Three months ended March 31, 2020		Year Ended December 31, 2019
	Number of Stock Options	Weighted average Exercise Price (USD)	Number of Stock Options	Weighted average Exercise Price (USD)

Balance Beginning	854,042	$2.65	50,349	$1.55
Granted	-	-	843,693	2.72
Expired/Forfeited	(467,255)	2.20	(40,000)	3.72
Balance Ending	386,787	$3.19	854,042	$2.65

1.	After giving consideration for 30:1 share consolidation effected June 20, 2018.

TITAN MEDICAL INC.
Notes to the Unaudited Condensed Interim Financial Statements
Three Months Ended March 31, 2020 and 2019
(In U.S. Dollars)

7.	SHARE CAPITAL (continued)

The weighted-average remaining contractual life and weighted-average exercise price of options outstanding and of options exercisable as at March 31, 2020 are as follows:

Canadian Dollar Denominated Options

Exercise Price (CDN)	Number Outstanding	Weighted-average remaining contractual life (years)	Options Exercisable
$0.66	25,765	6.83	25,765
$3.28	31,498	5.42	31,498
$4.50	18,936	3.03	18,936
$4.54	743,122	3.99	370,354
$4.80	3,040	0.46	3,040
$7.49	5,590	5.27	5,590
$9.00	11,481	5.27	11,481
$9.60	1,105	0.52	1,105
$11.70	6,667	0.69	6,667
$12.00	1,948	0.68	1,948
$30.00	28,260	1.40	28,260
$30.60	2,096	0.73	2,096
$32.40	810	0.83	810
$45.30	560	0.36	560
$51.60	5,266	0.19	5,268

	886,144	3.96	513,378

US Dollar Denominated Options

Exercise Price (USD)	Number Outstanding	Weighted-average remaining contractual life (years)	Options Exercisable
$1.55	50,349	1.72	50,349
$2.20	2,165	2.30	2,165
$3.40	294,273	6.12	197,273
$3.72	40,000	2.44	-

	386,787	5.14	249,787

Total	1,272,931	4.32	763,165

The weighted average exercise price of Canadian dollar denominated options outstanding is CDN $5.74 and CDN $6.61 for options that are exercisable. The weighted average exercise price of US dollar denominated options outstanding is US $3.19 and US $3.02 for options that are exercisable.

TITAN MEDICAL INC.
Notes to the Unaudited Condensed Interim Financial Statements
Three Months Ended March 31, 2020 and 2019
(In U.S. Dollars)

7.	SHARE CAPITAL (continued)

Options are granted to Directors, Officers, Employees and Consultants at various times. Options are to be settled by physical delivery of shares.

Inputs for Measurement of Grant Date Fair Values

The grant date fair value of all share-based payment plans was measured based on the Black-Scholes model. Expected volatility was estimated by considering historic average share price volatility. The weighted average inputs in the original currency of the grants (CDN$ or US$) used in the measurement of fair values at grant date of the share-based option grants for the three months ended March 31, 2020 and 2019 are as follows:

	2020 - CDN	2019 – US
Fair Value calculated	CDN $0.43	-
Share price at grant	CDN $.62	-
Exercise price	CDN $0.66	-
Expected Option Life	3.5 years	-
Risk free interest rate (based on government bonds)	1.41%	-
Expected Volatility	109.00%	-
Expected dividends	Nil	-

c)	Warrants

In addition to the warrants accounted for as a liability (see Note 5), at March 31, 2020, the Company has 1,709,276 broker warrants that are issued, outstanding and exercisable (December 31, 2019 - 1,219,276). These broker warrants expire between April 10, 2020 and March 27, 2025 (December 31, 2018 - broker warrants had expiry dates between April 10, 2020 and March 21,2021).

8.	COMMITMENTS

As part of its program of research and development around the single-port robotic surgical system, the Company has outsourced certain aspects of the design and development to third party technology and development companies. At March 31, 2020, $1,305,910 in purchase orders remain outstanding (December 31, 2019 - $ 1,327,294), however work relating to these commitments is currently delayed pending additional funding and the ramp up in the Company’s development projects. The Company also has on deposit with a U.S. supplier $481,400 to be applied against future invoices (December 31, 2019 - $481,400).

9.	RELATED PARTY TRANSACTIONS

During the three months ended March 31, 2020, transactions between the Company’s directors, officers and other related parties were related to compensation matters in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

TITAN MEDICAL INC.
Notes to the Unaudited Condensed Interim Financial Statements
Three Months Ended March 31, 2020 and 2019
(In U.S. Dollars)

9.	RELATED PARTY TRANSACTIONS (continued)

Compensation paid to Executive Officers for the three months ended March 31, 2020 amounted to $186,401 compared to $514,252 for the three months ended March 31, 2019.

	March 31, 2020		December 31, 2019

	Number of Shares	%	Number of Shares	%

John Barker	32,714	0.06	32,714	0.08
Stephen Randall	22,993	0.04	22,993	0.06
David McNally	4,167	0.01	4,167	0.01
John Schellhorn	294	0.00	294	0.00

Total	60,168	0.11	60,168	0.15

Common Shares Outstanding	54,216,877	100%	39,907,681	100%

10.	SUBSEQUENT EVENTS

Senior Secured Loan from Global Medical Technology Company

On April 28, 2020, the Company issued an 8% $1.5 million senior secured promissory note (“Note”) to a leading global medical technology company (the “Corporate Lender”) and executed and delivered a security agreement (the “Security Agreement”) in favor of the Corporate Lender. The Note matures on April 28, 2023 and the unpaid principal balance owing under the Note, together with any accrued and unpaid interest and all other unpaid obligations under the Note, shall be due and payable in full on the earliest to occur of: (i) April 28, 2023, (ii) a Change of Control (as defined in the Note), or (iii) a Qualified Financing (as defined in the Note) subject to an accelerated due date under certain adverse conditions.

The Security Agreement grants a security interest in all of our present and future property including all personal property, inventory, equipment and intellectual property to the Corporate Lender. In addition, the Corporate Lender’s rights and powers include without limitation (a) exercising and enforcing all rights and remedies of a holder of collateral as if the Corporate Lender were the absolute owner of the collateral, (b) collection of any proceeds arising in respect of all of our property pledged as security for the loan, (c) license or sublicense, whether on an exclusive or nonexclusive basis, of any of our intellectual property for such term and on such conditions and in such manner as the Corporate Lender in its sole judgment determines (taking into account such provisions as may be necessary to protect and preserve such intellectual property), and (d) the right to enforce its security in the event of a default which may include the appointment of a receiver by instrument or order of the court.

The Company intends to use the proceeds of the Note for general corporate purposes while seeking additional financing to meet longer-term capital needs to support the development of its single-port robotic surgical system, instruments and accessories; and funding working capital (including the reduction of outstanding payables).

Warrants Exercised

Subsequent to March 31, 2020, 200,000 warrants were exercised for gross proceeds of $38,000.

TITAN MEDICAL INC.
Notes to the Unaudited Condensed Interim Financial Statements
Three Months Ended March 31, 2020 and 2019
(In U.S. Dollars)

10.	SUBSEQUENT EVENTS (contined)

May 2020 Financing

On May 6, 2020, the Company completed a registered direct offering of securities made pursuant to an agency agreement dated March 17, 2020 between the Company and H.C.Wainwright & Co., LLC (“Wainwright”) that provide for the purchase and sale of 5,514,504 common shares of the Company (the “Common Shares”) at a per share purchase price of US $0.36268 per Common Share and 2,757,252 unregistered Common Share purchase warrants (each, a “Warrant”), resulting in total gross proceeds of $2,000,000 ($1,613,800 net of estimated closing cash costs including cash commission described below). Each Warrant is exercisable to purchase one Common Share (a “Warrant Share”) at an exercise price of US $0.3002 per Common Share for a period of five and one-half (5.5) years following the date of closing of the offering.

Pursuant to the placement agency agreement, in addition to the cash commission paid to Wainwright of $140,000, broker warrants were issued to Wainwright which entitle the holder to purchase 386,015 Common Shares at a price of US $0.45335 per share prior to expiry on November 6, 2025.

COVID-19

Since December 31, 2019, the outbreak of the novel strain of coronavirus, specifically identified as “COVID-19”, has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. These measures, which include the implementation of travel bans, self-imposed quarantine periods and social distancing, continue to cause material disruption to business globally resulting in an economic slowdown. Global equity markets have experienced significant volatility and weakness. Governments and central banks have reacted with significant monetary and fiscal interventions designed to stabilize economic conditions. The duration and impact of the COVID-19 outbreak is unknown at this time, as is the efficacy of the government and central bank interventions. It is not possible to reliably estimate the length and severity of these developments and the impact on the financial results and condition of the Company in future periods.

TITAN MEDICAL INC.

3,143,267 Common Shares

Prospectus

June  , 2020

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The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities, and the selling shareholder is not soliciting offers to buy these securities, in any jurisdiction where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 19, 2020

Titan Medical Inc.
15,116,950 Common Shares
This prospectus relates to the common shares (the “Common Shares” or “Shares”) of Titan Medical Inc. (the “Company,”  “Titan,” “we,” “us” or “our”) issuable upon the exercise of our outstanding Common Share purchase warrants issued on August 10, 2018 (the “2018 Warrants”) and March 21, 2019 (the “2019 Warrants” and, together with the 2018 Warrants, the “Warrants”). The Warrants were registered by us pursuant to prospectuses dated August 7, 2018 and March 18, 2019, respectively. The ongoing offer for sale of our Common Shares issuable upon exercise of such Warrants is being made pursuant to this prospectus.
The outstanding 2018 Warrants to purchase a total of 6,661,068 Common Shares are exercisable until August 10, 2023 at a current exercise price of $2.92 per Share and the outstanding 2019 Warrants to purchase a total of 8,455,882 Common Shares are exercisable until March 21, 2024 at a current exercise price of $3.95 per Share. The exercise price of the Warrants are subject to adjustment under conditions specified in this prospectus.
The Common Shares are listed on the Toronto Stock Exchange (“TSX”) under the symbol “TMD” and the NASDAQ Capital Market (“Nasdaq”) under the symbol “TMDI.”  On June 18, 2020, the last reported sale price per share of our Common Shares was CDN$1.49 per share on the TSX and $1.11 per share on the Nasdaq.
You should read this prospectus and any prospectus supplement, together with additional information described under the heading “Additional Information,” carefully before you invest in any of our securities.
We are an “emerging growth company” as defined under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an “Emerging Growth Company” and a Foreign Private Issuer.”
Investing in the Common Shares involves a high degree of risk. See “Risk Factors” beginning on page 17.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June  , 2020

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THE OFFERING

This summary highlights information presented in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all the information you should consider before investing in our common shares. You should carefully read this entire prospectus before investing in our common shares including the section entitled “Risk Factors,” our consolidated financial statements and the Exhibits filed with or incorporated herein.

Securities Offered:
We are offering up to 15,116,950 Common Shares issuable upon exercise of the Warrants.  The 2018 Warrants are exercisable until August 10, 2023 at a current exercise price of $2.92 per Share and the outstanding 2019 Warrants are exercisable until March 21, 2024 at a current exercise price of $3.95 per Share. See “Description of Securities We Are Offering.”

Common Shares outstanding assuming full exercise of the Warrants:	88,948,331 Shares.(1)
Use of proceeds:
We intend to use the net proceeds from any exercises of the Warrants for general corporate purposes including: resuming the development of our single-port robotic surgical system, instruments and accessories; funding working capital (including the reduction of outstanding payables); and capital expenditures.

TSX symbol:	TMD
Nasdaq symbol:	TMDI

Dividend policy
We have not declared any dividends since our inception and do not anticipate that we will do so in the foreseeable future. We currently intend to retain future earnings, if any, to finance the development of our business. Any future payment of dividends or distributions will be determined by our Board of Directors on the basis of our earnings, financial requirements and other relevant factors.

(1)
The number of Common Shares to be outstanding immediately after completion of the Offering as shown above is based on 73,831,381 Common Shares outstanding as of June 17, 2020. Unless otherwise indicated, the number of Common Shares presented in this prospectus excludes any shares issuable under convertible securities.

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USE OF PROCEEDS

We may receive proceeds from the exercise of the Warrants and issuance of the Shares to the extent that these Warrants are exercised for cash. Warrants, however, are exercisable on a cashless basis under certain circumstances.  If all of the Warrants were exercised for cash in full, the proceeds would be approximately $52,851,052 million. We intend to use the net proceeds of such warrant exercise, if any, for general corporate purposes including: resuming the development of the single-port robotic surgical system, instruments and accessories; funding working capital (including the reduction of outstanding payables); and capital expenditures.

We can make no assurances that any of the Warrants will be exercised, or if exercised, that they will be exercised for cash, the quantity which will be exercised or in the period in which they will be exercised.

PLAN OF DISTRIBUTION

This prospectus relates to our Common Shares issuable upon exercise of the Warrants. The 2018 Warrants were offered and sold by us pursuant to a prospectus dated August 10, 2018 and the 2019 Warrants were offered and sold by us pursuant to a prospectus dated March 21, 2019. The ongoing offer for sale by us of our Common Shares issuable upon exercise of such Warrants is being made pursuant to this prospectus.

Our Common Shares are listed on the TSX under the symbol “TMD” and the Nasdaq under the symbol “TMDI”.

DESCRIPTION OF SECURITIES
Warrants

The following summary of certain terms and provisions of the Warrants is not complete and is subject to, and qualified in its entirety by the provisions of the Warrant Indentures, filed as Exhibit 4.3 and Exhibit 4.4 to the registration statement of which this prospectus is a part.

The 2018 Warrants entitle the holders thereof to purchase up to an aggregate of 6,661,068 Common Shares at an exercise price of $2.92 per Share, commencing immediately on the issuance date and will expire August 10, 2023. The 2019 Warrants entitle the holders thereof to purchase up to an aggregate of 8,455,882 Common Shares at an exercise price of $3.95 per Share, commencing immediately on the issuance date and will expire March 21, 2024. The 2018 Warrants and the 2019 Warrants are each governed by the terms of a warrant indenture (collectively, the “Warrant Indentures”) entered into between us and Computershare Trust Company of Canada, as warrant agent thereunder (the “Warrant Agent”).

The Warrant Indentures provide for adjustments in the number of Warrant Shares issuable upon the exercise of the Warrants and/or the exercise price per Warrant Share upon the occurrence of certain events, including:

a)
the issuance of Common Shares or securities exchangeable for or convertible into Common Shares to holders of all or substantially all of the Company’s Common Shares by way of stock dividend or other distribution (other than a “dividend paid in the ordinary course”, as defined in the Warrant Indenture, or a distribution of Common Shares upon the exercise of the Warrants or pursuant to the exercise of director, officer or employee stock options granted under the Company’s stock option plan);

b)	the subdivision, redivision or change of the Common Shares into a greater number of shares;
c)	the reduction, combination or consolidation of the Common Shares into a lesser number of shares;
d)
the fixing of a record date for the issue of rights, options or warrants to all or substantially all of the holders of the Common Shares under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issuance, to subscribe for or purchase Common Shares, or securities exchangeable for or convertible into Common Shares, at a price per share to the holder (or having an exchange or conversion price per share) of less than 95% of the “current market price”, as defined in the Warrant Indenture, for the Common Shares on such record date; and

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e)
the issuance or distribution to all or substantially all of the holders of the securities of the Company including shares, rights, options or warrants to acquire shares of any class or securities exchangeable or convertible into any such shares or cash, property or assets and including evidences of indebtedness, or any cash, property or other assets.

The Warrant Indentures also provide for adjustment in the class and/or number of securities issuable upon the exercise of the Warrants and/or exercise price per security in the event of the following additional events: (i) reclassifications of the Common Shares; (ii) consolidations, amalgamations, plans of arrangement or mergers of the Company with or into another entity (other than consolidations, amalgamations, plans of arrangement or mergers which do not result in any reclassification of the Common Shares or a change or exchange of the Common Shares into other shares); or (iii) the transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another Company or other entity.

No adjustment in the exercise price or the number of Warrant Shares purchasable upon the exercise of the Warrants will be required to be made unless the cumulative effect of such adjustment or adjustments would change the exercise price by at least 1% or the number of Warrant Shares purchasable upon exercise by at least one one-hundredth of a Warrant Share. Further, no adjustment will be made for Common Shares issued: (i) upon exercise of the Warrants; (ii) pursuant to any dividend reinvestment or similar plan adopted by the Company; (iii) pursuant to stock option or purchase plans, as payment of interest on outstanding notes, in connection with strategic license agreements or other partnering arrangements; or (iv) in connection with a strategic merger, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity.

The Company also covenanted in the Warrant Indentures that, during the period in which the Warrants are exercisable, it will give notice to holders of Warrants of certain stated events, including events that would result in an adjustment to the exercise price for the Warrants or the number of Warrant Shares issuable upon exercise of the Warrants, at least 10 days prior to the record date or effective date, as the case may be, of such event.

If, at any time while the Warrants are outstanding, we undergo a Fundamental Transaction (as defined in the relevant Warrant Indenture) then the holder is entitled to receive, upon exercise of the Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Common Shares then issuable upon exercise of the Warrant, and any additional consideration payable as part of the Fundamental Transaction. Any successor to the Company or surviving entity is obligated to assume the obligations under the Warrant Indenture.

Holders of the Warrants are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the Common Shares underlying the Warrants. The “cashless exercise” option entitles the holders of the Warrants to elect to receive fewer Common Shares without paying the cash exercise price. The number of shares to be issued would be determined by a formula based on the total number of shares with respect to which the Warrant is being exercised, the market price per Common Share at the time of exercise and the applicable exercise price of the Warrants issued in the Offering.

We will provide certain compensation to a holder if it fails to deliver the Common Shares underlying the Warrants by the first trading day after the date on which delivery of the stock certificate is required by the Warrant Indenture. Compensation may be available in certain circumstances if after the first trading day on which delivery of the Common Shares is required by the Warrant, the holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the holder of the Warrant Shares that the holder anticipated receiving upon exercise of the Warrant.
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If a Warrant holder is entitled to a fraction of a Warrant, the number of Warrants issued to that Warrant holder shall be rounded down to the nearest whole Warrant. No fractional Warrant Shares will be issuable upon the exercise of any Warrants; instead cash will be paid in lieu of fractional shares. Holders of Warrants will not have any voting rights or any other rights which a holder of Common Shares would have.

From time to time, we (when properly authorized) and the Warrant Agent, subject to the provisions of the relevant Warrant Indenture, may amend or supplement the Warrant Indentures for certain purposes. Certain amendments or supplements to the Warrant Indentures may only be made by “extraordinary resolution”, which is defined in the Warrant Indenture as a resolution either: (i) passed at a meeting of the holders of Warrants at which there are holders of Warrants present in person or represented by proxy representing at least 25% of the aggregate number of the then outstanding Warrants and passed by the affirmative vote of holders of Warrants representing not less than 66⅔% of the aggregate number of all the then outstanding Warrants represented at the meeting and voted on such resolution; or (ii) adopted by an instrument in writing signed by the holders of Warrants representing not less than 66⅔% of the aggregate number of all of the then outstanding Warrants.

Common Shares

The following description of our Common Shares is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our articles (the “Articles”), as amended, which are attached as Exhibit 3.2 hereto.

We have 73,831,381 Common Shares outstanding as of June 17, 2020, and we are authorized to issue an unlimited number of Common Shares, without par value.

Basic Rights of our Common Shares

The holders of Common Shares are entitled to receive notice of and to attend all annual and special meetings of our shareholders and to one vote in respect of each Common Share held at the record date for each such meeting. The holders of Common Shares are entitled, at the discretion of our board of directors, to receive out of any or all of our profits or surplus properly available for the payment of dividends, any dividend declared by our board of directors and payable by the Company on the Common Shares. The holders of the Common Shares will participate pro rata in any distribution of the assets of the Company upon liquidation, dissolution or winding-up or other distribution of the assets of the Company. Such participation will be subject to the rights, privileges, restrictions and conditions attached to any of our securities issued and outstanding at such time ranking in priority to the Common Shares upon the liquidation, dissolution or winding-up of the Company. Common Shares are issued only as fully paid and are non-assessable.

There are no provisions in our Articles discriminating against any existing or prospective shareholder as a result of such shareholder owning a substantial number of our Common Shares, and non-resident or foreign holders of our Common Shares are not limited in having, holding or exercising the voting rights associated with Common Shares. Also, no provision or rights exist in our Articles regarding our Common Shares in connection with exchange, redemption, retraction, purchase for cancellation, surrender or sinking or purchase funds.

Pre-emptive Rights

Our Common Shares do not contain any pre-emptive purchase rights to any of our securities.

Transferability of Common Shares

Our Articles do not impose restrictions on the transfer of Common Shares by a shareholder.

Action(s) to change Rights attaching to our Common Shares

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The rights, privileges, restrictions and conditions attaching to our shares are contained in our Articles and such rights, privileges, restrictions and conditions may be changed by amending our Articles. In order to amend our Articles, the Business Corporations Act (Ontario) (the “OBCA”) requires a resolution to be passed by a majority of not less than two-thirds of the votes cast by the shareholders entitled to vote thereon. In addition, if we resolve to make particular types of amendments to our Articles, a holder of our shares may dissent with regard to such resolution and, if such shareholder so elects, we would have to pay such shareholder the fair value of the shares held by the shareholder in respect of which the shareholder dissents as of the close of business on the day before the resolution was adopted. The types of amendments that would be subject to dissent rights include without limitation: (i) to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of our shares; (ii) to add, remove or change any restriction upon the business that we may carry on or upon the powers that we may exercise; (iii) to amalgamate with another corporation in accordance with the OBCA; (iv) to continue under the laws of another jurisdiction in accordance with the OBCA; and (v) to sell, lease or exchange all or substantially all of our property other than in the ordinary course of our business in accordance with the OBCA.

Change of Control restrictions for our Common Shares

There are no provisions in our Articles or by-laws that would have the effect of preventing a change in control of the Company.

Ownership disclosure threshold for our Common Shares

Neither our by-laws nor our Articles contain any provisions governing the ownership threshold above which shareholder ownership must be disclosed. In addition, securities legislation in Canada requires that we disclose in our proxy information circular for our annual meeting and certain other disclosure documents filed by us under such legislation, holders who beneficially own more than 10% of our issued and outstanding shares.

DILUTION

If you invest in our Common Shares, you will experience dilution to the extent of the difference between the price per Common Share you pay in the Offering and the net tangible book value per share of our Common Share immediately after the Offering.  As of March 31, 2020, we had a negative net tangible book value of $(10,036,702) or $(0.19) per Common Share, based upon 54,216,877 Common Shares outstanding on such date. Net tangible book value per Share represents the amount of our total tangible assets reduced by the amount of our total liabilities and divided by the total number of Common Shares outstanding.

After giving effect to the issuance of 15,116,950 Common Shares upon exercise of the Warrants, but not giving effect to (i) any exercise of outstanding stock options, (ii) any exercise of outstanding broker warrants and (iii) any exercise of outstanding warrants, (iv) the issuance of Common Shares issued to Cambridge Design Partnership Ltd. that closed on January 3, 2020, (v) the issuance of Common Shares to Aspire Capital that were issued between January 3 and February 13, 2020, and (vi) the issuance of Common Shares and Common Shares on exercise of warrants issued to investors as part of our offerings that closed on March 27, 2020, May 6, 2020 and June 10, 2020, our net tangible book value as of March 31, 2020, after giving effect to the above, would have been $42,656,050 or $0.62 per Common Share. This represents an immediate increase in net tangible book value of $0.80 per share to existing stockholders and an immediate decrease of $2.30 per share to investors exercising August 2018 Warrants and an immediate decrease of $3.33 per share to investors exercising March 2019 Warrants.

Investors exercising Warrants will experience further dilution if any of our outstanding stock options are exercised or new stock options are issued and exercised under our equity incentive plan. Additionally, we may choose to raise additional capital through the sale of equity or other securities based on market conditions or strategic considerations. To the end, that we raise additional capital in this manner, the issuance of such securities could result in further dilution to stockholders.

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TITAN MEDICAL INC.

15,116,950 Common Shares

Prospectus

June  , 2020

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PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Directors and Officers
Under the Business Corporations Act (Ontario), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an "individual"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, on the condition that (i) such individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant's request; and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Registrant shall not indemnify the individual unless the individual had reasonable grounds for believing that his or her conduct was lawful.
Further, the Registrant may, with the approval of a court, indemnify an individual in respect of an action by or on behalf of the Registrant or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual's association with the Registrant or other entity as a director or officer, a former director or officer, an individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions in (i) and (ii) above. Such individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the Registrant or other entity as described above, provided the individual seeking an indemnity: (A) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (B) fulfills the conditions in (i) and (ii) above.
The by-laws of the Registrant provide that, Subject to the Business Corporations Act (Ontario), the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, and such person's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, if: (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interest of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant's request and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that the individual's conduct was lawful.
The Registrant maintains directors' and officers' liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the Business Corporations Act (Ontario).
* * *
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities
Offerings in 2020

On May 3, 2020, we entered into the Purchase Agreement with two institutional investors, pursuant to which, among other things, we agreed to issue and sell, in the Private Placement, the Private Placement Warrants and the Placement Agent Warrants.  The securities were issued pursuant to an exemption from registration under Rule 506(b) of Regulation D of the Securities Act.
On January 3, 2020, we issued 501,148 common shares to Cambridge in satisfaction of the trade payable with Cambridge of $250,574. The securities were issued pursuant to an exemption from registration under Rule 903 of Regulation S of the Securities Act.

Offerings in 2018

On April 10, 2018 we completed an offering of securities pursuant to an agency agreement dated April 3, 2018 between us and Bloom Burton.  We sold 1,126,665 Units under the offering at a price of CDN$9.00 per Unit for gross proceeds of approximately $8,035,941 ($7,211,320 net of closing costs including cash commission of $562,516).  Each Unit consisted of one Common Share and 0.03333 warrant, each whole warrant entitling the holder thereof to acquire one Common Share at an exercise price of CDN$10.50 and expiring April 10, 2023. The securities were issued in the United States pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act. The securities were issued pursuant to an exemption from registration under Rule 903 of Regulation S of the Securities Act.
On May 10, 2018 we announced the exercise of the over-allotment option granted to Bloom Burton as agent for our offering, at a price of CDN$9.00 per unit, completed on April 10, 2018 and we sold an additional 168,889 Units at the offering price for additional gross proceeds of $1,189,856 ($1,100,238 net of closing costs including cash commission of $76,988).  Each Unit consisted of one Common Share and 0.03333 warrant, each whole warrant entitling the holder thereof to acquire one Common Share at an exercise price of CDN$10.50 and expiring April 10, 2023.  The securities were issued in the United States pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act. The securities were issued pursuant to an exemption from registration under Rule 903 of Regulation S of the Securities Act.
Offerings in 2017
On December 5, 2017 we completed an offering of units made pursuant to an agency agreement dated November 30, 2017 between us and Bloom Burton. We sold 1,533,333 units at a price of CDN$15.00 per unit for gross proceeds of approximately $18,137,800 ($16,555,875 net of closing costs including cash commission of $1,246,185 paid in accordance with the terms of the agency agreement). Each unit consisted of one Common Share and 0.03333 warrant, each whole warrant entitling the holder thereof to acquire one additional Common Share at an exercise price of CDN$18.00 and expiring December 5, 2022.  The securities were issued in the United States pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act. The securities were issued in Canada pursuant to an exemption from registration under Rule 903 of Regulation S of the Securities Act.
On October 20, 2017 and October 30, 2017, we completed a non-brokered private placement offering of 446,197 Common Shares, for aggregate gross proceeds of $2,677,326 (CDN$3,343,416), to subscribers in Canada, the United States and Europe. The securities were securities were issued in the United States pursuant to an exemption from registration under Rule 506(b) of Regulation D of the Securities Act. The securities were issued in Canada pursuant to an exemption from registration under Rule 903 of Regulation S of the Securities Act
On June 29, 2017, we completed an offering of securities pursuant to an agency agreement dated June 26, 2017 between us and Bloom Burton. At the first closing of the offering on June 29, 2017, we sold 1,612,955 units at a price of CDN$4.50 per unit for gross proceeds of approximately $5,576,357 ($4,838,002 net of closing costs including cash commission of $382,689 paid in accordance with the terms of the agency agreement). Each unit consisted of one Common Share and 0.03333 warrant, each whole warrant entitles the holder thereof to acquire one common share at an exercise price of CDN$6.00 and expires June 29, 2022. In addition to the cash commission paid to Bloom Burton and selling group members, broker warrants were issued to Bloom Burton and selling group members, which entitle the holder to purchase 109,533 Common Shares at a price of CDN$4.50 per share prior to expiry on June 29, 2019. The securities were issued pursuant to an exemption from registration under Rule 903 of S of the Securities Act.

On July 21, 2017 we completed the second closing of the above offering pursuant to which we sold an additional 370,567 units at a price of CDN$4.50 per unit for gross proceeds of approximately $1,328,871 ($1,200,788 net of closing costs including cash commission of $93,021 paid in accordance with the terms of the agency agreement). Each unit consisted of one Common Share and 0.03333 warrant, each whole warrant entitles the holder thereof to acquire one Common Share at an exercise price of CDN$6.00 and expiring June 29, 2022. The securities were issued pursuant to an exemption from registration under Rule 903 of S of the Securities Act.
Pursuant to the above agency agreement, in addition to the cash commission paid to Bloom Burton and the selling group members, broker warrants were issued to Bloom Burton and the selling group members, which entitle the holder to purchase 25,940 Common Shares at a price of CDN$4.50 per share prior to expiry on June 29, 2019. The securities were issued pursuant to an exemption from registration under Rule 903 of S of the Securities Act.
On March 16, 2017, we completed an offering of securities made pursuant to an agency agreement dated March 10, 2017 between us and Bloom Burton. We sold 715,573 units under the Offering at a price of CDN$10.50 per unit for gross proceeds of approximately $5,642,537 ($5,039,817 net of closing cost including cash commission of $394,316 paid in accordance with the terms of the agency agreement). Each unit consisted of one Common Share and (i) 0.01666 of one warrant, each whole warrant entitling the holder thereof to acquire one Common Share at an exercise price of CDN$12.00 and expiring March 16, 2019, and (ii) 0.01666 of one warrant, each whole warrant entitling the holder thereof to acquire one common share at an exercise price of CDN$15.00 and expiring March 16, 2021. The securities were issued pursuant to an exemption from registration under Rule 903 of S of the Securities Act.
Pursuant to the above agency agreement, in addition to the cash commission paid to Bloom Burton, broker warrants were issued to Bloom Burton which entitle the holder to purchase 50,005 common shares at a price of CDN$10.50 per share prior to expiry on March 16, 2019. The securities were issued pursuant to an exemption from registration under Rule 903 of S of the Securities Act.

On August 24, 2017, we completed a subscription agreement with Longtai Medical Inc. (“Longtai”) for the equity conversion of Longtai’s $2.0 million distribution deposit. Under the terms of the subscription agreement dated July 31, 2017, we issued to Longtai 563,067 Units at an assigned issue price of CDN$4.50 per Unit. Each Unit consists of one Common Share and 0.03333 warrant, with each whole warrant exercisable for one Common Share at an exercise price of CDN$6.00 per warrant prior to expiry on August 24, 2022. The warrants were valued at $822,372 based on the value of comparable warrants at the time. The common shares were valued at $1,887,411 based on the market value on August 24, 2017 of CDN$4.20. In addition, because the warrant and the Common Share were valued at fair value in accordance with International Financial Reporting Interpretations Committee Interpretation #19-Extinguishing Financial Liabilities (“IFRIC 19”), a loss of $709,782 was incurred on extinguishment which is included in the gain (Loss) on change in value of warrant liability in the unaudited condensed.  The securities were issued pursuant to an exemption from registration under Rule 903 of Regulation S of the Securities Act.
Item 8. Exhibits and Financial Statement Schedules

See the Exhibit Index to this Registration Statement.

Item 9. Undertakings
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

1. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
2. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
a.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
b.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

c.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

3. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
4. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the of City of Toronto, Country of Canada on the 19th day of  June , 2020.
TITAN MEDICAL INC.

By:	/s/ Stephen Randall
	Name:	Stephen Randall
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ David McNally	President, Chief Executive Officer (Principal Executive Officer) and Director	June 19, 2020
David McNally
/s/ Stephen Randall	Chief Financial Officer (Principal Financial and Accounting Officer) and Director	June 19, 2020
Stephen Randall
*	Director	June 19, 2020
John E. Barker
/s/ Phillip L. McStotts	Director	June 19, 2020
Phillip L. McStotts

* By	/s/ Stephen Randall
Stephen Randall Atttorney-in-fact

AUTHORIZED REPRESENTATIVE
        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on June 19, 2020.

 /s/ David McNally
Name: David McNally
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Amalgamation dated July 28, 2008 (incorporated by reference from Exhibit 3.1 to the Company’s Form F-3 filed on July 30, 2019)
3.2	Articles of Amendment dated June 19, 2018 (incorporated by reference from Exhibit 3.2 to the Company’s Form F-3 filed on July 30, 2019)
3.3	Amended and Restated By-Law No. 1 dated June 9, 2015 (incorporated by reference from Exhibit 3.3 to the Company’s Form F-3 filed on July 30, 2019)
4.1*	Form of Warrant dated May 6, 2020
4.2*	Form of Placement Agent Warrant dated May 6, 2020
4.3	Warrant Indenture dated March 21, 2019 (incorporated by reference from Exhibit 99.2 to the Company’s Form 6-K filed on May 31, 2019)
4.4	Warrant Indenture dated August 10, 2018 (incorporated by reference from Exhibit 99.1 to the Company’s Form 6-K filed on August 28, 2018)
4.5	Stock Option Plan (incorporated by reference from Exhibit 4.1 to the Company’s Form 20-F filed on April 2, 2020)
4.6	Share Unit Plan (incorporated by reference from Exhibit 4.2 to the Company’s Form 20-F filed on April 2, 2020)
4.7	Deferred Share Unit Plan (incorporated by reference from Exhibit 4.3 to the Company’s Form 20-F filed on April 2, 2020)
5.1*	Opinion of Borden Ladner Gervais LLP regarding validity of the securities offered for the Resale Prospectus
5.2*	Opinion of Borden Ladner Gervais LLP regarding validity of the securities offered for the Primary Offering Prospectus
10.1	Form of Securities Purchase Agreement (incorporated by reference from Exhibit 99.1 to the Company’s Form 6-K filed on May 5, 2020)
10.2	Amended and Restated Promissory Note (incorporated by reference from Exhibit 99.3 to the Company’s Form 6-K/A filed on June 5, 2020)
10.3	Security Agreement dated April 28, 2020 (incorporated by reference from Exhibit 99.3 to the Company’s Form 6-K filed on April 29, 2020)
10.4	Development and License Agreement (incorporated by reference from Exhibit 99.2 to the Company's Form 6-K/A filed on June 5, 2020)
10.5	License Agreement (incorporated by reference from Exhibit 99.4 to the Company's Form 6-K/A filed on June 5, 2020)
21.1*	List of Subsidiaries
23.1**	Consent of BDO Canada LLP
23.2*	Consent of Borden Ladner Gervais LLP (included in Exhibit 5.1 and Exhibit 5.2)

* Previously filed.
**Filed herewith.